Exhibit 2.3

PLANO DE RECUPERAÇÃO JUDICIAL CONSOLIDADO DE

OI S.A. – EM RECUPERAÇÃO JUDICIAL

TELEMAR NORTE LESTE S.A. – EM RECUPERAÇÃO JUDICIAL

OI MÓVEL S.A. – EM RECUPERAÇÃO JUDICIAL

COPART 4 PARTICIPAÇÕES S.A. – EM RECUPERAÇÃO JUDICIAL

COPART 5 PARTICIPAÇÕES S.A. – EM RECUPERAÇÃO JUDICIAL

PORTUGAL TELECOM INTERNATIONAL FINANCE BV – EM RECUPERAÇÃO JUDICIAL

OI BRASIL HOLDINGS COÖPERATIEF UA – EM RECUPERAÇÃO JUDICIAL

20 de Dezembro de 2017

OI S.A. – Em Recuperação Judicial (“OI”), sociedade anônima de capital aberto, inscrita no CNPJ/MF sob o nº 76.535.764/0001 -43, com sede e principal estabelecimento na Rua do Lavradio nº 71, Centro, Rio de Janeiro—RJ, CEP 20230-070; TELEMAR NORTE LESTE S.A. – Em Recuperação Judicial (“TELEMAR”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 33.000.118/0001 -79, com sede e principal estabelecimento na Rua do Lavradio nº 71, Centro, Rio de Janeiro—RJ, CEP 20230-070; OI MÓVEL S.A. – Em Recuperação Judicial (“OI MÓVEL”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 05.423.963/0001 -11, com sede e principal estabelecimento no Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), Brasília—DF, no Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), CEP 70.713 -900; COPART 4 PARTICIPAÇÕES S.A. – Em Recuperação Judicial (“COPART 4”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 12.253.691/0001 -14, com sede e principal estabelecimento na Rua General Polidoro, 99, 4º andar, parte, Botafogo, Rio de Janeiro-RJ, CEP 22280-004; COPART 5 PARTICIPAÇÕES S.A. – Em Recuperação Judicial (“COPART 5”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 12.278.083/0001 -64, com sede e principal estabelecimento na Rua General Polidoro, 99, 5º andar, parte, Botafogo, Rio de Janeiro-RJ, CEP 22280-004; PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial (“PTIF”), pessoa jurídica de direito privado constituída de acordo com as Leis da Holanda, com sede em Amsterdam, Naritaweg 165, 1043 BW, e principal estabelecimento nesta cidade do Rio de Janeiro; e OI BRASIL HOLDINGS COÖPERATIEF U.A. – Em Recuperação Judicial (“OI COOP”), pessoa jurídica de direito privado constituída de acordo com as Leis da Holanda, inscrita no CNPJ/MF sob o nº 16.770.090/0001 -30, com sede em Amsterdam, Schiphol Boulevard 231,B tower, 5th floor, 1118 BH Schiphol, e principal estabelecimento nesta cidade do Rio de Janeiro (sendo OI, TELEMAR, OI MÓVEL, COPART 4, COPART 5, PTIF e OI COOP em conjunto doravante denominadas como “GRUPO OI” ou “RECUPERANDAS”), apresentam, nos autos do processo de recuperação judicial nº 0203711-65.2016.8.19.0001, em curso perante a 7ª Vara Empresarial da Comarca da Capital-RJ (“Recuperação Judicial”), em cumprimento ao disposto no art. 53 da Lei nº 11.101/2005 (“LFR”), o presente plano de recuperação judicial conjunto (“Plano” ou “PRJ”), nos termos e condições dispostos a seguir:

1.	DEFINIÇÕES E REGRAS DE INTERPRETAÇÃO

1.1.	Definições. Os termos e expressões utilizados neste Plano em letras maiúsculas terão os significados a eles atribuídos no Anexo 1.1.

1.2.	Regras de Interpretação.

1.2.1.	O Plano deve ser lido e interpretado conforme as regras dispostas nesta Cláusula 1.2 e seus anexos.

1.2.2.	Sempre que exigido pelo contexto, as definições contidas neste Plano serão aplicadas tanto no singular quanto no plural e o gênero masculino incluirá o feminino e vice-versa.

1.2.3.	Os cabeçalhos e títulos das cláusulas deste Plano servem apenas a título informativo de referência e não limitarão ou afetarão o significado das cláusulas, parágrafos ou itens aos quais se aplicam.

1.2.4.	Exceto quando disposto expressamente de forma diversa neste Plano, os anexos e documentos mencionados neste Plano são partes integrantes do Plano para todos os fins de direito e seu conteúdo é vinculativo. Referências a quaisquer documentos ou outros instrumentos incluem todas as suas alterações, substituições e consolidações e respectivas complementações, salvo se expressamente disposto de forma diversa neste Plano.

1.2.5.	Exceto quando disposto expressamente de forma diversa neste Plano, referências a capítulos, cláusulas, itens ou anexos aplicam-se a capítulos, cláusulas, itens e anexos deste Plano.

1.2.6.	Nos termos da legislação aplicável, exceto se disposto expressamente de forma diversa neste Plano, todas as referências às RECUPERANDAS devem ser interpretadas de forma a incluir as pessoas jurídicas que as sucederem em suas obrigações, em razão de reorganização societária prevista neste Plano.

1.2.7.	A utilização dos termos “inclusive”, “incluindo” e outros termos semelhantes no presente Plano seguidos de qualquer declaração, termo ou matéria genérica não poderá ser interpretada de forma a limitar tal declaração, termo ou matéria aos itens ou matérias específicos inseridos imediatamente após tal palavra — bem como a itens ou matérias similares —, devendo, ao contrário, ser considerada como sendo referência a todos os outros itens ou matérias que poderiam, razoavelmente, ser inseridos no escopo mais amplo possível de tal declaração, termo ou matéria, e tais termos serão sempre interpretados como se estivessem acompanhados do termo “exemplificativamente”.

1.2.8.	As referências a disposições legais e a Leis devem ser interpretadas como referências a tais disposições legais e Leis tais como vigentes na data deste Plano ou na data especificamente determinada pelo contexto.

1.2.9.	Todos os prazos previstos neste Plano serão contados na forma prevista no art. 132 do Código Civil, excluindo-se o dia do começo e incluindo-se o dia do vencimento, e, se o termo final cair em dia que não seja DIA ÚTIL, será prorrogado, automaticamente, para o DIA ÚTIL imediatamente posterior.

1.2.10.	Exceto quando disposto expressamente de forma diversa neste Plano: (a) na hipótese de haver conflito entre cláusulas deste Plano, a cláusula que contiver disposição específica prevalecerá sobre a que contiver disposições genéricas; (b) na hipótese de conflito entre as disposições dos anexos e/ou dos documentos mencionados neste Plano e as disposições deste Plano, o Plano prevalecerá; e (c) na hipótese de haver conflito entre as disposições deste Plano e as obrigações previstas em quaisquer contratos celebrados pelas RECUPERANDAS e/ou suas Afiliadas antes da Data do Pedido, o Plano prevalecerá.

2.	CONSIDERAÇÕES GERAIS

2.1.	GRUPO OI e suas Operações. O GRUPO OI iniciou suas atividades com a prestação de serviços de telefonia fixa, mas ao longo dos anos, acompanhando os ciclos tecnológicos e a demanda do mercado, expandiu sua atuação também para as áreas de telefonia móvel, internet e TV por assinatura, dentre outros.

Atualmente, as RECUPERANDAS prestam serviço de telecomunicações de forma integrada sob uma só marca – “Oi” –, oferecendo uma variedade de produtos convergentes, tanto para telefonia fixa quanto para móvel. O GRUPO OI é hoje o maior prestador de serviço de telefonia fixa no Brasil (e um dos maiores da América Latina), com 13,4 milhões de linhas em operação, representativa de market share de 34,1% do total do país, atendendo a residências, empresas e telefonia de uso público. Além disto, é um dos maiores conglomerados no segmento de telefonia móvel, com um market share de 17,4% nesse setor.

As operações do GRUPO OI abrangem, ainda, serviços de banda larga fixa e móvel, WiFi, TV e telefonia pública, sendo que sua estratégia de oferta de serviços convergentes e de forma integrada vem se mostrando exitosa e necessária, tendo em vista que ajuda na fidelização dos usuários.

O GRUPO OI também presta, com exclusividade, serviços de telefonia e comunicação de dados a 100% das unidades do exército localizadas na fronteira seca do Brasil, além de operar o sistema de telecomunicações da estação Comandante Ferraz, na Antártica, em convênio com o Ministério da Marinha.

A relevância social do GRUPO OI é refletida nos expressivos números relacionados à arrecadação tributária e geração de empregos; somente no período de 2013 a 2016, o GRUPO OI recolheu, aproximadamente, R$34 bilhões aos cofres públicos em tributos, contando hoje com mais de 131,3 mil postos de trabalho diretos e indiretos no Brasil. Ainda, o GRUPO OI (i) está engajado em iniciativas e projetos sociais, tais como “Oi Futuro”, instituto de responsabilidade social criado em 2001, com projetos nas áreas de educação, sustentabilidade, esporte e cultura, bem como (ii) participa da condução de políticas públicas, como o Plano Nacional de Banda Larga e Banda Larga nas Escolas.

Adicionalmente, o GRUPO OI viabiliza a apuração eletrônica de votos nas eleições municipais e estaduais realizadas no país, proporcionando a integração entre as informações provenientes das 2.113 distritos eleitorais e 12.244 seções eleitorais dos Tribunais Regionais Eleitorais, o que possibilita a transmissão de tais informações ao Tribunal Superior Eleitoral.

As operações do GRUPO OI estão concentradas nas Regiões I, II e III do Plano Geral de Outorgas (descritas na petição inicial da Recuperação Judicial), e todos os serviços de telecomunicações prestados dependem de prévia outorga da ANATEL, seja por meio de concessões, autorizações, licenças ou registros.

Em suma, o GRUPO OI é um dos maiores conglomerados empresariais do país, presente em todos os 5.570 municípios brasileiros e atende a mais de 63 milhões de clientes. Nesse contexto, é inquestionável a importância do GRUPO OI não apenas para o sistema de telecomunicações brasileiro, mas também e especialmente para a população no âmbito nacional, sendo fundamental o seu soerguimento e preservação.

2.2.	Estrutura do GRUPO OI. A estrutura societária do GRUPO OI está representada no organograma abaixo:

Conforme destacado na petição inicial da Recuperação Judicial, as atividades do GRUPO OI são desenvolvidas de forma coordenada e sob o controle societário, operacional, financeiro, administrativo e gerencial único da OI, que atua como entidade holding (além de ser titular de concessão de “Serviço Telefônico Fixo Comutado” – STFC na Região II) do grupo e cujas ações são listadas na B3 e na NYSE (neste último caso, com negociação no formato de ADR).

A OI MÓVEL e COPART 4 são subsidiárias integrais da TELEMAR, que, por sua vez, é subsidiária integral da controladora OI, assim como PTIF, OI COOP e COPART 5.

As operações de telefonia fixa são desempenhadas pela TELEMAR, concessionária do serviço público em questão, enquanto a prestação dos serviços de TV a cabo está a cargo da OI MÓVEL, que é também detentora da autorização para a exploração dos serviços de telefonia móvel.

A PTIF, OI COOP, COPART 4 e COPART 5 são sociedades de investimento do GRUPO OI. As duas primeiras entidades, constituídas de acordo com as Leis da Holanda, são veículos financeiros do GRUPO OI, constituídos para captação de recursos no mercado internacional, os quais são vertidos, por meio de empréstimos, para financiamento das atividades das sociedades operacionais do GRUPO OI no Brasil, sendo esta estrutura comumente utilizada por diversos conglomerados brasileiros. Já as duas últimas são proprietárias de alguns dos principais imóveis locados para o GRUPO OI no Estado do Rio de Janeiro.

2.3.	Razões da Crise. A atual situação financeira do GRUPO OI decorre de uma série de fatores. Contribuíram para o agravamento da situação financeira do GRUPO OI a retenção de vultosa soma de recursos em depósitos judiciais decorrentes de discussões nos âmbitos regulatório, trabalhista, fiscal e cível, com impacto imediato na liquidez do GRUPO OI, bem como a imposição de elevadas multas administrativas, particularmente pela ANATEL.

A alteração nos padrões de consumo de serviços de telecomunicações, devido à evolução tecnológica, agravou ainda mais este cenário de dificuldade financeira. Com a oferta massificada de serviços de telefonia móvel, TV a cabo e internet, a atratividade do serviço de telefonia fixa entrou em declínio, resultando na queda da base de assinantes do GRUPO OI nesse segmento.

Não obstante, o nível dos objetivos e metas relativas às obrigações de universalização do serviço de telefonia fixa (consolidadas no Plano Geral de Metas de Universalização, conforme previsto na Lei Geral de Telecomunicações) permanece estabilizado desde 1998, ano em que foram assinados os contratos de concessão em vigor. Em razão disso, no contexto das referidas obrigações de universalização, o GRUPO OI encontra-se obrigado a realizar pesados investimentos em determinadas regiões e locais remotos, com baixa densidade demográfica e população de baixo poder aquisitivo, auferindo, em contrapartida, retorno financeiro pequeno quando comparado com a exigência regulatória de tais investimentos.

Como exemplo dessa desproporção entre as obrigações impostas às RECUPERANDAS no âmbito das exigências de universalização vis-à-vis sua contrapartida financeira, destacam-se os números relativos aos telefones de uso público (popularmente conhecidos como “orelhões”): o GRUPO OI opera atualmente cerca de 641.000 (seiscentos e quarenta e um mil) telefones públicos em todo o Brasil (exceto São Paulo), a um custo anual de aproximadamente R$ 180.000.000,00 (cento e oitenta milhões de Reais), ao passo que a receita anual gerada por tais telefones públicos é de apenas R$ 2.700.000,00 (dois milhões e setecentos mil Reais) em 2016 (tendo-se observado ainda uma queda de mais de 90% entre 2009 e 2016).

Some-se a isso o fato de que os custos para captação de recursos pelo GRUPO OI – dadas as altas taxas de juros praticadas nacionalmente, bem como a necessidade e custo de proteção cambial para captações no exterior – são mais elevados do que os custos de captação de seus competidores diretos, que são players internacionais, o que também contribuiu para a deterioração da situação financeira do GRUPO OI.

Por outro lado, é notório que o cenário econômico do País vem se deteriorando nos últimos anos, impactando diretamente as operações desempenhadas pelo GRUPO OI e afetando negativamente sua liquidez. Além disso, o perfil do mercado atendido pelas concessionárias de telefonia fixa que são concorrentes das RECUPERANDAS é mais homogêneo e o poder econômico dos seus usuários é materialmente maior do que aqueles atendidos pelo GRUPO OI na sua área de atuação (maior e mais heterogênea que a área de atuação de suas concorrentes).

A conjunção desses fatores impossibilitou o cumprimento de diversas obrigações, mormente aquelas assumidas em razão de operações de empréstimos financeiros e captações de recursos por meio da emissão de bonds e debêntures, cujos saldos representam a maior parte do atual endividamento do GRUPO OI, culminando com o pedido de Recuperação Judicial.

2.4.	Medidas Prévias Adotadas. Desde os primeiros sinais de deterioração de sua saúde financeira, o GRUPO OI vem trabalhando em conjunto com assessores financeiros e jurídicos externos, no Brasil e no exterior, para auxiliá-lo no processo de negociação com credores e de avaliação de alternativas viáveis à sua recuperação.

Nos últimos trimestres, o GRUPO OI vem implementando um projeto de reestruturação interna – denominado “Plano de Transformação” – que compreende mais de 370 (trezentas e setenta) iniciativas, a grande maioria já executada ou em fase de execução, que, em linhas gerais, têm por objetivo o aumento da sua competitividade no mercado, o aumento de produtividade, a redução de custos e despesas, o aumento da eficiência operacional e a melhoria da qualidade dos serviços.

Como resultado, podemos destacar neste período: (i) o lançamentos de planos inovadores, como o Oi Livre na telefonia móvel e o Oi Total Play no segmento residencial; (ii) a melhoria substancial dos indicadores operacionais, como, por exemplo, a redução de 33,3% (trinta e três vírgula três por cento) do tempo médio para resolução de defeitos e a redução de 31,3% (trinta e um vírgula três por cento) do tempo médio para a instalação de serviço, ambos no segundo trimestre de 2017 em relação ao segundo trimestre de 2016; (iii) a redução de R$ 1.200.000.000,00 (um bilhão e duzentos milhões de Reais) de custos e despesas no primeiros seis meses de 2017 em relação ao mesmo período de 2016 e (iv) a melhoria em diversos indicadores de qualidade, como redução de 28,6% (vinte e oito vírgula seis por cento) na entrada de reclamações na ANATEL, redução de 21,6% (vinte e um vírgula seis por cento) na entrada de reclamações no Procon e a redução de 58,7% (cinquenta e oito vírgula sete por cento) na entrada de ações por reclamação no Juizado Especial Cível (JEC), todos no segundo trimestre de 2017 em relação ao segundo trimestre de 2016.

2.5.	Razões para o Plano Conjunto. O GRUPO OI é composto de sociedades sob o controle comum da Oi com relevante interligação econômica e operacional que decorre, em especial, da interdependência e complementaridade das atividades e dos serviços que prestam e de gestão dos recursos das sociedades em prol do interesse comum.

As decisões gerenciais, administrativas e financeiras do GRUPO OI emanam da controladora, a OI. Por outro lado, a organização e os processos internos e corporativos do GRUPO OI são também integrados e plenamente unificados.

Adicionalmente, a essa direção única e consolidada das atividades convergentes e integradas, e do vínculo direto operacional e comercial, as RECUPERANDAS possuem estreita relação econômica e financeira fortemente interligada entre si, em virtude de contratos, garantias e obrigações que as vinculam e as tornam dependentes financeiramente entre si.

As RECUPERANDAS possuem diversos contratos de mútuo intercompany celebrados em razão da gestão dos recursos do GRUPO OI em prol do interesse comum. Além disso, há diversos contratos de dívida firmados entre OI, TELEMAR e OI MÓVEL junto a instituições financeiras, havendo ainda inúmeras garantias outorgadas por uma sociedade do grupo em favor da outra. Dentre outras operações que demonstram a vinculação econômica e financeira entre as RECUPERANDAS merecem destaque: (i) a emissão no mercado internacional de bonds (títulos de dívida) pela PTIF e OI COOP, tendo a OI comparecido como garantidora integral em tais operações, bem como a emissão no mercado internacional de bonds pela OI, tendo a TELEMAR comparecido como garantidora de algumas das séries dos referidos bonds; e a (ii) emissão pela COPART 4 e COPART 5 de Cédulas de Crédito Imobiliário com lastro nos recebíveis correspondentes aos alugueis dos imóveis locados para a OI e a TELEMAR, sendo que a OI figura como devedora e a TELEMAR como garantidora no contrato firmado pela COPART 5.

Ademais, o centro de operações de onde é feito o monitoramento remoto de toda a rede do GRUPO OI está localizado em imóveis de propriedade da COPART 4 e COPART 5 e locados ao GRUPO OI.

Sob a perspectiva comercial e operacional, a OI, TELEMAR e OI MÓVEL compartilham da mesma infraestrutura física e logística, utilizando-se de redes “multisserviço” por onde trafegam comunicações e dados relativos a diferentes outorgas do GRUPO OI (telefonia fixa, móvel, internet e sinal de TV). Esse modelo de negócios – que consiste em prática consolidada no setor de telecomunicações – possibilita ao GRUPO OI oferecer e comercializar diversos planos de pacotes integrados que incluem serviços convergentes sob a marca única “Oi”, o que estimula a fidelização dos usuários, reduz a taxa de desligamento dos consumidores em relação a cada um dos serviços contratados e possibilita a competição do GRUPO OI com as demais operadoras de serviços de telecomunicações. Logo, grande parte dos ativos operacionais é dedicada ao provimento de serviços variados, o que tornaria inviável uma eventual separação de acordo com a empresa proprietária.

Considerando, portanto, o modelo de negócios adotado pelo GRUPO OI, com integração e convergência na prestação de serviços de telecomunicações, as inúmeras garantias cruzadas e a consolidação do controle societário, operacional, financeiro, administrativo e gerencial na OI, a solução da crise econômico-financeira deve-se dar de forma conjunta e consolidada, sob pena de colocar em risco a reestruturação do GRUPO OI, que exerce importantíssima função social, em evidente prejuízo aos Credores e demais titulares de interesses (inclusive sociais) que as cercam, todos interessados na resolução da presente situação (governo, investidores, instituições financeiras, empregados, fornecedores, consumidores, etc).

Pressupor que alguma das entidades do GRUPO OI poderá não ser objeto de recuperação enquanto outras se recuperam implica ignorar a consequência danosa que se oporia à atividade remanescente, à luz das complexidades jurídicas e práticas que o insucesso de uma das empresas poderia criar, visto que o soerguimento de uma entidade do GRUPO OI depende da recuperação de todo o grupo conjuntamente, conforme exposto neste Plano e na petição inicial da Recuperação Judicial.

2.6.	Viabilidade Econômico-Financeira e Operacional do GRUPO OI. Não obstante as dificuldades e fatores que acometem o GRUPO OI, culminando com o pedido de Recuperação Judicial, a atual situação financeira é temporária e passageira, possuindo o GRUPO OI todas as condições para revertê-la, diante de sua magnitude econômica.

As atividades desempenhadas pelas RECUPERANDAS são rentáveis e viáveis, gerando em 2016 para o GRUPO OI receita bruta de R$ 45.000.000.000,00 (quarenta e cinco bilhões de Reais) e líquida de cerca de R$ 26.000.000.000,00 (vinte e seis bilhões de Reais). Além disso, eventos recentes reforçam a conclusão quanto à rentabilidade das atividades das RECUPERANDAS e viabilidade do GRUPO OI. Com o lançamento da nova marca “Oi”, observou-se até o momento (i) o crescimento na venda dos novos planos “Oi Total”, (ii) o aumento significativo do denominado RGU (unidade geradora de receita, equivalente a cada serviço contratado), (iii) incremento na eficiência operacional, e (iv) a diminuição da taxa de desligamento de serviços.

Ademais, é público que se encontram em estágio avançado discussões entre ANATEL e Ministério das Comunicações para mudanças no ambiente regulatório, que poderão resultar na transformação das concessões em autorizações, bem como na alteração do regime jurídico dos bens reversíveis, desonerando as concessionárias de muitas de suas obrigações e tornando-as mais competitivas em relação às concorrentes que operam sob o regime de autorização. Há, inclusive, Projetos de Lei em tramitação avançada, voltados, justamente, a conferir maior segurança à mudança de modelo, que beneficiará todas as concessionárias e não apenas aquelas vinculadas ao GRUPO OI. Tais mudanças impactarão positivamente a situação das RECUPERANDAS e, portanto, são também consideradas como importantes para o efetivo soerguimento do GRUPO OI, com a preservação de suas atividades empresariais e, consequentemente, a manutenção da fonte produtora e de postos de trabalho, promovendo a função social da empresa e o estímulo à atividade econômica, objetivos expressamente declarados na LFR e expressos em cláusulas pétreas da Constituição da República.

A viabilidade do Plano e das medidas nele previstas para a recuperação do GRUPO OI é atestada e confirmada pelos Laudos, nos termos do art. 53, incisos II e III, da LFR, os quais constam do Anexo 2.6 a este Plano.

3.	PRINCIPAIS MEIOS DE RECUPERAÇÃO

3.1.	Visão Geral. O GRUPO OI propõe a adoção das medidas elencadas abaixo como forma de superar a sua atual e momentânea crise econômico-financeira, as quais estão detalhadas nas seções específicas do presente Plano, nos termos da LFR e demais Leis aplicáveis:

3.1.1.	Reestruturação dos Créditos: o GRUPO OI realizará uma reestruturação e equalização de seu passivo relativo a Créditos Concursais e, a critério do GRUPO OI, a Créditos Extraconcursais cujos titulares desejem se submeter aos efeitos deste Plano, nos termos da Cláusula 4 deste Plano. Os Credores Concursais continuarão a ser credores da RECUPERANDA que era a sua respectiva devedora original, ressalvadas eventuais alterações derivadas de reorganizações societárias realizadas nos termos deste Plano ou disposição específica em sentido diverso neste Plano, e observado em qualquer caso o disposto na Cláusula 3.1.1.2 deste Plano.

3.1.1.1.	As RECUPERANDAS envidarão seus melhores esforços para cancelar os respectivos títulos emitidos e existentes atualmente, observado o disposto nas legislações aplicáveis a cada uma das jurisdições das RECUPERANDAS, e poderão tomar todas as providências cabíveis e necessárias em toda e qualquer jurisdição aplicável, incluindo Brasil, Estados Unidos da América e Reino Unido, a fim de cumprir com as respectivas legislações aplicáveis e implementar as medidas previstas no presente Plano, podendo, nestes casos, consultar terceiros relacionados aos títulos de dívida emitidos no exterior, como, por exemplo, instituições depositárias, de forma a assegurar que as medidas a serem implementadas estão em conformidade com as legislações das respectivas jurisdições, ressalvado o disposto na Cláusula 11.4.

3.1.1.2.	Em decorrência da natureza consolidada deste Plano, as RECUPERANDAS serão solidariamente responsáveis pelo cumprimento de todas as obrigações estabelecidas neste Plano.

3.1.2.	Mediação/Conciliação/Acordo: o GRUPO OI poderá instaurar procedimentos de Mediação/Conciliação/Acordo com seus Credores constantes da Relação de Credores do Administrador Judicial durante a Recuperação Judicial, nos termos da Cláusula 4.4, na forma das decisões judiciais proferidas sobre o tema.

3.1.3.	Alienação de Bens do Ativo Permanente: como forma de levantamento de recursos, o GRUPO OI poderá promover a alienação dos bens que integram o ativo permanente (não circulante) das RECUPERANDAS que se encontram listados no Anexo 3.1.3 , bem como de outros bens, móveis ou imóveis, integrantes do seu ativo permanente, na forma da Cláusula 5.1 e do art. 66 da LFR, desde que observadas eventuais exigências, autorizações ou limitações regulatórias necessárias, notadamente no que diz respeito à ANATEL.

3.1.4.	Aumento de Capital – Novos Recursos: o GRUPO OI realizará na forma da Cláusula 6 deste Plano e observado o disposto no Contrato de Backstop um aumento de capital de R$ 4.000.000.000,00 (quatro bilhões de reais), de forma a assegurar os recursos mínimos necessários para fazer os investimentos necessários de CAPEX e modernização de sua infraestrutura visando a implementação do plano de negócios contemplado neste Plano.

3.1.5.	Novos Recursos: o GRUPO OI também poderá prospectar e adotar medidas, inclusive durante a Recuperação Judicial visando à obtenção de novos recursos nos termos da Cláusula 5.3, mediante a implementação de eventuais aumentos de capital ou outras formas de captação no mercado de capitais, a serem aprovados nos termos deste Plano e dos respectivos estatutos sociais das sociedades do GRUPO OI e desde que observado o disposto neste Plano e nos arts. 67, 84 e 149 da LFR. Eventuais novos recursos captados no mercado de capitais terão natureza extraconcursal para fins do disposto na LFR, exceto no que diz respeito a eventuais aumentos de capital, uma vez que não representam obrigações de pagamento.

3.1.6.	Reorganização Societária: o GRUPO OI poderá realizar Reorganização Societária, nos termos da Cláusula 7 deste Plano, visando à obtenção de uma estrutura mais eficiente e adequada à implementação das propostas previstas neste Plano e à continuidade de suas atividades, ou qualquer outra reorganização societária que venha a ser oportunamente definida pelas RECUPERANDAS, desde que não cause um Efeito Adverso Relevante nas sociedades integrantes do GRUPO OI.

3.1.7.	Alterações Transitórias na Governança: De modo a garantir a execução das medidas previstas neste Plano e considerando os diversos interesses envolvidos no âmbito da Recuperação Judicial, este Plano contém regras transitórias de governança corporativa relativas à criação de um Conselho de Administração Transitório e formação de um Novo Conselho de Administração, para assegurar a estabilidade institucional do Grupo Oi e a implementação deste Plano.

3.1.8.	Depósitos Judiciais: Após a Homologação Judicial do Plano, o GRUPO OI poderá efetuar o imediato levantamento do valor integral dos Depósitos Judiciais que não tenham sido utilizados para pagamento, nas formas previstas neste Plano.

4.	REESTRUTURAÇÃO DOS CRÉDITOS

4.1.	Créditos Trabalhistas. Observado o disposto nas Cláusulas 4.1.2 e 4.1.3 abaixo, os Créditos Trabalhistas, conforme valores indicados na Relação de Credores do Administrador Judicial, serão pagos em moeda corrente nacional, após o decurso do prazo de carência de 180 (cento e oitenta) dias a contar da Homologação Judicial do Plano, em 5 (cinco) parcelas mensais, iguais e sucessivas, vencendo-se a primeira no último Dia Útil do prazo de carência referido acima, e as demais no mesmo dia dos meses subsequentes, mediante Depósito Judicial nos autos do Processo em que seja parte o Credor Trabalhista ou caso o Credor Trabalhista não seja parte em Processo judicial, observado o disposto na Cláusula 13.4.

4.1.1.	Os Créditos Trabalhistas ainda não reconhecidos na data prevista para a realização do primeiro pagamento estabelecida na Cláusula 4.1 acima serão pagos da seguinte forma, após serem reconhecidos:

(a)	se de titularidade de Credores Trabalhistas que não sejam da categoria de Credor Trabalhista Depósito Judicial, seu pagamento será efetuado, mediante depósito judicial nos autos do respectivo Processo, após o trânsito em julgado da decisão que encerrar o Processo e homologar o valor devido sem restar margem para impugnação pelo GRUPO OI, na forma da Cláusula 4.1, iniciando-se o prazo de 180 (cento e oitenta) dias de carência na data em que a referida decisão transitar em julgado, vencendo-se a primeira parcela no último Dia Útil do prazo de carência referido acima e as demais no mesmo dia dos meses subsequentes; ou

(b)	se de titularidade de Credores Trabalhistas Depósito Judicial (ou que venham a se enquadrar, caso algum Depósito Judicial seja efetuado pelo GRUPO OI no respectivo Processo em que se discuta o Crédito Trabalhista em questão após a apresentação deste Plano ao Juízo da Recuperação Judicial), seu pagamento será efetuado na forma da Cláusula 4.1.2 abaixo.

4.1.2.	Credores Trabalhistas Depósito Judicial. Os Créditos Trabalhistas de titularidade dos Credores Trabalhistas Depósito Judicial serão pagos mediante o levantamento do valor do Depósito Judicial pelo respectivo Credor Trabalhista Depósito Judicial, após a Homologação Judicial do Plano, até o limite do valor do referido Crédito Trabalhista constante da Relação de Credores do Administrador Judicial.

4.1.2.1.	Na hipótese de o Depósito Judicial referido na Cláusula 4.1.2 acima ser superior ao valor do respectivo Crédito Trabalhista constante da Relação de Credores do Administrador Judicial, o valor excedente será levantado pelo GRUPO OI.

4.1.2.2.	Na hipótese de o Depósito Judicial referido na Cláusula 4.1.2 acima ser comprovadamente inferior ao valor do respectivo Crédito Trabalhista constante da Relação de Credores do Administrador Judicial, o saldo remanescente do respectivo Crédito Trabalhista será pago mediante depósito judicial nos autos do respectivo Processo, em moeda corrente nacional, após a decisão do Juízo Trabalhista que homologar o valor devido e depois do decurso do prazo de carência de 180 (cento e oitenta) dias a contar da Homologação Judicial do Plano, em 5 (cinco) parcelas mensais, iguais e sucessivas, vencendo-se a primeira no último Dia Útil do prazo de carência referido acima, e as demais no mesmo dia dos meses subsequentes, sempre mediante depósito judicial nos autos do respectivo Processo.

4.1.2.3.	Observado o disposto na Cláusula 4.1.2.1 acima, o valor do Crédito Trabalhista de titularidade do Credor Trabalhista Depósito Judicial será pago a título de verba indenizatória, compreendendo todos e quaisquer honorários dos respectivos Advogados Trabalhistas ou de outros profissionais, bem como custas e despesas processuais incorridas pelo Credor Trabalhista Depósito Judicial em questão.

4.1.3.	Crédito Trabalhista Fundação Atlântico. Observado o valor constante da Relação de Credores do Administrador Judicial, o Crédito Trabalhista Fundação Atlântico será pago nas seguintes condições:

4.1.3.1.	Carência: período de carência de amortização de principal de 5 (cinco) anos, contados a partir da data da Homologação Judicial do Plano.

4.1.3.2.	Parcelas: amortização do principal em 6 (seis) parcelas anuais e sucessivas, vencendo-se a primeira no último Dia Útil do prazo de carência referido na Cláusula 4.1.3.1 acima.

4.1.3.3.	Juros/atualização monetária: INPC + 5,5% (cinco e meio por cento) ao ano, incidentes a partir da Homologação Judicial do Plano, sendo que (i) os juros/atualização monetária incidentes ao longo dos 5 (cinco) primeiros anos a partir da Homologação Judicial do Plano não serão pagos neste período, sendo capitalizados ao valor do principal anualmente; e (ii) os juros incidentes sobre o novo valor do principal serão pagos anualmente a partir do último Dia Útil do mês em que se completar o decurso do prazo referido no item (i) acima, juntamente com as parcelas de amortização do valor principal.

4.2.	Créditos com Garantia Real. Os Créditos com Garantia Real serão agrupados e pagos da seguinte forma:

4.2.1.	Carência: período de carência de amortização de principal de 72 (setenta e dois) meses, contados a partir da data da Homologação Judicial do Plano.

4.2.2.	Principal: o valor do principal será pago em 108 (cento e oito) parcelas mensais e sucessivas, vencendo-se a primeira no 15º (décimo quinto) dia do 73º (septuagésimo terceiro) mês contado da Homologação Judicial do Plano, e as demais no mesmo dia a cada mês subsequente, a partir do primeiro pagamento, conforme percentuais do valor principal descritos na tabela progressiva abaixo:

Meses	Percentual do valor a ser amortizado por mês
0 a 72º	0,0%
73º a 132º	0,33%
133º a 179º	1,67%
180º	1,71%

4.2.3.	Juros: TJLP—Taxa de Juros de Longo Prazo, divulgada pelo Banco Central, acrescido de 2,946372%, sendo que:

(i)	os juros incidentes ao longo dos 4 (quatro) primeiros anos a partir da Homologação Judicial do Plano não serão pagos neste período, sendo capitalizados anualmente ao valor do principal, de modo que o saldo do principal ao final de cada ano seja o saldo inicial do período somado dos juros capitalizados no período em questão, de acordo com a seguinte fórmula:

saldo final do período = saldo inicial do período x (1+t)DC/360,

em que t representa a taxa de juros/atualização monetária contratadas originalmente e DC representa dias corridos; e

(ii)	a partir do 15º (décimo quinto) dia do 49º (quadragésimo novo) mês contado da Homologação Judicial do Plano, os juros incidentes sobre o novo valor do principal serão pagos mensalmente, em moeda corrente nacional, até o pagamento total do principal nos termos deste Plano.

4.2.4.	Demais condições contratuais: as RECUPERANDAS obrigam-se a cumprir, até o pagamento integral dos Créditos com Garantia Real, os termos e condições descritos no Anexo 4.2.4.

Indicators

4.3.	Créditos Quirografários.

4.3.1.	Pagamento e Reestruturação dos Créditos Quirografários: Exceto se disposto de forma contrária neste Plano, cada Credor Quirografário poderá optar, à sua discricionariedade, por ter a totalidade de seus respectivos Créditos Quirografários pagos na forma prevista na Cláusula 4.3.1.1 ou reestruturados através das opções previstas nas Cláusulas 4.3.1.2 e 4.3.1.3 abaixo, sem possibilidade de divisão voluntária do valor do crédito entre as referidas opções e observados os respectivos limites de Créditos Quirografários.

4.3.1.1.	Pagamento Linear de Créditos Quirografários: Exceto se disposto de forma contrária neste Plano:

(i)	Credores Quirografários titulares de Créditos ME/EPP ou Créditos Classe III no valor igual ou inferior a R$1.000,00 (mil Reais): Os Credores Quirografários que escolherem a forma de pagamento de créditos prevista nesta Cláusula 4.3.1.1 terão seus respectivos Créditos pagos em uma única parcela até o 20º (vigésimo) Dia Útil a contar da Homologação Judicial do Plano ou do Reconhecimento do Plano na Jurisdição do Credor, conforme aplicável, limitado ao valor do respectivo Crédito constante da Relação de Credores do Administrador Judicial;

(ii)	Credores Quirografários titulares de Créditos ME/EPP ou Créditos Classe III em valor superior a R$1.000,00 (mil Reais): Os Credores Quirografários poderão optar, através de plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br, pelo recebimento nos termos desta Cláusula 4.3.1.1 desde que concordem em receber apenas o valor de R$ 1.000,00 (mil Reais) como pagamento integral do seu respectivo Crédito Quirografário, conforme aplicável, compreendendo, quando for o caso, todos e quaisquer honorários advocatícios ou de outros profissionais, bem como custas e despesas processuais incorridas pelo Credor Quirografário em questão. Nesse contexto, o pagamento será feito até o 20º (vigésimo) Dia Útil contado do término do prazo para a escolha da opção de pagamento de créditos a ser realizada pelo respectivo Credor Quirografário através da plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br, e nem o Credor ME/EPP ou Classe III, conforme aplicável, nem seus advogados farão jus ao recebimento de qualquer valor adicional àquele indicado nesta Cláusula 4.3.1.1.

4.3.1.2.	Opção de Reestruturação I: Os Credores Quirografários titulares de Créditos Quirografários ME/EPP ou Créditos Classe III poderão optar pela Opção de Reestruturação I, pela qual seus respectivos Créditos Quirografários serão reestruturados em até 6 (seis) meses contados da data da Homologação Judicial do Plano, conforme os termos da Cláusula 4.3.1.2.1 e observados os limites previstos nos itens (a) e (b) abaixo para Créditos Quirografários em Reais e Dólares Norte-Americanos, respectivamente:

(a)	Parte dos Créditos Quirografários ME/EPP ou Créditos Classe III será representada em Reais pelo valor dos Créditos Quirografários em Reais que optarem pela Opção de Reestruturação I, até o limite máximo de R$ 10.000.000.000,00 (dez bilhões de Reais), sendo que cada Credor Quirografário poderá escolher uma das seguintes opções de pagamento: (i) reestruturação do Crédito Quirografário em Reais, conforme os termos e condições previstos no Anexo 4.3.1.2(a1); (ii) debêntures privadas, conforme termos e condições previstos no Anexo 4.3.1.2(a2) ; ou (iii) debêntures públicas, nos mesmos termos e condições das debêntures privadas; e

(b)	Parte dos Créditos Quirografários ME/EPP ou Créditos Classe III será representada em Dólares Norte-Americanos pelo valor dos Créditos Quirografários em Dólares Norte-Americanos que optarem pela Opção de Reestruturação I, observado o disposto no art. 50, § 2º, da LFR, até o limite máximo de USD1.150.000.000,00 (um bilhão, cento e cinquenta milhões de Dólares Norte-Americanos) e paga nos termos e condições previstos no Anexo 4.3.1.2(b), com assunção, pelas Recuperandas, dos ônus relativos aos tributos porventura incidentes no Brasil incluindo, mas não se limitando, ao ônus do imposto de renda retido na fonte (gross up). Caso as escolhas dos Credores Quirografários da opção de pagamento prevista na Cláusula 4.3.1.3 não atinjam o limite estabelecido na Cláusula 4.3.1.3 , eventual saldo remanescente será automaticamente será acrescido ao limite estabelecido nesta Cláusula 4.3.1.2(b).

4.3.1.2.1.	Obedecida a alocação proporcional dos Créditos Quirografários que escolham a Opção de Reestruturação I frente à totalidade dos Créditos ME/EPP ou Classe III a serem pagos dentro dos limites estabelecidos nos itens (a) e (b) da Cláusula 4.3.1.2, conforme o caso, os Créditos ME/EPP ou Classe III em questão serão reestruturados da seguinte forma:

(a)	Carência: período de carência de amortização de principal de 60 (sessenta) meses, contados a partir da Homologação Judicial do Plano.

(b)	Principal: o valor do principal será amortizado em 24 (vinte e quatro) parcelas semestrais e sucessivas, vencendo-se a primeira no 25º (vigésimo quinto) dia do 66º (sexagésimo sexto) mês contado da Homologação Judicial do Plano e as demais no mesmo dia a cada 6 (seis) meses a contar do primeiro pagamento, conforme percentuais do valor do principal, acrescido dos juros capitalizados (conforme item (c) abaixo), descritos na tabela progressiva abaixo:

Semestres	Percentual do valor a ser amortizado por semestre
0 a 10º	0%
11º a 20º	2,0%
21º a 33º	5,7%
34º	5,9%

(c)	Juros: (A) para os Créditos ME/EPP ou Classe III denominados originalmente em Reais, incidirão juros correspondentes à taxa anual de 80% (oitenta por cento) do CDI; e (B) para os Créditos ME/EPP ou Classe III denominados originalmente em Dólares Norte-Americanos, juros de 1,75% (um vírgula setenta e cinco por cento) ao ano, sendo que os juros serão capitalizados anualmente ao valor do principal e pagos semestralmente a partir do 25º (vigésimo quinto) dia do 66º (sexagésimo sexto) mês contado da data da Homologação Judicial do Plano.

(d)	Cessão de Direitos: Os instrumentos contratuais que vierem a ser celebrados com tais Credores Quirografários ME/EPP ou Classe III, conforme o caso, e quaisquer reinvindicações no âmbito de tais instrumentos contratuais e quaisquer direitos legais, equitativos ou quaisquer outros interesses econômicos previstos em tais instrumentos contratuais ou deles decorrentes, somente poderão ser transferidos, cedidos, contribuídos, disponibilizados ou de outra forma alienados (no todo ou em parte), mediante notificação às RECUPERANDAS, nos termos do artigo 290 do Código Civil, e desde que observados (i) o Código de Ética do Grupo Oi disponível nesta data no endereço http://ri.oi.com.br e (ii) que a respectiva cessão não envolva pessoas físicas ou jurídicas indicadas na lista do Office of Foreign Assets Control (OFAC), do Departamento de Tesouro dos Estados Unidos da América.

4.3.1.2.2.	Uma vez atingido o limite estabelecido no item (a) da Cláusula 4.3.1.2 acima para Créditos Quirografários a serem reestruturados em Reais ou o limite estabelecido no item (b) da Cláusula 4.3.1.2 acima para Créditos Quirografários a serem reestruturados em Dólares Norte-Americanos, os Credores titulares de Créditos ME/EPP ou Créditos Classe III que tenham escolhido a Opção de Reestruturação I terão parte de seus Créditos Quirografários pagos conforme a opção escolhida, de forma pro rata e limitado ao valor do respectivo Crédito Quirografário constante da Relação de Credores do Administrador Judicial. Os saldos remanescentes serão automaticamente alocados para serem pagos na forma da Cláusula 4.3.6 abaixo.

4.3.1.3.	Opção de Reestruturação II: Os Credores Quirografários titulares de Créditos Quirografários ME/EPP ou Créditos Classe III poderão optar pela Opção de Reestruturação II, pela qual seus respectivos Créditos Quirografários serão reestruturados pelo valor dos Créditos Quirografários em Dólares Norte-Americanos que optarem pela Opção de Reestruturação II, em até 6 (seis) meses contados da data da Homologação Judicial do Plano, conforme os termos da Cláusula 4.3.1.3.1 e observados o limite máximo de USD 850.000.000,00 (oitocentos e cinquenta milhões de Dólares Norte-Americanos) para Créditos Quirografários.

4.3.1.3.1.	Obedecida a alocação proporcional dos Créditos Quirografários que escolham a Opção de Reestruturação II frente à totalidade dos Créditos ME/EPP ou Classe III a serem pagos dentro do limite estabelecido na Cláusula 4.3.1.3, os Créditos ME/EPP ou Classe III em questão serão reestruturados da seguinte forma:

(a)	Carência: período de carência de amortização de principal de 60 (sessenta) meses, contados a partir da Homologação Judicial do Plano.

(b)	Principal: o valor do principal será amortizado em 24 (vinte e quatro) parcelas semestrais e sucessivas, vencendo-se a primeira no 25º (vigésimo quinto) dia do 66º (sexagésimo sexto) mês contado da Homologação Judicial do Plano e as demais no mesmo dia a cada 6 (seis) meses a contar do primeiro pagamento, conforme percentuais do valor do principal, acrescido dos juros capitalizados (conforme item (c) abaixo), descritos na tabela progressiva abaixo:

Semestres	Percentual do valor a ser amortizado por semestre
0 a 10º	0%
11º a 20º	2,0%
21º a 33º	5,7%
34º	5,9%

(c)	Juros: juros de 1,25% (um vírgula vinte e cinco por cento) ao ano, sendo que os juros serão capitalizados anualmente ao valor do principal e pagos semestralmente a partir do 25º (vigésimo quinto) dia do 66º (sexagésimo sexto) mês contado da data da Homologação Judicial do Plano, sendo que:

(i)	10% (dez por cento) dos juros incidentes ao longo dos 60 (sessenta) primeiros meses a partir da Homologação Judicial do Plano serão pagos semestralmente em dinheiro no 25º (vigésimo-quinto) dia do mês de cada período de juros;

(ii)	os 90% (noventa por cento) restantes dos juros/atualização monetária incidentes ao longo dos 60 (sessenta) primeiros meses a partir da Homologação Judicial do Plano não serão pagos neste período, sendo capitalizados anualmente ao valor do principal, de modo que o saldo do valor do principal a cada final de ano seja o saldo inicial do período somado dos juros capitalizados no período; e

(iii)	a partir do 66º (sexagésimo sexto) mês contado da Homologação Judicial do Plano, 100% (cem por cento) dos juros/atualização monetária incidentes sobre o novo valor do principal serão pagos semestralmente, no 25º (vigésimo-quinto) dia do mês de cada período de juros.

4.3.1.3.2.	Cessão de Direitos: Os instrumentos contratuais que vierem a ser celebrados com tais Credores Quirografários ME/EPP ou Classe III, conforme o caso, e quaisquer reinvindicações no âmbito de tais instrumentos contratuais e quaisquer direitos legais, equitativos ou quaisquer outros interesses econômicos previstos em tais instrumentos contratuais ou deles decorrentes, não poderão ser transferidos, cedidos, contribuídos, disponibilizados ou de outra forma alienados (no todo ou em parte), incluindo, mas não se limitando, a título de sub-participação ou desconto de quaisquer de tais instrumentos contratuais, de forma a alterar seu beneficiário final, sem o prévio consentimento por escrito das RECUPERANDAS e de todos os Credores Quirografários ME/EPP ou Classe III, conforme o caso, que tenham escolhido a Opção de Reestruturação II. Adicionalmente, nenhum ônus ou gravame, ou qualquer outro direito previsto, em tais instrumentos contratuais poderá ser concedido ou transferido por quaisquer dos Credores Quirografários ME/EPP ou Classe III, conforme o caso, que tenham escolhido a Opção de Reestruturação II, sem o prévio consentimento por escrito das RECUPERANDAS e de todos os Credores Quirografários ME/EPP ou Classe III, conforme o caso, que tenham escolhido a Opção de Reestruturação II.

4.3.1.3.3.	Uma vez atingido o limite estabelecido na Cláusula 4.3.1.3 acima para Créditos Quirografários, os Credores titulares de Créditos ME/EPP ou Créditos Classe III que tenham escolhido a Opção de Reestruturação II terão parte de seus Créditos Quirografários pagos conforme a opção escolhida, de forma pro rata e limitado ao valor do respectivo Crédito Quirografário constante da Relação de Credores do Administrador Judicial. Os saldos remanescentes serão automaticamente alocados para serem pagos na forma da Cláusula 4.3.6 abaixo.

4.3.1.3.4.	Caso as escolhas dos Credores Quirografários desta opção de pagamento não atinjam o limite estabelecido na Cláusula 4.3.1.3 acima, eventual saldo remanescente automaticamente será acrescido ao limite estabelecido na Cláusula 4.3.1.2(b). Da mesma forma, caso as escolhas dos Credores Quirografários da opção de pagamento prevista na Cláusula 4.3.1.2(b) não atinjam o limite estabelecido na Cláusula 4.3.1.2(b), eventual saldo remanescente será automaticamente acrescido ao limite estabelecido na Cláusula 4.3.1.3.

4.3.1.3.5.	Demais condições contratuais: As demais condições aplicáveis ao pagamento dos Créditos Quirografários na forma prevista na Cláusula 4.3.1.3 estão descritas no Anexo 4.3.1.3.5, com assunção, pelas Recuperandas, dos ônus relativos aos tributos porventura incidentes no Brasil incluindo, mas não se limitando, ao ônus do imposto de renda retido na fonte (gross up).

4.3.2.	Pagamento de Créditos Quirografários Depósitos Judiciais: Exceto se disposto de forma contrária neste Plano, os Créditos ME/EPP de titularidade dos Credores Quirografários Parceiros ME/EPP Depósitos Judiciais e os Créditos Classe III de titularidade dos Credores Quirografários Parceiros Classe III Depósitos Judiciais constantes da Relação de Credores do Administrador Judicial e reconhecidos pelas RECUPERANDAS, neste último caso observados os termos da Cláusula 4.3.2.2, serão pagos mediante o levantamento do valor do Depósito Judicial pelo respectivo Credor Quirografário Parceiro Depósito Judicial, após a Homologação Judicial do Plano, até o limite do valor do referido Crédito Quirografário, conforme o caso, constante da Relação de Credores do Administrador Judicial e reconhecido pelas RECUPERANDAS, neste último caso observados os termos da Cláusula 4.3.2.2 .

4.3.2.1.	Sem prejuízo do disposto na Cláusula 4.3.2 acima, o pagamento dos Créditos Classe III de titularidade dos Credores Quirografários Parceiros Classe III Depósitos Judiciais será feito de acordo com os seguintes percentuais de deságio do valor do referido Crédito Classe III constante da Relação de Credores do Administrador Judicial e reconhecido pelas RECUPERANDAS, neste último caso observados os termos da Cláusula 4.3.2.2, conforme descrito na tabela progressiva abaixo:

Intervalo de Valor de Crédito	% de Deságio
Até R$ 1.000,00	0,0%
R$ 1.000,01 a R$ 5.000,00;	15,0%
R$ 5.000,01 a R$ 10.000,00	20,0%
R$ 10.000,01 a R$ 150.000,00	30%
Acima de R$ 150.000,00	50%

4.3.2.2.	Os Créditos Quirografários, conforme aplicável, ainda não reconhecidos na data prevista para a realização da escolha pelo respectivo Credor Quirografário através da plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br, e que, após serem reconhecidos, sejam de titularidade de Credores Quirografários ME/EPP ou Classe III que sejam Credores Quirografários Parceiros ME/EPP Depósito Judicial ou Credores Quirografários Parceiros Classe III Depósito Judicial, conforme aplicável, serão pagos na forma da Cláusula 4.3.2 acima e, conforme aplicável, também observado o disposto na Cláusula 4.3.2.1 acima. Nesta hipótese, o Credor Quirografário Parceiro Depósito Judicial em questão (i) não poderá apresentar impugnação ou questionar de qualquer outra forma o valor indicado na Relação de Credores do Administrador Judicial ou documento equivalente ou, (ii) caso o GRUPO OI apresente impugnação ao valor indicado na Relação de Credores do Administrador Judicial ou documento equivalente, deverá concordar com o valor indicado na respectiva impugnação do GRUPO OI.

4.3.2.3.	Caso, após a apresentação deste Plano ao Juízo da Recuperação Judicial, algum Depósito Judicial seja efetuado pelo GRUPO OI no respectivo Processo em que se discuta o Crédito Quirografário em questão, e o Credor Quirografário em questão aceite as condições previstas nas Cláusulas 4.3.2 e 4.3.2.1, conforme aplicável, de modo que seu Crédito Quirografário se enquadre no conceito previsto na Cláusula 4.3.2.2 acima, tais Créditos Quirografários também poderão ser pagos na forma da Cláusula 4.3.2 acima e, conforme aplicável, também observado o disposto na Cláusula 4.3.2.1 acima. Nesta hipótese, o Credor Quirografário Parceiro Depósito Judicial em questão (i) não poderá apresentar impugnação ou questionar de qualquer outra forma o valor indicado na Relação de Credores do Administrador Judicial ou documento equivalente ou, (ii) caso o GRUPO OI apresente impugnação ao valor indicado na Relação de Credores do Administrador Judicial ou documento equivalente, deverá concordar com o valor indicado na respectiva impugnação do GRUPO OI.

4.3.2.4.	Na hipótese de o Depósito Judicial referido na Cláusula 4.3.2 acima ser superior ao valor do respectivo Crédito ME/EPP ou Classe III (neste último caso apurado após a dedução do deságio indicado Cláusula 4.3.2.1) constante da Relação de Credores do Administrador Judicial e reconhecido pelas RECUPERANDAS, neste último caso observados os termos da Cláusula 4.3.2.2, o valor excedente será levantado pelo GRUPO OI.

4.3.2.5.	Na hipótese de o Depósito Judicial referido na Cláusula 4.3.2 acima ser comprovadamente inferior ao valor do respectivo Crédito ME/EPP ou Classe III (neste último caso apurado após a dedução do deságio indicado Cláusula 4.3.2.1) constante da Relação de Credores do Administrador Judicial e reconhecido pelas RECUPERANDAS, neste último caso observados os termos da Cláusula 4.3.2.2, o saldo remanescente do respectivo Credor Quirografário Parceiro Depósito Judicial, conforme o caso, será pago em moeda corrente nacional, após a decisão do Juízo competente que homologar o valor devido, na forma da Cláusula 4.3.6 abaixo.

4.3.2.6.	Para fins do disposto nas Cláusulas 4.3.2 e 4.3.2.4 acima, em até 20 (vinte) Dias Úteis dias a contar do término do prazo para a escolha da opção de pagamento de créditos a ser realizada pelo respectivo Credor Quirografário através da plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br, o Credor Quirografário Parceiro Depósito Judicial em questão, juntamente com todos os seus advogados constituídos nos autos, inclusive aqueles titulares de honorários de sucumbência, e a RECUPERANDA deverão apresentar Petição Conjunta ME/EPP ou Classe III, conforme o caso, requerendo ao Juízo competente (i) a expedição dos respectivos alvarás judiciais para levantamento do Depósito Judicial, na forma descrita nas Cláusulas 4.3.2 e 4.3.2.4 acima, conforme aplicável, e (ii) a extinção, baixa da distribuição e arquivamento definitivo do Processo. O levantamento do Depósito Judicial, em qualquer circunstância, somente poderá ocorrer após a homologação pelo Juízo competente do valor devido, nos termos da Petição Conjunta ME/EPP ou Classe III, conforme aplicável.

4.3.2.7.	Observado o disposto na Cláusula 4.3.2.4 acima, o valor do Crédito ME/EPP ou Classe III de titularidade do Credor Quirografário Parceiro Depósito Judicial, conforme aplicável, será considerado como compreendendo todos e quaisquer honorários advocatícios (desde que os honorários advocatícios não estejam já constando na Classe I na Relação de Credores do Administrador Judicial) ou de outros profissionais, bem como custas e despesas processuais incorridas pelo Credor Quirografário Parceiro Depósito Judicial em questão. Nesse contexto, nem o respectivo Credor Quirografário Parceiro Depósito Judicial, nem seus advogados farão jus ao recebimento de qualquer valor adicional àquele constante da Relação de Credores do Administrador Judicial e reconhecido pelas RECUPERANDAS, neste último caso observados os termos da Cláusula 4.3.2.2 (e, conforme aplicável, observado o disposto na Cláusula 4.3.2.1), para o respectivo Crédito ME/EPP ou Classe III.

4.3.3.	Reestruturação de Bonds: Dada a natureza dos seus Créditos Quirografários, representados por títulos emitidos e negociados no exterior e regulados por leis estrangeiras, bem como sujeitos às leis e demais normas aplicáveis nas jurisdições onde tais títulos são negociados, e ainda, dada a complexidade procedimental para implementar a reestruturação dos seus Créditos Quirografários em comparação aos demais Credores Quirografários, os Credores Quirografários Bondholders terão os seus Créditos Quirografários dos Bondholders reestruturados exclusivamente de acordo com o disposto nesta Cláusula 4.3.3. A depender da emissão e do valor dos seus respectivos Créditos Quirografários dos Bondholders, os Credores Quirografários Bondholders deverão manifestar expressamente a opção pela reestruturação de seus Créditos Quirografários dos Bondholders em uma das formas previstas nas Cláusulas 4.3.3.1 ou Cláusula 4.3.3.2 abaixo, observado o procedimento disposto na Cláusula 4.5.5 deste Plano:

4.3.3.1.	Opção Créditos Quirografários dos Bondholders Não-Qualificados: Os Credores Quirografários Bondholders Não-Qualificados que, no ato de sua opção por meio do envio da Notificação Opção de Pagamento, declararem e comprovarem que são titulares de Créditos Quirografários dos Bondholders com valor máximo de até USD750.000,00 (setecentos e cinquenta mil Dólares Norte-Americanos) (ou o equivalente em Reais convertidos pela Taxa de Câmbio Conversão), terão seus respectivos Créditos reestruturados nos termos desta Cláusula 4.3.3.1 e suas subcláusulas abaixo:

(a)	Limite de Créditos Quirografários dos Bondholders Não-Qualificados: O valor máximo e o total de Créditos Quirografários dos Bondholders Não-Qualificados a serem reestruturados nos termos desta Cláusula 4.3.3.1 estará limitado a USD500.000.000,00 (quinhentos milhões de Dólares Norte-Americanos).

(b)	Deságio: A reestruturação de Créditos Quirografários dos Bondholders Não-Qualificados prevista na Cláusula 4.3.3.1 implicará na redução do respectivo Crédito Quirografário dos Bondholders Não-Qualificados no percentual de 50% (cinquenta por cento). Para todos os fins, o deságio será aplicado primeiramente aos juros, e, apenas posteriormente, à parcela do principal que compõe os Créditos Quirografários dos Bondholders submetidos à Cláusula 4.3.3.1.

(c)	Carência: Período de carência de amortização de principal de 6 (seis) anos, contatos a partir da data da Homologação Judicial do Plano.

(d)	Principal: O valor do principal será equivalente a 50% (cinquenta por cento) dos Créditos Quirografários dos Bondholders Não-Qualificados, limitado ao valor de USD250.000.000,00 (duzentos e cinquenta milhões de Dólares Norte-Americanos), e será amortizado em 12 (doze) parcelas semestrais e sucessivas, vencendo-se a primeira no 15º (décimo quinto) dia do 78º (septuagésimo oitavo) mês contado da Homologação Judicial do Plano e as demais no mesmo dia a cada 6 (seis) meses a contar do primeiro pagamento, conforme percentuais do valor do principal, acrescido dos juros capitalizados (conforme item (d) abaixo), descritos na tabela progressiva abaixo:

Semestres	Percentual do valor a ser amortizado por semestre
0 a 12º	0%
13º a 18º	4,0%
19º a 23º	12,66%
24º	12,70%

(e)	Juros: Incidência de juros de 6% (seis por cento) ao ano em Dólares Norte-Americanos sobre o valor do principal, a partir da data da Homologação do Plano, sendo capitalizados anualmente ao valor do principal e pagos anualmente a partir do 15º (décimo quinto) dia do 78º (septuagésimo oitavo) mês contado da data da Homologação Judicial do Plano.

(f)	Demais condições contratuais: as demais condições aplicáveis à reestruturação dos Créditos Quirografários dos Bondholders Não-Qualificados na forma prevista na Cláusula 4.3.3.1 estão descritas no Anexo 4.3.3.1(f).

4.3.3.1.1.	Caso o Credor Quirografário Bondholder Não-Qualificado (x) não manifeste expressa e tempestivamente sua opção para receber o pagamento de seu respectivo Crédito Quirografário dos Bondholders Não-Qualificados na forma da Cláusula 4.3.3.1; e/ou (y) não comprove o atendimento da condição estabelecida nos termos da Cláusula 4.3.3.1, tal Credor Quirografário Bondholder Não-Qualificado terá a integralidade do seu Crédito Quirografário dos Bondholders Não-Qualificados integralmente alocados para serem pagos na forma da Cláusula 4.3.6.

4.3.3.1.2.	Caso seja atingido o limite estabelecido na Cláusula 4.3.3.1(a) acima, os Credores Quirografários Bondholders Não-Qualificados titulares de Créditos Quirografários dos Bondholders Não-Qualificados cujos créditos sejam reestruturados na forma prevista nesta Cláusula 4.3.3.1 terão parte de seus Créditos Quirografários dos Bondholders Não-Qualificados pagos conforme a opção escolhida, de forma pro rata e limitado ao valor do respectivo Crédito Quirografário do Bondholder Não-Qualificado. Os saldos remanescentes serão automaticamente alocados para serem pagos na forma da Cláusula 4.3.6 abaixo.

4.3.3.2.	Opção Créditos Quirografários dos Bondholders Qualificados: Observadas as Condições Precedentes indicadas no Anexo 4.3.3.5(c), os Credores Quirografários Bondholders Qualificados titulares de Créditos Quirografários dos Bondholders Qualificados em montante acima de USD750.000,00 (setecentos e cinquenta mil Dólares Norte-Americanos) (ou o equivalente em Reais convertidos pela Taxa de Câmbio Conversão) que expressa e tempestivamente elegerem opção de pagamento estabelecida nesta Cláusula 4.3.3.2 por meio de envio da Notificação Opção de Pagamento terão seus respectivos Créditos Quirografários dos Bondholders Qualificados reestruturados e pagos mediante a entrega de pacote composto por Novas Notes, Ações PTIF, Novas Ações Ordinárias – I e Bônus de Subscrição, na forma das Cláusulas 4.3.3.3, 4.3.3.4, 4.3.3.5 e 4.3.3.6 abaixo:

(i)	ações ordinárias de emissão da Oi detidas pela PTIF, sob a forma de ADRs;

(ii)	um pacote com (a) Novas Notes, (b) Novas Ações Ordinárias—I sob a forma de ADRs e (c) Bônus de Subscrição; a serem emitidos pela OI;

sendo certo que a diferença entre o valor total dos Créditos Quirografários dos Bondholders Qualificados e o preço global das ações de emissão da Oi detidas pela PTIF, Novas Notes, Novas Ações Ordinárias—I e Bônus de Subscrição será utilizada para absorção de prejuízo à conta de acionistas, nos termos do art. 64, §3º do Decreto-Lei 1598 de 1977 e do Parecer Normativo CST nº 04 de 1981. A diferença que não puder ser absorvida dessa maneira será considerada como tendo sido objeto de remissão, como o primeiro passo na implementação da presente Cláusula 4.3.3.2, e terá sido aplicada primeiramente aos juros, e, apenas posteriormente, à parcela do principal que compõe os Créditos Quirografários dos Bondholders Qualificados.

4.3.3.2.1.	Razões de Troca: Para cada USD 664.573,98 (seiscentos e sessenta e quatro mil, quinhentos e setenta e três Dólares Norte-Americanos e noventa e oito centavos de Dólares Norte-Americanos) em Créditos Quirografários dos Bondholders Qualificados, convertidos pela Taxa de Câmbio Conversão, o respectivo Credor Quirografário Bondholder Qualificado receberá cumulativamente:

(i)	9.137 (nove mil, cento e trinta e sete) ações ordinárias de emissão da OI detidas pela PTIF, sob a forma de ADRs, atualmente mantidas pela Oi em tesouraria;

(ii)	um pacote com:

(a)	Novas Notes emitidas ao preço global de emissão USD 145.262,00 (cento e quarenta e cinco mil, duzentos e sessenta e dois Dólares Norte-Americanos), o qual compreende o valor de face de USD 130.000,00 (cento e trinta mil Dólares Norte-Americanos) e um prêmio na emissão de USD 15.262,00 (quinze mil, duzentos e sessenta e dois Dólares Norte-Americanos), justificado pela atratividade, nos termos das Cláusulas 4.3.3.3;

(b)	119.017 (cento e dezenove mil e dezessete) Novas Ações Ordinárias—I sob forma de ADRs, como resultado de Aumento de Capital Capitalização de Créditos após a Homologação Judicial do Plano, nos termos das Cláusulas 4.3.3.5; e

(c)	9.155 (nove mil, cento e cinquenta e cinco) Bônus de Subscrição de emissão da Oi como vantagem adicional ao resultado do Aumento de Capital Capitalização de Créditos após a Homologação Judicial do Plano, nos termos das Cláusulas 4.3.3.6.

4.3.3.2.1.1.	As razões de troca previstas na Cláusula 4.3.3.2.1 pressupõem que a quantidade de ações ordinárias e preferencias de emissão da Oi na data deste Plano é de 825.760.902. Na hipótese de eventual aumento de número de ações de emissão da Oi, as quantidades de ações recebidas pelos Credores Quirografários Bondholders Qualificados decorrentes das razões de troca deverão ser proporcionalmente ajustadas.

4.3.3.3.	Novas Notes. As Novas Notes serão emitidas por Oi ou uma subsidiária integral de Oi e, na qualidade de garantidoras e devedoras solidárias, pelas demais RECUPERANDAS, até 31 de julho de 2018. As Novas Notes serão emitidas em múltiplos de USD1.000,00 (mil Dólares Norte-Americanos) e os montantes em créditos que não atingirem o referido múltiplo de USD 1.000,00 (mil Dólares Norte-Americanos) serão desconsiderados para fins desta Cláusula 4.3.3.3, não havendo fracionamento ou recebimento proporcional. Para fins de esclarecimento, hipoteticamente, se um Credor Quirografário Bondholder Qualificado tiver um crédito para recebimento de Novas Notes equivalente a USD131.500,00 (cento e trinta e um mil e quinhentos Dólares Norte-Americanos), ele receberá somente Novas Notes com valor de face equivalente a USD131.000,00 (cento e trinta e um mil Dólares Norte-Americanos), sendo desconsiderado para os fins desta Cláusula 4.3.3.3 o valor residual de USD500,00 (quinhentos Dólares Norte-Americanos). A emissão das Novas Notes observará os seguintes termos e condições:

(a)	Valor limite da emissão: As Novas Notes serão emitidas na forma da Cláusula 4.3.3.3, em Dólares Norte-Americanos, e terão o valor de face máximo de R$ 6.300.000.000,00 (seis bilhões e trezentos milhões de Reais), convertido pela Taxa de Câmbio Conversão, o que equivale ao valor de face máximo de USD 1.918.100.167,45 (um bilhão, novecentos e dezoito milhões, cem mil, cento e sessenta e sete Dólares Norte-Americanos e quarenta e cinco centavos de Dólares Norte-Americanos).

(b)	Vencimento: O vencimento das Novas Notes se dará no 7º (sétimo) ano após a Data de Emissão das Notes.

(c)	Principal: O valor do principal das Novas Notes será pago em parcela única com vencimento no 5º (quinto) dia do 84º (octogésimo quarto) mês após a Data de Emissão das Notes.

(d)	Juros: A incidência e o pagamento dos juros poderão ocorrer mediante uma das formas previstas nos itens (i) e (ii) abaixo, a exclusivo critério da Oi:

(i)	Incidência de juros de 10% (dez por cento) ao ano em Dólares Norte-Americanos sobre o valor do principal, a partir da data da Homologação do Plano, os quais serão pagos semestralmente em dinheiro, no 5º (quinto) dia do 6º (sexto) mês contado da Data de Emissão das Notes e os demais pagamentos a cada 6 (seis) meses a contar do primeiro pagamento de juros; ou

(ii)	Durante os 3 (três) primeiros anos contados da data da Homologação Judicial do Plano a incidência e o pagamento dos juros ocorrerão conforme previsto no item (x) abaixo e a partir do 4º (quarto) ano contado da data da Homologação Judicial do Plano, incidência e o pagamento dos juros ocorrerão conforme previsto no item (y) abaixo:

(x)	Até o 3º (terceiro) ano contado da data da Homologação Judicial do Plano, incidência de juros de 12% (doze por cento) ao ano em Dólares Norte-Americanos sobre o valor do principal, pagos semestralmente na forma prevista nos itens “a” e “b” abaixo;

a.	8% (oito por cento) dos juros anuais pagos em dinheiro, no 5º (quinto) dia do 6º (sexto) mês contado da Data de Emissão das Notes e os demais pagamentos a cada 6 (seis) meses a contar do primeiro pagamento de juros; e

b.	Os 4% (quatro por cento) restantes capitalizados semestralmente ao valor do principal, sendo a primeira capitalização no 5º (quinto) dia do 6º (sexto) mês contado da Data de Emissão das Notes e pagos no 5º (quinto) dia do 36º (trigésimo sexto) mês após a Data de Emissão das Notes, de modo que o saldo do valor do principal ao final do 3º (terceiro) ano seja o saldo inicial somado dos juros capitalizados no período.

(y)	A partir do 4º (quarto) ano contado da data da Homologação Judicial do Plano, incidência de juros de 10% (dez por cento) ao ano em Dólares Norte-Americanos sobre o valor do principal, os quais serão pagos semestralmente em dinheiro, no 5º (quinto) dia mês de cada período de juros.

(e)	O direito dos Credores Quirografários Bondholders Qualificados de receber as Novas Notes será sempre limitado ao percentual que seu respectivo Crédito Quirografário Bondholder Qualificado representa da soma total dos Créditos Quirografários dos Bondholders Qualificados que venham a tempestivamente eleger a opção nos termos da Cláusula 4.3.3.2.

(f)	Demais condições contratuais: as Novas Notes serão emitidas sob legislação de Nova York para livre negociação no mercado internacional, com assunção, pelas Devedoras, dos ônus relativos aos tributos porventura incidentes no Brasil incluindo, mas não se limitando, ao ônus do imposto de renda retido na fonte (gross up), observando-se e sem prejuízo às condições aplicáveis às Novas Notes descritas no Anexo 4.3.3.3. (f).

4.3.3.4.	Ações PTIF: As Ações PTIF serão distribuídas aos Credores Quirografários Bondholders Qualificados, na proporção dos respectivos Créditos Quirografários Bondholders Qualificados até 31 de julho de 2018, condicionada à aprovação de plano de composição a ser oferecido por qualquer das RECUPERANDAS perante a justiça holandesa.

4.3.3.5.	Aumento de Capital – Capitalização de Créditos: As Novas Ações Ordinárias – I serão emitidas pela OI em aumento de capital por subscrição privada, mediante a capitalização de parte dos Créditos Quirografários dos Bondholders Qualificados que tiverem tempestivamente eleito a opção da Cláusula 4.3.3.2 na forma deste Plano, observadas as normas regulamentares aplicáveis, e conferirão os mesmos direitos conferidos pelas demais ações ordinárias de emissão da OI em circulação. A emissão das Novas Ações Ordinárias – I observará o disposto no artigo nº 171, §2º da Lei n° 6.404, de 15 de dezembro de 1976, e os seguintes termos e condições:

(a)	Valor limite da emissão: Serão emitidas até 1.756.054.163 (um bilhão, setecentas e cinquenta e seis milhões, cinquenta e quatro mil, cento e sessenta e três) Novas Ações Ordinárias – I, com um preço unitário de emissão entre R$ 6,70 (seis Reais e setenta centavos) e R$ 7,00 (sete Reais), de modo que o montante total do Aumento de Capital – Capitalização de Créditos será entre R$ 11.765.562.892,10 (onze bilhões, setecentos e sessenta e cinco milhões, quinhentos e sessenta e dois mil, oitocentos e noventa e dois Reais e dez centavos) e R$ 12.292.379.141,00 (doze bilhões, duzentos e noventa e dois milhões, trezentos e setenta e nove mil, cento e quarenta e um Reais), integralizado mediante a capitalização de parte dos Créditos Quirografários dos Bondholders Qualificados e sujeito ao direito de preferência dos atuais acionistas da Oi na forma prevista abaixo.

(b)	Direito de Preferência: A emissão das Novas Ações Ordinárias – I deverá observar, conforme aplicável, o direito de preferência previsto no art. 171 e seus §§ 2º e 3º da Lei das S.A., de 15 de dezembro de 1976. Nesse contexto, se exercido o direito de preferência pelos atuais acionistas da OI, as importâncias por eles pagas serão entregues aos Credores Quirografários Bondholders Qualificados titulares dos Créditos Quirografários dos Bondholders Qualificados a serem capitalizados.

(c)	Condições Precedentes – Aumento de Capital Capitalização de Créditos: O Aumento de Capital Capitalização de Créditos ocorrerá tão logo quanto possível, até 31 de julho de 2018, mas desde que verificadas ou expressa e formalmente dispensadas pelos Credores Quirografários Bondholders Qualificados em Reunião de Credores prevista na Cláusula 8.1, conforme previsto no Anexo 8.1 , as Condições Precedentes para o Aumento de Capital – Capitalização de Créditos estabelecidas no Anexo 4.3.3.5(c).

4.3.3.6.	Bônus de Subscrição de emissão da Oi: Os Bônus de Subscrição serão emitidos pela Oi, como vantagem adicional à emissão das Novas Ações Ordinárias – I como resultado do Aumento de Capital Capitalização de Créditos capitalização de créditos prevista na Cláusula 4.3.3.5, observadas as normas aplicáveis e nos seguintes termos e condições:

(a)	Prazo de Exercício: Os Bônus de Subscrição serão exercíveis a qualquer momento a partir de 1 (um) ano da data da sua emissão, por um prazo de 90 (noventa) dias. O início do prazo de exercício será antecipado nas seguintes hipóteses: (i) divulgação de Fato Relevante sobre a realização do Aumento de Capital Novos Recursos previsto na Cláusula 6 e no Contrato de Backstop; ou (ii) na hipótese de realização de qualquer operação que implique na alteração do Controle da Oi, o que ocorrer primeiro. Para os fins do item (i), a Oi informará o mercado, por meio de Fato Relevante, com antecedência mínima de 15 (quinze) Dias Úteis da assembleia geral de acionistas ou reunião do Conselho de Administração para deliberar sobre Aumento de Capital Novos Recursos de forma que os seus titulares possam ter um prazo suficiente para exercer os Bônus de Subscrição e ser-lhes assegurado o direito de preferência na subscrição do Aumento de Capital Novos Recursos.

(b)	Direito de Receber Ações Ordinárias: Os bônus de subscrição serão atribuídos gratuitamente como vantagem adicional aos subscritores das ações emitidas conforme a Cláusula 4.3.3.5 e conferirão aos seus titulares o direito de receber ações ordinárias de emissão da Oi, mediante o pagamento de um valor em Reais não superior a USD0,01 (um centavo de Dólares Norte-Americanos) por Nova Ação Ordinária – I para exercício do Bônus de Subscrição, na proporção de 1 (uma) ação ordinária para cada Bônus de Subscrição.

(c)	Número de Bônus de Subscrição: Serão emitidos até 135.081.089 (cento e trinta e cinco milhões, oitenta e um mil, oitenta e nove) Bônus de Subscrição.

4.3.3.7.	O Grupo Oi obriga-se a entregar ao Trustee dos Bonds as Novas Ações Ordinárias – I sob a forma de ADRs, conforme o caso, em pagamento aos Créditos Quirografários dos Bondholders Qualificados de titularidade dos Credores Quirografários Bondholders Qualificados que elegeram a opção para reestruturação dos seus respectivos Créditos Quirografários dos Bondholders Qualificados na forma da Clausula 4.3.3.2, nos termos das Escrituras de Emissão dos Bonds ou outro procedimento que venha a ser acordado entre o Grupo Oi, o Trustee dos Bonds e aprovado pelos Créditos Quirografários dos Bondholders Qualificados em Reunião de Credores convocada para essa finalidade, de forma a viabilizar a entrega das Novas Ações Ordinárias – I ou dos ADRs ao Trustee dos Bonds para a sua ulterior transferência aos Credores Quirografários Bondholders Qualificados, sendo os custos específicos relativos aos serviços previstos nesta cláusula arcados pelo Grupo Oi. A ulterior transferência das Novas Ações Ordinárias—I ou dos ADRs, das Novas Notes e dos Bônus de Subscrição pelo Trustee dos Bonds aos respectivos Credores Quirografários Bondholders Qualificados, conforme o caso, livres e desembaraçadas de quaisquer ônus ou gravames, implicará no cancelamento das Escrituras de Emissão dos Bonds.

4.3.3.8.	A efetiva entrega das Ações PTIF, Novas Notes, Novas Ações Ordinárias – I e Bônus de Subscrição aos respectivos Credores Quirografários Bondholders Qualificados, nos termos previstos Clausula 4.3.3.2, livres e desembaraçadas de quaisquer ônus, representará pagamento dos Créditos Quirografários Bondholders Qualificados, com a consequente Quitação, na forma da Cláusula 11.10 deste Plano, sem prejuízo da Cláusula 11.4.

4.3.3.9.	A Aprovação do Plano seguida da Homologação Judicial do Plano dará poderes à Oi, por meio de seus Diretores Transição, para tomar todas as medidas necessárias para a implementação do Plano, inclusive, do ponto de vista societário, para assinar os boletins de subscrição e representar em assembleia geral de acionistas, em nome e para o benefício dos Credores Quirografários Bondholders Qualificados que reestruturarem seus Créditos Quirografários dos Bondholders Qualificados na forma prevista na Cláusula 4.3.3.2, relativos às Novas Ações Ordinárias – I a serem emitidas e entregues pela Oi sob a forma de ADRs em pagamento de tais Créditos Quirografários Bondholders Qualificados, sem prejuízo da Cláusula 11.4.

4.3.3.10.	A Aprovação do Plano seguida da Homologação Judicial do Plano representa a expressa concordância dos Credores Quirografários Bondholders Qualificados com as medidas necessárias para a implementação do Plano, notadamente em relação ao Aumento de Capital Novos Recursos, de sorte que todos os titulares das Novas Ações Ordinárias – I desde já consentem e obrigam-se de maneira irrevogável e irretratável a comparecer e votar favoravelmente ao Aumento de Capital –Novos Recursos, nos termos e condições estabelecidos na Cláusula 6 deste Plano, na assembleia geral de acionistas convocada para essa finalidade, caso seja necessária, conferindo desde já aos Diretores Transição da Oi todos os poderes necessários para representá-los em assembleia geral de acionistas, em nome e para o benefício dos Credores Quirografários Bondholders Qualificados e/ou qualquer terceiro titular das Novas Ações Ordinárias – I ao tempo da referida assembleia geral de acionistas, sem prejuízo da Cláusula 11.4.

4.3.3.11.	Os Credores Quirografários Bondholders Qualificados que (i) não manifestarem expressa e tempestivamente sua opção pela reestruturação de seus respectivos Créditos Quirografários dos Bondholders Qualificados nos termos da Cláusula 4.3.3.2, ou (ii) não se enquadrem na condição de Bondholder Qualificado prevista neste Plano; terão seus respectivos Créditos Quirografários dos Bondholders integralmente alocados para serem pagos na forma da Cláusula 4.3.6.

4.3.3.12.	Entrega em Depositary Receipts: Na implementação do Aumento de Capital Capitalização de Créditos, a Oi entregará (i) as Ações PTIF, (ii) as Novas Ações Ordinárias—I e (iii) Bônus de Subscrição aos Credores Quirografários Bondholders Qualificados, os quais poderão ser livremente negociáveis na máxima extensão permitida nos termos da legislação aplicável. As Ações PTIF e as Novas Ações Ordinárias – I serão emitidas sob a forma de ADRs, por meio do Programa de DRs de ações ordinárias patrocinado pela Oi e registrado perante a U.S. Securities & Exchange Commission. As ações ordinárias emitidas mediante o exercício dos Bônus de Subscrição serão emitidas sob a forma de ADRs, por meio do Programa de DRs de ações ordinárias patrocinado pela Oi e registrado perante a U.S. Securities & Exchange Commission e poderão ser livremente negociáveis até o limite máximo permitido nos termos da legislação aplicável. A Oi será responsável por: (i) obter às suas expensas todos os eventuais registros ou dispensas de registro exigidos pela legislação de valores mobiliários dos Estados Unidos da América; (ii) realizar todos os registros, operações de câmbio e cadastramentos necessários perante as autoridades brasileiras; e (iii) arcar com todos e quaisquer tributos ou despesas decorrentes do depósito das ações na custódia do Programa DRs e da correspondente emissão do ADRs.

4.3.4.	Pagamento de Créditos Concursais Agências Reguladoras. Os Créditos Concursais Agências Reguladoras Líquidos serão novados por força deste Plano e quitados em 240 (duzentas e quarenta) parcelas mensais, a contar de 30 de junho de 2018, da seguinte forma: (i) da 1ª à 60ª prestação: 0,160% (cento e sessenta milésimos por cento); (ii) da 61ª à 120ª prestação: 0,330% (trezentos e trinta milésimos por cento); (iii) da 121ª à 180ª prestação: 0,500% (quinhentos milésimos por cento); (iv) da 181ª à 239ª prestação: 0,660% (seiscentos e sessenta milésimos por cento); e (v) 240ª prestação: saldo devedor remanescente. As primeiras parcelas serão integralmente pagas através da conversão em renda de valores depositados em dinheiro judicialmente para garantia desses créditos. No mês em que o valor dos depósitos judiciais não for suficiente para pagar a integralidade de uma parcela, tal pagamento será complementado em moeda corrente. A partir do mês subsequente, a Oi pagará as demais parcelas em moeda corrente. A partir da segunda parcela, as parcelas mensais serão corrigidas de acordo com a variação da SELIC, e serão pagas sempre no último Dia Útil de cada mês. Aos Créditos Concursais Agências Reguladoras Líquidos serão aplicados os seguintes descontos: (i) 50% (cinquenta por cento) dos juros; e (ii) 25% (vinte e cinco por cento) de multa de mora.

4.3.4.1.	Os Créditos Concursais Agências Reguladoras Ilíquidos, se e quando liquidados por decisão final transitada em julgada, serão pagos na forma da Cláusula 4.3.6. deste Plano.

4.3.4.2.	Na hipótese de superveniência de norma legal que regule forma alternativa para a quitação dos Créditos Agências Reguladoras Líquidos ou Ilíquidos, as Recuperandas poderão aderir ao novo regime, observados os termos e condições previstos no estatuto social da Oi.

4.3.5.	Pagamento de Créditos de Credores Fornecedores Parceiros. Considerando a importância de que seja mantido o fornecimento de bens e serviços ao GRUPO OI, todos os Credores Fornecedores Parceiros que escolham a opção de pagamento de seus respectivos Créditos Quirografários ME/EPP ou Classe III que não decorrentes de empréstimos ou financiamentos concedidos ao GRUPO OI prevista na presente Cláusula através da plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br, serão pagos na forma descrita abaixo, exceto pelo disposto na Cláusula 4.3.5.3 abaixo:

4.3.5.1.	Até o limite de R$150.000,00 (cento e cinquenta mil Reais) (ou o equivalente em Dólares Norte-Americanos ou Euros), e sempre observado o limite dos respectivos valores dos Créditos ME/EPP ou Classe III para os Credores Quirografários ME/EPP ou Classe III em questão, os Créditos ME/EPP ou Classe III de titularidade dos Credores Fornecedores Parceiros serão pagos em uma única parcela, no 20º (vigésimo) Dia Útil após o término do prazo para a escolha da opção de pagamento de créditos a ser realizada pelo respectivo Credor Quirografário através da plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br.

4.3.5.2.	O saldo dos Créditos ME/EPP ou Classe III de titularidade dos Credores Fornecedores Parceiros que remanescer após o pagamento realizado nos termos da Cláusula 4.3.5.1 acima será pago com desconto de 10% (dez por cento) em 04 (quatro) parcelas anuais, iguais e sucessivas, acrescidas de (i) TR + 0,5% (meio por cento) ao ano, caso os Créditos ME/EPP ou Classe III de titularidade dos Credores Fornecedores Parceiros sejam em Reais; e (ii) 0,5% (meio por cento) ao ano, caso os Créditos ME/EPP ou Classe III de titularidade dos Credores Fornecedores Parceiros sejam em Dólares Norte-Americanos ou em Euros, em qualquer caso incidentes sobre o montante líquido de tributos do saldo remanescente e a contar da Homologação Judicial do Plano ou do Reconhecimento do Plano na Jurisdição do Credor, conforme aplicável, vencendo-se a primeira parcela no último Dia Útil do primeiro ano após o término do prazo para a escolha da opção de pagamento de créditos a ser realizada pelo respectivo Credor Quirografário através da plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br e as demais parcelas no mesmo dia e mês dos anos subsequentes.

4.3.5.3.	Serão pagos na forma da Cláusula 4.3.6 abaixo, (i) o Credor Fornecedor Parceiro que, uma vez solicitado por qualquer das RECUPERANDAS, se recusar a fornecer bens e/ou serviços nos mesmos termos e condições praticados até a Data do Pedido pelo respectivo Credor Fornecedor Parceiro para as RECUPERANDAS; e (ii) os créditos de titularidade de Credores Quirografários ME/EPP ou Classe III que não decorrentes de fornecimento de bens e serviços ao GRUPO OI.

4.3.6.	Modalidade de Pagamento Geral. Os Créditos Quirografários (ou os respectivos e eventuais saldos remanescentes) indicados na Cláusula 4.3.6.1 abaixo serão pagos conforme descrito a seguir:

(a)	Valor Principal: O valor principal total dos Créditos a serem reestruturados nos termos desta Cláusula 4.3.6 estará limitado a R$70.000.000.000,00 (setenta bilhões de Reais), subtraído o valor dos Créditos Concursais que forem reestruturados de outra forma nos termos deste Plano, em Reais ou convertidos para Reais conforme Taxa de Cambio Conversão.

(b)	Carência: período de carência de amortização de principal de 20 (vinte) anos, contados a partir da data da Homologação Judicial do Plano ou do Reconhecimento do Plano na Jurisdição do Credor, conforme aplicável.

(c)	Parcelas: amortização do principal em 5 (cinco) parcelas anuais, iguais e sucessivas, vencendo-se a primeira no último Dia Útil do prazo de carência referido no item (a) desta Cláusula 4.3.6, e as demais no mesmo dia dos anos subsequentes.

(d)	Juros/atualização monetária:

a.	TR ao ano, caso o titular de Créditos Quirografários opte por receber o pagamento de seus respectivos créditos em Reais (ou respectivos e eventuais saldos remanescentes); incidentes a partir da Homologação Judicial do Plano ou do Reconhecimento do Plano na Jurisdição do Credor, conforme aplicável, sendo que o valor total dos juros/atualização monetária acumulados no período será pago somente, e em conjunto, com a última parcela referida no item (c) desta Cláusula 4.3.6. No caso dos Credores Concursais direcionados para esta Cláusula 4.3.6, o pagamento de seus créditos serão realizados em suas moedas originais.

b.	sem incidência de juros, caso o titular de Créditos Quirografários opte por receber o pagamento de seus respectivos créditos em Dólares Norte-Americanos ou em Euros (ou respectivos e eventuais saldos remanescentes);

(e)	Opção de Pré-Pagamento: A Oi terá a opção de, a seu exclusivo critério, a qualquer tempo, quitar antecipadamente os valores devidos na forma desta Cláusula 4.3.6, por meio do pagamento de 15% (quinze por cento) do valor do principal e juros capitalizados até a data de exercício da opção.

(f)	Limite de Pagamentos: Caso o valor total dos Créditos Quirografários que forem reestruturados nos termos desta Cláusula 4.3.6 supere o valor estabelecido na Cláusula 4.3.6(a), cada Crédito Quirografário será reduzido proporcionalmente (pro rata) em relação aos Créditos Quirografários que fazem jus aos pagamentos previstos nesta Cláusula 4.3.6, de forma que o valor total a ser pago pelas RECUPERANDAS jamais excederá o limite estabelecido na Cláusula 4.3.6(a) . O valor residual dos Créditos Quirografários que excederem o valor estabelecido na Cláusula 4.3.6(a) será considerado remido, nos termos do artigo 385 do Código Civil.

4.3.6.1.	Exceto se disposto de forma contrária neste Plano, a modalidade geral de pagamento prevista na Cláusula 4.3.6 se aplica aos Credores Quirografários cujos Créditos Quirografários não possam ser pagos por qualquer das demais modalidades previstas neste Plano, notadamente nas hipóteses de (i) serem atingidos os limites previstos para as opções de pagamento estabelecidas nas Cláusulas 4.3.1.2 e 4.3.1.3 acima e ainda remanescerem saldos de Créditos Quirografários; (ii) o Credor Quirografário não indicar tempestivamente a opção de pagamento de seu respectivo Crédito Quirografário, na forma da Cláusula 4.5 abaixo; (iii) o Credor Quirografário não poder se enquadrar nas hipóteses de pagamento previstas nas Cláusulas 4.3.1.2, 4.3.1.3 e 4.3.3; (iv) o Credor Quirografário Bondholder não se enquadrar na condição de Bondholder Qualificado prevista neste Plano; (v) haver a materialização de Créditos Ilíquidos nos termos da Cláusula 4.7 abaixo; (vi) haver a habilitação de Créditos Retardatários nos termos da Cláusula 4.9; (vii) haver a majoração de Créditos nos termos da Cláusula 4.10 abaixo; (viii) haver a reclassificação dos Créditos na forma da Cláusula 4.11; (ix) haver saldo remanescente de Créditos Quirografários Depósitos Judiciais após o levantamento dos respectivos Depósitos Judiciais; ou (x) o Credor Fornecedor Parceiro em relação à parcela do seu crédito que não se enquadre na forma de pagamento da Cláusula 4.3.5 acima.

4.4.	Mediação/Conciliação/Acordo com Credores: Conforme autorizado pelo Juízo da Recuperação Judicial, as RECUPERANDAS ofereceram a todos os Credores Concursais a opção de participar do plano de Mediação/Conciliação/Acordo com o GRUPO OI antes da instalação da Assembleia Geral de Credores. De acordo com o plano de Mediação/Conciliação/Acordo, as RECUPERANDAS se comprometeram a antecipar até R$50.000,00 (cinquenta mil Reais) dos seus Créditos, com o pagamento em 02 (duas) parcelas da seguinte forma: (i) 90% (noventa por cento) do valor total da parcela do respectivo Crédito a ser pago em até 10 (dez) Dias Úteis após a assinatura do termo de acordo no âmbito da Mediação/Conciliação/Acordo; e (ii) 10% (dez por cento) remanescentes do valor total da parcela do respectivo Crédito a ser pago em até 10 (dez) dias após a Homologação Judicial do Plano ou do Reconhecimento do Plano na Jurisdição do Credor, conforme aplicável.

4.4.1.	Para os Credores Concursais que decidiram participar do plano de Mediação/Conciliação/Acordo com o GRUPO OI, as RECUPERANDAS cumprirão os termos previstos na Cláusula 4.4 acima, devendo depositar na conta indicada pelo respectivo Credor o valor total da segunda parcela, no montante equivalente a 10% (dez por cento) do montante de até R$50.000,00 (cinquenta mil Reais) em até 10 (dez) dias após a Homologação Judicial do Plano ou do Reconhecimento do Plano na Jurisdição do Credor, conforme aplicável.

4.4.2.	Caso o Credor Concursal que decidiu participar do plano de Mediação/Conciliação/Acordo com o GRUPO OI seja titular de um Crédito Concursal em montante superior a R$50.000,00 (cinquenta mil Reais), as RECUPERANDAS efetuarão o pagamento do saldo remanescente do respectivo Crédito Concursal de acordo com as condições aplicáveis à respectiva classe de credores e com a opção escolhida pelo Credor Concursal, se aplicável.

4.5.	Escolha de Opção de Pagamento. Para fins do disposto na Cláusula 4, os Credores Concursais deverão, no prazo de até 20 (vinte) dias corridos contados da Homologação Judicial do Plano, escolher entre as opções de pagamento de seus respectivos créditos referidas neste Plano através da plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br, bem como informar os dados da conta bancária na qual deverá ser realizado o pagamento, conforme o caso, não se responsabilizando as RECUPERANDAS por qualquer desconformidade com a escolha e informações fornecidas através da plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br, ou pela escolha intempestiva, hipótese na qual estarão as RECUPERANDAS eximidas da obrigação de realizar o respectivo pagamento e será aplicado o disposto na Cláusula 13.4.1 abaixo.

4.5.1.	Exceto se disposto de forma contrária neste Plano, em especial o disposto na Cláusula 4.5.1.1 abaixo, considerando o caráter alternativo das opções de pagamento estabelecidas na Cláusula 4 acima, a escolha de cada Credor Concursal deverá necessariamente se restringir a apenas uma das referidas opções, com exceção de Credores Financeiros que detenham instrumentos de crédito de naturezas diferentes.

4.5.1.1.	Os agentes, que representem mais de um Credor Concursal, poderão escolher diferentes opções de pagamento aplicáveis aos seus representados, sendo certo que cada Credor Concursal representado não poderá voluntariamente receber o pagamento de seus respectivos Créditos Concursais, através de mais de uma opção de pagamento, ressalvado o disposto na Cláusula 4.5.1.

4.5.2.	A escolha manifestada pelo respectivo Credor Concursal na plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br será irrevogável e irretratável, não podendo ser posteriormente alterada por qualquer razão, a menos que haja expressa concordância das RECUPERANDAS.

4.5.3.	O Credor Concursal que estiver impossibilitado ou não conseguir realizar a escolha da opção de pagamento de seus respectivos créditos através da plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br poderá enviar a escolha da opção de pagamento pelo correio para a caixa postal da Oi nº 532, CEP 20.010 -974, Rio de Janeiro-RJ, devendo informar os dados da conta bancária na qual deverá ser realizado o pagamento de seu respectivo Crédito.

4.5.4.	O Credor Concursal que não realizar a escolha da opção de pagamento de seus respectivos créditos no prazo e formas estabelecidos neste Plano receberá seu respectivo Crédito Concursal na forma prevista na Cláusula 4.3.6 acima.

4.5.5.	O disposto nas Cláusulas 4.5.3 e 4.5.4 não se aplicará aos (i) Credores Quirografários Bondholders Qualificados e (ii) Credores Quirografários Bondholders Não-Qualificados com créditos em montante acima de R$50.000,00 (cinquenta mil Reais), cujas escolhas entre as opções de pagamento para fins desta Cláusula 4.5 somente serão consideradas válidas caso (x) o respectivo Credor Quirografário Bondholder Qualificado ou Credor Quirografário Bondholder Não-Qualificado tenha procedido perante o Juízo da Recuperação ao processo de individualização dos respectivos Créditos Quirografário Bondholder Qualificado ou Créditos Quirografário Bondholder Não-Qualificado, conforme procedimento estipulado pela Decisão Bondholder; e, cumulativamente, (y) GRUPO OI receba a (i) Notificação Opção de Pagamento, conforme modelo previsto no Anexo 4.5.5; e (ii) cópia dos documentos que evidenciam a titularidade e montante dos bonds detidos pelo respectivo Credor Quirografário Bondholder Qualificado ou Credor Quirografário Bondholder Qualificado, conforme individualizados perante o Juízo da Recuperação em observação à Decisão Bondholder. Os Bondholders que já tiverem formalizado seu direito de voz, voto e petição nos termos da Decisão Bondholder e foram, portanto, autorizados a votar na Assembleia de Credores, estão dispensados de enviar a documentação descrita no item (x) e (y) acima, sem prejuízo do envio da Notificação Opção de Pagamento, desde que declarem ao GRUPO OI que não houve alteração no valor dos seus respectivos bonds ou, tendo havido alguma alteração, enviem cópia do Screen Shot necessário para comprovar o valor atualizado dos respectivos Bonds.

4.6.	Créditos Intercompany:

4.6.1.	Créditos Intercompany em Reais: As RECUPERANDAS poderão convencionar forma alternativa de extinção dos Créditos Intercompany em Reais nos seus termos e condições originalmente contratados, inclusive, mas não se limitando, ao encontro de contas na forma da lei, em até 60 (sessenta) dias contados da Homologação Judicial do Plano. Os Créditos Intercompany em Reais remanescentes serão quitados a partir de 20 (vinte) anos após o término do pagamento dos Créditos previsto na forma da Cláusula 4.3.6 conforme abaixo:

(a)	Parcelas: amortização do principal em 5 (cinco) parcelas anuais, iguais e sucessivas, vencendo-se a primeira no último Dia Útil do término do prazo previsto na Cláusula 4.6.1, e as demais no mesmo dia dos anos subsequentes.

(b)	Juros/atualização monetária: TR ao ano incidentes a partir da Homologação Judicial do Plano, sendo que o valor total dos juros/atualização monetária acumulados no período será pago somente, e em conjunto, com a última parcela referida no item (a) desta Cláusula 4.6.1.

(c)	Os Créditos Intercompany reestruturados na forma da Cláusula 4.6.1 poderão ser quitados, a critério da Oi, mediante formas alternativas de extinção e/ou pagamento, inclusive com o encontro de contas na forma da lei ou alteração das condições de pagamento previstas nesta Cláusula 4.6.1 a fim de ajustar o fluxo de caixa das RECUPERANDAS para cumprimento das obrigações assumidas neste Plano.

4.6.2.	Créditos Intercompany em Dólares Norte-Americanos ou Euros: As RECUPERANDAS quitarão os Créditos Intercompany denominados em Dólares Norte-Americanos ou em Euros, a partir de 20 (vinte) anos após o término do pagamento dos Créditos previsto na forma da Cláusula 4.3.6, conforme abaixo:

(a)	Parcelas: amortização do principal em 5 (cinco) parcelas anuais, iguais e sucessivas, vencendo-se a primeira no último Dia Útil do término do prazo previsto na Cláusula 4.6.2, e as demais no mesmo dia dos anos subsequentes.

(b)	Juros/atualização monetária: sem incidência de juros.

(c)	Os Créditos Intercompany reestruturados na forma da Cláusula 4.6.2 poderão ser quitados, a critério da Oi, mediante formas alternativas de extinção e/ou pagamento, inclusive, mas não se limitando, ao encontro de contas na forma da lei ou alteração das condições de pagamento previstas nesta Cláusula 4.6.2 a fim de ajustar o fluxo de caixa das RECUPERANDAS para cumprimento das obrigações assumidas neste Plano.

4.7.	Créditos Ilíquidos. Os Créditos Ilíquidos se sujeitam integralmente aos termos e condições deste Plano e aos efeitos da Recuperação Judicial. Uma vez materializados e reconhecidos por decisão judicial ou arbitral que os tornem líquidos, transitada em julgado, ou por acordo entre as partes, inclusive fruto de Mediação, desde que com base em critérios estabelecidos pela jurisprudência do Superior Tribunal de Justiça ou do Supremo Tribunal Federal, os Créditos Ilíquidos serão pagos na forma prevista na Cláusula 4.3.6, exceto quando disposto de forma distinta neste Plano.

4.8.	A Oi poderá realizar, após a Homologação Judicial do Plano, procedimento de Mediação, a ser implementado com o propósito específico de realizar acordos de modo a tornar líquidos Créditos atualmente Ilíquidos.

4.9.	Créditos Retardatários. Na hipótese de reconhecimento de Créditos por decisão judicial ou arbitral, transitada em julgado, ou acordo entre as partes, posteriormente à data de apresentação deste Plano ao Juízo da Recuperação Judicial, serão eles considerados Créditos Retardatários e deverão ser pagos de acordo com a classificação e critérios estabelecidos neste Plano para a classe na qual os Créditos Retardatários em questão devam ser habilitados e incluídos, sendo certo que, na hipótese de os Créditos Retardatários envolverem Créditos Quirografários, seus respectivos pagamentos deverão ser realizados na forma prevista na Cláusula 4.3.6.

4.10.	Modificação do Valor de Créditos. Na hipótese de modificação do valor de qualquer dos Créditos já reconhecidos e inseridos na Relação de Credores do Administrador Judicial por decisão judicial ou arbitral, transitada em julgado, ou acordo entre as partes, o valor alterado do respectivo Crédito deverá ser pago nos termos previstos neste Plano, sendo certo que, caso determinado Crédito Quirografário tenha sido majorado, a parcela majorada do Crédito Quirografário em questão deverá ser paga nos termos da Cláusula 4.3.6.

4.11.	Reclassificação de Créditos. Caso, por decisão judicial ou arbitral, transitada em julgado, ou acordo entre as partes, seja determinada a reclassificação de qualquer dos Créditos para Créditos Quirografários, o Crédito reclassificado deverá ser pago nos termos e condições previstos na Cláusula 4.3.6.

5.	RECURSOS PARA PAGAMENTO DE CREDORES

5.1.	Alienação de Ativos. Após a Aprovação do Plano, como forma de levantamento de recursos, o GRUPO OI poderá promover, independentemente de nova aprovação dos Credores Concursais, a alienação dos bens do ativo permanente (não circulante) das RECUPERANDAS listados no Anexo 3.1.3 a este Plano e dos Ativos Não Relevantes, desde que aprovada pela Conselho de Administração Transitório ou pelo Novo Conselho de Administração, conforme o momento, e dos Ativos Relevantes, desde que aprovada pela Conselho de Administração Transitório ou pelo Novo Conselho de Administração, conforme o momento, e aprovada pelo Juízo da Recuperação Judicial.

5.1.1.	Com o objetivo de gerar liquidez e proporcionar uma melhora em seu fluxo de caixa, as RECUPERANDAS empreenderão seus melhores esforços com o objetivo de se beneficiarem de oportunidades de participar de processos de consolidação do mercado de telecomunicações brasileiro e de alienação de ativos, inclusive decorrentes de eventuais alterações no modelo regulatório, sempre observado o disposto na Cláusula 5.1 e o interesse das próprias RECUPERANDAS, sem prejuízo do cumprimento de obrigações ainda pendentes perante credores, objeto do Plano de Recuperação Judicial.

5.2.	Geração de Caixa Excedente (Cash Sweep). Durante os 5 (cinco) primeiros exercícios fiscais contados da data da Homologação Judicial do Plano, o GRUPO OI destinará o montante equivalente a 100% da Receita Líquida da Venda de Ativos que exceder USD200.000.000,00 (duzentos milhões de Dólares Norte-Americanos) para investimentos em suas atividades. A partir do 6º (sexto) exercício fiscal contado da data da Homologação Judicial do Plano, o GRUPO OI destinará aos seus Credores Quirografários e Credores com Garantia Real o montante equivalente a 70% (setenta por cento) do Saldo de Caixa que exceder o Saldo do Caixa Mínimo.

5.2.1.	Distribuição dos recursos do Cash Sweep. A distribuição dos valores relativos ao Cash Sweep descritos na Cláusula 5.2 acima ocorrerá de forma proporcional (pro rata) aos pagamentos previstos nas Cláusulas 4.2, 4.3.1.2 e 4.3.1.3, conforme aplicável, com a consequente redução proporcional do saldo dos respectivos créditos e limitado ao valor do crédito de cada Credor com Garantia Real e Quirografário conforme constante da Relação de Credores do Administrador Judicial. O saldo remanescente dos Créditos com Garantia Real e Quirografários após o pagamento decorrente do Cash Sweep será recalculado e ajustado nos termos do presente Plano e seu pagamento observará o disposto na Cláusula 4.2, Cláusula 4.3 e suas subcláusulas, conforme o caso.

5.3.	Formas de Financiamento Adicionais

5.3.1.	Além dos recursos obtidos com o Aumento de Capital – Novos Recursos, a Companhia poderá buscar, caso necessário, em até 2 (dois) anos da data da Homologação Judicial do Plano, novos recursos no mercado de capitais, no montante total de até R$ 2.500.000.000,00 (dois bilhões e quinhentos milhões de Reais).

5.3.1.1.	Estas captações serão realizadas em condições atrativas para viabilizar a capitalização dos recursos necessários à consecução das atividades do GRUPO OI, podendo ser realizadas, entre outras formas, mediante a emissão de pública de ações ordinárias ou de novos instrumentos de dívida, incluindo dívidas com garantia.

5.3.2.	Com a aprovação do Plano e a readequação de sua estrutura de capital, as RECUPERANDAS envidarão os seus melhores esforços para a obtenção de abertura de novas linhas de crédito para importação de equipamentos no valor potencial de R$ 2.000.000.000,00 (dois bilhões de Reais), inclusive à luz da indicação preliminar recebida de assessor financeiro de agências de crédito à exportação (Export Credit Agencies).

6.	AUMENTO DE CAPITAL – NOVOS RECURSOS

6.1.	Aumento de Capital. Diante das necessidades de novos recursos para retomada de investimentos em CAPEX e implementação do seu plano de negócios, o Grupo Oi obriga-se a realizar na forma deste Plano, do Contrato de Backstop e observada a legislação aplicável, tão logo quanto possível após a conclusão do Aumento de Capital—Capitalização de Créditos previsto na Cláusula 4.3.3 e em qualquer caso até 28 de fevereiro de 2019, o Aumento de Capital—Novos Recursos, observado o seguinte:

(a)	Estrutura do Aumento de Capital. O Aumento de Capital – Novos Recursos será realizado por meio da emissão privada de Novas Ações Ordinárias – II de emissão da Oi;

(b)	Montante do Aumento de Capital: O montante total do Aumento de Capital será de R$4.000.000.000,00 (quatro bilhões de Reais), conforme estabelecido neste Plano e no Contrato de Backstop;

(c)	Preço de Emissão. O preço de emissão das Novas Ações Ordinárias – II no Aumento de Capital – Novos Recursos será calculado pela divisão do valor de R$ 3.000.000.000,00 (três bilhões de Reais) pelo número de ações da Oi em circulação no Dia Útil imediatamente anterior ao Aumento de Capital Novos Recursos, ressalvados eventuais ajustes no preço de emissão conforme previsto no Contrato de Backstop;

(d)	Registro do Aumento de Capital – Novos Recursos: A Oi registrará as Novas Ações Ordinárias – II emitidas em decorrência da implementação do Aumento de Capital – Novos Recursos perante a U.S. Securities & Exchange Commission, de forma que os acionistas residentes fora do país possam participar do referido Aumento de Capital – Novos Recursos, livremente negociar seus direitos de subscrição e adquirir Novas Ações Ordinárias – II sob a forma de ADRs, por meio do Programa de DRs de ações ordinárias patrocinado pela Oi e registrado perante a U.S. Securities & Exchange Commission. A Oi será responsável por: (i) obter às suas expensas todos os eventuais registros ou dispensas de registro exigidos pela legislação de valores mobiliários dos Estados Unidos da América; (ii) realizar todos os registros, operações de câmbio e cadastramentos necessários perante as autoridades brasileiras; e (iii) arcar com todos e quaisquer tributos ou despesas decorrentes do depósito das ações na custódia do Programa DRs e da correspondente emissão do ADRs.

(e)	Direito de Preferência. Nos termos do art. 171, §2º da Lei 6.404/76, os acionistas da Oi por ocasião do Aumento de Capital—Novos Recursos terão direito de preferência para a subscrição das ações emitidas; e

(f)	Condições Precedentes – Aumento de Capital – Novos Recursos: O Aumento de Capital Novos Recursos ocorrerá tão logo quanto possível, até no máximo 28 de fevereiro de 2019, mas desde que verificadas ou expressa e formalmente dispensadas pelos Investidores Backstoppers, as Condições Precedentes para o Aumento de Capital – Novos Recursos, conforme estabelecidas no Contrato de Backstop.

6.1.1.1.	Após o término do período de direito de preferência do Aumento de Capital—Novos Recursos, as eventuais sobras de ações serão rateadas entre os acionistas que manifestarem interesse na reserva de sobras no respectivo boletim de subscrição. O Acionista que desejar subscrever sobras poderá, ainda, no ato de subscrição das sobras a que fizer jus, solicitar um número adicional de sobras de ações não subscritas, sujeito à disponibilidade de sobras. Caso o total de ações objeto de pedidos de sobras adicionais exceda ao montante de sobras disponíveis, será realizado o rateio entre os Acionistas, que tiverem solicitado reserva de sobras adicionais, na proporção prevista no Contrato de Backstop. A colocação integral das sobras de ações será garantida pelos Investidores Backstoppers, nos termos do Contrato de Backstop.

6.1.1.2.	Aprovação e Condições para o Aumento de Capital Mediante Novos Recursos: Até 15 de janeiro de 2019, o GRUPO OI deverá chamar assembleia geral de acionistas e/ou reunião do Conselho de Administração, conforme o caso, para aprovação da emissão das Novas Ações Ordinárias – II, para fins de cumprimento deste Plano e do Contrato de Backstop. Havendo qualquer empecilho a essa aprovação, ele poderá ser suprido por decisão do Juízo da Recuperação Judicial, sem prejuízo aos direitos e medidas dos Investidores Backstoppers para execução específica das obrigações relacionadas ao Aumento de Capital – Novos Recursos contratadas neste Plano e no Contrato de Backstop.

6.1.1.3.	Prêmio de Compromisso: Em função do compromisso firme prestado pelos Investidores Backstoppers de garantir a subscrição da totalidade do Aumento de Capital Novos Recursos nos termos do Contrato de Backstop, a Oi obriga-se a pagar aos Investidores Backstoppers, nas condições previstas no Contrato de Backstop, proporcionalmente ao valor do respectivo compromisso, o prêmio de compromisso contratado nos termos do Contrato de Backstop correspondente a (i) 8% (oito por cento) do montante garantido pelos Investidores Backstoppers, devido e pagável em Dólares Norte-Americanos; ou (ii) 10% (dez por cento) do montante garantido pelos Investidores Backstoppers, devido e pagável em novas ações ordinárias emitidas pela Oi, a critério dos Investidores Backstoppers, observado o disposto nas Cláusulas 6.1.1.3.1 e 6.1.1.3.2 abaixo e o Contrato de Backstop, ressalvado que os valores do prêmio de compromisso podem ser majorados, nos termos e condições do Contrato de Backstop, caso o Grupo Oi exerça a opção de extensão do período de validade do compromisso de Backstop.

6.1.1.3.1.	Caso o preço médio ponderado por volume das ações ordinárias de emissão da Oi nos 30 (trinta) dias que antecederem o Aumento de Capital Novos Recursos seja superior a R$10,00 (dez Reais) por ação, a escolha da forma de pagamento do Prêmio de Compromisso será da Oi; caso seja inferior, a escolha será feita individualmente por cada um dos Investidores Backstoppers, conforme estabelecido no Contrato de Backstop.

6.1.1.3.2.	Caso haja agrupamento de ações, o montante de R$ 10,00 (dez reais) por ação deverá ser multiplicado pela quantidade de ações que forem agrupadas em cada nova ação. Da mesma maneira, caso haja desmembramento de ações, o montante de R$ 10,00 (dez reais) por ação deverá ser dividido pela quantidade de ações objeto de desmembramento para cada ação antiga da Oi.

6.1.1.3.3.	Para fins do pagamento do Prêmio de Compromisso em ações, o valor das ações a serem entregues aos Investidores Backstoppers será o seu preço de emissão no Aumento de Capital – Novos Recursos, conforme estabelecido no Contrato de Backstop.

6.1.1.3.4.	Pagamento do Prêmio de Compromisso: As RECUPERANDAS declaram e reconhecem para os fins de direito que o Prêmio de Compromisso é devido pelas Recuperandas nos termos do Contrato de Backstop. As RECUPERANDAS obrigam-se por este Plano, em caráter irrevogável e irretratável, a pagar o Prêmio de Compromisso na data da conclusão do Aumento de Capital -Novos Recursos ou em qualquer caso de descumprimento do Contrato de Backstop pelas RECUPERANDAS, conforme estabelecido no Contrato de Backstop.

7.	REORGANIZAÇÃO SOCIETÁRIA

7.1.	Além das operações de reorganização societária descritas no Anexo 7.1, as RECUPERANDAS poderão realizar operações de reorganização societária, tais como cisão, fusão, incorporação de uma ou mais sociedades, transformação, dissolução ou liquidação entre as próprias RECUPERANDAS e/ou quaisquer de suas Afiliadas, sempre com o objetivo de otimizar as suas operações e incrementar os seus resultados, contribuindo assim para o cumprimento das obrigações constantes deste Plano, desde que aprovadas pelo Conselho de Administração Transitório ou o Novo Conselho de Administração, conforme o momento e as regras de governança da Cláusula 9.

8.	REUNIÃO DE CREDORES

8.1.	Reunião de Credores. Dadas as especificidades próprias dos Credores Quirografários Bondholders Qualificados, determinadas matérias que afetem apenas os direitos dos Credores Quirografários Bondholders Qualificados, conforme estabelecido neste Plano, serão deliberadas por eles em Reunião de Credores, observados os termos do Anexo 8.1.

9.	GOVERNANÇA DA OI DURANTE A RECUPERAÇÃO JUDICIAL

9.1.	Governança Corporativa. A administração do GRUPO OI deverá observar, na condução das suas atividades, as melhores práticas de governança corporativa, além de todos os termos, condições e limitações constantes deste Plano e dos demais instrumentos relacionados com a Recuperação Judicial.

9.1.1.	Regras Especiais de Transição. A partir da Aprovação do Plano, serão aplicáveis as seguintes regras especiais de transição de governança das RECUPERANDAS, com prevalência sobre as disposições de seus respectivos Estatutos Sociais, de forma a conferir estabilidade institucional aos seus órgãos sociais e administradores para fins de cumprimento deste Plano, nos seguintes termos:

(i)	Diretoria—Estabilização: Durante o Período de Transição (i) os Diretores Transição serão (x) mantidos nos mesmos cargos e funções em que atuam nesta data, com a manutenção e renovação dos compromissos contratuais atuais, incluindo, mas sem limitar, as indenizações previstas contratualmente atualmente existentes e vedada a sua destituição e alteração das competências dos Diretores Transição, (y) exclusivamente responsáveis pela execução e implementação do Plano até o encerramento da Recuperação Judicial, observado o disposto no item (iii) abaixo; e (ii) os Diretores Conselheiros exercerão seus respectivos cargos com as atribuições operacionais a serem fixadas em reunião da Diretoria da Oi, devendo se abster de interferir, direta ou indiretamente, de qualquer modo em questões relacionadas à Recuperação Judicial, inclusive e especialmente em relação à implementação do Plano, podendo ser destituídos a qualquer tempo pelo Conselho de Administração Transitório ou Novo Conselho de Administração, conforme o caso.

(ii)	Diretoria—Operações: As RECUPERANDAS contratarão em até 60 (sessenta) Dias Úteis após a Aprovação do Plano o Diretor de Operações, que ficará responsável pela preparação da Oi em sua nova fase de transformação e pela ação integrada das áreas comercial e operacional das RECUPERANDAS. O Diretor de Operações não poderá ser destituído ou substituído durante o Período de Transição.

a.	Processo de Seleção do Diretor de Operações: As RECUPERANDAS deverão contratar a Consultoria de RH em até 15 (quinze) Dias Úteis após a Aprovação do Plano. A Consultoria de RH deverá apresentar ao Conselho de Administração Transitório, no prazo de 30 (trinta) Dias Úteis após a sua contratação, uma lista de potenciais candidatos ao cargo de Diretor de Operações. O Conselho de Administração Transitório deverá apresentar ao atual Diretor Presidente, no prazo de 10 (dez) Dias Úteis, uma lista tríplice de potenciais candidatos ao cargo de Diretor de Operações. O Diretor Presidente selecionará o Diretor de Operações no prazo de 5 (cinco) Dias Úteis e as RECUPERANDAS contratarão imediatamente o Diretor de Operações.

(iii)	Nova Diretoria: Após o Período de Transição, o Conselho de Administração Transitório ou Novo Conselho de Administração, conforme o caso, poderá deliberar livremente sobre a composição da Diretoria das RECUPERANDAS, observado que o atual Diretor Presidente e Diretor de Finanças e Relações com Investidores serão reconduzidos e mantidos até o encerramento da Recuperação Judicial aos cargos de Diretor Jurídico e de Diretor sem designação específica com funções administrativo-financeiras, com as mesmas atribuições e competências atuais, estrutura administrativa, alçadas de decisão e com a manutenção e renovação dos compromissos contratuais atuais, incluindo, mas sem limitar, às indenizações previstas contratualmente. Na hipótese de destituição do Diretor Jurídico e do Diretor sem designação específica com funções administrativo-financeiras pelo Conselho de Administração Transitório ou Novo Conselho de Administração, conforme o caso, antes do encerramento da Recuperação Judicial, as RECUPERANDAS obrigam-se por este Plano a cumprir integralmente os pacotes de remuneração atualmente existentes.

9.2.	Conselho de Administração Transitório. De modo a assegurar o efetivo cumprimento do objeto social das RECUPERANDAS e das medidas previstas neste Plano e sujeito às aprovações regulamentares aplicáveis, a partir da Aprovação do Plano e até a ulterior investidura dos membros do Novo Conselho de Administração, na forma deste Plano, devidamente aprovada pelas autoridades regulatórias competentes, as RECUPERANDAS terão um Conselho de Administração Transitório composto por um total de 9 (nove) membros titulares, sem suplentes, identificados no Anexo 9.2. , sendo:

-	6 (seis) membros do atual Conselho de Administração;

-	3 (três) novos membros, os quais serão empossados por força e operação deste Plano, nos termos do artigo 50, IV da LRF.

9.2.1.	As deliberações do Conselho de Administração Transitório obedecerão ao disposto no artigo 30 do Estatuto Social da Oi, sendo todas as deliberações tomadas por maioria simples dos presentes. Na hipótese de qualquer impasse nas Deliberações do Conselho de Administração Transitório, o Presidente do Conselho de Administração Transitório terá o voto de qualidade, de acordo com o artigo 30 do Estatuto Social da Oi.

9.2.2.	Os demais membros do atual Conselho de Administração, que não sejam nomeados como membros do Conselho de Administração Transitório nos termos da Clausula 9.2 acima, sejam eles titulares ou suplentes, terão todas as suas funções, inclusive em Comitês de assessoramento à administração da OI, suspensas, não podendo participar de qualquer reunião do Conselho de Administração Transitório e (a) serão formalmente substituídos por força deste Plano, nos termos do artigo 50, IV da LRF, após a posse do Novo Conselho de Administração, na forma deste Plano, ou (b) terão seus mandatos encerrados por decurso do prazo, o que ocorrer primeiro.

9.2.3.	A OI envidará seus melhores esforços para obter as aprovações regulatórias necessárias à efetiva posse dos membros do Conselho de Administração Transitório que não compõem o atual Conselho de Administração.

9.2.4.	Os membros do Conselho de Administração Transitório não poderão ser destituídos até a investidura dos membros do Novo Conselho de Administração.

9.3.	Novo Conselho de Administração. Em até 45 (quarenta e cinco) Dias Úteis após a conclusão do Aumento de Capital Capitalização de Créditos, por força e operação deste Plano, na forma do artigo 50, IV da LRF, as RECUPERANDAS terão um Novo Conselho de Administração, formado por 11 (onze) membros titulares, sem suplentes, constantes da Chapa Consensual, com mandato de 2 (dois) anos, cuja eleição será ratificada em sede de Assembleia Geral de Acionistas convocada para essa finalidade, na forma da Lei das S.A. e do Estatuto Social da OI, em cumprimento a este Plano.

9.3.1.	Formação da Chapa Consensual. A Chapa Consensual para o Novo Conselho de Administração será formada exclusivamente por conselheiros independentes, conforme definido no Estatuto Social da OI, observado que 1 (um) dos Conselheiros Independentes será o Sr. Eleazar de Carvalho Filho. Os demais conselheiros independentes e seus suplentes serão escolhidos pelo voto da maioria simples do Conselho de Administração Transitório. A Consultoria de RH deverá apresentar ao Conselho de Administração Transitório, em até 90 (noventa) Dias Úteis após a Aprovação do Plano, lista contendo ao menos 22 (vinte e dois) candidatos a membros do Novo Conselho de Administração, para seleção dos 10 (dez) conselheiros independentes e formação da Chapa Consensual.

9.3.2.	Eleição do Novo Conselho de Administração. Imediatamente após e em qualquer caso em até 5 (cinco) Dias Úteis após a conclusão do Aumento de Capital Capitalização de Créditos, o Conselho de Administração Transitório deverá convocar Assembleia Geral de Acionistas para eleição e investidura do Novo Conselho de Administração e seus respectivos conselheiros na forma da Chapa Consensual.

9.4.	As deliberações do Novo Conselho de Administração obedecerão ao disposto no artigo 30 do Estatuto Social da OI, sendo tomadas por maioria simples dos presentes. Na hipótese de qualquer impasse nas Deliberações do Novo Conselho de Administração, o Presidente do Novo Conselho de Administração terá o voto de qualidade, de acordo com o artigo 30 do Estatuto Social da Oi.

9.5.	Os membros do Novo Conselho de Administração não poderão ser destituídos, exceto por erro grosseiro, dolo, culpa grave, abuso de mandato ou violação dos respectivos deveres fiduciários, na forma da legislação aplicável.

9.6.	Na hipótese de vacância observar-se-á o disposto no artigo 150 da Lei das S.A.

9.7.	Conselho de Administração. Após o encerramento do mandato do Novo Conselho de Administração na forma deste Plano, poderá ser convocada nova Assembleia Geral de Acionistas para deliberação e eleição de novos membros para o conselho de administração da OI, autorizada a recondução, observado o disposto no Estatuto Social da Oi e na Lei das S.A.

9.8.	Curso normal das atividades. As RECUPERANDAS e sua administração comprometem-se a conduzir os negócios do Grupo Oi de acordo com o curso ordinário de suas operações e com o previsto neste Plano até a investidura do Novo Conselho de Administração.

9.9.	Obrigações de Fazer e Não-Fazer: Durante o Período de Transição, as RECUPERANDAS e suas administrações, incluindo a Diretoria atual e o Conselho de Administração Transitório obrigam-se a fazer e a não-fazer o disposto no Anexo Erro! Fonte de referência não encontrada.

10.	OBRIGAÇÕES ADICIONAIS

10.1.	Restrição a Pagamentos de Dividendos.

10.1.1.	Até o 6º (sexto) ano da data de Homologação Judicial do Plano, as RECUPERANDAS não poderão declarar ou efetuar o pagamento de qualquer dividendo, retorno de capital ou realizar qualquer outro pagamento ou distribuição sobre (ou relacionado) às ações de suas emissões (incluindo qualquer pagamento em relação a qualquer fusão ou consolidação envolvendo qualquer RECUPERANDA).

10.1.1.1.	Estão excetuados das restrições descritas na Cláusula 10.1.1 acima, a declaração ou pagamento de:

(a)	dividendos, retorno de capital ou outras distribuições exclusivamente de uma RECUPERANDA para outra RECUPERANDA;

(b)	pagamentos por qualquer RECUPERANDA para acionistas dissidentes de acordo com a legislação aplicável realizados após a data da Homologação Judicial do Plano; ou

(c)	qualquer pagamento de dividendos realizado de acordo com este Plano.

10.1.2.	Após o 6º (sexto) aniversário da data de Homologação Judicial do Plano, conforme aplicável, as Recuperandas estarão autorizadas a declarar ou efetuar o pagamento de qualquer dividendo, retorno de capital ou realizar qualquer outro pagamento ou distribuição sobre (ou relacionado) às ações de suas emissões (incluindo qualquer pagamento em relação a qualquer fusão ou consolidação envolvendo as Recuperandas) somente se o quociente dívida líquida consolidada da Oi (isto é, Créditos Financeiros, deduzidos de Caixa, acrescido dos créditos Anatel) / EBITDA do exercício social encerrado imediatamente anterior à declaração ou do pagamento, for igual ou inferior a 2 (dois). Após a realização do Aumento de Capital com Capitalização de Créditos e do Aumento de Capital Novos Recursos, a realização de pagamentos de dividendos, retorno de capital ou qualquer outro pagamento ou distribuição sobre (ou relacionado) às ações de suas emissões (incluindo qualquer pagamento em relação a qualquer fusão ou consolidação envolvendo qualquer Recuperanda), será autorizada se o quociente dívida financeira líquida consolidada da Oi (isto é, Créditos Financeiros, deduzidos de Caixa) / EBITDA do exercício social encerrado imediatamente anterior à declaração ou pagamento for igual ou inferior a 2 (dois), sendo certo que não haverá qualquer restrição à distribuição de dividendos após o integral pagamento dos Créditos Financeiros.

10.1.2.1.	Estão excetuados das restrições descritas na Cláusula 10.1.2 acima, a declaração ou pagamento de:

(a)	dividendos, retorno de capital ou outras distribuições exclusivamente de uma RECUPERANDA para outra RECUPERANDA;

(b)	pagamentos por qualquer RECUPERANDA para acionistas dissidentes de acordo com a legislação aplicável realizados após a data da Homologação Judicial do Plano; ou

(c)	qualquer pagamento de dividendos realizado de acordo com este Plano ou determinado pela legislação aplicável, incluindo o dividendo obrigatório.

10.2.	Suspensão de Obrigações. Começando no dia de um Evento de Suspensão de Obrigações e terminando em uma Data de Reversão (conforme definido abaixo) (para fins desta cláusula, referido período denominado “Período de Suspensão”), o Grupo Oi: (i) estará desobrigado a realizar resgate anual antecipado com Geração de Caixa Excedente, na forma da Cláusula 5.2; e (ii) poderá realizar pagamento de dividendos livre de qualquer restrição prevista na Cláusula 10.1 deste Plano (para fins desta cláusula, “Obrigações Suspensas”).

10.2.1.	Em qualquer período de tempo, caso 2 (duas) dentre as seguintes Agências de Rating (Standard and Poors, Moodys ou Fitch Ratings) classifiquem a Oi com grau de investimento e, nenhum descumprimento tenha ocorrido, as obrigações listadas na Cláusula 10.2 estarão suspensas (para fins desta Cláusula, “Evento de Suspensão de Obrigações”). Se em qualquer data subsequente (para fins desta Cláusula, “Data de Reversão”), 1 (uma) ou ambas as Agências de Rating cancelar os ratings de grau de investimento ou reduzir os ratings da Oi abaixo de grau de investimento, as obrigações suspensas voltam a ser aplicáveis.

10.3.	Aumento do Capital Autorizado. Como forma de possibilitar a aprovação das emissões de ações e bônus de subscrição previstas neste Plano independentemente de reforma estatutária, a Oi se compromete a convocar, assim que possível após a Homologação Judicial do Plano, assembleia geral de acionistas para deliberar sobre o aumento do limite do seu capital autorizado em quantidade suficiente para fazer frente a tais emissões, se necessário for. Se houver qualquer empecilho a essa aprovação, ele poderá ser suprido por decisão do Juízo da Recuperação Judicial.

10.4.	Obrigações de Fazer. Por meio deste Plano, as RECUPERANDAS comprometem-se a, durante o curso da Recuperação Judicial, (a) conduzir os negócios do GRUPO OI de acordo com o curso ordinário de suas operações; (b) observar todos os termos, condições e limitações estabelecidos neste Plano; e (c) cumprir com todas as obrigações assumidas neste Plano.

11.	EFEITOS DO PLANO

11.1.	Vinculação do Plano. A partir da Homologação Judicial do Plano, as disposições deste Plano vinculam as RECUPERANDAS, seus acionistas e sócios, os Credores Concursais e respectivos cessionários e sucessores, nos termos do art. 59 da LFR.

11.1.1.	Observado o disposto na Cláusula 11.4, a Aprovação do Plano constitui autorização e consentimento vinculante concedidos pelos Credores Concursais para que as RECUPERANDAS possam, dentro dos limites da Lei e dos termos deste Plano, adotar todas e quaisquer providências que sejam apropriadas e necessárias para a implementação das medidas previstas neste Plano, inclusive (i) obtenção de medida judicial, extrajudicial ou administrativa (seja de acordo com qualquer lei de insolvência ou no âmbito de qualquer procedimento de natureza principal ou incidental) pendente ou a ser iniciado pelas RECUPERANDAS, qualquer dos representantes das RECUPERANDAS ou qualquer representante da Recuperação Judicial em qualquer jurisdição que não seja o Brasil com o propósito de conferir força, validade e efeito ao Plano e sua implementação e (ii) o estabelecimento de procedimentos para (ii.a) Credores não residentes no Brasil manifestarem sua escolha quanto à opção para pagamento de seus respectivos Créditos Concursais, sem prejuízo do disposto nas Cláusulas 4.5 , 4.5.1 , 4.5.2 , 4.5.3, 4.5.4 e 4.5.5 ; (ii.b) pagamento dos Créditos de titularidade dos referidos Credores não residentes no Brasil na forma aplicável, conforme prevista neste Plano; e (ii.c) para garantir o tratamento equitativo dos Credores, deduzir dos valores dos Créditos a serem pagos pelas RECUPERANDAS, nos termos deste Plano, aos Credores, residentes ou não no Brasil, indicados na Relação de Credores do Administrador Judicial, todo e qualquer valor recebido por tais credores das RECUPERANDAS e/ou decorrente da eventual alienação, liquidação ou excussão dos seus ativos em outras jurisdições, conforme aplicável.

11.1.1.1.	Em consonância com o acima exposto, dentro dos limites da Lei e dos termos deste Plano, os Credores que aprovarem o Plano expressamente declaram que se comprometem a aprovar qualquer outro instrumento de composição entre credores e quaisquer das RECUPERANDAS em outra jurisdição, a ser submetido à aprovação de credores em qualquer jurisdição, inclusive, mas não se limitando a, um plano de composição a ser oferecido por qualquer das RECUPERANDAS perante a justiça holandesa, bem como a celebrar todo e qualquer instrumento necessário para efetivar tal composição de credores, ressalvado o disposto na Cláusula 11.4.

11.2.	Novação. Exceto pelo disposto na Cláusula 11.2.1 abaixo e no caso de acordo específico entre o Credor com Garantia Real e o GRUPO OI, bem como observado o disposto na Cláusula 4.2.4, a Homologação Judicial do Plano implicará na novação de todos os Créditos Concursais, nos termos do art. 59 da LFR, os quais serão pagos na forma estabelecida neste Plano. Por força da novação, todas as obrigações, covenants contratuais, índices financeiros, hipóteses de vencimento antecipado, bem como outras obrigações e garantias de quaisquer naturezas assumidas ou prestadas pelas RECUPERANDAS ficam extintas, sendo substituídas, em todos os seus termos (exceto quando disposto de forma diversa neste Plano), pelas previsões deste Plano.

11.2.1.	Tendo em vista a importância das garantias vigentes constituídas pelas sociedades do GRUPO OI para manutenção de outorgas de uso de radiofrequência, conforme exigido pelas Autoridades Governamentais, bem como manutenção de ativos e direitos necessários à prestação de serviços no âmbito das referidas outorgas, fica expressamente ressalvado que as referidas garantias não serão afetadas pela novação prevista na Cláusula 11.2 acima.

11.3.	Extinção das Ações. Observado o disposto na Cláusula 11.4, a partir da Homologação Judicial do Plano, enquanto este Plano estiver sendo cumprido, e observado o disposto nas Cláusulas 4.1.2 e 4.3.2, os Credores Concursais, salvo os Credores Trabalhistas, não mais poderão (i) ajuizar ou prosseguir em toda e qualquer ação judicial ou Processo de qualquer natureza contra as RECUPERANDAS relacionado a qualquer Crédito Concursal, excetuado o disposto no art. 6º, §1º, da LFR relativamente a Processos em que se estejam discutindo Créditos Ilíquidos; (ii) executar qualquer sentença, decisão judicial ou sentença arbitral contra as RECUPERANDAS relacionada a qualquer Crédito Concursal; (iii) penhorar ou onerar quaisquer bens do GRUPO OI para satisfazer seus respectivos Créditos Concursais ou praticar qualquer outro ato constritivo contra o patrimônio das RECUPERANDAS; (iv) criar, aperfeiçoar ou executar qualquer garantia real sobre os bens e direitos das RECUPERANDAS para assegurar o pagamento de Crédito Concursal; (v) reclamar qualquer direito de compensação de seu respectivo Crédito Concursal contra qualquer crédito devido às RECUPERANDAS; (vi) buscar a satisfação de seu Crédito Concursal por qualquer outro meio, que não o previsto neste Plano. Com a Homologação Judicial do Plano, todas as execuções e outras medidas judiciais em curso contra o GRUPO OI relativas aos Créditos Concursais serão extintas, e as penhoras e constrições judiciais liberados, sendo igualmente liberados em favor do GRUPO OI o saldo de Depósitos Judiciais que não tenham sido empregados no pagamento de Credores nos termos das Cláusulas 4.1.2 e 4.3.2 acima.

11.4.	O disposto nas Cláusulas 3.1.1.1, 4.3.3.8, 4.3.3.10, 11.1.1, 11.1.1.1, 11.3, 11.10, 11.11, 11.12, 11.12.1, 11.12.1.1, 11.12.1.2, 13.2.1, 13.10.1 e 13.10.2 acima não se aplica aos Litigantes Atuais e não representa renúncia de direito, dispensa de obrigação ou quitação por parte dos Litigantes Atuais, bem como não afeta quaisquer litígios, atuais ou futuros, ou causas de litígio dos Litigantes Atuais, em quaisquer jurisdições, ficando preservados seus direitos de tomar qualquer ação que entender necessária relativamente ao Plano, o DIP Financing, qualquer contrato, instrumento ou outro documento criado ou firmado em relação a este Plano ou o DIP Financing, incluindo sem limitação o direito de rescindir tais contratos ou ingressar com litígios em quaisquer jurisdições para proteção e eficácia dos direitos deste Plano ou do DIP Financing ou para exigir esses direitos, ações ou causas de ações ligadas, decorrentes ou relacionadas ao desrespeito de quaisquer termos e condições pelas RECUPERANDAS, contidos neste Plano, no DIP Financing ou em qualquer contrato, instrumento ou outro documento criado ou firmado e relacionado a este Plano, ou ao DIP Financing, pelo qual tal parte é obrigada.

11.4.1.	Até a data da Homologação Judicial do Plano ou 15 de janeiro de 2018, o que ocorrer primeiro (para fins desta cláusula, o “Período de Suspensão Litígios”), cada uma das RECUPERANDAS e os Litigantes Atuais devem abster-se de perseguir em qualquer jurisdição (inclusive no Brasil, nos Estados Unidos da América, nos Países Baixos, em Portugal ou no Reino Unido) quaisquer disputas, ações ou causas de ação contra as RECUPERANDAS ou quaisquer dos Litigantes Atuais ou as Partes Protegidas.

11.4.2.	Durante o Período de Suspensão Litígios, as RECUPERANDAS e os Litigantes Atuais devem coordenar seus esforços para tomar qualquer medida necessária ou apropriada para suspender as Ações Pendentes e não devem realizar qualquer ajuste em suas ações, pedidos, apelações, recursos para reconsideração ou ação semelhante, exceto se necessário para preservar a Ação Pendente ou evitar o decurso do prazo prescricional. Especificamente, as partes devem requerer: (i) a suspensão, durante o Período de Suspensão Litígios , das ações judiciais em que são partes nos Estados Unidos da América, na Holanda e nas Ilhas Cayman, conforme o caso; (ii) ao Sr. Jasper Berkenbosch, trustee nomeado no processo de falência da COOP em curso na Holanda, que requeira, durante o Período de Suspensão Litígios, a suspensão da avoidance proceeding por ele ajuizada; e (iii) à Corte Distrital de Amsterdam em que tem curso a avoidance proceeding, a suspensão desta ação durante o Período de Suspensão Litígios.

11.4.3.	Nada neste Plano previne os Litigantes Atuais de perseguir ou continuar perseguindo pedidos de reconsideração, alteração, vacatur, recursos ou qualquer outra medida similar ou uma apelação de memorando escrito de decisão da Corte Norte-Americana de Falência datada de 4 de dezembro de 2017, protocolo número 17-11888, registro número 130, ou qualquer outra ordem relativa a tal decisão.

11.4.4.	As RECUPERANDAS e os Litigantes Atuais podem tomar medidas legais cabíveis estritamente necessárias para preservar seus direitos, apelações ou direito de apelação, desde que as RECUPERANDAS e os Litigantes Atuais tomem as medidas estritamente necessárias para preservação de direito.

11.4.5.	Qualquer prazo de prescrição, de suspensão ou preemptivo, ou qualquer outro recurso temporal, incluindo renúncias, dispensas ou abdicações mútuas, previstas em lei, estatuto, contrato, por equidade ou qualquer outro meio, que podem ser arguidos pelas RECUPERANDAS ou pelo Litigante Atual ficam interrompidos até que ocorra: (i) a conclusão da negociação para o encerramento das Ações Pendentes, as operações previstas neste Plano para reestruturação dos créditos ou (ii) 90 (noventa) dias após o decurso do prazo de suspensão das Ações Pendentes previsto na Cláusula 11.4.4 acima; o que ocorrer primeiro.

11.4.6.	Nada neste Plano deve limitar ou restringir os direitos dos Litigantes Atuais, sendo certo que, exceto pela obrigação de suspender ações prevista nesta cláusula, qualquer Litigante Atual deve ter preservado o seu direito de tomar qualquer ação que entender necessária relativamente ao Plano, o DIP Financing, qualquer contrato, instrumento ou outro documento criado ou firmado em relação a este Plano ou o DIP Financing, incluindo sem limitação o direito de rescindir tais contratos ou ingressar com litígios em quaisquer jurisdições para proteção e eficácia dos direitos deste Plano ou do DIP Financing ou para exigir esses direitos, ações ou causas de ações ligadas, decorrentes ou relacionadas ao desrespeito de quaisquer termos e condições pelas RECUPERANDAS, contidos neste Plano, no DIP Financing ou em qualquer contrato, instrumento ou outro documento criado ou firmado e relacionado a este Plano, ou ao DIP Financing, pelo qual tal parte é obrigada.

11.4.7.	As RECUPERANDAS e os Litigantes Atuais envidarão seus melhores esforços de forma comercialmente razoável para negociar de boa-fé o encerramento das Ações Pendentes em termos mutuamente aceitáveis nos Estados Unidos da América, nos Países Baixos e nas Ilhas Cayman, conforme o caso. Nada neste Plano deve ser interpretado como uma obrigação das RECUPERANDAS ou dos Litigantes Atuais em encerrar tais Ações Pendentes.

11.4.8.	A Aprovação do Plano não impede os Credores Concursais e/ou as RECUPERANDAS de perseguir em qualquer jurisdição (inclusive no Brasil, nos Estados Unidos da América, nos Países Baixos, em Portugal ou no Reino Unido) quaisquer disputas, ações ou causas de ação contra os Litigantes Atuais, tampouco implica renúncia aos direitos ou remédios que os Credores Concursais e/ou as RECUPERANDAS tenham contra os Litigantes Atuais.

11.5.	Reconstituição de Direitos. Verificada a ocorrência de qualquer das Condições Resolutivas previstas na Cláusula 12 e desde que o GRUPO OI não tenha obtido as dispensas necessárias nos termos da Cláusula 12.2 e/ou hipótese de convolação da Recuperação Judicial em falência durante o prazo estabelecido no artigo 61 da LFR, os Credores Concursais terão reconstituídos integralmente todos os seus direitos e garantias nas condições originalmente contratadas, como se o Plano não tivesse sido aprovado, sendo restabelecidas todas as ações e pretensões contra o GRUPO OI, e assegurado o direito de ajuizar ou prosseguir com qualquer ação judicial ou extrajudicial contra o GRUPO OI, deduzidos os valores eventualmente pagos na forma deste Plano e no curso da Recuperação Judicial e ressalvados os atos validamente praticados no âmbito da Recuperação Judicial e deste Plano, observado o disposto nos artigos 61, § 2º e 74, da LFR.

11.6.	Formalização de Documentos e Outras Providências. O GRUPO OI, os adquirentes de quaisquer ativos de propriedade de qualquer das RECUPERANDAS e os Credores e seus representantes e advogados deverão praticar todos os atos e firmar todos os contratos e outros documentos que, na forma e na substância, sejam necessários ou adequados para cumprimento e implementação do disposto neste Plano.

11.7.	Modificação do Plano. Aditamentos, alterações ou modificações ao Plano podem ser propostas a qualquer tempo após a Homologação Judicial do Plano, desde que tais aditamentos, alterações ou modificações sejam (i) submetidos à votação na Assembleia de Credores, observando-se o quórum requerido pelos artigos 45 e 58, caput e §1º, da LFR.

11.7.1.	Efeito Vinculativo das Modificações do Plano. Os aditamentos, alterações ou modificações ao Plano vincularão o GRUPO OI, seus Credores Concursais e seus respectivos cessionários e sucessores, a partir de sua aprovação pela Assembleia de Credores na forma dos artigos 45 ou 58 da LFR.

11.8.	Manutenção do Direito de Petição e Voz e Voto em Assembleia de Credores. Para fins deste Plano e enquanto não verificado o encerramento da Recuperação Judicial, os Credores —- inclusive os Credores Quirografários Bondholders Qualificados que venham a converter parte de seus Créditos Quirografários Bondholders Qualificados em capital da Oi na forma do Aumento de Capital – Capitalização de Créditos—- preservarão o valor e quantidade de seus Créditos Concursais para fins de direito de petição, voz e voto em toda e qualquer Assembleia de Credores posterior à Homologação Judicial do Plano, independentemente da conversão dos Créditos Quirografários Bondholders Qualificados em Novas Ações Ordinárias – I e respectiva quitação.

11.9.	Equivalência econômica no cumprimento do Plano. Na hipótese de qualquer das operações previstas no presente Plano, que não envolva pagamento em dinheiro aos Credores Concursais, não ser possível de ser implementada pelas RECUPERANDAS para qualquer Credor Concursal, seja pelo transcurso dos prazos previstos para a implementação de tais operações ou por razões regulamentares, as RECUPERANDAS adotarão as medidas necessárias com o objetivo de assegurar um resultado econômico equivalente para os Credores Concursais.

11.10.	Quitação. Os pagamentos realizados na forma estabelecida neste Plano acarretarão, de forma automática, proporcional ao valor efetivamente recebido e independente de qualquer formalidade adicional, a quitação plena, rasa, irrevogável e irretratável de todo e qualquer Crédito Concursal contra as RECUPERANDAS, seja por obrigação principal ou fidejussória, inclusive em relação a Encargos Financeiros, de modo que os Credores Concursais nada mais poderão reclamar contra as RECUPERANDAS relativamente aos Créditos Concursais, a qualquer tempo, em juízo ou fora dele.

11.11.	Ratificação de Atos. A Aprovação do Plano pela Assembleia Geral de Credores implicará a aprovação e ratificação de todos os atos regulares de gestão praticados e medidas adotadas pelas RECUPERANDAS no curso da Recuperação Judicial, incluindo, mas não se limitando aos atos necessários à reestruturação na forma proposta neste Plano, a celebração do Contrato de Backstop, bem como todos demais atos e ações necessárias para integral implementação e consumação deste Plano e da Recuperação Judicial, os quais ficam expressamente autorizados, validados e ratificados para todos os fins de direito, inclusive e especialmente dos artigos 66, 74 e 131 da LFR.

11.12.	Isenção de Responsabilidade e Renúncia.

11.12.1.	Isenção de Responsabilidade e Renúncia das Partes Isentas. Em decorrência da Aprovação do Plano, os Credores expressamente liberam as Partes Isentas de toda e qualquer responsabilidade pelos atos regulares de gestão praticados e obrigações contratadas antes ou depois da Data do Pedido até a data da Aprovação do Plano, inclusive com relação à reestruturação prevista neste Plano, conferindo às Partes Isentas quitação ampla, rasa, geral, irrevogável e irretratável de todos os direitos e pretensões patrimoniais, penais e morais porventura decorrentes dos referidos atos a qualquer título, observado o disposto na Cláusula 11.4.

11.12.1.1.	A Aprovação do Plano representa igualmente expressa e irrevogável renúncia por parte dos Credores aos direitos em que se fundam quaisquer reivindicações, ações ou direitos de ajuizar, promover, dar prosseguimento ou reivindicar, judicial ou extrajudicialmente, a qualquer título e sem reservas ou ressalvas, em quaisquer jurisdições, a reparação de danos e/ou outras ações ou medidas promovidas contra as Partes Isentas em relação aos atos praticados e obrigações assumidas pelas Partes Isentas, inclusive em virtude de e/ou no curso da Recuperação Judicial. Os Credores, conforme aplicável, tomarão as medidas cabíveis para que os trustees nomeados nos processos de falência holandeses da OI COOP e da PTIF encerrem todos os litígios contra as Partes Isentas ou façam com que tais litígios sejam encerrados, observado o disposto na Cláusula 11.4.

11.12.1.2.	Isenção de Responsabilidade e Renúncia dos Investidores Backstoppers. Em decorrência da Aprovação do Plano, cada uma das sociedades integrantes do GRUPO OI e seus sucessores, e o Credores, expressamente liberam as Partes Isentas Investidores Backstoppers de toda e qualquer responsabilidade pelos atos praticados, incluindo a celebração do Contrato de Backstop, e obrigações contratadas antes ou depois da Data do Pedido até a data da Aprovação do Plano, inclusive com relação à reestruturação prevista neste Plano, ressalvando-se as obrigações previstas no presente Plano e no Contrato de Backstop, conferindo às Partes Isentas Investidores Backstoppers quitação ampla, rasa, geral, irrevogável e irretratável de todos os direitos e pretensões patrimoniais, penais e morais porventura decorrentes dos referidos atos a qualquer título.

12.	CONDIÇÕES RESOLUTIVAS DO PLANO

12.1.	Condições Resolutivas. São condições resolutivas do Plano, cuja ocorrência acarretará a resolução automática do Plano e de suas estipulações, com a consequente manutenção e/ou reconstituição dos direitos e garantias dos Credores nas condições originariamente contratadas, como se o Plano não tivesse sido aprovado, nos termos desta Cláusula 12.1:

(i)	a inocorrência da reestruturação dos Créditos Quirografários Bondholders Qualificados na forma da Cláusula 4.3.3.2 até 31 de julho de 2018;

(ii)	a inocorrência do Aumento de Capital Capitalização de Créditos conforme o disposto na Cláusula 4.3.3.5 até 31 de julho de 2018; e

(iii)	a inocorrência do Aumento de Capital Novos Recursos conforme o disposto na Cláusula 6 até 28 de fevereiro de 2019.

12.2.	Dispensa das Condições Resolutivas. Os Credores podem, em deliberação dos titulares da maioria simples dos Créditos presentes à Assembleia de Credores convocada para essa finalidade, aprovar a dispensa ou modificação, total ou parcial, da(s) condição(ões) resolutiva(s) descritas na Cláusula 12.1 acima.

12.3.	Resolução do Plano. Caso resolvido o Plano, caberá à Assembleia de Credores deliberar (i) sobre a aprovação de modificação ao Plano, observado o quórum de aprovação de Plano estabelecido nos artigos 45 e 58, § 1º, da LFR, ou (ii) pela decretação da falência pelo Juízo da Recuperação.

13.	DISPOSIÇÕES GERAIS

13.1.	Condições suspensivas. A eficácia deste Plano está condicionada a (i) Aprovação do Plano; e (ii) Homologação Judicial do Plano e a eficácia da implementação das medidas previstas neste Plano está condicionada ao cumprimento das exigências e condições legais, regulamentares e estatutárias aplicáveis.

13.2.	Obrigações de Fazer e Não-Fazer. Por meio deste Plano, as RECUPERANDAS comprometem-se a, durante o curso da Recuperação Judicial, (a) conduzir os negócios do GRUPO OI de acordo com o curso ordinário de suas operações; (b) observar todos os termos, condições e limitações estabelecidos neste Plano; e (c) cumprir com todas as obrigações assumidas neste Plano.

13.2.1.	Sem prejuízo do disposto na Cláusula 13.2 acima, as RECUPERANDAS obrigam-se a adotar as medidas que estejam ao seu alcance e sejam necessárias para que este Plano seja reconhecido como eficaz, exequível e vinculante nas jurisdições estrangeiras aplicáveis, na medida em que tal reconhecimento se faça necessário para a implementação das medidas previstas neste Plano em relação aos respectivos Credores, observado o disposto na Cláusula 11.4.

13.3.	Encerramento da Recuperação Judicial. A Recuperação Judicial será encerrada mediante a verificação do cumprimento de todas as obrigações previstas no Plano que se vencerem até 2 (dois) anos contados da Homologação Judicial do Plano.

13.4.	Meios de Pagamento. Exceto para os Credores Trabalhistas partes em Processos, que sempre receberão mediante depósito judicial nos autos dos respectivos Processos, salvo se houver previsão diversa no Plano, os valores devidos aos Credores Concursais serão pagos mediante (a) a transferência direta de recursos à conta bancária do respectivo Credor Concursal, por meio de documento de ordem de crédito (DOC), ou de transferência eletrônica disponível (TED), (b) por Ordem de Pagamento a ser sacada diretamente no caixa de instituição financeira pelo respectivo Credor Concursal, conforme o caso, servindo o comprovante da referida operação financeira como prova de quitação do respectivo pagamento; ou, ainda, (c) outros meios necessários para pagamento dos Créditos Concursais Agências Reguladoras.

13.4.1.	Os pagamentos previstos neste Plano serão realizados somente após a disponibilização e envio pelos Credores Concursais, com exceção dos Credores Trabalhistas partes em Processos, de seus dados cadastrais atualizados e informações de conta bancária na plataforma eletrônica a ser disponibilizada pela Oi no endereço eletrônico www.recjud.com.br. Caso o Credor Concursal não disponibilize e envie as referidas informações em tempo hábil para que as RECUPERANDAS possam realizar o respectivo pagamento, nas datas e prazos previstos neste Plano, não será considerado descumprimento de Plano. Não haverá incidência de multas, atualização monetária ou encargos moratórios em relação aos pagamentos que não tenham sido efetuados nas datas e prazos previstos neste Plano em virtude de os Credores Concursais não terem disponibilizado e enviado tempestivamente as referidas informações.

13.5.	Datas de Pagamento. Na hipótese de qualquer pagamento ou obrigação prevista neste Plano estar prevista para ser realizada ou satisfeita em um dia que não seja um Dia Útil, o referido pagamento ou obrigação poderá ser realizado ou satisfeito, conforme o caso, no Dia Útil imediatamente seguinte, sem que isso caracterize impontualidade das RECUPERANDAS ou implique incidência de Encargos Financeiros. Da mesma forma, tendo em vista eventuais obrigações de pagamento dependentes de atos ainda não performados, as RECUPERANDAS envidarão todos os esforços para realizar os pagamentos na data mais breve possível, de acordo com a sistemática deste Plano.

13.6.	Comunicações. Todas as notificações, requerimentos, pedidos e outras comunicações ao GRUPO OI, requeridas ou permitidas por este Plano, para serem eficazes, devem ser feitas por escrito e serão consideradas realizadas quando (i) enviadas por correspondência registrada, com aviso de recebimento, ou por courier, e efetivamente entregues; ou (ii) enviadas por e-mail com comprovante de entrega, observando-se os dados de contato a seguir:

Oi S.A.

Rua Humberto de Campos, 425

Protocolo – Recuperação Judicial

Leblon

Rio de Janeiro – RJ

CEP 22430-190

E-mail: rjoi@oi.net.br

13.7.	Divisibilidade das Previsões do Plano. Na hipótese de qualquer termo ou disposição do Plano ser considerada inválida, nula ou ineficaz pelo Juízo da Recuperação Judicial, a validade e eficácia das demais disposições não serão afetadas, devendo as RECUPERANDAS propor novas disposições para substituírem aquelas declaradas inválidas, nulas ou ineficazes, de forma a manter o propósito do estabelecido neste Plano.

13.8.	Cessão de Créditos. Exceto se disposto de forma contrária neste Plano, os Credores poderão ceder seus Créditos Concursais a outros Credores ou a terceiros, e a cessão somente produzirá efeitos desde que (i) as RECUPERANDAS, o Administrador Judicial e o Juízo da Recuperação Judicial sejam informados; e (ii) os cessionários firmem declaração por escrito atestando o recebimento de uma cópia do Plano e reconhecendo que o Crédito Concursal cedido estará sujeito às disposições do Plano. O disposto nos itens “i” e “ii” acima não se aplica aos Créditos Quirografários Bondholders Qualificados nem às Novas Notas, que poderão ser cedidos livre e independentemente de prévia notificação e/ou concordância das RECUPERANDAS.

13.9.	Alterações Anteriores à Aprovação do Plano. As Recuperandas se reservam o direito, na forma da Lei, de alterar este Plano até a data da Aprovação do Plano, inclusive de modo a complementar o protocolo com documentos adicionais e traduções de documentos correlatos.

13.10.	Poderes do GRUPO OI para implementar o Plano

13.10.1.	A Aprovação do Plano seguida da Homologação Judicial do Plano dará poderes à Oi, por meio de seus representantes legais, para tomar todas as medidas necessárias para a implementação do Plano, inclusive, do ponto de vista societário, para assinar os boletins de subscrição, em nome e para o benefício dos Credores Quirografários Bondholders que reestruturarem seus Créditos na forma prevista na Cláusula 4.3.3.1.1, relativos às ações a serem emitidas e entregues pela Oi sob a forma de ADRs em pagamento de tais Créditos, observado o disposto na Cláusula 11.4.

13.10.2.	Após a Homologação Judicial do Plano, o GRUPO OI fica desde já autorizado a adotar todas as medidas necessárias para (i) submeter a Aprovação do Plano ao processo de insolvência em curso perante a Bankruptcy Court of the Southern District of New York (Chapter 15), com o objetivo de conferir efeitos ao Plano em território norte-americano, vinculando os Credores ali domiciliados e estabelecidos, bem como (ii) iniciar e/ou dar andamento a outros procedimentos judiciais, extrajudiciais ou administrativos, sejam de insolvência ou de outra natureza, em outras jurisdições além da República Federativa do Brasil, incluindo no território norte-americano e holandês, conforme necessário, para a implementação deste Plano, incluindo, mas não se limitando, aos processos de insolvência ou procedimentos necessários à implementação das disposições deste Plano, notadamente nos termos da legislação aplicável dos Estados Unidos da América, das Ilhas Virgens Britânicas e da Holanda. Os processos auxiliares no exterior não poderão alterar os termos e as condições deste Plano, observado o disposto na Cláusula 11.4.

13.11.	Lei Aplicável. Os direitos, deveres e obrigações decorrentes deste Plano deverão ser regidos, interpretados e executados de acordo com as leis vigentes na República Federativa do Brasil, ainda que os Créditos sejam regidos pelas leis de outra jurisdição e sem que quaisquer regras ou princípios de direito internacional privado sejam aplicadas.

13.12.	Resolução de Conflitos e Eleição de Foro. Todas as controvérsias ou disputas que surgirem ou estiverem relacionadas a este Plano, incluindo pretensões de Credores relativas ao valor dos seus respectivos Créditos Concursais, poderão ser previamente submetidas a procedimento de Mediação, na forma do regulamento da Câmara de Mediação e Arbitragem da Fundação Getúlio Vargas/RJ ou alternativamente do Núcleo Permanente de Métodos Consensuais de Solução de Litígios do Tribunal de Justiça do Estado do Rio de Janeiro. Caso as controvérsias ou disputas em questão não sejam solucionadas na Mediação, serão elas resolvidas (i) pelo Juízo da Recuperação Judicial, até o encerramento do processo de Recuperação Judicial com trânsito em julgado da decisão homologatória; e (ii) por qualquer juízo empresarial do Foro Central da Comarca do Rio de Janeiro, após o encerramento do processo de Recuperação Judicial com trânsito em julgado da decisão homologatória.

O Plano é firmado pelos representantes legais devidamente constituídos do GRUPO OI.

Rio de Janeiro, 20 de dezembro de 2017.

OI S.A. – em recuperação judicial

TELEMAR NORTE LESTE S.A. – em recuperação judicial

OI MÓVEL S.A. – em recuperação judicial

COPART 4 PARTICIPAÇÕES S.A. – em recuperação judicial

COPART 5 PARTICIPAÇÕES S.A. – em recuperação judicial

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – em recuperação judicial

OI BRASIL HOLDINGS COÖPERATIEF U.A. – em recuperação judicial

ANEXO 1.1

DEFINIÇÕES

“Acionistas” significa os acionistas diretos ou indiretos da OI, incluindo as pessoas físicas que sejam, direta ou indiretamente, acionistas controladores da OI e seus sucessores de qualquer natureza.

“Ações Pendentes” significa quaisquer medidas judiciais ou extrajudiciais pendentes na data do Plano ou em data anterior nos Estados Unidos da América, na Holanda e nas Ilhas Cayman, que tenham como partes quaisquer das RECUPERANDAS e dos Litigantes Atuais.

“Ações PTIF” significa as 134.819.390 ações ordinárias de emissão da OI detidas pela PTIF, sob a forma de ADRs, atualmente mantidas pela Oi em tesouraria.

“Acordos de Acionistas” significa os acordos firmados entre os Acionistas sobre a compra e venda de ações de emissão das RECUPERANDAS, preferência para adquiri-las, exercício do direito a voto, ou do poder de controle, que deverão ser observados pela companhia quando arquivados na sua sede, conforme os termos do art. 118 da Lei das S.A.

“Administrador Judicial” significa o Escritório de Advocacia Arnold Wald, com sede na Av. Pres. Juscelino Kubitschek, 510, 8º andar, São Paulo- SP, CEP 04543-906, conforme nomeado pelo Juízo da Recuperação Judicial, nos termos da decisão proferida em 22 de julho de 2016.

“ADR” significa American Depositary Receipts, modalidade pela qual as ações da OI são negociadas na NYSE.

“Advogados Trabalhistas” significa os respectivos advogados dos Credores Trabalhistas Depósito Judicial constituídos nos autos, inclusive aqueles titulares de honorários de sucumbência.

“Afiliadas” significa, com relação a qualquer Pessoa, qualquer Pessoa direta ou indiretamente Controladora, Controlada ou sob Controle comum dessa Pessoa.

“Alienação de Ativos” significa as operações de alienação de ativos nos termos da Cláusula 5.1.

“ANATEL” significa a Agência Nacional de Telecomunicações, criada pela Lei nº 9.472 de 16 de julho 1997.

“Aprovação do Plano” significa a aprovação deste Plano pelos Credores Concursais na Assembleia Geral de Credores, na forma do art. 45 ou 58, §1º da LFR. Para os efeitos deste Plano, considera-se que a Aprovação do Plano ocorrerá na data da Assembleia Geral dos Credores que aprovar o Plano. Na hipótese de aprovação nos termos do art. 58, §1º da LFR, considera-se a Aprovação do Plano na data da decisão que conceder a Recuperação Judicial.

“Assembleia Geral de Credores” significa qualquer assembleia geral de credores realizada nos termos do Capítulo II, Seção IV da LFR.

“Ativo Não Relevante” significa bens ou ativos de qualquer RECUPERANDA com Valor Justo de Mercado que não ultrapasse 5% (cinco por cento) da linha de “Ativos” constante das demonstrações financeiras consolidadas anuais da Oi no exercício fiscal anterior.

“Ativo Relevante” significa bens ou ativos de qualquer RECUPERANDA com Valor Justo de Mercado que ultrapasse 5% (cinco por cento) da linha de “Ativos” constante das demonstrações financeiras consolidadas anuais da Oi no exercício fiscal anterior.

“Aumento de Capital Capitalização de Crédito” significa um aumento de capital de Oi, subscrito pelos Credores Quirografários Bondholders Qualificados, integralizados mediante capitalização dos Créditos Quirografários dos Bondholders Qualificados, na forma do Artigo 171, §2º da Lei das Sociedades por Ações e demais disposições legais aplicáveis, nas condições previstas na Cláusula 4.3.3.5.

“Aumento de Capital Novos Recursos” significa um aumento de capital de Oi, subscrito pelos Investidores Backstoppers nos termos do Contrato de Backstop, integralizados mediante emissão privada (ou seja, sem registro na CVM) de novas ações ordinárias, na forma do Artigo 170, §1º da Lei das Sociedades por Ações e demais disposições legais aplicáveis, nas condições previstas na Cláusula 6.

“Autoridades Governamentais” significa o governo da República Federativa do Brasil ou de qualquer outra jurisdição ou qualquer subdivisão política do mesmo, inclusive federal, estadual ou municipal, qualquer autarquia, agência, secretaria, departamento ou órgão de tal governo ou de subdivisão política do mesmo, incluindo o Ministério Público, a Polícia Federal, a Secretaria da Receita Federal do Brasil, o Instituto Nacional do Seguro Social, o Banco Central do Brasil, a Comissão de Valores Mobiliários, a ANATEL, o Tribunal de Contas da União, qualquer juízo ou tribunal, judicial, administrativo ou arbitral, qualquer entidade reguladora ou autorreguladora.

“Banda Larga nas Escolas” significa o programa lançado pelo Governo Federal por meio do Decreto nº 6.424/2008 que permite às empresas exploradoras do serviço de telefonia fixa trocarem a obrigações de instalarem postos de serviços telefônicos (PST) nos municípios pela instalação de infraestrutura de rede para suporte a conexão à internet em alta velocidade em todos os municípios brasileiros e conexão de todas as escolas públicas urbanas com manutenção dos serviços sem ônus até o ano de 2025.

“B3” significa a B3 S.A. – Bolsa, Brasil, Balcão.

“BNDES” significa o Banco Nacional de Desenvolvimento Econômico e Social.

“Bondholder” significa o titular de um Crédito Quirografário dos Bondholders.

“Bondholders Não-Qualificados” significa, exclusivamente para fins deste Plano, aqueles investidores pessoas físicas titulares de Créditos Quirografários dos Bondholders em valor de até USD750.000,00 (setecentos e cinquenta mil Dólares Norte-Americanos).

“Bondholders Qualificados” significa, exclusivamente para fins deste Plano, aqueles investidores pessoas físicas ou jurídicas titulares de Créditos Quirografários dos Bondholders em valor superior a USD750.000,00 (setecentos e cinquenta mil Dólares Norte-Americanos) e que, caso sejam residentes na União Europeia, comprovem o cumprimento das exigências legais aplicáveis, especialmente a condição de investidor qualificado, nos termos da Prospectus Directive do Espaço Econômico Europeu (EEA).

“Bônus de Subscrição” significa os valores mobiliários descritos na Clausula 4.3.3.6.

“Brasil Telecom” significa a Brasil Telecom S.A., originada da privatização da antiga empresa estatal Telecomunicações Brasileiras S.A., e que deu origem ao atual GRUPO OI.

“CAPEX” significa investimentos realizados para adquirir bens físicos ou serviços que vão expandir a capacidade da Oi (consolidando suas controladas) de gerar lucro. É a sigla da expressão inglês “capital expenditure”.

“Chapa Consensual”: significa a chapa consensual de 11 (onze) membros titulares e respectivos suplentes que formará o Novo Conselho de Administração e será formada de acordo com o procedimento previsto na Cláusula 9.3 deste Plano.

“Código Civil” significa a Lei nº 10.406, de 10 de janeiro 2002.

“Conselho de Administração Transitório” significa o Conselho de Administração da Oi a ser composto na forma prevista na Cláusula 9.2.

“Consultoria de RH” significa a Spencer Stuart ou outra consultoria de Recursos Humanos de primeira linha aceitável aos Investidores Backstoppers.

“Contas 4373 Elegíveis”: São as contas de investimento de investidores estrangeiros nos termos da Resolução do Banco Central do Brasil no. 4.373 de 29 de setembro de 2014 abertas ou que venham a ser abertas pelos Credores Quirografários nos termos da regulação em vigor perante as instituições financeiras que venham a ser oportunamente informada pelo Grupo Oi em comunicado ou edital específico para viabilizar a subscrição das Debêntures Conversíveis / bônus de subscrição, a tempo e modo devidos, conforme aplicável. Contas 4373 Elegíveis são e serão Contas 4373 cujos custodiantes determinem que as Debêntures Conversíveis/bônus de subscrição se qualificam como investimento previsto pela Resolução 4373 com a aplicação da alíquota zero do Imposto sobre Operações Financeiras (IOF) sobre operações efetivas ou simultâneas de cambio para ingresso de recursos no País, conforme a regulamentação aplicável.

“Contrato Backstop” significa o contrato celebrado em 19 de dezembro de 2017 entre as Recuperandas e os Investidores Backstoppers, por meio do qual as Recuperandas e os Investidores Backstoppers assumiram obrigações no âmbito do Aumento de Capital Novos Recursos, o qual é parte integrante do Anexo 6.1.

“Controle” significa, nos termos do art. 116 da Lei nº 6.404/76, (i) a titularidade de direitos de sócios que assegurem ao seu titular, de modo permanente, a maioria dos votos nas deliberações sociais e o poder de eleger a maioria dos administradores da sociedade; e (ii) o uso efetivo de tal poder para dirigir as atividades sociais e orientar o funcionamento dos órgãos da sociedade. As expressões e termos “Controlador”, “Controlado por”, “sob Controle comum” e “Controlada” têm os significados logicamente decorrentes desta definição de “Controle”.

“COPART 4” significa a COPART 4 PARTICIPAÇÕES S.A. – em recuperação judicial, sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 12.253.691/0001 -14, com sede e principal estabelecimento na Rua General Polidoro, 99, 4º andar, parte, Botafogo, Rio de Janeiro-RJ, CEP 22280-004.

“COPART 5” significa a COPART 5 PARTICIPAÇÕES S.A. – em recuperação judicial, sociedade anônima de capital fechado, inscrita no CPNJ/MF sob o nº 12.278.083/0001 -64, com sede e principal estabelecimento na Rua General Polidoro, 99, 5º andar, parte, Botafogo, Rio de Janeiro-RJ, CEP 22280-004.

“Créditos” significa os Créditos Concursais e os Créditos Extraconcursais.

“Créditos Classe III” significa os Créditos Concursais previstos nos arts. 41, inciso III, e 83, inciso VI, da LFR contra as RECUPERANDAS, detidos por Pessoas que não sejam quaisquer das próprias RECUPERANDAS.

“Créditos com Garantia Real” significa os Créditos Concursais garantidos por direitos reais, nos termos do art. 41, inciso II da LFR.

“Créditos Concursais” significa os créditos e obrigações de fazer sujeitos aos efeitos deste Plano, vencidos ou vincendos, cujos respectivos contratos, obrigações e/ou fatos geradores ocorreram antes da Data do Pedido, independentemente de estarem ou não relacionados na Relação de Credores do Administrador Judicial. Os Créditos Concursais são todos os Créditos referidos neste Plano, independentemente de sua natureza, à exceção dos Créditos Extraconcursais.

“Créditos Concursais Agências Reguladoras” significa Créditos Concursais não tributários de titularidade de agências reguladoras ou decorrentes de obrigações impostas em razão de deliberação de agências reguladoras, incluindo a ANATEL. Não estão incluídos nos Créditos Concursais Agências Reguladoras eventuais multas administrativas já consideradas indevidas por decisão proferida no âmbito do Superior Tribunal de Justiça.

“Créditos Concursais Agências Reguladoras Líquidos” significa os Créditos Concursais Agências Reguladoras inscritos em dívida ativa da União.

“Créditos Concursais Agências Reguladoras Ilíquidos” significa os Créditos Concursais Agências Reguladoras não inscritos em dívida ativa da União.

“Créditos Extraconcursais” significa os créditos detidos contra as RECUPERANDAS que não se sujeitam aos efeitos deste Plano em razão (i) do seu fato gerador ser posterior à Data do Pedido, ou (ii) de se enquadrarem no art. 49, §§ 3º e 4º da LFR, ou qualquer outra norma legal que os exclua dos efeitos deste Plano.

“Créditos Financeiros” significa os Créditos Concursais decorrentes de operações realizadas no âmbito do Sistema Financeiro Nacional com instituições financeiras.

“Créditos Ilíquidos” significa os Créditos Concursais (i) objeto de ação judicial e/ou de arbitragem, iniciada ou não, derivados de quaisquer relações jurídicas e contratos existentes antes da Data do Pedido; ou (ii) em relação a cujo valor haja pendência de resolução de controvérsia ou disputa; ou (iii) aqueles que, ainda que não se enquadrem nos itens (i) e (ii) acima, por qualquer razão não constem da Relação de Credores do Administrador Judicial.

“Créditos Intercompany” significa os créditos das RECUPERANDAS decorrentes de mútuos realizados entre si como forma de gestão de caixa e transferência de recursos entre as diferentes sociedades que compõem o GRUPO OI, inclusive com recursos decorrentes de operações realizadas no mercado internacional pelas RECUPERANDAS.

“Créditos ME/EPP” significa os Créditos Concursais detidos por microempresas ou empresas de pequeno porte, definidos conforme a Lei Complementar nº 123/2006, nos termos do art. 41, inciso IV da LFR.

“Créditos Quirografários” significa os Créditos ME/EPP, os Créditos Classe III e os Créditos Concursais Agências Reguladoras.

“Créditos Quirografários Depósito Judicial” significa os Créditos ME/EPP Depósito Judicial e os Créditos Classe III Depósito Judicial.

“Créditos Quirografários dos Bondholders” significa os Créditos Quirografários relativos a títulos referentes às emissões de dívida pela PTIF e Oi Coop, garantidos pela Oi, e emitidos pela Oi e garantidos pela Telemar, listadas adiante, emitidos e negociados no exterior e regulados por leis estrangeiras, bem como sujeitos às leis e demais normas aplicáveis nas jurisdições onde tais títulos são negociados: (i) 9.75% Senior Notes 2016 emitidas pela Oi, (ii) 5.125% Senior Notes 2017 emitidas pela Oi e garantidas pela Telemar, (iii) 9.500% Senior Notes 2019 emitidas pela Oi e garantidas pela Telemar, (iv) 5.500% Senior Notes 2020 emitidas Oi e garantidas pela Telemar, (v) 5.625% Senior Notes 2021 emitidas pela Coop e garantidas pela Oi, (vi) 5.750% Senior Notes 2022 emitidas pela Coop e garantidas pela Oi, (vii) 6.250% Notes 2016 emitidas pela PTIF e garantidas pela Oi, (viii) 5.242% Notes 2017 emitidas pela PTIF e garantidas pela Oi, (ix) 4.375% Notes 2017 emitidas pela PTIF e garantidas pela Oi, (x) 5.875% Notes 2018 emitidas pela PTIF e garantidas pela Oi, (xi) 5.000% Notes 2019 emitidas pela PTIF e garantidas pela Oi, (xii) 4.625% Notes 2020 emitidas pela PTIF e garantidas pela Oi, e (xiii) 4.500% Notes 2025 emitidas pela PTIF e garantidas pela Oi.

“Créditos Quirografários dos Bondholders Não-Qualificados” significa os Créditos Quirografários dos Bondholders detidos por Bondholder Não-Qualificados.

“Créditos Quirografários dos Bondholders Qualificados” significa os Créditos Quirografários dos Bondholders detidos por Bondholder Qualificados.

“Créditos Retardatários” significa os Créditos Concursais que forem habilitados após a publicação da Relação de Credores do Administrador Judicial na imprensa oficial na forma do disposto no artigo 7º, §2º da LFR.

“Créditos Trabalhistas” significa os Créditos Concursais derivados da legislação do trabalho ou decorrentes de acidente de trabalho, nos termos do art. 41, inciso I da LFR.

“Crédito Trabalhista Fundação Atlântico” significa o Crédito Trabalhista de titularidade da Fundação Atlântico de Seguridade Social, entidade de previdência privada vinculada ao GRUPO OI.

“Credores” significa todos os credores referidos neste Plano.

“Credores com Garantia Real” significa os titulares de Créditos com Garantia Real.

“Credores Concursais” significa os titulares de Créditos Concursais.

“Credores Extraconcursais” significa os titulares de Créditos Extraconcursais.

“Credores Fornecedores Parceiros” significa os Credores Quirografários Classe III e/ou ME/EPP que mantenham o fornecimento às RECUPERANDAS de bens e/ou serviços, conforme aplicável, sem alteração injustificada dos termos e condições praticados até a Data do Pedido pelos respectivos Credores Classe III em relação às RECUPERANDAS e que não possuam qualquer tipo de litígio em curso contra qualquer das RECUPERANDAS, exceto em caso de incidente relacionado ao Processo de Recuperação Judicial.

“Credores Quirografários” significa os Credores Quirografários ME/EPP e os Credores Quirografários Classe III.

“Credores Quirografários Bondholders” significa os titulares de Créditos Quirografários dos Bondholders.

“Credores Quirografários Classe III” significa os titulares de Créditos Classe III.

“Credores Quirografários ME/EPP” significa os titulares de Créditos ME/EPP.

“Credores Quirografários Parceiros Depósitos Judiciais” significa os titulares de Créditos Classe III ou ME/EPP que, cientes de que a existência de litígios contra as RECUPERANDAS implica em dispêndio de recursos e prejudica a liquidez do GRUPO OI, concordam expressamente com os valores dos respectivos Créditos Classe III ou ME/EPP, conforme aplicável, reconhecidos pelas RECUPERANDAS, inclusive aqueles indicados na Lista do Administrador Judicial, neste último caso quando o Crédito Classe III ou ME/EPP em questão venha a se tornar Credor Quirografário Parceiro Depósito Judicial na forma da Cláusula 4.3.2.2 , e renunciam ao direito de oferecer, propor ou prosseguir em ações, habilitações, divergências, impugnações de crédito, ou qualquer outra medida (inclusive recursos) que visem a majorar os valores dos seus respectivos Créditos Classe III ou ME/EPP, conforme aplicável e conforme reconhecidos pelas RECUPERANDAS, inclusive aqueles indicados na Lista do Administrador Judicial, neste último caso quando o Crédito Classe III ou ME/EPP em questão venha a se tornar Credor Quirografário Parceiro Depósito Judicial na forma da Cláusula 4.3.2.2, e que se enquadrem no disposto na Cláusula 4.3.2.

“Credores Retardatários” significa os titulares dos Créditos Retardatários.

“Credores Trabalhistas” significa os titulares de Créditos Trabalhistas.

“Credores Trabalhistas Depósitos Judiciais” significa os Credores Trabalhistas que são partes de processos judiciais envolvendo as RECUPERANDAS, em cujos autos tenham sido realizados Depósitos Judiciais.

“Data da Emissão das Notes” significa a data da emissão das Novas Notes.

“Data do Pedido” significa a data do ajuizamento do pedido de recuperação judicial, qual seja, 20 de junho de 2016.

“Decisão Bondholders” significa a decisão proferida pelo Juízo da Recuperação Judicial dispondo acerca do procedimento e a respectiva documentação a ser submetida pelos Bondholders para individualização dos Bonds por eles detidos para fins de exercício individualizado do direito de petição, voz e voto.

“Depósito Judicial” significa os depósitos judiciais efetuados pelo GRUPO OI no âmbito de ações judiciais de qualquer natureza, os quais serão utilizados no pagamento de determinados créditos, conforme estabelecido neste Plano.

“Despesa Financeira Consolidada” significa, em qualquer período, sem duplicação, a soma da despesa consolidada com juros da OI pelo período de quatro trimestres sobre qualquer uma das suas dívidas contraídas por meio de empréstimo pagáveis em dinheiro (pagas ou capitalizadas) na medida em que tal despesa foi deduzida (e não novamente adicionada) no cálculo do resultado operacional consolidado.

“Dia Útil” significa todo e qualquer dia que não um sábado, domingo ou feriado na cidade do Rio de Janeiro, Estado do Rio de Janeiro.

“Diretores Conselheiros” significa os diretores estatutários sem designação especifica da Oi que foram nomeados e empossados após agosto de 2017.

“Diretores Transição” significa os diretores estatutários da OI que estavam no exercício de suas atividades em data anterior a agosto de 2017 e o atual Diretor Presidente.

“Dólar Norte-Americano” ou “USD” significa a moeda corrente nos Estados Unidos da América.

“EBITDA” significa, para os 4 (quatro) últimos e consecutivos trimestres fiscais da Oi, cada qual um “período contábil”, o somatório (sem qualquer duplicidade) (i) do resultado antes dos tributos sobre o lucro consolidado para determinado período contábil (ajustado pelos ganhos ou perdas extraordinários); (ii) dos seguintes fatores deduzidos para fins de determinação do resultado antes dos tributos sobre o lucro: (1) depreciação e amortização consolidados ocorridos naquele mesmo período contábil; (2) Despesas Financeiras Consolidadas deduzidas das receitas financeiras consolidadas. Representa o EBITDA de rotina, conforme apresentado no relatório da administração contido nas demonstrações financeiras consolidadas da Oi.

“Efeito Adverso Relevante” significa, em relação às sociedades integrantes do GRUPO OI, qualquer mudança ou efeito que, tanto individualmente ou em conjunto com outros fatores, tenha um efeito adverso relevante na situação financeira e nas operações das sociedades integrantes do GRUPO OI como um todo, ou o efeito adverso relevante na habilidade das sociedades integrantes do GRUPO OI de implementar, consumar e/ou cumprir qualquer de suas obrigações nos termos deste Plano, desde que, no entanto, para os propósitos desta definição, nenhuma mudança, efeito, evento ou ocorrência surja ou resulte de qualquer das situações a seguir, sozinhas ou combinadas, constituam ou sejam levadas em consideração na determinação de ter sido ou possa ser um Efeito Adverso Relevante: (i) mudanças gerais, desenvolvimentos ou condições em qualquer economia nacional, regional ou mundial ou nas indústrias em que as sociedades integrantes do GRUPO OI operem, exceto na medida que as sociedades integrantes do GRUPO OI sejam afetadas desproporcionalmente por tais mudanças, desenvolvimentos ou condições; e (ii) financeiras ou outra condição política ou de mercado no país que as sociedades integrantes do GRUPO OI operem.

“Encargos Financeiros” significa qualquer correção monetária, juros, multa, penalidades, indenização, inflação, perdas e danos, juros moratórios e/ou outros encargos de natureza semelhante.

“Estatutos Sociais” significa os estatutos sociais ou documento constitutivo assemelhado da OI, TELEMAR, OI MÓVEL, COPART 4, COPART 5, PTIF e OI COOP e suas Afiliadas.

“Euro” ou “EUR” significa a moeda corrente na União Europeia.

“GRUPO OI” significa a OI, TELEMAR, OI MÓVEL, COPART 4, COPART 5, OI COOP E PTIF.

“Homologação Judicial do Plano” significa a decisão judicial proferida pelo Juízo da Recuperação que concede a Recuperação Judicial, nos termos do art. 58, caput ou §1º da LFR. Para os efeitos deste Plano, considera-se que a Homologação Judicial do Plano ocorre na data da publicação, no diário oficial, da decisão de primeiro grau concessiva da Recuperação Judicial, contra a qual, após decorridos os prazos para interposição dos recursos cabíveis, não haja recurso com efeito suspensivo pendente de julgamento. No caso de ser indeferida na primeira ou na segunda instância a concessão, considerar-se-á como Homologação Judicial do Plano, respectivamente, a data da disponibilização, no diário oficial, de eventual decisão de segundo grau, ou de instância superior, em qualquer caso monocrática ou colegiada – o que primeiro ocorrer – que assim deliberar, contra a qual, após decorridos os prazos para interposição dos recursos cabíveis, não haja recurso com efeito suspensivo pendente de julgamento.

“INSS” significa o Instituto Nacional do Seguro Social, vinculado ao Ministério do Trabalho e Previdência Social.

“Investidores Backstoppers” significa os investidores identificados no Contrato de Backstop, que se comprometeram a prontamente fornecer ou obter compromissos firmes de garantia da subscrição integral do Aumento de Capital Novos Recursos.

“IPCA” significa o Índice de Preço ao Consumidor Amplo, medido mensalmente pelo IBGE (Instituto Brasileiro de Geografia e Estatística).

“Juízo da Recuperação Judicial” significa o juízo da 7ª Vara Empresarial da Comarca da Capital – RJ.

“Laudos” significa os laudos econômico-financeiro e de avaliação dos bens e ativos do GRUPO OI, elaborados nos termos do artigo 53, incisos II e III da LFR.

“Lei” significa qualquer lei, regulamento, ordem, sentença ou decreto expedido por qualquer Autoridade Governamental.

“Lei das S.A.” significa a Lei nº 6.404, de 15 de dezembro 1976.

“Lei Geral de Telecomunicações” significa a Lei nº 9.472, de 16 de julho de 1997.

“LFR” significa a Lei nº 11.101, de 9 de fevereiro de 2005.

“LIBOR” significa a taxa interbancária de Londres (London Interbank Offered Rate) para Dólares Norte-Americanos e Euros, publicada pela Reuters (ou outra fonte disponível comercialmente que forneça tais cotações), de 6 (seis) meses.

“Litigantes Atuais” significa os Credores Concursais que na data deste Plano estejam litigando contra qualquer das Recuperandas, suas Afiliadas e/ou seus Diretores, atuais ou passados, nos Estados Unidos da América, nos Países Baixos (Holanda) ou nas Ilhas Cayman e os credores, conforme definidos no contrato de crédito relativo ao Sr. J.R. Berkenbosh em sua qualidade de agente fiduciário (“trustee”) no procedimento de falência da Oi Brasil Holdings Cooperatief U.A., datado de 4 de julho de 2017, contra o acervo em liquidação por falência da COOP (o “DIP Financing”).

“Mediação/Conciliação/Acordo” significa qualquer procedimento a ser instaurado nos termos da Lei nº 13.140, de 26 de junho de 2015.

“Ministério das Comunicações” significa o órgão do poder Executivo Brasileiro criado pelo Decreto-lei nº 200, de 25 de fevereiro de 1967, que regula os serviços de telecomunicações, postais e radiodifusão.

“Notificação Opção de Pagamento” significa a notificação a ser enviada pelos Credores Quirografários Bondholders, com exceção dos Bondholders Não-Qualificados titulares de Créditos Quirografários dos Bondholders até R$50.000,00 (cinquenta mil Reais), no prazo de até 15 (quinze) dias corridos contados da Homologação Judicial do Plano, na forma do Anexo 4.5.5 e nos termos da Cláusula 4.5.5, para manifestar seu interesse em aderir a uma das Opções de Pagamento dos Credores Quirografários Bondholders definidas na Cláusula 4.3.3.

“Novas Notes” significa as Notes a serem emitidas nos termos da Cláusula 4.3.3.3.

“Novo Conselho de Administração” significa o Conselho de Administração da Oi a ser composto na forma prevista na Cláusula 9.2.1.

“NYSE” significa a New York Stock Exchange, a bolsa de valores de Nova York.

“OI” significa a OI S.A. – em recuperação judicial, sociedade anônima de capital aberto, inscrita no CNPJ/MF sob o nº 76.535.764/0001 -43, com sede e principal estabelecimento na Rua do Lavradio nº 71, Centro, Rio de Janeiro—RJ, CEP 20230-070.

“OI COOP” significa a OI BRASIL HOLDINGS COÖPERATIEF U.A. – EM RECUPERAÇÃO JUDICIAL, pessoa jurídica de direito privado constituída de acordo com as Leis da Holanda, inscrita no CNPJ/MF sob o nº 16.770.090/0001 -30, com sede em Amsterdam, Schiphol Boulevard 231, B tower, 5º andar, 1118 BH Schiphol, e principal estabelecimento na cidade do Rio de Janeiro—RJ.

“OI MÓVEL” significa a OI MÓVEL S.A. – em recuperação judicial, sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 05.423.963/0001 -11, com sede no Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), Brasília—DF, no Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), CEP 70.713 -900.

“OPEX” significa o resultado dos custos contínuos que uma empresa tem para se manter funcionando. É a sigla da expressão em inglês “operational expenditure”.

“Partes Isentas” significa as RECUPERANDAS, suas Afiliadas, controladas, subsidiárias, coligadas, entidades associadas, e outras sociedades pertencentes ao mesmo grupo, e seus respectivos acionistas, diretores, conselheiros, funcionários, advogados, assessores, agentes, mandatários e representantes, incluindo seus antecessores e sucessores.

“Partes Isentas Investidores Backstoppers” significa os Investidores Backstoppers e as entidades por eles controladas, subsidiárias e afiliadas, e outras sociedades pertencentes ao mesmo grupo societário e econômico, seus diretores, conselheiros, acionistas minoritários, parceiros, empregados e assessores e sucessores.

“Partes Protegidas” significa em relação aos Litigantes Atuais suas empresas subsidiárias, controladas, coligadas, controladoras, sucedidas e sucessoras, atuais ou pretéritos, bem como mandatários, diretores, administradores, gerentes, fundadores, sócios, membros, empregados, agentes, representantes, membros de conselho consultivo, assessores financeiros, advogados, contadores, consultores, bancos de investimento e outros profissionais, na capacidade de assessores das partes envolvidas, e em relação às RECUPERANDAS suas empresas subsidiárias, controladas, coligadas, controladoras, sucedidas e sucessoras, atuais ou pretéritos, bem como mandatários, diretores, administradores, gerentes, fundadores, membros, empregados, agentes, representantes, assessores financeiros, advogados, contadores, consultores, bancos de investimento e outros profissionais, na capacidade de assessores das partes envolvidas.

“Pessoa” significa qualquer indivíduo, firma, sociedade, companhia, associação sem personalidade jurídica, parceria, trust ou outra pessoa jurídica ou de decisão administrativa que não seja objeto de questionamento no Poder Judiciário.

“Petição Conjunta ME/EPP ou Classe III” significa a petição conjunta a ser apresentada nos termos da Cláusula 4.3.2.6, no formato e teor a serem divulgados pelas RECUPERANDAS.

“Período de Transição” significa o período compreendido entre a data de Aprovação do Plano, a ocorrência e conclusão do Aumento de Capital Capitalização de Créditos, 12 (doze meses) contados da Homologação do Plano ou 28 de fevereiro de 2019, o que ocorrer primeiro.

“Plano ou PRJ” significa este plano de recuperação judicial conjunto, incluindo todos aditamentos, modificações, alterações e complementações, e incluindo todos anexos e documentos mencionados nas cláusulas deste Plano.

“Plano Geral de Metas de Universalização” significa os planos que preveem as obrigações de universalização, que são periodicamente revistos por meio da edição de decretos pelo Governo Federal (atualmente, está em vigor o PGMU III aprovado pelo Decreto nº 7.512, de 30 de junho 2011, com metas para o período entre 2011 e 2016).

“Plano Geral de Outorgas” significa o plano que definiu as regiões e setores para concessões e autorizações do Serviço Telefônico Fixo Comutado, instituído pelo decreto nº 6.654, de 20 de novembro de 2008.

“Plano Nacional de Banda Larga” significa uma iniciativa do Governo Federal criada pelo Decreto nº 7.175, de 12 de maio de 2010, que tem como objetivo principal massificar o acesso à internet em banda larga no país, principalmente nas regiões mais carentes da tecnologia.

“Portugal Telecom” significa a Portugal Telecom, empresa portuguesa de telecomunicações.

“Processos” significa todo e qualquer litígio, em esfera judicial, administrativa ou arbitral (em qualquer fase, incluindo execução/cumprimento de sentença) em curso na Data do Pedido envolvendo discussão relacionada a qualquer dos Créditos Concursais perante o Poder Judiciário ou Tribunal Arbitral, conforme o caso, inclusive reclamações trabalhistas.

“Programa de DR” significa o programa de certificados de depósito (Depositary Receipts—DR), emitidos no exterior por instituição depositária.

“PTIF” significa a PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – em recuperação judicial, pessoa jurídica de direito privado constituída de acordo com as Leis da Holanda, com sede em Amsterdam, Naritaweg 165, 1043 BW, e principal estabelecimento na cidade do Rio de Janeiro—RJ.

“Real” significa a moeda corrente na República Federativa do Brasil.

“Receita Líquida da Venda de Ativos” significa os recursos da alienação de ativos líquidos dos custos diretos relacionados a respectiva operação (incluindo custos com assessoria legal, contábil e financeira e comissão e vendas) e qualquer realocação de despesas incorridas, e tributos e taxas pagas ou a pagar em decorrência da respectiva alienação de ativos.

“Reconhecimento do Plano na Jurisdição do Credor” significa toda e qualquer decisão ou ordem judicial necessária para que este Plano possa produzir seus regulares efeitos na jurisdição aplicável ao Credor em questão.

“Recuperação judicial” significa este processo de recuperação judicial, autuado sob o nº 0203711-65.2016.8.19.0001, em curso perante o Juízo da Recuperação Judicial.

“RECUPERANDAS” significa a OI, TELEMAR, OI MÓVEL, COPART 4, COPART 5, OI COOP E PTIF.

“Regiões I, II e III” significa as regiões do território brasileiro dividias pelo Plano Geral de Outorgas para concessões e autorizações do Serviço Telefônico Fixo Comutado, sendo que a Região I compreende 16 estados localizados nas regiões Norte, Nordeste e Sudeste do Brasil, a Região II compreende o Distrito Federal e nove estados localizados nas regiões Norte, Centro-Oeste e Sul, e a Região III compreende o Estado de São Paulo.

“Relação de Credores do Administrador Judicial” significa a lista de credores elaborada pelo Administrador Judicial na forma do artigo 7, §2º da LFR.

“Reorganização Societária” significa a reorganização societária a ser realizada nos termos da Cláusula 0 deste Plano.

“Reunião de Credores” significa a reunião de Credores Elegíveis para deliberação de assuntos previstos neste Plano, cuja convocação, instalação e deliberação observará a Cláusula 8.1.

“Saldo de Caixa” significa a soma das seguintes contas do balanço patrimonial ativo consolidado: 1.01.01 Caixa e Equivalentes de Caixa; e 1.01.02 Aplicações Financeiras, apurados nos Demonstrativos Financeiros Padronizados – DFPs consolidadas da Oi.

“Saldo de Caixa Mínimo” com relação a qualquer exercício fiscal, significa o maior valor entre: (1) 25% da soma do OPEX e do CAPEX para o respectivo exercício fiscal, calculado anualmente com base nas demonstrações financeiras consolidada anuais da Oi para o respectivo exercício fiscal; ou (2) R$ 5.000.000.000,00 (cinco bilhões de Reais). Adicionalmente, durante (i) os 5 (cinco) exercícios fiscais seguintes ao exercício em que for concluído o Aumento de Capital – Novos Recursos, quaisquer recursos oriundos de Aumento de Capital – Novos Recursos serão adicionados ao cálculo do Saldo de Caixa Mínimo; e (ii) os 4 (quatro) exercícios fiscais seguintes ao exercício em que eventualmente for concluído um aumento de capital da Oi, quaisquer recursos oriundos do respectivo aumento de capital serão adicionados ao cálculo do Saldo de Caixa Mínimo.

“SELIC” significa a taxa média ajustada dos financiamentos diários apurados no Sistema Especial de Liquidação e Custódia para títulos federais, cuja aplicação observa a Lei nº 10.522, de 19 de julho de 2002.

“Taxa de Câmbio” significa, para qualquer evento (exceto nos casos de Taxa de Câmbio Conversão e Taxa de Câmbio Votação), a taxa de fechamento de venda de dólares dos Estados Unidos da América/Real e Euro/Real, conforme aplicável, divulgada pelo Banco Central em seu sítio de internet, na seção Cotações e Boletins, opção “Cotações de Fechamento de Todas as Moedas em uma Data”, ou qualquer outra taxa que venha a substituí-la, e a taxa de fechamento de venda de Euro/dólares dos Estados Unidos da América, divulgada no sistema de informações da Bloomberg.

“Taxa de Câmbio Conversão” significa a taxa de fechamento de venda do dia 11 de dezembro de 2017 de dólares dos Estados Unidos da América/Real e Euro/Real, conforme aplicável, divulgada pelo Banco Central em seu sítio de internet, na seção Cotações e Boletins, opção “Cotações de Fechamento de Todas as Moedas em uma Data”, ou qualquer outra, taxa que venha a substituí-la, e a taxa de fechamento de venda do dia 11 de dezembro de 2017 de Euro/dólares dos Estados Unidos da América, divulgada no sistema de informações da Bloomberg.

“Taxa de Câmbio Votação” significa a taxa de fechamento de venda do Dia Útil imediatamente anterior à Assembleia Geral de Credores que deliberar sobre a aprovação do Plano de dólares dos Estados Unidos da América/Real e Euro/Real, conforme aplicável, divulgada pelo Banco Central em seu sítio de internet, na seção Cotações e Boletins, opção “Cotações de Fechamento de Todas as Moedas em uma Data”, ou qualquer outra, taxa que venha a substituí-la.

“TELEMAR” significa a TELEMAR NORTE LESTE S.A. – em recuperação judicial, sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 33.000.118/0001 -79, com sede e principal estabelecimento na Rua do Lavradio nº 71, Centro, Rio de Janeiro—RJ, CEP 20230-070.

“TR” significa a taxa de referência instituída pela Lei nº 8.177/91, conforme apurada e divulgada pelo Banco Central do Brasil, cujo produto agregar-se-á ao saldo do valor nominal do Crédito para fins de cálculo do valor pecuniário das obrigações previstas neste Plano, e que será devido nas datas de pagamento aqui estabelecidas. No caso de indisponibilidade temporária da TR, será utilizado, em sua substituição, o último número-índice divulgado, calculado pro rata temporis por Dias Úteis, porém, não cabendo, quando da divulgação do número-índice devido, quaisquer compensações financeiras. Na ausência de apuração e/ou divulgação do número-índice por prazo superior a 5 (cinco) Dias Úteis após a data esperada para sua divulgação, ou, ainda, no caso de sua extinção ou por imposição legal ou determinação judicial, a TR deverá ser substituída pela substituta determinada legalmente para tanto.

“Trustee dos Bonds” significa o The Bank of New York Mellon e Citicorp Trustee Company Ltd., agentes fiduciários nos termos das Escrituras de Emissão dos Bonds, conforme o caso, bem como as sociedades que são por eles direta ou indiretamente controladas, seus diretores, administradores e funcionários, ou outro agente que venha a ser indicado em substituição ao The Bank of New York Mellon e/ou Citicorp Trustee Company Ltd. nos termos das Escrituras de Emissão dos Bonds.

“UPI” significa as unidades produtivas isoladas que serão alienadas nos termos do artigo 60 da LFR.

“Valor Justo de Mercado” significa, com relação a qualquer ativo, o preço (que, para evitar dúvidas, levará em conta qualquer passivo associado com ativo relacionado) que seria pago por um comprador disposto para um vendedor disposto não afiliado em uma operação comercial que não envolva sequestro de bens ou coação de qualquer parte, determinado em boa-fé pelo Conselho de Administração da Oi.

ANEXO 2.6

LAUDOS

Grupo Oi

Anexo 2.6 – Laudo Econômico-Financeiro

Rio de Janeiro, 21 de dezembro de 2017

Sumário

1.	Considerações Gerais

O presente Laudo Econômico-Financeiro (“Laudo”) tem como objetivo avaliar a viabilidade econômico-financeira no âmbito do Plano de Recuperação Judicial Consolidado (“PRJ”) das empresas: OI S.A. – Em Recuperação Judicial (“Oi” ou “Companhia”), sociedade anônima de capital aberto, inscrita no CNPJ/MF sob o nº 76.535.764/0001 -43, com sede e principal estabelecimento na Rua do Lavradio nº 71, Centro, na Cidade e Estado do Rio de Janeiro, CEP 20230-070; TELEMAR NORTE LESTE S.A. – Em Recuperação Judicial (“TNL”, “Telemar” ou “TMAR”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 33.000.118/0001 -79, com sede e principal estabelecimento na Rua do Lavradio nº 71, Centro, na Cidade e Estado do Rio de Janeiro, CEP 20230-070; OI MÓVEL S.A. – Em Recuperação Judicial (“Oi Móvel”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 05.423.963/0001 -11, com principal estabelecimento nesta cidade do Rio de Janeiro e sede na Cidade de Brasília, Distrito Federal, no Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), CEP 70.713 -900; COPART 4 PARTICIPAÇÕES S.A. – Em Recuperação Judicial (“Copart 4”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 12.253.691/0001 -14, com sede e principal estabelecimento na Rua Teodoro da Silva nº 701/709 B, 4º andar, Vila Isabel, na Cidade e Estado do Rio de Janeiro, CEP 20560-000; COPART 5 PARTICIPAÇÕES S.A. – Em Recuperação Judicial (“Copart 5”), sociedade anônima de capital fechado, inscrita no CPNJ/MF sob o nº 12.278.083/0001 -64, com sede e principal estabelecimento na Rua Siqueira Campos nº 37, 2º andar, Copacabana, na Cidade e Estado do Rio de Janeiro, CEP 22031-072; PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial (“PTIF”), pessoa jurídica de direito privado constituída de acordo com as Leis da Holanda, com sede em Amsterdã, Naritaweg 165, 1043 BW, e principal estabelecimento na do Rio de Janeiro; e OI BRASIL HOLDINGS COÖPERATIEF U.A. – Em Recuperação Judicial (“Oi Coop”), pessoa jurídica de direito privado constituída de acordo com as Leis da Holanda, com sede em Schipol, Schipol Boulevard 231, 1118 BH, e principal estabelecimento nesta cidade do Rio de Janeiro (sendo Oi, TNL, Oi Móvel, Copart 4, Copart 5, PTIF e Oi Coop em conjunto doravante denominadas como “Grupo Oi” ou “Recuperandas”).

Este Laudo foi elaborado pela Ernst & Young Assessoria Empresarial Ltda (“EY”), única e exclusivamente como subsídio à elaboração do PRJ das Recuperandas e não se confunde com, superpõe ou modifica os termos e condições do PRJ e não deve ser desagregado, fragmentado ou utilizado em partes pelas Recuperandas e seus representantes, por credores ou quaisquer terceiros interessados.

Para alcançar o objetivo deste trabalho, foram utilizados fatos históricos, informações macroeconômicas e de mercado, bem como informações e dados disponibilizados pelo Grupo Oi e por seus funcionários, administradores, consultores e demais prestadores de serviço (“Dados e Informações”).

A EY não assume qualquer responsabilidade caso os resultados futuros difiram das projeções apresentadas no Laudo e não oferece qualquer garantia em relação a tais estimativas. Nesta perspectiva, as conclusões aqui apresentadas são resultantes da análise dos Dados e Informações, além de projeções macroeconômicas e de mercado, assim como sobre performance e resultados decorrentes de eventos futuros, e estão sujeitas às seguintes considerações:

•	O Laudo ora apresentado envolve questões de julgamentos objetivos e subjetivos face à complexidade das análises dos Dados e Informações e às fontes de informações consultadas ao longo das análises;

•	Nenhum dos sócios ou profissionais da EY tem qualquer interesse financeiro no Grupo Oi;

•	Os honorários estimados para a execução deste trabalho não foram baseados e não têm qualquer relação com os valores aqui reportados, assim como não são variáveis em função destes;

•	Este Laudo foi feito com base em informações disponibilizadas pelo Grupo Oi, as quais foram consideradas verdadeiras, uma vez que não faz parte do escopo de trabalho da EY qualquer tipo de investigação independente e/ou procedimento de auditoria. Desta forma, a EY não assume qualquer responsabilidade pela imprecisão dos Dados e Informações utilizados neste Laudo;

•	Este Laudo foi preparado com a finalidade de avaliar a viabilidade das Recuperandas no âmbito do PRJ, a EY não é responsável perante terceiros por qualquer ato ou fato decorrente da sua utilização para qualquer outro fim que não o aqui declarado;

•	Este Laudo foi desenvolvido a pedido da Oi e não deve ser interpretado por qualquer terceiro como instrumento de decisão para investimento ou opinião em relação ao PRJ;

•	A EY não será responsável por atualizar este relatório em relação a eventos e circunstâncias que possam ocorrer posteriormente à data de referência do mesmo;

•	Algumas das considerações descritas neste Laudo são baseadas em eventos futuros que representam a expectativa da Oi e de seus administradores, consultores e demais prestadores de serviço, à época em que tais considerações foram elaboradas. Assim, os resultados apresentados neste Laudo representam meras projeções, razão pela qual podem diferir dos resultados que vierem a ser concretizados.

Dentre os dados e informações utilizadas para elaboração deste Laudo, há informações públicas e informações fornecidas pelo Grupo Oi, que têm como objetivo proporcionar o detalhamento necessário de suas operações, investimentos, estrutura de capital e capacidade de geração de caixa. Este Laudo, sujeito às premissas e assunções nele declaradas, pretende oferecer uma visão da capacidade financeira das Recuperandas no âmbito do PRJ, de modo a permitir a avaliação da sustentabilidade e exequibilidade da continuação das operações das Recuperandas.

2.	Limitações

De acordo com a Lei no 11.101, de 9 de fevereiro de 2005 que regula a recuperação judicial, a extrajudicial e a falência do empresário e da sociedade empresária, este Laudo avalia a viabilidade econômico-financeira das Recuperandas, no âmbito do PRJ, com certas cláusulas de limitações.

Portanto, este Laudo, suas conclusões, bem como seus apêndices e anexos, não devem ser interpretados, ou utilizados, sem levar em consideração tais cláusulas.

Este Laudo, bem como as opiniões e conclusões nele contidas, foram realizados para a Oi no contexto do seu PRJ. Este Laudo é constituído de 58 páginas,além de seus apêndices e anexos, e não deverá ser manuseado ou distribuído, a quem quer que seja, em partes, hipótese em que nenhuma responsabilidade poderá ser atribuída à EY.

Qualquer usuário e/ou receptor deste Laudo deve estar ciente das condições, premissas e assunções que nortearam sua elaboração, das situações de mercado e econômicas do Brasil, assim como ao segmento econômico no qual o Grupo Oi está inserido.

As diferenças entre o conteúdo deste Laudo e o de documentos que tenham o mesmo objeto deste trabalho se devem exclusivamente à utilização de distintas fontes de informação e a aplicação de diferentes metodologias de tratamento de dados. A EY não tem qualquer responsabilidade por tais eventuais diferenças.

Os serviços da EY para elaboração deste Laudo não representam uma auditoria, revisão, exame ou outro tipo de atestação, da forma como essas expressões encontram-se identificadas pelo Conselho Federal de Contabilidade (“CFC”). Assim sendo, não expressamos qualquer forma de garantia sobre assuntos contábeis, demonstrações financeiras, informações financeiras, ou sobre controles internos do Grupo Oi.

Não emitimos opinião profissional sobre a aplicação dos princípios contábeis de acordo com as Normas Internacionais de Serviços Relacionados (International Standard on Related Services -ISRS 4410), e suas alterações ou interpretações subsequentes. Este Laudo não constitui parecer legal ou jurídico.

Não conduzimos uma revisão ou investigação independente para identificar fraudes ou atos ilegais.

A EY não tem qualquer responsabilidade sobre o estudo, análise e apresentação de custos e investimentos projetados no cenário de recuperação judicial da Oi.

Não fez parte dos serviços da EY a avaliação ou revisão independente dos termos e condições de emissão de ações e bônus de subscrição para a reestruturação dos Créditos Quirografários dos Bondholders, conforme proposto no PRJ. A EY considerou as premissas fornecidas pela Companhia referentes aos valores atribuídos às ações para fins de cálculos tributários, cujas premissas foram determinadas pelo Grupo Oi.

Este trabalho não abrange a avaliação de custos operacionais, bem como potenciais melhorias de processos do Grupo Oi que possam gerar potenciais reduções de custos, e otimizações operacionais e administrativas.

As considerações apresentadas neste Laudo são práticas comuns em estudos desta natureza, as quais acreditamos ter, e somos reconhecidos publicamente como tendo, significativo conhecimento e experiência. Os serviços prestados são limitados a tais conhecimentos e experiências e não representam auditoria, assessoria ou serviços relacionados a impostos, que podem ser fornecidos pela EY. Não obstante essas limitações, a conclusão contida neste Laudo não foi destinada ou escrita pela EY para ser usada, e não deverá ser usada, pelo destinatário ou qualquer terceiro com o propósito de evitar sanções que possam ser impostas pela legislação fiscal brasileira.

3.	Atualizações do Laudo Econômico-Financeiro

Este documento é apresentado como Anexo ao PRJ e substitui o Laudo emitido pela EY em 12 de dezembro de 2017, refletindo as condições mais recentes do Plano de Recuperação aprovado em Assembleia Geral de Credores (“AGC”), realizada em 19 e 20 de dezembro de 2017.

Em relação ao Laudo apresentado em 12 de dezembro de 2017, as principais alterações deste Anexo são:

•	Incorporação das novas condições aprovadas na AGC para o pagamento dos credores; e

•	Atualização das estimativas do impacto tributário do processo de recuperação judicial.

4.	Contextualização

4.1	Breve Histórico do Setor

A partir de 1972, o setor de telecomunicações brasileiro passou a ser regido pela Telebrás -conforme os termos da Lei no 5.792, de 11 de julho de 1972—uma controladora estatal que agrupava diversas operadoras de telefonia no país.

O processo de privatização da Telebrás ocorreu através de um leilão em 1998 e deu origem a doze empresas, das quais uma era de telefonia a longa distância (Embratel), três eram de telefonia fixa (Telesp, Tele Centro Sul e Tele Norte Leste) e oito de telefonia móvel (Tele Celular Sul, Tele Centro Oeste Celular, Tele Leste Celular, Tele Nordeste Celular, Tele Norte Celular, Tele Sudeste Celular, Telesp Celular e Telemig Celular).

A reconfiguração do setor de telecomunicações foi impulsionada por mudanças legislativas que ocorreram nos anos 90—Emenda Constitucional n°8/1995 e promulgação da Lei Federal no 9.472/1997, a Lei Geral de Telecomunicações (“LGT”).

A Emenda Constitucional possibilitou à União explorar os serviços de telecomunicações não apenas de forma direta, mas também mediante autorização, concessão ou permissão, eliminando a exclusividade estatal para a exploração destes serviços.

A LGT, por sua vez, estabeleceu os parâmetros que caracterizam a formatação do setor, tendo entre seus principais objetivos: (a) fomentar a expansão da utilização e a melhoria das redes de serviços de telecomunicações, (b) implementar o plano geral de metas para a progressiva universalização das telecomunicações (c) garantir ao usuário a liberdade de escolha acerca de seu provedor de serviços e (d) a criação da Agência Nacional de Telecomunicações (ANATEL).

A ANATEL é uma autarquia vinculada ao Ministério das Comunicações, sendo administrativamente independente e financeiramente autônoma. É a entidade responsável por regular, normatizar e fiscalizar o setor de telecomunicações no Brasil. Dentre suas principais atribuições previstas na Lei no 9.472/1997, estão: (i) Implementar a política nacional de telecomunicações; (ii) representar o Brasil nos organismos internacionais de telecomunicações; (iii) administrar o espectro de radiofrequências e o uso de órbitas, expedindo as respectivas normas; (iv) controlar, acompanhar e proceder à revisão de tarifas dos serviços prestados no regime público; (v) expedir ou reconhecer a certificação de produtos, observados os padrões e normas por ela estabelecidos; e (vi) reprimir infrações dos direitos dos usuários.

O marco regulatório da LGT ainda estabelece dois tipos de regimes jurídicos, o público e o privado. O regime público é orientado por diretrizes do governo quanto a aspectos como universalidade de acesso à telefonia, perenidade da prestação dos serviços, controle de tarifas e modelo de licitação de concessões. O regime privado não possui controle de preços ou outras obrigações às quais o regime público está sujeito, no entanto, a exploração do serviço é feita mediante autorização.1

[1]	Relatório Lafis – Telecom. Outubro/2017.

Para o regime público, foi criado o Plano Geral de Outorgas (“PGO”), conforme Decreto no 6.654, agrupando o território brasileiro em quatro regiões para a prestação de serviços de telecomunicações, como apresentado a seguir:

Regiões do Plano Geral de Outorgas

Figura 1. Fonte: ANATEL

Região	Área Correspondente
I	Estados do Rio de Janeiro, Minas Gerais, Espírito Santo, Bahia, Sergipe, Alagoas, Pernambuco, Paraíba, Rio Grande do Norte, Ceará, Piauí, Maranhão, Pará, Amapá, Amazonas e Roraima
II	Distrito Federal e os estados do Rio Grande do Sul, Santa Catarina, Paraná, Mato Grosso do Sul, Mato Grosso, Goiás, Tocantins, Rondônia e Acre
III	Estado de São Paulo
IV	Todo o território nacional

Tabela 1. Fonte: ANATEL.

Atualmente, estão em discussão algumas medidas que permitam a reforma da Lei Geral das Telecomunicações, com destaque para o projeto de lei da Câmara 79/2016, remetido à sanção em 06/02/2017, que propõe, principalmente, a migração das concessionárias de telefonia fixa para o regime de autorização e sugere alteração nas regras de reversibilidade de bens.

4.2	Histórico do Grupo Oi2

Dentre as controladoras provenientes da cisão da Telebrás, surgiu a Brasil Telecom Participações (“BrT Part”), uma controladora de empresas prestadoras de serviços de telefonia fixa, fornecendo inicialmente serviços de longa distância intra-regional na Região II.

A BrT Part fornecia serviços de linha fixa por meio de nove subsidiárias, cada uma prestando serviços de telecomunicação na região designada. Em fevereiro de 2000, a BrT Part implementou a incorporação da TELEPAR e em julho do mesmo ano, a BrT Part adquiriu o controle da Companhia Riograndense de Telecomunicações.

Em outubro de 2001, a BrT Serviços de Internet S.A., prestadora de serviços de internet banda larga foi criada e, em dezembro do ano seguinte, por sua vez, sua subsidiária integral, a Oi Móvel, para prestar o Serviço Móvel Pessoal (“SMP”). No mesmo mês, a Oi Móvel adquiriu a autorização para a prestação de SMP na Região I, além de licença para oferecer serviço de frequência de rádio. As operações da Oi Móvel tiveram início em setembro de 2004.

Em junho de 2003, a Companhia adquiriu o sistema de cabos de fibra ótica submarinos da 360 Networks Americas do Brasil Ltda., posteriormente denominada Brasil Telecom Cabos Submarinos. A BrT CS consiste em um sistema de cabos de fibra ótica que conecta os Estados Unidos, Ilhas Bermudas, Brasil, Venezuela e Colômbia. Em dezembro de 2013 foi realizada sua venda para o BTG Pactual YS Empreendimentos e Participações S.A.

Em maio de 2004, a Companhia adquiriu praticamente todo o capital social da Vant Telecomunicações S.A. (“Vant”). A Vant oferecia serviços de Protocolo de Internet (IP) e outros serviços ao mercado corporativo no Brasil. No mesmo mês, a Companhia também adquiriu grande parte do capital social da MetroRed Telecomunicações Ltda., que foi posteriormente denominada Brasil Telecom Comunicação Multimídia Ltda., provedor de rede de fibra ótica.

Em novembro de 2004, a Companhia adquiriu 63,0% do capital social do Internet Group (Cayman) Ltd. (“iG Cayman”), controladora do Internet Group do Brasil Ltda. (“iG Brasil”) e em julho de 2005, adquiriu outros 25,6% do capital social do iG Cayman. A iG Brasil é um provedor de serviços de internet grátis, operando nos mercados de conexão por linha discada e banda larga.

Em dezembro de 2007, a subsidiária Brasil Telecom Call Center S.A. (“BRTCC”) iniciou operações, prestando serviços a Companhia e suas subsidiárias que demandam esse tipo de serviço.

[2]	Informações obtidas através do Formulário de Referência de 2017 da Oi

Em janeiro de 2009, a Copart 1 Participações (“Copart 1”), subsidiária integral da Coari Participações S.A. (“Coari”), empresa de participações incorporada pela Oi, adquiriu indiretamente todas as ações em circulação da Invitel S.A. (“Invitel”). Na época, a Invitel detinha a totalidade das ações em circulação da Solpart Participações S.A. que, por sua vez, possuía 51,41% do capital votante em circulação da BrT Part. Esta última possuía 65,64% do capital social circulante da Companhia, inclusive 99,09% das ações em circulação com direito a voto.

Em 2008, a Copart 1 adquiriu 33,3% das ações preferenciais da BrT Part e a Copart 2 Participações S.A., subsidiária integral da Coari, adquiriu 18,9% das ações preferenciais em circulação. Com a aquisição da Invitel, a TMAR adquiriu controle indireto da BrT Part e da Companhia.

Em 30 de setembro de 2009, os acionistas da Companhia e da BrT Part aprovaram a incorporação da BrT Part pela Companhia (à época denominada Brasil Telecom S.A.). Como resultado da incorporação, a BrT Part deixou de existir e a Coari passou a deter 48,2% do total do capital social em circulação da Companhia.

Em 27 de fevereiro de 2012, os acionistas da TNL, TMAR, Coari e Companhia aprovaram as seguintes transações (“Reorganização Societária”), em conformidade com a legislação brasileira: (1) a cisão parcial da TMAR com a incorporação da parcela cindida pela Coari seguida de incorporação de ações da TMAR pela Coari; (2) a incorporação da Coari pela Companhia; e (3) a incorporação da TNL pela Companhia, além da alteração da razão social da Companhia de Brasil Telecom S.A. para Oi.

Em 02 de outubro de 2013 a Companhia, a Portugal Telecom e alguns de seus acionistas anunciaram a celebração de um Memorando de Entendimentos para uma potencial operação que objetivava a formação de uma companhia reunindo os acionistas da Oi, Portugal Telecom e Telemar Participações S.A. Adicionalmente, tais negociações visavam combinar as atividades e negócios desenvolvidos pela Oi no Brasil e pela Portugal Telecom em Portugal e na África. Posteriormente, em fevereiro de 2014, foram divulgadas informações detalhadas sobre a operação no formato acordado, em razão da celebração de contratos definitivos entre as companhias envolvidas.

A operação resultou na união de bases acionárias da Oi, da TmarPart e da Pharol, SGPS S.A. (nova denominação da Portugal Telecom, SGPS S.A.). Nesse contexto, no dia 1º de setembro de 2015 foram aprovadas, dentre outras iniciativas, as etapas da simplificação da cadeia acionária da Oi, a saber: (i) incorporação da AG Telecom Participações S.A. pela Pasa Participações S.A; (ii) incorporação da LF Tel S.A. pela EDSP75 Participações S.A.; (iii) incorporação da EDSP75 Participações S.A. e Pasa Participações S.A. pela Bratel Brasil S.A.; (iv) incorporação da Vênus RJ Participações S.A., Sayed RJ Participações S.A. e PTB2 S.A. pela Bratel Brasil S.A.; (v) incorporação da Bratel Brasil S.A. e da Valverde Participações S.A. pela Telemar Participações S.A.; e (vi) incorporação da Telemar Participações S.A. pela Oi.

Desta forma, a Oi absorveu o patrimônio da AG Telecom Participações S.A., LF Tel S.A., Pasa Participações S.A., EDSP75 Participações S.A., Vênus RJ Participações S.A., Sayed RJ Participações S.A., PTB2 S.A., Bratel Brasil S.A., Valverde Participações S.A. e Telemar Participações S.A.

Ao final de 2015 e início de 2016, a Serede—Serviços de Rede S.A. (“Serede”), subsidiária da TMAR, realizou a aquisição dos ativos e passivos da Telemont Engenharia de Telecomunicações S.A. e da ARM Telecomunicações e Serviços de Engenharia S.A., empresas de implantação e manutenção de redes de telecomunicação.

Em junho de 2016, a Oi ajuizou, em conjunto com as Recuperandas, pedido de recuperação judicial perante a Comarca da Capital do Estado do Rio de Janeiro. A primeira versão do PRJ foi protocolada em setembro de 2016.

Após o deferimento do pedido de recuperação judicial, a Oi foi autorizada a vender a Timor Telecom, operadora do Timor-Leste. No caso de concretização de uma transação, os recursos desta venda ficariam à disposição da Justiça.

Em agosto e setembro de 2016, a Oi Coop e a PTIF ajuizaram, cada uma, um pedido para viabilizar a suspensão de pagamentos junto ao Tribunal do Distrito de Amsterdã, apresentando minuta do plano de composição. Os pedidos de suspensão de pagamento (“suspension of payments”) foram concedidos em caráter temporário para a Oi Coop e PTIF em agosto e outubro de 2016, respectivamente.

Em 2017, houve a dissolução antecipada da joint venture Rio Alto Gestão de Crédito e Participações S.A. (“Rio Alto”) junto ao Banco Santander. Neste sentido, a Oi adquiriu a participação de 50% da empresa que era detida pelo Banco Santander, passando a ser sua única acionista.

Em abril de 2017, a Corte de Apelação Holandesa determinou a conversão dos procedimentos de suspension of payments das empresas PTIF e Oi Coop em procedimentos de falência. Em seguida, os veículos holandeses apresentaram recursos contra esta decisão que foram, entretanto, indeferidos pela Suprema Corte Holandesa em julho de 2017.

Diante desta decisão, restam duas alternativas aos administradores judiciais holandeses, conforme a legislação aplicável: (i) coordenar a votação de um plano de composição para que a Oi Coop e a PTIF apresentem a seus credores; ou (ii) proceder com a liquidação dos veículos holandeses. Caso os administradores judiciais holandeses optem pela última, com a consequente extinção da Oi Coop e da PTIF, podem incidir impactos de natureza fiscal sobre as empresas do Grupo Oi no Brasil.

Entretanto, a Oi considera, com base em jurisprudências, que, para fins de Recuperação Judicial, as decisões da Suprema Corte Holandesa não produzem efeitos no Brasil e demais jurisdições que reconhecem a competência da justiça brasileira para processar a Recuperação Judicial. Ainda de acordo com o entendimento da Companhia, apenas com eventual reconhecimento pelo Superior Tribunal de Justiça tais decisões poderiam produzir efeitos.

Conforme divulgado pela Oi através do Fato Relevante emitido em 29 de novembro de 2017, o Juiz da Recuperação Judicial determinou que a Companhia divulgasse um novo PRJ no dia 12 de dezembro de 2017, para que este fosse votado na AGC.

O PRJ datado de 12 de dezembro de 2017 foi apresentado na AGC, realizada em 19 e 20 de dezembro de 2017, e aprovado nesta assembleia com algumas modificações.

4.3	Situação Econômico-Financeira do Grupo Oi

A atual situação econômico-financeira do Grupo Oi é consequência da combinação de diversos fatos ocorridos nos últimos anos.

Primeiramente, o aumento da dívida do Grupo Oi pode ser explicado, principalmente, por três eventos: (i) financiamento do plano de antecipação de metas (em relação à universalização dos serviços de telecomunicações); (ii) aquisição da Brasil Telecom e posterior identificação de determinados passivos relevantes; (iii) fusão e incorporação da dívida da Portugal Telecom3.O gráfico abaixo apresenta a evolução da receita líquida e da dívida líquida da Companhia, desde 2001.

Gráfico 1. Fonte: Capital IQ (TNL) e Oi.

Os dados de 2001 a 2011 se referem à TNL, controladora do grupo à época. A partir de 2012, são apresentados os dados da Oi, atual controladora do Grupo Oi.

Em junho de 2016, data do pedido de recuperação judicial, as empresas do Grupo Oi contavam com mais de R$ 15 bilhões retidos em depósitos judiciais4, afetando sua liquidez financeira. Este montante é decorrente de processos regulatórios, fiscais, trabalhistas e cíveis.

A Companhia estima que o passivo com a ANATEL ultrapasse R$ 14,6 bilhões, incluindo multas liquidas e ilíquidas, sendo este o valor considerado nas projeções deste Laudo. Na lista de credores é apresentado o valor aproximado de R$ 11 bilhões5 que não inclui o passivo ilíquido e a atualização do saldo desde o pedido de recuperação judicial. Vale ressaltar que estes valores se encontram em discussão com o órgão regulador.

[3]	Petição Inicial de RJ da Companhia
[4]	ITR—Informações Trimestrais—30/06/2016—OI S.A.
[5]	Edital da Relação de Credores (publicado em 29.05.2017)

Por parte da Companhia, existem divergências relacionadas às multas impostas pela ANATEL, como mudança de metodologia de cálculo, atualização da receita operacional líquida para multas e mudança do teto da multa imposta pela agência. O cenário adotado neste Laudo foi aprovado pela maioria dos credores na AGC, apesar da ANATEL manter um entendimento de que seus créditos possuem caráter tributário e, portanto, não estariam sujeitos à recuperação judicial.

Finalmente, ainda estão em discussão pontos sobre possíveis divergências relacionadas à data de aferição da base de multas. Evidentemente, eventuais alterações futuras relativas ao valor das multas podem impactar na análise ora realizada e nos resultados dela decorrentes.

O regime brasileiro de concessões, vigente para os serviços de telefonia fixa, estabelece determinadas obrigações às concessionárias e é considerado pela Companhia como outro fator que contribuiu para a situação financeira do Grupo Oi. Dentre as obrigações exigidas, destacam-se as obrigações de universalização do serviço de telefonia fixa em todo o território nacional.

A Oi é responsável por levar e garantir telefonia fixa às regiões I e II, que contemplam grandes áreas de baixa densidade demográfica, reduzindo ou inviabilizando os retornos dos investimentos realizados, para atendimento ao marco regulatório. O gráfico a seguir compara os dados demográficos entre as regiões estabelecidas pelo PGO.

Gráfico 2. Fonte: IBGE. Consultado em 18 de setembro de 2017.

Visando melhorar suas condições econômico-financeiras, a Companhia decidiu focar em duas frentes fundamentais: (1) redução de custos e eficiência operacional através de um plano de reestruturação interna, e (2) restruturação do seu passivo financeiro através deste PRJ.

5.	A Companhia e o Mercado de Telecom

5.1	Estrutura Societária da Oi

O organograma abaixo ilustra a atual estrutura societária da Companhia:

Organograma 1. Fonte: Oi.

*Empresa coligada, não controlada pela Oi.

As empresas abaixo não foram contempladas no organograma acima, mas fazem parte da estrutura societária da Oi6:

•	Paggo Empreendimentos S.A., Paggo Administradora de Crédito Ltda., Paggo Acquirer Gestão de Meios de Pagamentos Ltda. e Paggo Soluções e Meios de Pagamentos S.A., subsidiárias diretas ou indiretas da Oi Móvel S.A.

•	Rede Conecta Serviços de Rede S.A., subsidiária da SEREDE – Serviços de Rede S.A.

•	Gamecorp S.A., CDF – Central de Funcionamento, Tecnologia e Participações S.A., Pointer Networks S.A., Vex Wifi Canadá Ltd., Pointer Peru S.A.C. (em liquidação), Vex Venezuela C.A., Vex USA Inc., Limited Liability Company “Vex Ukraine”, Montpellier Participações S.A., Tectotal Tecnologia sem Complicações S.A., controladas e coligadas direta e indiretamente da Oi Internet S.A.

•	Oi Investimentos Internacionais S.A., Telecomunicações Públicas de Timor S.A., Timor Telecom S.A., Africatel GmbH & Co. KG, Africatel Holdings B.V., Directel – Listas Telefonicas Internacionais Lda, Kenya Postel Directories Limited, ELTA – Empresa de Listas Telefonicas de Angola Lda., Listas Telefonicas de Moçambique Lda., Directel Cabo Verde Lda., Companhia Santonense de Telecomunicações SARL, STP Cabo SARL, PT Ventures SGPS S.A., Unitel S.A., Multitel Serviços de Telecomunicações Lda., Cabo Verde Telecom S.A., CV Móvel Sociedade Unipessoal S.A., CV Multimédia Sociedade Unipessoal S.A., Africatel Management GmbH, controladas e coligadas direta ou indiretamente pela PT Participações SGPS S.A.

[6]	Informações obtidas através do Formulário de Referência de 2017 da Oi e do Departamento Jurídico da Oi.

5.2	Descrição das Recuperandas[7]

A tabela a seguir apresenta uma breve descrição das Recuperandas:

Empresa	Classificação	Principais Atividades
Oi S.A. – Em Recuperação Judicial	Controladora Operacional	Controladora operacional que oferece serviços de telecomunicação em diversas esferas e atividades correlatas.
Telemar Norte Leste S.A. – Oi S.A. – Em Recuperação Judicial	Operacional	Serviços de telecomunicação, principalmente telefonia fixa, e atividades correlatas.
Oi Móvel S.A. – Em Recuperação Judicial	Operacional	Serviços de telecomunicação, principalmente telefonia móvel e TV por Assinatura e atividades correlatas.
Copart 4 Participações – Em Recuperação Judicial	Veículo Financeiro	Captação de recursos, administração e locação de bens imóveis.
Copart 5 Participações – Em Recuperação Judicial	Veículo Financeiro	Captação de recursos, administração e locação de bens imóveis.
Portugal Telecom International Finance B.V. – Em Recuperação Judicial	Veículo Financeiro	Captação de recursos no Mercado internacional.
Oi Brasil Holdings Coöperatief U.A. – Em Recuperação Judicial	Veículo Financeiro	Captação de recursos no Mercado internacional.

Tabela 2. Fonte: Oi.

Adiante estão apresentadas as descrições detalhadas das empresas classificadas acima.

[7]	Informações obtidas através do Formulário de Referência de 2017 da Oi e do Departamento Jurídico da Oi.

Oi S.A. – Em Recuperação Judicial

Companhia de capital aberto, é uma das principais provedoras de serviços integrados em telecomunicações no Brasil, com atuação em todo território nacional, a Oi S.A. oferece uma variedade de serviços de telecomunicações integrados que incluem telefonia fixa e móvel, uso de redes (interconexão), transmissão de dados (inclusive banda larga) e televisão paga, serviços de internet e outros serviços de telecomunicações. Reúne aproximadamente 63,6 milhões de Unidades Geradoras de Receita (“UGR”), entre clientes residenciais, empresas e órgãos governamentais.

A Companhia estima possuir 351,4 mil km de cabos de fibra ótica distribuídos por todos os estados brasileiros. Além disso, sua área de cobertura móvel abrange, atualmente, aproximadamente 88,9% da população brasileira. O Grupo Oi possui, no Brasil, aproximadamente 17% da fatia de mercado em telefonia móvel e cerca de 33% em telefonia fixa de acordo com dados da ANATEL de setembro de 2017. A Companhia estima que, como parte de suas ofertas convergentes, disponibiliza cerca de dois milhões de hotspots wifi, mantidos inclusive em locais públicos, tais como aeroportos e shopping centers.

Telemar Norte Leste S.A.—Em Recuperação Judicial (“TNL”, “Telemar” ou “TMAR”)

Subsidiária integral da Companhia, a TMAR tem como atividade principal a prestação de serviços de telecomunicação e atividades correlatas, sendo a principal prestadora de serviços de telefonia fixa em sua área de atuação—Região I. A prestação desses serviços é efetuada com base nas concessões de serviço público outorgadas pela ANATEL.

A TMAR detém, também, concessão da ANATEL para a prestação do serviço de (i) longa distância nacional (“LDN”) na Região II, Região III e no Setor 3 da Região I e (ii) Longa Distância Internacional (“LDI”) em todo o território brasileiro.

Oi Móvel S.A. – Em Recuperação Judicial (atual denominação social da 14 Brasil Telecom Celular S.A.) (“Oi Móvel”)

A Oi Móvel, subsidiária integral da TMAR opera desde o quarto trimestre de 2004 na prestação de serviços de telecomunicações, no Brasil e no exterior, em diversas modalidades, inclusive do Serviço Móvel Pessoal (“SMP”), tendo autorização para atender a Região II do PGO. Atua também como prestadora de Serviço de Comunicação Eletrônica de Massa, Serviço de DTH (Direct to Home), TV a Cabo e Serviço de Acesso Condicionado (SeAC), entre outros.

Copart 4 Participações S.A. – Em Recuperação Judicial (“Copart 4”)

Subsidiária integral da TMAR, a Copart 4 foi constituída para captação de recursos, administrar e fazer locação de bens imóveis, bem como cessão de direitos de qualquer natureza, inclusive sobre imóveis, podendo locar, dar em usufruto, no todo ou em parte, enfim, praticar todos os atos necessários para o melhor aproveitamento dos referidos bens inclusive realizar manutenção, reparo e melhoria dos mesmos.

Copart 5 Participações S.A. – Em Recuperação Judicial (“Copart 5”)

Subsidiária integral da Companhia, a Copart 5 foi constituída para captação de recursos, administrar e fazer locação de bens imóveis, bem como cessão de direitos de qualquer natureza, inclusive sobre imóveis, podendo locar, dar em usufruto, no todo ou em parte, enfim, praticar todos os atos necessários para o melhor aproveitamento dos referidos bens inclusive realizar manutenção, reparo e melhoria dos mesmos.

Portugal Telecom International Finance B.V. – Em Recuperação Judicial (“PTIF”)

A PTIF subsidiária integral da Companhia, sediada na Holanda, foi constituída para atuar como veículo financeiro de captação no mercado internacional. Em 19 de abril de 2017, a PTIF teve sua falência decretada em decisão da justiça holandesa e, posteriormente, confirmada pela Suprema Corte holandesa. Entretanto, esta decisão não foi objeto de nenhum pedido de reconhecimento no Brasil, onde a empresa permanece em recuperação judicial.

Oi Brasil Holdings Coöperatief U.A. – Em Recuperação Judicial (“Oi Coop”)

A Oi Coop é uma cooperativa constituída sob as leis da Holanda e sediada naquele país, tendo como único sócio a Companhia, atua como veículo financeiro para captação no mercado internacional. Em 19 de abril de 2017, a Oi Coop teve sua falência decretada em decisão da justiça holandesa e, posteriormente, confirmada pela Suprema Corte holandesa. Entretanto, esta decisão não foi objeto de nenhum pedido de reconhecimento no Brasil, onde a empresa permanece em processo de recuperação judicial.

5.3	Análise de Mercado

O setor de telecomunicações no Brasil está concentrado em quatro operadoras – America Movil (“Claro”), Oi, Tim e Vivo, que possuem as maiores fatias de participação de mercado nos principais serviços do setor, conforme demonstrado abaixo:

Participação no Mercado -Setembro/2017

Gráfico 3. Fonte: ANATEL.

*Dados de TV por assinatura até maio/2017.

O serviço de telefonia móvel é o responsável por gerar a maior parcela das receitas do setor no país, seguido da telefonia fixa e banda larga fixa, conforme ilustrado na sequência.

Distribuição das receitas dos serviços de

telecomunicações -3T17

Gráfico 4. Fonte: Telebrasil.

Em função desse perfil de receita, as operadoras direcionam esforços para manter sua competitividade no mercado de telefonia móvel. Este serviço, por sua vez, demanda grandes necessidades de investimentos, visto que, nos últimos anos, passou por constantes evoluções tecnológicas8. O gráfico a seguir apresenta o crescimento da comunicação móvel através do número de usuários ativos e a ascensão de novas tecnologias.

Evolução da Comunicação Móvel (número de acessos únicos -em milhões)

Gráfico 5. Fonte: ANATEL.

[8]	Relatório Lafis – Setor de Telecomunicações. Outubro/2017.

Estes avanços tecnológicos auxiliam e impulsionam mudanças nos padrões de consumo dos usuários, cuja utilização dos serviços de telefonia móvel parte para um maior consumo de dados em relação aos serviços de voz, conforme demonstrado no gráfico abaixo.

Receita média por usuário9 (em R$)

Gráfico 6. Fonte: Telebrasil.

5.4	Indicadores Financeiros da Oi e do Mercado

A seguir, encontram-se os principais indicadores da Oi relativos à sua saúde financeira, bem como o comparativo com as demais operadoras com maiores participações de mercado nos serviços de telecomunicações no Brasil.

No comparativo abaixo, verifica-se que a Oi obteve uma receita média de R$ 27 bilhões de 2012 à 2016. O aumento de receita da Claro de 2014 para 2015 se deve à reestruturação societária de seu grupo, em que a mesma passou a incorporar as operações da Net, Embratel e Embrapar.

Receita Operacional (em milhões de R$)

Gráfico 7. Fonte: Capital IQ.

[9]	Average revenue per user (ARPU)

Entre 2011 e 2016, a ARPU do mercado apresentou uma redução, conforme quadro abaixo.

ARPU Telefonia Móvel (pré-pago e pós-pago -em R$)

Gráfico 8. Fonte: BMI Research.

As margens operacionais têm apresentado reduções alinhados com a redução do ARPU, maior penetração na base de produtos de menor rentabilidade e aumento da competição, levando a maiores despesas para aquisição e manutenção dos clientes.

Margem LAJIDA (LAJIDA/ROL)

Gráfico 9. Fonte: Capital IQ.10

A seguir está apresentado o percentual, em relação a receita, dos investimentos em ativos físicos e intangíveis (CAPEX11) realizados pelas operadoras nos últimos anos.

[10]	Nos indicadores do Capital IQ são realizados ajustes nas despesas e receitas não operacionais, impactando no valor do LAJIDA apresentado, quando comparado com as demonstrações financeiras das companhias. No caso da Oi, são excluídas, dentre outros, as receitas referentes à venda de ativos em 2013 e 2014.
[11]	Capital Expenditure.

CAPEX (% em relação à Receita Líquida)

Gráfico 10. Fonte: Capital IQ10.

Nos gráficos seguintes estão apresentados indicadores de endividamento das operadoras nos últimos 5 anos. O crescente endividamento da Oi é um dos fatores que levaram à atual situação econômico-financeira da Companhia.

Dívida Financeira Líquida (em milhões de R$)

Gráfico 11. Fonte: Capital IQ (Claro, TIM e Vivo) e Oi.

Dívida Financeira Líquida/LAJIDA*

Gráfico 12. Fonte: Capital IQ10 (Claro, TIM e Vivo) e Oi. *Períodos com o valor “0,0x” representam os casos em que se observou dívida líquida negativa.

6.	Projeção Econômico-Financeira

Neste capítulo são apresentadas as projeções econômico-financeiras mais recentes do Grupo Oi, as quais consideram as premissas macroeconômicas, operacionais e financeiras estimadas pela Companhia no âmbito de seu PRJ.

Os fluxos de caixa esperados para o negócio após a aprovação do PRJ ainda estarão sujeitos a eventuais alterações. Além das incertezas naturais inerentes a essas projeções, há outros fatores que podem comprometer o fluxo de caixa futuro do negócio, tais como: práticas contábeis a serem adotadas, planejamento tributário decorrente do tratamento fiscal dado às transações subjacentes ao PRJ, entendimentos regulatórios, interpretações legais, a não efetivação dos aportes de capital e recursos de terceiros previstos, além do próprio perfil dos débitos resultantes das opções dos credores às diversas propostas de reestruturação contidas no PRJ.

Todas as premissas assumidas neste Laudo foram baseadas em cenários esperados e projetados exclusivamente pela Companhia e seus administradores, assessores e demais prestadores de serviço contratados para elaboração do PRJ e não foram objeto de investigação independente pela EY, à qual não coube, como parte do escopo de trabalho contratado, propor ou julgar quaisquer aspectos relacionados a tais eventos. As conclusões da EY contidas no PRJ assumem, dessa forma, a premissa básica de que, ao projetar estes cenários, a Companhia observou todos os aspectos legais, regulatórios e fiscais aplicáveis. Importante salientar que tais entendimentos da Companhia ao projetar tais cenários podem ser diversos daqueles de seus credores, autoridades fiscais, autoridades legais e agências reguladoras.

Dado que as empresas do Grupo Oi têm relevante interligação econômica e operacional, as projeções foram apresentadas de maneira consolidada, incluindo as premissas e valores das empresas em Recuperação Judicial, assim como as demais subsidiárias da Oi, com exceção das operações de empresas na África, que hoje são consideradas como ativos para venda e possuem operação independente. A alienação destes ativos não foi considerada no fluxo de caixa projetado. Vale ressaltar que, como não há um posicionamento do Superior Tribunal de Justiça que ratifique as decisões da Suprema Corte Holandesa em relação à falência das empresas holandesas, considerou-se a continuidade da Oi Coop e PTIF para os devidos fins da recuperação judicial.

A partir do plano de negócios da Companhia, a EY analisou as premissas operacionais e os resultados futuros projetados pelo Grupo Oi.

Para tanto, foram realizadas as seguintes atividades:

1)	Discussões com a Companhia para entendimento das projeções;

2)	Identificação, a partir das planilhas disponibilizadas pela Oi, das premissas mais relevantes e necessárias para as projeções;

3)	Comparação entre resultados históricos e projetados;

4)	Comparação com indicadores de empresas comparáveis, obtidos através do S&P Capital IQ12.

A seguir são detalhadas as projeções da modelagem financeira da Oi em termos nominais (inflação já considerada nas projeções). Neste cenário, considerou-se que a homologação do PRJ ocorrerá em janeiro de 2018.

6.1	Dados Macroeconômicos

As tabelas a seguir apresentam as premissas macroeconômicas que serviram de suporte para as projeções financeiras.

Descrição	Unidade	Fonte	Data	2016	2017	2018	2019	2020	2021
IPCA	% a.a.	BCB	set/17	6,39%	2,96%	4,08%	4,21%	4,07%	4,02%
CPI	% a.a.	BMI	set/17	1,27%	1,96%	1,72%	1,83%	1,91%	1,99%
HICP	% a.a.	European Central Bank	set/17	0,20%	1,50%	1,40%	1,60%	1,50%	1,70%
EURO (Média de Ano)	BRL	BCB	set/17	3,86	3,60	4,01	4,24	4,34	4,44
USD (Média de Ano)	BRL	BCB	set/17	3,48	3,17	3,23	3,33	3,38	3,43
TR	% a.a.	Portal Brasil	set/17	2,01%	1,07%	1,07%	1,07%	1,07%	1,07%
CDI	% a.a.	Portal Brasil Receita	set/17	14,01%	9,80%	6,89%	7,93%	8,04%	7,96%
TJLP	% a.a.	Federal do Brasil	set/17	7,50%	7,00%	7,00%	7,00%	7,00%	7,00%
Libor	% a.a.	ICE	set/17	1,54%	1,78%	1,78%	1,78%	1,78%	1,78%
Libor 6 m	% a.a.	ICE	set/17	1,23%	1,51%	1,51%	1,51%	1,51%	1,51%
Euribor 3 m	% a.a.	Capital IQ	set/17	-0,30%	-0,33%	-0,33%	-0,33%	-0,33%	-0,33%

Tabela 3.

[12]	O Capital IQ fornece informações sobre empresas abertas, ou não, dados auditados, transações de M&A, IPOs, etc. Esta comparação proporciona o diagnóstico de pontos para análises.

Descrição	Unidade	Fonte	Data	2022	2023	2024	2025	2026	2027
IPCA	% a.a.	BCB	set/17	4,02%	4,02%	4,02%	4,02%	4,02%	4,02%
CPI	% a.a.	BMI	set/17	2,00%	2,01%	2,00%	2,03%	2,03%	2,03%
HICP	% a.a.	European Central bank	set/17	1,70%	1,90%	1,90%	1,90%	1,90%	1,90%
EURO (Média de Ano)	BRL	BCB	set/17	4,54	4,64	4,73	4,83	4,93	5,04
USD (Média de Ano)	BRL	BCB	set/17	3,50	3,57	3,64	3,71	3,78	3,85
TR	% a.a.	Portal Brasil	set/17	1,07%	1,07%	1,07%	1,07%	1,07%	1,07%
CDI	% a.a.	Portal Brasil	set/17	7,96%	7,96%	7,96%	7,96%	7,96%	7,96%
TJLP	% a.a.	Receita Federal do Brasil	set/17	7,00%	7,00%	7,00%	7,00%	7,00%	7,00%
Libor	% a.a.	ICE	set/17	1,78%	1,78%	1,78%	1,78%	1,78%	1,78%
Libor 6 m	% a.a.	ICE	set/17	1,51%	1,51%	1,51%	1,51%	1,51%	1,51%
Euribor 3 m	% a.a.	Capital IQ	set/17	-0,33%	-0,33%	-0,33%	-0,33%	-0,33%	-0,33%

Tabela 4.

6.2	Resultado Operacional

Receita Bruta e Deduções

A projeção da receita bruta do Grupo Oi é apresentada abaixo, líquida de descontos comerciais, conforme estimativas da Companhia. Adicionalmente, os impostos previstos na Legislação Brasileira (PIS, COFINS, ICMS e ISS) são demonstrados através da linha amarela.

Receita Bruta e Deduções (em milhões)

Gráfico 13. Fonte: Oi.

Para 2016, são apresentados dados históricos.

Receita Líquida

A receita do Grupo Oi foi segregada entre telefonia fixa, telefonia móvel, rede fixa, transmissão de dados, TV por assinatura, serviços de valor adicionado e terminais de uso público, vendas, interconexão e outras receitas.

A Companhia reconhece que este é um mercado em transformação, especialmente tecnológica, o que justifica algumas variações esperadas ao longo do período projetivo. Se, por um lado, são projetadas reduções nas receitas oriundas de telefonia fixa, as expectativas apontam para uma maior representatividade das receitas com Rede Móvel e Rede Fixa (internet banda larga).

A seguir estão apresentadas as projeções das linhas de receita do Grupo Oi.

Telefonia Fixa

A receita de telefonia fixa inclui serviços locais e de longa distância, conforme autorizações e concessões expedidas pela ANATEL, para cliente de varejo, atacado, TUP (Telefone de Uso Público ou “orelhão”), corporativo e empresarial (pequenas e médias empresas). O gráfico a seguir demonstra a evolução projetada do número de clientes para o serviço, bem como a receita projetada de telefonia fixa:

Telefonia Fixa (Receita e Número de Usuários -em milhões)

Gráfico 14. Fonte: Oi

Para 2016, são apresentados dados históricos.

A queda na receita destes serviços no curto prazo é explicada principalmente pela mudança no perfil de consumo dos usuários em praticamente todos os segmentos de atuação da Companhia na telefonia fixa. Entretanto, a empresa projeta crescimento da receita média por usuário, motivado por maiores esforços comerciais na venda de pacotes de múltiplos produtos (“bundles”).

Telefonia Móvel

A telefonia móvel inclui serviços telefônicos pré-pagos, pós-pagos e controle, SVA (Serviços de Valor Adicionado) para clientes de varejo, atacado, corporativo e empresarial (pequenas e médias empresas). O gráfico abaixo demonstra a evolução do número de clientes para o serviço, bem como a receita projetada de telefonia móvel:

Telefonia Móvel (Receita e Número de Usuários –em milhões)

Gráfico 15. Fonte: Oi

Para 2016, são apresentados dados históricos.

No final de 2016, a Companhia realizou um trabalho de desligamento de aproximadamente 4,7 milhões de linhas inativas do tipo pré-pago, que reduz a base de clientes, visando diminuir custos regulatórios. Adicionalmente, a Companhia projeta um encolhimento do número de unidades geradoras de receita do segmento empresarial/corporativo (business-to-business), como consequência da deterioração do cenário macroeconômico, e uma queda no quantitativo do produto pré-pago para o varejo no primeiro ano de projeção.

A Companhia estima um aumento na receita dos produtos pós-pago e controle, alinhado à estratégia de fortalecimento da oferta de bundles.

A linha de SVA representa as atividades complementares aos serviços de telecomunicações, tais como mensagens de texto e aplicativos para celulares.

Rede Fixa

A rede fixa considera a venda de internet banda larga e serviços agregados para clientes de varejo, corporativo e empresarial (pequenas e médias empresas). O gráfico abaixo demonstra a evolução do número de clientes para o serviço, bem como a receita de rede fixa, ambas projetadas pela Oi:

Rede Fixa (Receita e Número de Usuários -em milhões)

Gráfico 16. Fonte: Oi.

Para 2016, são apresentados dados históricos.

A expectativa de crescimento da internet banda larga e serviços agregados é evidenciada no gráfico acima. A partir de investimentos em melhoria de rede, reajuste de preços selecionados e comercialização de bundles, a Oi estima atingir um patamar de aproximadamente R$ 7,5 bilhões com essa linha de receita em 2027. Essa estratégia envolve penetração de mercado com o viés de recuperação do market share, como também desenvolvimento de clientes já existentes.

Transmissão de Dados

Tratam-se de serviços corporativos de transmissão de dados, incluindo Exploração Industrial de Linha Dedicada (“EILD”), Serviços de Linhas Dedicadas (“SLD”) e Serviços de IP. O gráfico a seguir demonstra a evolução da receita projetada pela Oi com transmissão de dados:

Transmissão de Dados (Receita -em milhões)

Gráfico 17. Fonte: Oi.

Para 2016, são apresentados dados históricos.

Esta linha soma produtos em tendências contrárias. O EILD é um produto regulado pela ANATEL, cuja Companhia estima redução de receita nos primeiros anos de projeção. Por outro lado, em relação aos serviços de dados nos segmentos empresarial e corporativo, a Companhia espera um crescimento vinculado a investimentos em infraestrutura de rede.

TV por Assinatura

Esta linha se refere aos serviços de televisão de acesso condicionados a assinatura para clientes de varejo e empresarial. O gráfico a seguir demonstra a evolução do número de clientes para o serviço, bem como a receita de TV por assinatura projetada pela Companhia:

Gráfico 18. Fonte: Oi.

Para 2016, são apresentados dados históricos.

Observa-se uma expectativa de crescimento da receita e do número de usuários com TV por assinatura no médio e longo prazo. O crescimento, já observado no primeiro semestre de 2017, é explicado, principalmente, pelas iniciativas comerciais da Companhia, incluindo investimento direcionado para mídia digital, e sua estratégia de vendas de serviços em conjunto.

Vendas

Esta linha de receita representa as vendas com equipamentos de telecomunicação para clientes de varejo, empresarial e corporativo. O gráfico abaixo demonstra a evolução da receita de vendas projetada pela Companhia:

Vendas (Receita -em milhões)

Gráfico 19. Fonte: Oi.

Para 2016, são apresentados dados históricos.

A Companhia projeta que seu direcionamento estratégico para uma maior penetração de produtos pós-pago e controle, aliado ao aumento de investimentos em tecnologia 4G, culmine em um crescimento das receitas com vendas de equipamentos de telecomunicação.

Interconexão

A receita com interconexão é decorrente da tarifa cobrada pela Oi de outras operadoras pelo uso da sua rede. O gráfico abaixo demonstra a evolução da receita, conforme projetado pela Oi:

Interconexão (Receita -em milhões)

Gráfico 20. Fonte: Oi.

Para 2016, são apresentados dados históricos.

A queda representativa nessa linha de receita é explicada pelas quedas acentuadas sofridas pelas tarifas de interconexão, em função do marco regulatório. Abaixo está apresentada a tabela de tarifas de interconexão dos serviços móveis (SMP) definidas pela ANATEL.

Valores Interconexão – VU-M 2015 – 2019 (em R$)

Região	Operadora	2015	2016	2017	2018	2019
I	Claro Oi TIM Vivo	0,15784 0,15517 0,16311 0,16751	0,09317	0,04928	0,02606	0,01379
II	Claro Oi TIM Vivo	0,15389 0,15974 0,15771 0,15991	0,10309	0,05387	0,02815	0,01471
III	Claro Oi TIM Vivo	0,16047 0,15485 0,1607 0,14776	0,11218	0,06816	0,04141	0,02517

Tabela 5. Fonte: ANATEL, Lafis e Teleco.

Outras Receitas

Esta linha inclui receitas adicionais de subsidiárias da Oi, contemplando outras receitas da Serede, Paggo, Oi Internet, BRTCC, Vex e outras.

Outras Receitas (Receita -em milhões)

Gráfico 21. Fonte: Oi.

Para 2016, são apresentados dados históricos.

Receita Total

A projeção da receita total da Oi com suas segregações é apresentada a seguir:

Receita Total (em milhões)

A receita com telefonia fixa reduz sua representatividade na gama de produtos da Oi, enquanto a telefonia móvel, banda larga e TV por assinatura ganham espaço. Conforme citado anteriormente, esse comportamento decorre da dinâmica atual do mercado e dos padrões de consumo dos usuários para serviços de telecomunicação, incluindo alocação de clientes da telefonia fixa para telefonia móvel e mudança de serviços de voz para serviços de dados. Adicionalmente, ressalta-se que, de 2016 para 2017, as receitas oriundas dos segmentos business-to-business sofreram impacto por conta do cenário macroeconômico e do processo de recuperação judicial da Companhia. A Oi projeta uma recuperação destes segmentos ao longo dos próximos anos.

Custos e Despesas

Os custos e despesas foram projetados pela Oi com a seguinte abertura: despesas relacionadas à receita, despesas relacionadas à planta, despesas comerciais, despesas gerais e administrativas e outras despesas.

Despesas Relacionadas à Receita

As despesas relacionadas à receita incluem: despesas com interconexão, despesas com PDD, taxas ANATEL e aquisição de conteúdo, conforme gráfico apresentado na sequência.

Despesas Relacionadas à Receita (Custos e Despesas – em milhões)

Gráfico 23. Fonte: Oi.

Para 2016, são apresentados dados históricos.

Conforme expectativas da Companhia, estas despesas sofrem pequenas variações ao longo do período projetivo, com exceção da despesa com interconexão, a qual sofre uma redução tarifária pela ANATEL. Em relação à despesa com PDD, entretanto, a Companhia considera uma deterioração de 2016 para 2017, refletindo a situação macroeconômica do período.

Despesas Relacionadas à Planta

As despesas relacionadas à planta envolvem manutenção da planta, infraestrutura de transmissão, infraestrutura de Telecom, receita com aluguel de infraestrutura, relacionamento com o cliente, faturamento e apoio a adimplência e energia elétrica, conforme demonstrado abaixo:

Despesas Relacionadas à Planta (Custos e Despesas – em milhões)

Gráfico 24. Fonte: Oi.

Para 2016, são apresentados dados históricos.

O custo com manutenção da planta sofre uma queda nos primeiros anos devido aos novos investimentos direcionados em rede e resoluções remotas de problemas. Outra iniciativa relevante inclui a criação de uma equipe voltada para a redução de custos de energia.

Além disso, foram previstos pela Companhia o aumento da produtividade de técnicos de manutenção, redução de custos relacionados a central de atendimento (call center), aumento de participação no mercado eletrônico (focando na diminuição de custos de relacionamento com clientes), através da digitalização destes serviços.

Em contrapartida, a despesa com infraestrutura de Telecom sofre um aumento decorrente da atualização dos contratos de aluguéis de torres e postes.

Nos resultados apresentados pela Oi, referentes ao primeiro semestre de 2017, é possível visualizar o efeito das iniciativas.

Despesas Comerciais

As despesas comerciais, projetadas pela Oi, contemplam publicidade e propaganda, vendas, administração de estoque e custo de mercadoria vendida:

Despesas Comerciais (em milhões)

Gráfico 25. Fonte: Oi.

Para 2016, são apresentados dados históricos.

Iniciativas que estão sendo tomadas pela Oi para otimizar esses custos e despesas incluem redução dos níveis de estoque para a Serede e Conecta, aumento na reutilização de decodificadores e direcionamento para publicidade digital.

Despesas Gerais e Administrativas

As despesas gerais e administrativas, projetadas pela Oi, são segregadas entre pessoal, informática, despesas gerais e serviços especializados.

Despesas Gerais e Administrativas (em milhões)

Gráfico 26. Fonte: Oi.

Para 2016, são apresentados dados históricos.

Adicionalmente à redução do nível destas despesas, já observada no primeiro semestre de 2017, a Companhia projeta um crescimento alinhado à inflação nos anos seguintes. Esta projeção reflete a expectativa de continuidade das iniciativas de aumento da eficiência operacional, com destaque para os processos de integralização das prestadoras de serviço de rede, bem como maior produtividade na gestão da força de trabalho.

Outras Despesas

Outras despesas englobam contingências, jurídico e obrigações tributárias, conforme gráfico abaixo:

Outras Despesas (em milhões)

Gráfico 27. Fonte: Oi.

Para 2016, são apresentados dados históricos.

A Oi projeta uma melhoria nos seus serviços de atendimento ao cliente e execução de acordos, acarretando, no médio e longo prazo, uma redução dos custos vinculados a contingências. Pontualmente em 2017, a queda nestas despesas é explicada pelo menor volume de processos no Juizado Especial Cível (JEC), devido à melhoria operacional e ao processo de recuperação judicial.

As obrigações tributárias são representadas principalmente pelos impostos gerados nas operações com outras empresas do Grupo.

Margem LAJIDA13

Considerando as contas acima expostas, o gráfico abaixo demonstra a evolução do LAJIDA para a presente projeção.

LAJIDA (em milhões)

Gráfico 28. Fonte: Oi.

Para 2016, são apresentados dados históricos.

[13]	Lucro Antes dos Juros, Impostos, Depreciação e Amortização

A Oi projeta o aumento da margem LAJIDA a partir de 2017. Este ganho está pautado na migração do perfil de produtos, incrementando seu valor agregado, além da implantação de medidas de otimização de custos e despesas. Embora as margens LAJIDA dos últimos anos do período projetado estejam acima das margens alcançadas por seus principais concorrentes em anos recentes, a Companhia acredita que estas estão em linha com o desenvolvimento esperado do mercado.

Depreciação e Amortização

Abaixo são apresentadas as despesas com depreciação e amortização projetadas pela Oi. Houve uma revisão na metodologia de cálculo de depreciação da Companhia, e a taxa média de depreciação considerada pela Oi para novos investimentos foi de 8,9%. Para os demais ativos, utilizou-se a depreciação projetada pela Companhia.

Depreciação e Amortização (em milhões)

Gráfico 29. Fonte: Oi.

Para 2016, são apresentados dados históricos.

A Companhia realizou ajustes nas demonstrações financeiras de 2015 visando apresentar, retrospectivamente, os efeitos do tratamento contábil da mais valia da TmarPart no valor de R$ 9,1 bilhões. Dessa forma, nota-se um incremento anual médio de R$ 0,9 bilhão até 2025, na depreciação e amortização projetadas pela Companhia, decorrente destes ajustes.

6.3	Demonstração do Resultado do Exercício Consolidado

DRE Consolidado (em milhões de R$)

	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
Receita Líquida	25.164	23.850	23.516	24.202	25.491	27.088	28.848	30.778	32.684	34.662	36.671	38.674
Custos e Despesas	(18.918)	(17.802)	(17.413)	(17.837)	(18.268)	(18.918)	(19.614)	(20.354)	(21.121)	(21.802)	(22.890)	(24.066)
Despesas Relacionadas a Receita	(4.199)	(3.922)	(3.493)	(3.529)	(3.656)	(3.840)	(4.010)	(4.190)	(4.353)	(4.520)	(4.693)	(4.881)
Despesas Relacionadas à Planta	(8.211)	(7.710)	(7.602)	(7.734)	(7.862)	(8.086)	(8.332)	(8.620)	(8.940)	(9.155)	(9.672)	(10.179)
Despesas Comerciais	(2.221)	(2.330)	(2.302)	(2.432)	(2.526)	(2.681)	(2.864)	(3.047)	(3.227)	(3.415)	(3.689)	(3.984)
Despesas Administrativas	(2.592)	(2.574)	(2.572)	(2.680)	(2.763)	(2.847)	(2.934)	(3.023)	(3.116)	(3.211)	(3.310)	(3.423)
Outras Despesas	(1.695)	(1.266)	(1.444)	(1.462)	(1.462)	(1.464)	(1.474)	(1.475)	(1.485)	(1.501)	(1.526)	(1.599)
LAJIDA	6.245	6.048	6.102	6.365	7.222	8.169	9.234	10.424	11.563	12.860	13.780	14.608
Margem LAJIDA	24,82%	25,36%	25,95%	26,30%	28,33%	30,16%	32,01%	33,87%	35,38%	37,10%	37,58%	37,77%
Depreciação e Amortização	(6.134)	(6.087)	(6.050)	(6.054)	(6.203)	(6.329)	(6.423)	(6.476)	(6.379)	(6.431)	(5.843)	(6.228)
LAJIR	111	(39)	52	311	1.019	1.840	2.810	3.948	5.183	6.430	7.938	8.381
Despesas (Receitas) Financeiras[14]	(2.516)	(10)	(3.181)	(2.822)	(3.028)	(3.187)	(3.358)	(3.435)	(3.534)	(3.104)	(3.253)	(3.093)
LAIR	(2.406)	(49)	(3.128)	(2.511)	(2.009)	(1.347)	(548)	512	1.650	3.326	4.685	5.288
Imposto de Renda e Contribuição Social	(3.700)	(1.054)	(989)	(8)	(166)	(291)	(634)	(1.082)	(1.472)	(1.662)	(1.685)	(1.840)
Lucro Líquido	(6.105)	(1.103)	(4.117)	(2.519)	(2.175)	(1.638)	(1.182)	(570)	178	1.664	3.000	3.447

Tabela 6.

[14]	Para fins desta análise, não foram projetados, em 2017, os juros referentes aos créditos em negociação, os quais deverão ser compensados na Homologação Judicial do Plano.

6.4	Plano para Credores

Este item apresenta, de maneira sintetizada, as principais condições do Plano para Repagamento aos Credores do Grupo Oi, incluindo determinadas informações sobre as condições financeiras presentes no Plano de Recuperação Judicial aprovado na AGC realizada em 19 e 20 de dezembro de 2017.

Para um maior detalhamento das condições de pagamento determinadas, deve-se referir ao PRJ de 20 de dezembro de 2017. Em caso de eventuais divergências entre o resumo abaixo e o PRJ deverá prevalecer o PRJ. Este Laudo foi elaborado contemplando as premissas financeiras e operacionais decorrentes da execução assertiva do PRJ. As projeções contidas neste Laudo pressupõem a implementação do PRJ proposto pelas Recuperandas.

Mediação/Conciliação/Acordo com Credores

Todos os Credores Concursais puderam por livre e espontânea vontade, antes da instalação da Assembleia Geral de Credores, aderir ao plano de Mediação com o Grupo Oi para a antecipação de até o montante de R$ 50.000,00 (cinquenta mil reais) dos seus créditos a serem pagos em duas parcelas da seguinte forma:

•	90% do total da parcela em 10 dias úteis a contar do termo de acordo;

•	10% remanescentes em 10 dias úteis a contar da Homologação Judicial do Plano.

Classe 1

O pagamento dos Créditos Trabalhistas da Companhia é descrito abaixo:

Proposta

Regra geral: será feito o pagamento em 5 parcelas mensais iguais com 6 meses de carência após a Homologação Judicial do Plano. Os créditos trabalhistas ainda não reconhecidos, serão pagos em 5 parcelas mensais iguais com 6 meses de carência após trânsito em julgado da decisão que encerrar o Processo e homologar o valor devido.

Credores Trabalhistas que tenham depósitos judiciais em garantia de suas reclamações:

•	Será feito o pagamento da dívida mediante liberação imediata do valor depositado.

•	Se o depósito for inferiorà dívida listada pelo Grupo Oi, o depósito será utilizado para pagar parte da dívida, e o saldo será pago após decisão do Juízo que homologar o valor devido em 5 parcelas mensais iguais e após o decurso dos 6 meses de carência da Homologação Judicial do Plano. Se o depósito for superior à dívida, o Grupo Oi levantará a diferença a seu favor.

Crédito da Fundação Atlântico:

•	Será feito pagamento em 6 parcelas anuais com 5 anos de carência, a partir da Homologação Judicial do Plano.

•	Juros/atualização monetária: INPC + 5,5% ao ano, incidentes a partir da Homologação Judicial do Plano, sendo os juros e atualização monetária capitalizados anualmente durante o período de carência e serão pagos a partir do 6º ano, em conjunto com o principal.

Classe 2

Os credores da Classe 2 serão remunerados conforme abaixo, de acordo os limites estabelecidos no PRJ:

Proposta

O credor receberá o valor da dívida original, constado na Lista de Credores, corrigido pela taxa de juros/atualização conforme abaixo:

TJLP – Taxa de Juros de Longo Prazo, divulgada pelo Banco Central, acrescido de 2,946372% ao ano.

O Prazo de pagamento para esta classe é de 15 anos, na seguinte estrutura;

•	6 anos de carência de principal;

•	9 anos de amortização com pagamento mensal não linear, conforme tabela abaixo:

Meses	Percentual do valor a ser amortizado por semestre
0 a 72º	0,0%
73º a 132º	0,33%
133º a 179º	1,67%
180º	1,71%

•	4 anos de carência de juros.

•	Juros: serão capitalizados ao principal da dívida anualmente durante o período de carência e após esse período serão pagos mensalmente.

Classe 3

A proposta de pagamento para a Classe 3 é apresentada abaixo, conforme os limites estabelecidos no PRJ:

Proposta

Cada Credor Quirografário poderá optar, exceto quando disposto de forma contrária no PRJ, por ter a totalidade de seus Créditos Quirografários pagos ou reestruturados nas seguintes opções: (i) Pagamento Linear de Créditos Quirografários, (ii) Opção de Reestruturação I ou (iii) Opção de Reestruturação II, sem possibilidade de divisão voluntária do valor do crédito entre as referidas opções.

Uma vez atingido o limite para os créditos a serem reestruturados em reais ou o limite para créditos em dólares norte-americano, os titulares de créditos que tenham escolhido a Opção de Reestruturação I ou Opção de Reestruturação II terão parte de seus créditos pagos conforme a opção escolhida, de forma pro rata e limitado ao valor do respectivo crédito constante da Relação de Credores. Os saldos remanescentes serão alocados para serem pagos conforme a Modalidade de Pagamento Geral.

Pagamento Linear de Créditos Quirografários: Credores desta classe que sejam titulares de créditos no valor de até R$ 1.000,00 (hum mil reais) serão pagos em uma única parcela 20 dias úteis após a Homologação Judicial do plano.

Credores desta classe com créditos em valor superior a R$ 1.000,00 (hum mil reais) poderão optar pelo recebimento em parcela única, desde que concordem em receber apenas o valor de R$ 1.000,00 (hum mil reais) como pagamento integral do seu respectivo crédito e custos correlatos, sendo o pagamento feito em 20 dias úteis contados do término do prazo concedido ao credor para a escolha da opção de pagamento dos créditos.

Opção de Reestruturação I:

Os Credores Quirografários poderão optar pela Opção de Reestruturação I, pela qual terão seus créditos reestruturados em até 6 meses contados da data da Homologação Judicial do Plano, observados os limites a seguir:

a.	Parte dos créditos será representada em reais até o limite de R$ 10.000.000.000,00 (dez bilhões de reais);

b.	Parte dos créditos será representada em dólares norte-americanos, até o limite de US$ 1.150.000.000,00 (um bilhão, cento e cinquenta milhões de dólares norte-americanos). Tributos porventura incidentes no Brasil em decorrência do pagamento dos créditos desta classe, denominados em dólares americanos, serão arcados pelas Recuperandas.

Os créditos em questão serão reestruturados da seguinte forma:

➢	5 anos de carência de principal e juros;

➢	12 anos de amortização com pagamento semestral não linear, conforme tabela abaixo:

Semestres	Percentual do valor a ser amortizado por semestre
0 ao 10º	0,0%
11º ao 20º	2,0%
21º ao 33º	5,7%
34º	5,9%

➢	Juros: (i) para os créditos originalmente em reais, incidirão juros correspondentes à taxa anual de 80% do CDI; e (ii) para os créditos originalmente em dólares norte-americanos, incidirão juros de 1,75% ao ano, sendo que os juros serão capitalizados anualmente ao valor do principal e pagos semestralmente a partir do 66º mês após a Homologação Judicial do Plano.

Caso as escolhas dos Credores Quirografários desta opção de pagamento não atinjam o limite (b) estabelecido na Opção de Reestruturação I, eventual saldo remanescente automaticamente será acrescido ao limite estabelecido na Opção de Reestruturação II.

Opção de Reestruturação II

Os Credores Quirografários poderão optar pela Opção de Reestruturação II, pela qual terão seus créditos reestruturados em até 6 meses contados da data da Homologação Judicial do Plano, observado o limite de US$ 850 milhões. Tributos porventura incidentes no Brasil em decorrência do pagamento dos créditos desta classe, denominados em dólares americanos, serão arcados pelas Recuperandas.

➢	5 anos de carência de principal e juros;

➢	12 anos de amortização com pagamento semestral não linear, conforme tabela abaixo:

Semestres	Percentual do valor a ser amortizado por semestre
0 ao 10º	0,0%
11º ao 20º	2,0%
21º ao 33º	5,7%
34º	5,9%

➢	Juros de 1,25% ao ano, sendo que:

a.	10% dos juros incidentes ao longo dos 60 primeiros meses após a Homologação Judicial do Plano serão pagos semestralmente;

b.	90% dos juros incidentes ao longo dos 60 primeiros meses após a Homologação Judicial do Plano serão capitalizados anualmente ao valor do principal;

c.	A partir do 66º mês após Homologação Judicial do Plano, 100% dos juros serão pagos semestralmente.

Caso as escolhas dos Credores Quirografários desta opção de pagamento não atinjam o limite estabelecido na Opção de Reestruturação II, eventual saldo remanescente automaticamente será acrescido ao limite (b) estabelecido na Opção de Reestruturação I.

Credores Quirografários Depósitos Judiciais os créditos serão pagos após levantamento dos Depósitos Judiciais, respeitando o percentual de deságio da tabela abaixo:

Intervalo de Valor de Crédito	% de Deságio
Até R$ 1.000,00	0%
R$ 1.000,01 a R$ 5.000,00	15%
R$ 5.000,01 a R$ 10.000,00	20%
R$ 10.000,01 a R$ 150.000,00	30%
Acima de R$ 150.000,00	50%

•	Será feito o pagamento da dívida mediante liberação do valor depositado;

•	Se o depósito for inferior à dívida após o deságio indicado acima, o depósito será utilizado para pagar parte da dívida, e o saldo será pago após a decisão do Juízo competente que homologar o valor devido conforme Modalidade de Pagamento Geral da classe III, abaixo mencionada;

•	Se o depósito for superior à dívida, o Grupo Oi levantará a diferença a seu favor.

Reestruturação de Bonds

•	Opção Créditos Quirografários dos Bondholders Não-Qualificados:

➢	Os Credores Quirografários Bondholders Não-Qualificados que, no ato de sua opção, declararem e comprovarem que são titulares de Créditos Quirografários dos Bondholders com valor máximo de até US$ 750 mil, terão seus créditos reestruturados da seguinte forma:

a.	6 anos de carência de principal e juros;

b.	6 anos de amortização com pagamento semestral não linear, conforme tabela abaixo:

Semestres	Percentual do valor a ser amortizado por semestre
0 ao 12º	0,0%
13º ao 18º	4,0%
19º ao 23º	12,66%
24º	12,70%

➢	A taxa de juros será de 6% fixo ao ano em dólares norte-americanos;

➢	A reestruturação nos termos desta Oferta deverá levar em consideração a dedução de um percentual de 50% de deságio do valor do respectivo Crédito Quirografário;

➢	O total dos Créditos Quirografários dos Bondholders Não-Qualificados a serem reestruturados nesta modalidade estará limitado a US$ 500 milhões. Dessa forma, o valor do principal dos créditos reestruturados será limitado a US$ 250 milhões.

•	Opção Créditos Quirografários dos Bondholders Qualificados:

➢	Os Credores Quirografários Bondholders Qualificados que optarem por essa modalidade de pagamento e comprovarem que são titulares de Créditos Quirografários dos Bondholders com valor a partir de US$ 750 mil, terão seus créditos reestruturados mediante a entrega de:

a.	Ações ordinárias de emissão da Oi, detidas pela PTIF, sob a forma de American Depositary Receipts (“ADR”).

b.	Um pacote com (i) Novas Notes, (ii) Novas Ações Ordinárias – I sob a forma de ADRs e (iii) Bônus de Subscrição; a serem emitidos pela Oi.

➢	A emissão das Novas Notes observaráosseguintestermos e condições:

a.	Valor limite da emissão de R$ 6,3 bilhões, emitidas até 31 de julho de 2018;

b.	O vencimento das Novas Notes se dará no 7º ano após sua data de emissão, com pagamento do principal em parcela única no 84º mês após sua data de emissão;

c.	A incidência e o pagamento dos juros poderão ocorrer, a critério da Oi, da seguinte forma: (i) incidência de 10% ao ano em dólares norte-americanos, os quais serão pagos semestralmente ou (ii) juros de 12% ao ano em dólares norte-americanos até o 3º ano, sendo 8% a.a. pagos semestralmente e 4% a.a. capitalizados semestralmente, e juros de 10% a.a. a partir do 4º ano, os quais serão pagos semestralmente. Ambas as opções (i e ii) incidirão a partir do 6º mês após a emissão das Novas Notes;

d.	Tributos porventura incidentes no Brasil, referentes às Novas Notes, serão arcados pelas Recuperandas.

➢	Aumento de Capital Capitalização de Créditos: As Novas Ações Ordinárias – I serão emitidas pela Oi em aumento de capital por subscrição privada e ocorrerá desde que as Condições Precedentes para o Aumento de Capital Capitalização de Créditos sejam verificadas ou dispensadas pelos Credores Quirografários Bondholders Qualificados.

➢	Os valores e demais condições da emissão das Novas Notes, Ações e Bônus de Subscrição estão descritos no PRJ.

Modalidade de Pagamento Geral

Esta oferta será aplicada a credores que não se enquadrarem nas condições das ofertas anteriores ou se as ofertas atingirem seus limites e o credor ainda tiver saldo a receber. Além dos credores que não se manifestarem quanto às demais opções.

➢	O principal será quitado em 25 anos. O pagamento do principal será feito anualmente, de forma linear, a partir do 21º ano, sendo 5 parcelas anuais.

➢	Juros/atualização monetária: TR ao ano, caso o titular opte por receber o pagamento de seus créditos em reais, incidentes a partir da Homologação Judicial do Plano, sendo que o valor total dos juros e atualização monetária acumulados no período será pago somente, e em conjunto, com a última parcela do principal. Sem incidência de juros caso o titular opte por receber seus créditos em dólares norte-americanos ou euros.

➢	A Oi terá a opção de, a seu exclusivo critério, quitar antecipadamente os valores da Modalidade de Pagamento Geral por meio do pagamento de 15% do valor do principal e juros capitalizados até a data de exercício da opção.

➢	O valor principal total dos créditos a serem reestruturados nesta modalidade estará limitado a R$ 70 bilhões, subtraído o valor dos Créditos Concursais que forem reestruturados de outra forma nos termos do PRJ.

Créditos Concursais Agências Reguladoras

•	Os Créditos Concursais Agências Reguladoras líquidos serão novados e quitados em 240 parcelas, da seguinte forma:

Meses	Percentual do valor a ser amortizado
1º ao 60º	0,16%
61º ao 120º	0,33%
121º ao 180º	0,50%
181º ao 239º	0,66%
240º	Saldo remanescente

➢	As primeiras parcelas serão pagas com a conversão em renda de valores depositados judicialmente para garantia desses créditos, a partir de 60 dias contados da Homologação Judicial do Plano.

➢	Juros/atualização monetária: a partir da 2[a] parcela, as parcelas mensais serão corrigidas de acordo com variação da SELIC.

➢	Serão aplicados os seguintes descontos: (i) 50% dos juros e (ii) 25% de multa de mora. Além de um período de carência de 4 anos para o início dos pagamentos para as multas estimadas.

•	Os Créditos Concursais Agências Reguladoras Ilíquidos, se e quando liquidados por decisão final transitada em julgada, serão pagos conforme Modalidade de Pagamento Geral.

Credores Fornecedores Parceiros

•	Fornecedores de bens e/ou serviços que mantiveram termos e condições praticados anteriores a data do ajuizamento do pedido de Recuperação Judicial e que tenham crédito de até R$ 150 mil receberão seus créditos, salvo aqueles oriundos de empréstimos e financiamentos concedidos ao Grupo Oi, integralmente em até 20 dias úteis após o término do prazo para a escolha da opção de pagamento de créditos a ser realizada pelo respectivo credor através da plataforma eletrônica disponibilizada pela Oi.

•	Caso estes fornecedores possuam crédito superior a R$ 150 mil receberão também o valor de R$ 150 mil nas mesmas condições acima, e o saldo remanescente será pago com desconto de 10% em 4 parcelas anuais e iguais, vencendo-se a primeira um ano após o término do prazo para a escolha da opção de pagamento de créditos a ser realizada pelo respectivo credor através da plataforma eletrônica disponibilizada pela Oi, com juros de TR + 0,5% ao ano para créditos em reais e juros de 0,5% ao ano para créditos em dólares norte-americanos ou euros.

Classe 4

Credores Microempresa e Empresa de Pequeno Porte Depósito Judicial serão pagos conforme descrição abaixo:

Descrição

As propostas de pagamento para os credores de Classe 4 possuem as mesmas condições que as seguintes propostas da Classe 3:

•	Pagamento Linear Credores Quirografários

•	Credores Quirografários Depósitos Judiciais

•	Opção de Reestruturação I

•	Opção de Reestruturação II

•	Modalidade de Pagamento Geral

•	Credores Fornecedores Parceiros

Créditos de partes relacionadas

Créditos referentes a mútuos realizados entre as empresas do Grupo Oi, mútuos estes realizados com recursos decorrentes de operações realizadas no mercado internacional pelas Recuperandas, serão pagos conforme descrição abaixo:

•	O principal será pago a partir do 20º ano após a quitação dos créditos da Modalidade de Pagamento Geral. O pagamento do principal será feito de forma linear, em 5 parcelas anuais.

•	Juros/atualização monetária: TR ao ano para dívidas em reais, incidentes a partir da Homologação Judicial do Plano, sendo que o valor total dos juros e atualização monetária acumulados no período será pago somente, e em conjunto, com a última parcela de principal. Não há incidência de juros para dívidas em dólares norte-americanos ou euros.

Geração de Caixa Excedente (Cash Sweep)

Durante os 5 primeiros exercícios fiscais a partir da Homologação Judicial do Plano, o Grupo Oi destinará o equivalente a 100% do montante da receita líquida da venda de ativos que exceda US$ 200 milhões para investimentos em suas atividades.

A partir do 6º ano após Homologação Judicial do Plano, o Grupo Oi destinará o montante equivalente a 70% do Saldo de Caixa que exceder o Saldo de Caixa Mínimo aos Credores Quirografários e Credores com Garantia Real como forma de acelerar o recebimento de seus créditos contra o Grupo Oi (Cash Sweep), que será distribuído proporcionalmente entre os créditos.

•	O Saldo de Caixa Mínimo é definido como o maior valor dentre:

➢	25% da soma de OPEX e CAPEX do ano anterior; ou

➢	R$ 5 bilhões.

•	Adicionalmente, quaisquer recursos oriundos de Aumento de Capital – Novos Recursos serão adicionados ao cálculo do Saldo de Caixa Mínimo.

Aumento de Capital – Novos Recursos

A Oi prevê a realização de um Aumento de Capital, respeitado o direito de preferência dos acionistas, por meio de emissão privada de Novas Ações Ordinárias – II de emissão da Oi, no montante de R$ 4 bilhões, até no máximo 28 de fevereiro de 2019, desde que verificadas as Condições Precedentes para o Aumento de Capital – Novos Recursos ou caso as mesmas sejam dispensadas pelos Investidores Backstoppers.

O preço de emissão das ações e demais condições garantidoras da integralização da totalidade do Aumento de Capital – Novos Recursos estão descritos no PRJ.

Aos Investidores Backstoppers, será devido Prêmio de Compromisso equivalente à 8% do montante garantido a serem pagos em moeda corrente nacional ou 10% do montante garantido a serem pagos em ações ordinárias emitidas pela Oi, a depender do preço médio ponderado por volume das ações ordinárias de emissão da Oi, conforme descrito no PRJ.

Formas de Financiamento Adicionais

A Oi poderá buscar Formas de Financiamento Adicionais no mercado de capitais, no montante de R$ 2,5 bilhões, em até 2 anos após a Homologação Judicial do Plano. Estas captações podem incluir, dentre outros, a emissão pública de ações ordinárias e novos instrumentos de dívida. Adicionalmente, a Companhia considera a abertura de novas linhas de crédito, para importação de equipamentos, no montante potencial de R$ 2 bilhões.

Como forma de possibilitar a aprovação das emissões de ações e Bônus de Subscrição, a Oi pretende convocar, após a Homologação Judicial do Plano, assembleia geral de acionistas para deliberar sobre o aumento do limite do seu capital autorizado em quantidade suficiente para fazer frente a tais emissões.

Projeção do Plano de Credores

A seguir é apresentado o fluxo de pagamento aos credores. Este fluxo projetado pela Oi contempla a utilização de saldos de Depósitos Judiciais e, nos casos em que os valores depositados são superiores às obrigações vinculadas, o excedente é disponibilizado para a Companhia.

As novas dívidas emitidas continuarão vinculadas as mesmas Recuperandas que eram suas respectivas devedoras originais com exceção das dívidas da PTIF e Oi Coop, cujos titulares passarão a ser credores da Oi; titulares da Copart 4, que será incorporada na Telemar, e os titulares da Copart 5, que será incorporada na Oi, tornando-se credores da Telemar e da Oi, respectivamente.

Os valores utilizados como base para as projeções incluíram, além dos credores reconhecidos na Lista de Credores apresentada pelas Recuperandas, eventuais credores em disputas judiciais ainda não reconhecidos na Lista de Credores.

Fluxo de Pagamento aos Credores (em milhões de R$)

Classe de Credores	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
Mediação	(211)	—	—	—	—	—	—	—	—	—	—	—	—
Classe I	—	(506)	(334)	(232)	(141)	(65)	(241)	(117)	(126)	(157)	(177)	(185)	—
Classe II	—	—	—	—	—	(463)	(463)	(649)	(630)	(612)	(593)	(575)	(1.300)
Classe III	—	569	(1.068)	(1.119)	(1.243)	(891)	(2.388)	(2.561)	(10.500)	(2.017)	(2.244)	(3.697)	(3.742)
Classe IV	—	(30)	(5)	(5)	(5)	—	—	—	—	—	—	—	—
Fluxo de Pagamento	(211)	34	(1.408)	(1.356)	(1.389)	(1.418)	(3.092)	(3.327)	(11.256)	(2.786)	(3.015)	(4.457)	(5.042)

Classe de Credores	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042
Mediação	—	—	—	—	—	—	—	—	—	—	—	—	—
Classe I	—	—	—	—	—	—	—	—	—	—	—	—	—
Classe II	(1.208)	(1.115)	(1.022)	—	—	—	—	—	—	—	—	—	—
Classe III	(3.321)	(3.278)	(3.235)	(3.360)	(3.444)	(1.262)	(1.305)	(1.348)	(2.029)	(1.280)	(1.280)	(1.280)	(3.088)
Classe IV	—	—	—	—	—	—	—	—	—	—	—	—	—
Fluxo de Pagamentos	(4.529)	(4.393)	(4.258)	(3.360)	(3.444)	(1.262)	(1.305)	(1.348)	(2.029)	(1.280)	(1.280)	(1.280)	(3.088)

Tabela 7.

6.5	Fluxo de Caixa Operacional

O fluxo de caixa consolidado da Companhia foi calculado a partir do LAJIDA incluindo a variação de capital de giro, impostos, investimentos, dívidas, plano de pagamento aos credores e outros dispêndios que tenham efeito caixa na projeção, melhor detalhados abaixo.

Para efeito de elaboração do Laudo, a Companhia considerou que o Aumento de Capital—Novos Recursos, as Formas de Financiamento Adicionais, bem como outros aportes de recursos de terceiros, serão concretizados, representando uma injeção bruta de recursos, entre 2018 e 2027, de aproximadamente R$ 16,2 bilhões. Com relação ao Aumento de Capital— Novos Recursos, a Companhia recebeu, de um grupo de credores, o documento “Subscription and Commitment Agreement” contendo o compromisso de aumento de capital no valor de R$ 4 bilhões, vinculado ao cumprimento de determinadas condições precedentes, conforme descrito no documento.

Com relação aos demais instrumentos, ressalta-se que não existem garantias da execução destes até o momento de divulgação do presente Laudo.

Impostos de Renda e Contribuição Social

Nesta linha estão incluídos Imposto de Renda e Contribuição Social sobre o Lucro Líquido, além de todo Imposto de Renda retido em favor de terceiros referente a operações financeiras.

A alíquota do Imposto de Renda equivale a 15% do lucro antes do imposto de renda (LAIR) pelo Lucro Real, além de um adicional de 10% sobre o montante que ultrapassar R$ 240 mil reais anuais. A alíquota da contribuição social foi projetada em 9% sobre a base tributável.

Adicionalmente, caso sejam verificados prejuízos acumulados ao longo da projeção, esses saldos abatem a base de cálculo do Imposto de Renda e Contribuição Social sobre o Lucro Líquido em até 30%, limitado ao saldo remanescente de prejuízos acumulados.

Com relação a IRPJ e CSLL, a Companhia estima que os ganhos tributários gerados pela renegociação com seus credores serão inteiramente absorvidos por prejuízos fiscais correntes e acumulados das Recuperandas.

No ano de 2018, o montante referente aos impostos diretos é impactado, principalmente, pelo recolhimento de Imposto de Renda em nome de terceiros, vinculado aos juros devidos a partir do deferimento da Recuperação Judicial.

Cabe ressaltar que, determinadas reorganizações societárias, conforme projetado pela Companhia, foram contempladas nas projeções a fim de otimizar a estrutura tributária do Grupo, são elas: (i) a incorporação da Oi Internet S.A. na Oi Móvel, (ii) incorporação da Copart 4 na Telemar e (iii) incorporação da Copart 5 na Oi.

Necessidade de Capital de Giro

A necessidade de capital de giro foi projetada pela Oi e contemplou manutenção nas projeções de prazos de recebimentos e pagamentos médios.

Adicionalmente, contemplados na projeção de necessidade de capital de giro da Companhia se encontram as receitas/despesas diferidas, receitas/despesas relacionadas a operações bancárias, impactos de depósitos judiciais, pagamento/provisão de contingências e compensações tributárias.

A Companhia projeta que os depósitos judiciais não realizados desde o deferimento da Recuperação Judicial serão ajustados em 2018.

Operações Não Recorrentes

Os valores dispendidos nesta linha se referem, no ano de 2017, à dissolução antecipada da joint venture, mediante a aquisição, pela Oi, da totalidade da participação acionária do Banco Santander, por valor equivalente ao previsto para a opção de venda de ações atribuída ao Banco Santander no acordo de acionistas da Rio Alto.

Neste Laudo consideramos que a operação de Aumento de Capital – Novos Recursos se concretiza e está considerada nessa linha no ano de 2018.

Dividendos e Juros sobre Capital Próprio

O desembolso de dividendos presente no fluxo de caixa em 2016 se refere ao pagamento de dividendos da joint venture Rio Alto ao seu acionista preferencialista à época. Dessa forma, não foram considerados pagamentos de dividendos para esta operação nos períodos posteriores à dissolução da mesma.

Refinanciamento de Impostos

Os parcelamentos dos débitos tributários da Companhia contemplam o PAES, PAES INSS e o Parcelamento Ordinário, já negociados.

1)	Em maio de 2017, a Companhia aderiu ao Programa de Regularização Tributária (PRT), o qual possibilita a regularização de débitos junto à Receita Federal. As empresas envolvidas nesta negociação foram: Oi, TMAR, Oi Móvel, BRTCC, Serede e Brasil Telecom Comunicação Multimídia Ltda. (“MRED”), conforme demonstrado na tabela a seguir:

Empresa	Valor Refinanciado
(em R$)
Oi	680.332.017
TMAR	625.861.275
Oi Móvel	44.454.264
BRTCC	8.566.825
Serede	2.525.678
MRED	48.524
Total	1.361.788.583

Tabela 6. Fonte: Oi.

O fluxo de caixa operacional é apresentado abaixo:

Fluxo de Caixa Operacional (em milhões de R$)

	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
(=) LAJIDA	6.340	6.048	6.102	6.365	7.222	8.169	9.234	10.424	11.563	12.860	13.780	14.608
(-) Imposto de Renda e Contribuição Social	(556)	(936)	(1.250)	(374)	(509)	(638)	(934)	(1.237)	(1.603)	(1.766)	(1.863)	(2.026)
(+/-) Variação do Capital de Giro	(499)	(476)	(2.149)	(963)	(616)	(852)	(775)	(957)	(1.023)	(1.086)	(909)	(875)
(+/-) Dividendos e Juros sobre Capital Próprio	(129)	—	—	—	—	—	—	—	—	—	—	—
(-) Operações não recorrentes	(487)	(360)	4.000	—	—	—	—	—	—	—	—	—
(-) Refinanciamento de Impostos	(94)	(188)	(308)	(190)	(146)	(165)	(186)	(209)	(154)	—	—	—
(=) Fluxo de Caixa Operacional	4.575	4.089	6.396	4.837	5.951	6.515	7.339	8.021	8.783	10.008	11.009	11.707

Tabela 8.

6.6	Fluxo de Caixa das Atividades de Investimento

Atualmente, a Oi direciona seus investimentos principalmente ao aprimoramento de sua estrutura existente. A Companhia projeta recursos de aproximadamente R$ 6,1 bilhões anuais (média de 21,1% da receita líquida ao longo da projeção), sendo que em 2018, 2019 e 2020 estes investimentos possuem média de R$ 6,9 bilhões. Dessa forma, a Companhia busca melhorar a qualidade do serviço prestado e manter sua competitividade no mercado de telecomunicações.

Neste contexto, a Oi possui iniciativas de manter investimentos para satisfazer a crescente demanda por dados e banda larga. Adicionalmente, a Oi vem segmentando seus investimentos, de forma a priorizar a tecnologia da informação (“TI”), focar em áreas onde há um maior potencial de crescimento e selecionar locais estratégicos para expandir seus cabos e fibras.

Fluxo de Caixa das Atividades de Investimento (em milhões de R$)

	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
(-) Capex	(4.759)	(5.258)	(7.023)	(6.912)	(6.846)	(5.027)	(5.293)	(5.551)	(5.807)	(6.070)	(6.359)	(6.621)
(-) Licenças móveis	(653)	(3)	(4)	—	—	—	—	—	—	—	—	—
(=) Fluxo de Caixa das Atividades de Investimento	(5.412)	(5.261)	(7.027)	(6.912)	(6.846)	(5.027)	(5.293)	(5.551)	(5.807)	(6.070)	(6.359)	(6.621)

Tabela 9.

6.7	Fluxo de Caixa das Atividades de Financiamento

A projeção abaixo contempla as atividades de financiamento do Grupo Oi.

Despesas e Receitas Financeiras

A linha de receitas e/ou despesas financeiras representa a subtração das entradas de caixa provenientes de aplicações de recursos disponíveis da Companhia com as despesas de financiamentos incorridos em cada período, incluindo as comissões referentes as garantias do aporte de R$ 4 bilhões em 2018 e parte dos tributos referentes a reestruturação dos créditos.

Financiamentos Adicionais

São consideradas as Formas de Financiamento Adicionais, no montante de R$ 4,5 bilhões, sendo: (i) R$ 2,5 bilhões em 2019, taxa de juros equivalente à 130% do CDI, pagamentos semestrais de juros e amortização do principal ao final do 10º ano; e (ii) R$ 2,0 bilhões em 2020, com emissão em dólares norte-americanos, taxa de juros equivalente à Libor + 2%, pagamentos semestrais de juros e amortização do principal ao final do 10º ano.

Outros Financiamentos

Para manutenção do caixa mínimo de R$ 4,0 bilhões, foram considerados outros financiamentos com taxa de juros equivalente à 130% do CDI.

Fluxo de Caixa das Atividades de Financiamento (em milhões de R$)

	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
(+/-) Receitas (despesas) financeiras	(8.139)	619	(299)	268	194	168	126	140	59	63	97	118
(+/-) Financiamentos Adicionais	—	—	—	2.374	1.707	(329)	(331)	(332)	(334)	(335)	(337)	(339)
(+/-) Outros financiamentos	—	—	—	—	—	—	—	—	82	7.591	(1.624)	(1.850)
(=) Fluxo de Caixa das Atividades de Financiamento	(8.139)	619	(299)	2.643	1.902	(161)	(205)	(192)	(193)	7.319	(1.864)	(2.071)

Tabela 10.

6.8	Fluxo de Caixa Consolidado

Abaixo é apresentado o fluxo de caixa consolidado, incluindo o impacto do PRJ, projetado a partir das premissas disponibilizadas pela Oi:

Fluxo de Caixa Consolidado (em milhões de R$)

	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
(=) LAJIDA	6.340	6.048	6.102	6.365	7.222	8.169	9.234	10.424	11.563	12.860	13.780	14.608
(-) Imposto de Renda e Contribuição Social	(556)	(936)	(1.250)	(374)	(509)	(638)	(934)	(1.237)	(1.603)	(1.766)	(1.863)	(2.026)
(+/-) Variação do Capital de Giro	(499)	(476)	(2.149)	(963)	(616)	(852)	(775)	(957)	(1.023)	(1.086)	(909)	(875)
(-) Operações não recorrentes	(487)	(360)	4.000	—	—	—	—	—	—	—	—	—
(+/-) Dividendos e Juros sobre Capital Próprio	(129)	—	—	—	—	—	—	—	—	—	—	—
(-) Refinanciamento de Impostos	(94)	(188)	(308)	(190)	(146)	(165)	(186)	(209)	(154)	—	—	—
(=) Fluxo de Caixa Operacional	4.575	4.089	6.396	4.837	5.951	6.515	7.339	8.021	8.783	10.008	11.009	11.707
(-) Capex	(4.759)	(5.258)	(7.023)	(6.912)	(6.846)	(5.027)	(5.293)	(5.551)	(5.807)	(6.070)	(6.359)	(6.621)
(-) Licenças móveis	(653)	(3)	(4)	—	—	—	—	—	—	—	—	—
(=) Fluxo de Caixa das Atividades de Investimento	(5.412)	(5.261)	(7.027)	(6.912)	(6.846)	(5.027)	(5.293)	(5.551)	(5.807)	(6.070)	(6.359)	(6.621)
(+/-) Receitas (despesas) financeiras	(8.139)	619	(299)	268	194	168	126	140	59	63	97	118
(+/-) Financiamentos adicionais	—	—	—	2.374	1.707	(329)	(331)	(332)	(334)	(335)	(337)	(339)
(+/-) Outros Financiamentos	—	—	—	—	—	—	—	—	82	7.591	(1.624)	(1.850)
(=) Fluxo de Caixa das Atividades de Financiamento	(8.139)	619	(299)	2.643	1.902	(161)	(205)	(192)	(193)	7.319	(1.864)	(2.071)
(=) Fluxo de Caixa pré PRJ	(8.976)	(553)	(931)	568	1.007	1.326	1.841	2.278	2.783	11.256	2.786	3.015
Mediação	—	(211)	—	—	—	—	—	—	—	—	—	—
Classe I	—	—	(506)	(334)	(232)	(141)	(65)	(241)	(117)	(126)	(157)	(177)
Classe II	—	—	—	—	—	—	(463)	(463)	(649)	(630)	(612)	(593)
Classe III	—	—	569	(1.068)	(1.119)	(1.243)	(891)	(2.388)	(2.561)	(10.500)	(2.017)	(2.244)
Classe IV	—	—	(30)	(5)	(5)	(5)	—	—	—	—	—	—
(=) Fluxo de Caixa pós PRJ	(8.976)	(764)	(897)	(840)	(349)	(63)	423	(814)	(544)	—	—	—
Saldo de Caixa	7.849	7.085	6.188	5.348	4.998	4.936	5.358	4.544	4.000	4.000	4.000	4.000

Tabela 11.

Vale ressaltar que, ao final de 2027, o saldo de financiamentos (Financiamentos Adicionais e outros financiamentos) totaliza R$ 10,5 bilhões.

A Companhia projeta seus fluxos operacionais até 2027, após este período, a Oi assume uma geração de caixa operacional estável, reduzindo seu saldo de financiamentos ao longo dos anos seguintes.

7.	Conclusão do Laudo

O presente Laudo foi elaborado pela EY como subsídio ao PRJ das Recuperandas e está sujeito às premissas e assunções nele expressadas.

Este Laudo tem como objetivo avaliar a viabilidade econômico-financeira das Recuperandas analisando as alternativas para a reestruturação da sua estrutura de capital, verificando a continuidade de suas operações e buscando a maximização de retorno para credores, acionistas e a comunidade na qual fazem parte. Ressalta-se que os estudos realizados não contemplam a análise de viabilidade das Recuperandas sob a ótica de aspectos societários, tributários e legais.

Dessa forma, após conduzirmos análises e sujeito às premissas e assunções nelas expressadas, consideramos que o PRJ é viável sob a ótica econômico-financeira, desde que haja a concretização do Aumento de Capital – Novos Recursos, das Formas de Financiamento Adicionais e demais captações de recursos de terceiros aqui descritas, salientando-se os seguintes pontos:

•	As Recuperandas estão tomando medidas para buscar maior geração de caixa, de forma a honrar com suas obrigações financeiras;

•	O PRJ apresentado contempla a realização de investimentos em diversas esferas para elevar a qualidade de seus serviços e competitividade no setor;

•	Através do plano proposto, a Oi pretende equalizar seu passivo, voltando a apresentar uma situação de sanidade financeira que permita a continuidade de suas operações;

•	Como forma de elevar sua liquidez financeira, a Oi poderá promover alienação de ativos das Recuperandas.

Não foi considerado no presente cenário de viabilidade eventuais mudanças no ambiente regulatório de telecomunicações, que podem gerar impactos para as operadoras do setor de telecomunicações.

O Laudo levou em consideração as condições econômico-financeiras e as projeções contidas no PRJ das Recuperandas. Assim, a efetiva ocorrência e concretização dessas condições e projeções é condição indispensável para que se atinja um cenário viável para a continuidade das operações, conforme comentários realizados no decorrer do presente Laudo.

Neste contexto, concluímos que a aprovação do PRJ, aliada à concretização dos aumentos de capital e captação de recursos de terceiros, bem como a consolidação das premissas previstas, possibilitarão a superação da atual crise financeira, viabilizando a continuidade de suas operações, considerando as premissas existentes no cenário econômico apresentado no presente Laudo.

Ernst & Young Assessoria Empresarial Ltda.

Lúcio Teixeira	Luiz Cláudio Campos CORECON RJ22128-7	Beni Rosenzvaig

ANEXO 3.1.3

Ativos

Alienação, direta ou indiretamente, dos seguintes ativos:

UNITEL, S.A., sociedade de direito angolano, com o número de identificação fiscal 5410003144, registrada na Conservatória do Registro Comercial de Luanda sob o número 44/199, com sede na Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

BRASIL TELECOM CALL CENTER S.A., sociedade anônima inscrita no CNPJ/MF sob o nº 04.014.081/0001 -30 e na Junta Comercial do Estado de Goiás sob o NIRE 53 3 0000758-6, com sede na Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, na cidade de Goiânia, Estado de Goiás, CEP 74.845-090.

TIMOR TELECOM, S.A., sociedade anônima, pessoa coletiva nº 1014630, registrada na Direção Nacional do Comércio Doméstico sob o número 01847/MTCI/XI/2012, com sede na Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, em Díli, Timor Leste.

A formalização da alienação dos bens localizados nos endereços listados abaixo está sujeita à prévia verificação da inexistência de impedimentos ou vedações de natureza administrativa ou judicial:

•	BR 101 KM 205 (Barreiros/Almoxarifado), no Estado de Santa Catarina e registrado sob a matrícula nº 40564;

•	Av Madre Benvenuta, no Estado de Santa Catarina e registrado sob a matrícula nº 48391;

•	Rua Cel Genuino, no Estado do Rio Grande do Sul e registrado sob as matrículas nº 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

•	Av. Joaquim de Oliveira, no Estado do Rio Grande do Sul e registrado sob a matrícula nº. 114.947;

•	Avenida Lauro Sodre nº 3290, no Estado de Rondônia e registrado sob a matrícula nº 24743;

•	Rua Gabriel de Lara, no Estado do Paraná e registrado sob a matrícula nº 16059;

•	Rua Neo Alves Martins nº 2263, no Estado do Paraná e registrado sob a matrícula nº 58948;

•	Travessa Teixeira de Freitas nº 75 (Complexo Merces F), no Estado do Paraná e registrado sob as matrículas nº 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 e 36741;

•	Avenida Teixeira de Freitas nº 141 (Complexo Merces G), no Estado do Paraná e registrado sob a matrícula nº 15049;

•	Rua Visconde Nacar nº 234 (Complexo Merces B), no Estado do Paraná e registrado sob a matrícula nº 26912;

•	Rua Visconde do Rio Branco nº 397 (Complexo Merces A), no Estado do Paraná e registrado sob a matrícula nº 13940;

•	Avenida Goias, no Estado de Goiás e registrado sob as matrículas nº 42.041 e 42.042;

•	Avenida Getulio Vargas S/N, no Estado de Roraima e registrado sob as matrículas nº 46.241, 46.242, 46.243 e 46.244;

•	Rua Sabino Vieira / Rua Chaves De Faria nº 85/ R.S.L. Gonzaga nº 275, no Estado do Rio de Janeiro e registrado sob a matrícula nº 55316;

•	Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), no Estado do Rio de Janeiro e registrado sob a matrícula nº 51186;

•	Estr. Pau da Fome nº 2716, no Estado do Rio de Janeiro e registrado sob a matrícula nº 105885;

•	Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, no Estado do Rio de Janeiro e registrado sob a matrícula nº 67704;

•	Rua dos Limoeiros nº 200, no Estado do Rio de Janeiro e registrado sob a matrícula nº 10409;

•	Camaragibe—Estrada de Aldeia—Km-125, no Estado de Pernambuco e registrado sob a matrícula nº 2503;

•	Rua do Principe nº 156 e nº 120, no Estado de Pernambuco e registrado sob a matrícula nº 24857;

•	Rua Itambe nº 200, no Estado de Minas Gerais e registrado sob a matrícula nº 38227;

•	Rua Vitorio Nunes Da Motta nº 220, Enseada do Suá no Estado do Espírito Santo e registrado sob a matrícula nº 52265;

•	Rua Silveira Martins, Cabula, nº 355 no Estado da Bahia e registrado sob a matrícula nº 76908;

•	Rua Prof. Anfrisia Santiago nº 212, no Estado da Bahia e registrado sob a matrícula nº 12798;

•	Avenida Getulio Vargas – BL. A, nº 950, no Estado do Amazonas e registrado sob a matrícula nº 14610;

•	Rua Goias, S/N, Farol, no Estado de Alagoas e registrado sob a matrícula nº 75071;

•	Rua Zacarias da Silva, Lote 2, Barra da Tijuca (Alvorada), na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 381171;

•	Rua Senador Pompeu, nº 119 – 5º andar, Centro, na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 106766;

•	Rua Alexandre Mackenzie, nº 75, Centro, na cidade e Estado do Rio de Janeiro e registrado sob as matrículas nº 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

•	Rua do Lavradio, nº 71, Centro (Arcos), na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 70149;

•	Rua Araribóia, nº 140, São Francisco, na cidade de Niterói, Estado do Rio de Janeiro e registrado sob a matrícula nº 10770;

•	Rua Assai, s/n, Jardim Pindorama, na cidade de São Félix do Araguaia, Estado de Mato Grosso e registrado sob a matrícula nº 3825;

•	Rua Sena Madureira, nº 1070, na cidade de Fortaleza, Estado de Ceará e registrado sob a matrícula nº 1409;

•	Rua Manoel P. da Silva (Cap. Pereirinha, S/N), na cidade de Corumbá, Estado de Mato Grosso do Sul e registrado sob as matrículas nº 24.969, 24.970, 24.971, 24.972 e 24.973;

•	Av Nicanor de Carvalho, nº 10, na cidade de Corumbá, Estado de Mato Grosso do Sul e registrado sob a matrícula nº 12295;

•	Pq. Triunfo de Cotegipe, S/N – João Dantas, na cidade de Alagoinhas, Estado da Bahia e registrado sob a matrícula nº 775;

•	Estrada Velha do Amparo, KM 4, na cidade de Friburgo, Estado do Rio de Janeiro e registrado sob a matrícula nº 5283;

•	Av. Prudente de Morais, nº 757 B, Bairro Tirol, na cidade de Natal, Estado do Rio Grande do Norte e registrado sob a matrícula nº 28639;

•	Av. Afonso Pena, nº 583, na cidade de Manaus, Estado do Amazonas e registrado sob a matrícula nº 7496;

•	Rua Leitão da Silva, nº 2.159, Itararé (CONJED), na cidade de Vitória, Estado do Espírito Santos e registrado sob as matrículas nº 46.977 e 46.978;

•	BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, na cidade de Brasília, Distrito Federal e registrado sob a matrícula nº 801;

•	Rua Padre Pedro Pinto nº1460, Venda Nova (ISFAP), na cidade de Belo Horizonte, Estado de Minas Gerais e registrado sob a matrícula nº 4187;

•	Rua 2 De Setembro, nº 733, Campo De Futebol, na cidade de Blumenau, Estado de Santa Catarina e registrado sob a matrícula nº 598;

•	BR 116, KM 159, Rua Cel Antônio Cordeiro, 3950, Altamira, na cidade de Russas, Estado do Ceará e registrado sob a matrícula nº 180;

•	Rua Correa Vasques,69, Cidade Nova, na cidade e Estado do Rio de Janeiro e registrado sob as matrículas nº 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190;

•	Rua Walter Ianni, Anel Rodoviário, KM 23,5 – Bairro Aarão Reis/São Gabriel (PUC MINAS), na cidade de Belo Horizonte, Estado de Minas Gerais e registrado sob a matrícula nº 27601.

ANEXO 4.2.4

CRÉDITOS COM GARANTIA REAL

ANEXO 4.2.4 AO PLANO DE RECUPERAÇÃO JUDICIAL DO GRUPO OI –

CONDIÇÕES APLICÁVEIS AOS CRÉDITOS DO BANCO NACIONAL

DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES

1.	DEFINIÇÕES E REFERÊNCIAS – Os termos e expressões utilizados em letra maiúscula neste Anexo têm seus significados de acordo com o constante no rol de definições do Plano de Recuperação Judicial (“Plano”), exceto quando definidos de forma diversa neste Anexo, no Anexo Definições (Anexo I) ou no Contrato de Cessão e Vinculação de Receitas Unificado e Outras Avenças, conforme aditado.

1.1 Sempre que houver uma referência a Cláusulas neste Anexo, a remissão será a este Anexo, a não ser quando expressamente disposto que a referência é a alguma Cláusula do Plano.

2.	CONFISSÃO E RECONHECIMENTO DE DÍVIDA – Pelo presente Anexo (“Anexo”), as Devedoras em Recuperação Judicial confessam como certa e exata a dívida com o BNDES no montante de R$ 3.326.951.525,30 (três bilhões, trezentos e vinte e seis milhões, novecentos e cinquenta e um mil, quinhentos e vinte e cinco reais e trinta centavos), apurado na Data do Pedido, 20.06.2016, conforme listado no quadro geral de credores, correspondente ao saldo devedor total da dívida com o BNDES sujeita à recuperação judicial.

2.1 Este Anexo 4.2.4, constitui, juntamente com o Contrato de Cessão e Vinculação de Receitas Unificado, conforme aditado nos termos do anexo a este Anexo 4.2.4, documento específico para os fins da Cláusula 9.2 do Plano.

3.	JUROS – Sobre o principal da dívida das Devedoras em Recuperação Judicial, como definido na Cláusula 2 (Confissão e Reconhecimento de Dívida), anterior, incidirão juros de 2,946372% ao ano (a título de remuneração), acima da Taxa de Juros de Longo Prazo – TJLP, divulgada pelo Banco Central do Brasil, observada a seguinte sistemática:

I – Quando a TJLP for superior a 6% (seis por cento) ao ano:

a)	O montante correspondente à parcela da TJLP que vier a exceder 6% (seis por cento) ao ano será capitalizado, desde a Data do Pedido, no dia 15 (quinze) de cada mês e no seu vencimento ou liquidação, observado o disposto nas Cláusulas 9 e 9.1 (Vencimento em Dias Feriados), e apurado mediante a incidência do seguinte termo de capitalização sobre o saldo devedor, aí considerados todos os eventos financeiros ocorridos no período:

TC=	[(1 + TJLP)/1,06]n/y – 1 (termo de capitalização igual a, abre colchete, razão entre a TJLP acrescida da unidade, e um inteiro e seis centésimos, fecha colchete, elevado à potência correspondente à razão entre “n” e “y”, deduzindo-se de tal resultado a unidade), sendo:

TC – termo	de capitalização;

TJLP – Taxa	de Juros de Longo Prazo, divulgada pelo Banco Central do Brasil; e

n –	número de dias existentes entre a data do evento financeiro e a data de capitalização, vencimento ou liquidação da obrigação, considerando-se como evento financeiro todo e qualquer fato de natureza financeira do qual resulte ou possa resultar alteração do saldo devedor deste Anexo.

y –	número de dias do ano (365 ou 366, caso seja ano bissexto).

b)	O percentual de 2,946372% ao ano acima da TJLP (remuneração), referido no “caput” desta Cláusula, acrescido da parcela não capitalizada da TJLP de 6% (seis por cento) ao ano, incidirá sobre o saldo devedor, nas datas de exigibilidade dos juros mencionadas na Cláusula 3.2 ou na data de vencimento ou liquidação da dívida deste Anexo, observado o disposto na alínea “a”, e considerado, para o cálculo diário de juros, o número de dias decorridos entre a data de cada evento financeiro e as datas de exigibilidade acima citadas.

II –	Quando a TJLP for igual ou inferior a 6% (seis por cento) ao ano:

O percentual de 2,946372% ao ano acima da TJLP (remuneração), referido no “caput” desta Cláusula, acrescido da própria TJLP, incidirá sobre o saldo devedor, nas datas de exigibilidade dos juros mencionadas na Cláusula 3.2 ou na data de vencimento ou liquidação da dívida deste Anexo, sendo considerado, para o cálculo diário de juros, o número de dias decorridos entre a data de cada evento financeiro e as datas de exigibilidade acima citadas.

3.1	O montante referido no inciso I, alínea “a”, que será capitalizado, incorporando-se ao principal da dívida, será exigível nos termos da Cláusula 5 (Amortização).

3.2	O montante apurado nos termos do inciso I, alínea “b”, ou do inciso II será capitalizado no dia 15 (quinze) de cada mês a partir da Homologação Judicial do Plano até o 48º (quadragésimo oitavo) mês contado a partir da Homologação Judicial do Plano, sendo exigível mensalmente a partir do 49º (quadragésimo nono) mês (inclusive) contado a partir da Homologação Judicial do Plano, e no vencimento ou liquidação deste Anexo, observado o disposto nas Cláusulas 9 e 9.1 (Vencimento em Dias Feriados).

4.	PROCESSAMENTO E COBRANÇA DA DÍVIDA – A cobrança do principal e encargos será feita mediante documento de cobrança expedido pelo BNDES, com antecedência, para as Devedoras em Recuperação Judicial liquidarem aquelas obrigações nas datas de seus vencimentos.

4.1 O não recebimento do documento de cobrança não eximirá as Devedoras em Recuperação Judicial da obrigação de pagar as prestações do principal e os encargos nas datas estabelecidas neste Contrato.

4.2 O BNDES deixará à disposição das Devedoras em Recuperação Judicial as informações, dados e cálculos que servirem de base para apuração dos valores devidos.

5.	AMORTIZAÇÃO – O principal da dívida decorrente deste Anexo deve ser pago ao BNDES em 108 (cento e oito) prestações mensais e sucessivas, exigíveis a partir do 73º (septuagésimo terceiro) mês contado a partir da Homologação Judicial do Plano, inclusive, de acordo com o esquema a seguir:

a)	19,8% (dezenove inteiros e oito décimos por cento) em 60 (sessenta) prestações, cada uma delas no valor do principal vincendo da dívida atualizada correspondente a esse percentual, dividido pelo número de prestações ainda não vencidas, vencendo-se a primeira no dia 15 do 73º (septuagésimo terceiro) mês contado a partir da Homologação Judicial do Plano e a última no dia 15 do 132º (centésimo trigésimo segundo) mês contado a partir da Homologação Judicial do Plano, observado o disposto na Cláusula 9 (Vencimento em Dias Feriados) deste Anexo;

b)	78,49% (setenta e oito inteiros e quarenta e nove centésimos por cento) em 47 (quarenta e sete) prestações, cada uma delas no valor do principal vincendo da dívida atualizada correspondente a esse percentual, dividido pelo número de prestações ainda não vencidas, vencendo-se a primeira no dia 15 do 133º (centésimo trigésimo terceiro) mês contado a partir da Homologação Judicial do Plano e a última no dia 15 do 179º (centésimo septuagésimo nono) mês contado a partir da Homologação Judicial do Plano, observado o disposto na Cláusula 9 (Vencimento em Dias Feriados) deste Anexo;

c)	uma prestação no valor do principal vincendo da dívida remanescente atualizada, vencendo-se no dia 15 do 180º (centésimo octogésimo) mês contado a partir da Homologação Judicial do Plano, observado o disposto na Cláusula 9 (Vencimento em Dias Feriados) deste Anexo;

5.1 As Devedoras em Recuperação Judicial comprometem-se a liquidar até o dia 15 do 180º (centésimo octogésimo) mês contado a partir da Homologação Judicial do Plano, data da última prestação de amortização, todas as obrigações deste Anexo.

6.	HIPÓTESE DE PRÉ-PAGAMENTO OBRIGATÓRIO – Sempre até 150 (cento e cinquenta) dias após o encerramento do exercício fiscal, começando a contar do encerramento do exercício fiscal do ano da Homologação do Plano, as Devedoras em Recuperação Judicial deverão:

a)	calcular a Geração de Caixa Excedente para o respectivo exercício fiscal encerrado, com base nas demonstrações financeiras auditadas das Devedoras em Recuperação Judicial; e

b)	utilizar a Geração de Caixa Excedente do exercício fiscal encerrado para distribuir de forma proporcional (pro rata) aos saldos, no momento da distribuição, a determinados credores de acordo com o Plano, com a consequente redução proporcional do saldo dos respectivos créditos e limitado ao valor do crédito de desses credores (“Oferta de Geração de Caixa Excedente”).

Para fins da presente cláusula:

“Aumento de Capital” será definido com base na estrutura final de tal aumento de capital no âmbito da aprovação do Plano de Recuperação Judicial.

“Geração de Caixa Excedente” A partir do 6º (sexto) exercício fiscal contado da data da Homologação Judicial do Plano, o GRUPO OI destinará a determinados credores de acordo com o Plano o montante equivalente a 70% (setenta por cento) do Saldo de Caixa que exceder o Saldo do Caixa Mínimo.

“Saldo de Caixa” significa a soma das seguintes contas do balanço patrimonial ativo consolidado: 1.01.01 Caixa e Equivalentes de Caixa; e 1.01.02 Aplicações Financeiras; apurados nas demonstrações financeiras anuais consolidadas da Oi.

“Saldo de Caixa Mínimo”, com relação a qualquer exercício fiscal, significa o maior valor entre: (1) 25% da soma do OPEX e do CAPEX para o respectivo exercício fiscal, calculado anualmente com base nas demonstrações financeiras consolidada anuais da Oi para o respectivo exercício fiscal; ou (2) R$ 5.000.000.000,00 (cinco bilhões de Reais). Adicionalmente, durante (i) os 5 (cinco) exercícios fiscais seguintes ao exercício em que for concluído o Aumento de Capital – Novos Recursos, conforme definido no Plano de Recuperação Judicial, quaisquer recursos oriundos de Aumento de Capital – Novos Recursos serão adicionados ao cálculo do Saldo de Caixa Mínimo; e (ii) os 4 (quatro) exercícios fiscais seguintes ao exercício em que eventualmente for concluído um aumento de capital da Oi, quaisquer recursos oriundos do respectivo aumento de capital serão adicionados ao cálculo do Saldo de Caixa Mínimo.

6.1. A distribuição de receita dentro da Oferta de Geração de Caixa Excedente deverá ser proporcional (pro rata) aos saldos, no momento da distribuição, dos créditos a determinados credores como previsto no Plano. O saldo remanescente de tais créditos, após o pagamento decorrente da Oferta de Geração de Caixa Excedente, será recalculado e ajustado nos termos do Plano.

7.	RESTRIÇÃO A PAGAMENTOS DE DIVIDENDOS – Até o 6º (sexto) aniversário da data de Homologação Judicial do Plano, conforme aplicável, as Devedoras em Recuperação Judicial e qualquer Controlada Relevante não poderão declarar ou efetuar o pagamento de quaisquer dividendos, retorno de capital ou realizar qualquer outro pagamento ou distribuição sobre (ou relacionado) às ações do capital social ou de qualquer Controlada Relevante (incluindo qualquer pagamento em relação a qualquer fusão ou consolidação envolvendo as Devedoras em Recuperação Judicial ou qualquer Controlada Relevante).

Estão excetuados das restrições descritas neste item, a declaração ou pagamento de:

(A) dividendos, retorno de capital ou outras distribuições exclusivamente das Controladas para as Devedoras em Recuperação Judicial ou para qualquer outra Controlada Relevante;

(B) pagamentos pelas Devedoras em Recuperação Judicial ou qualquer Controlada Relevante para acionistas dissidentes de acordo com a legislação aplicável realizados após a Homologação do Plano e que não sejam proibidas de acordo com esse Anexo e o Plano;

(C) qualquer pagamento de dividendos realizado de acordo com o Plano.

7.1. Após o 6º (sexto) aniversário da data de Homologação Judicial do Plano, conforme aplicável, as Devedoras em Recuperação Judicial e qualquer Controlada Relevante estarão autorizadas a declarar ou efetuar o pagamento de qualquer dividendo, retorno de capital ou realizar qualquer outro pagamento ou distribuição sobre (ou relacionado) às ações de suas emissões (incluindo qualquer pagamento em relação a qualquer fusão ou consolidação envolvendo as Devedoras em Recuperação Judicial ou qualquer Controlada Relevante) somente se o quociente dívida líquida consolidada da Oi (isto é, Créditos Financeiros, deduzidos de Caixa, acrescido dos créditos AAnatel) / EBITDA do exercício social encerrado imediatamente anterior à declaração ou do pagamento, for igual ou inferior a 2 (dois). Após a realização do Aumento de Capital com Capitalização de Créditos e do Aumento de Capital Novos Recursos, a realização de pagamentos de dividendos, retorno de capital ou qualquer outro pagamento ou distribuição sobre (ou relacionado) às ações de suas emissões (incluindo qualquer pagamento em relação a qualquer fusão ou consolidação envolvendo qualquer Devedora em Recuperação Judicial), será autorizada se o quociente dívida financeira líquida consolidada da Oi (isto é, Créditos Financeiros, deduzidos de Caixa) / EBITDA do exercício social encerrado imediatamente anterior à declaração ou pagamento for igual ou inferior a 2 (dois), sendo certo que não haverá qualquer restrição à distribuição de dividendos após o integral pagamento dos Créditos Financeiros.

Estão excetuados das restrições descritas no item (7.1) acima, a declaração ou pagamento de:

(A) dividendos, retorno de capital ou outras distribuições exclusivamente das Controladas para as Devedoras em Recuperação Judicial ou para qualquer outra Controlada Relevante;

(B) pagamentos pelas Devedoras em Recuperação Judicial ou qualquer Controlada Relevante para acionistas dissidentes de acordo com a legislação aplicável realizados após a Data de Homologação do Plano de Recuperação Judicial e que não sejam proibidas de acordo com esse Anexo e o Plano;

(C) qualquer pagamento de dividendos realizado de acordo com o Plano.

8.	ALTERAÇÃO DO CRITÉRIO LEGAL DE REMUNERAÇÃO DOS RECURSOS ORIGINÁRIOS DO FUNDO PIS/PASEP E DO FAT – Na hipótese de vir a ser substituído o critério legal de remuneração dos recursos repassados ao BNDES, originários do Fundo de Participação PIS/PASEP e do Fundo de Amparo ao Trabalhador – FAT, a remuneração prevista na Cláusula 3 (“Juros”) poderá, a critério do BNDES, passar a ser efetuada mediante utilização do novo critério de remuneração dos aludidos recursos, ou outro, indicado pelo BNDES, que, além de preservar o valor real da operação, a remunere nos mesmos níveis anteriores. Nesse caso, o BNDES comunicará a alteração, por escrito, às Devedoras em Recuperação Judicial.

9.	VENCIMENTO EM DIAS FERIADOS – Todo vencimento de prestação de amortização de principal e encargos que ocorra em sábados, domingos ou feriados nacionais, estaduais, distritais ou municipais, inclusive os bancários, será, para todos os fins e efeitos deste Anexo, deslocado para o primeiro dia útil subsequente, sendo os encargos calculados até essa data, e se iniciando, também a partir dessa data, o período seguinte regular de apuração e cálculo dos encargos deste Anexo.

9.1 Para efeito do disposto na Cláusula 9, salvo disposição expressa em contrário, serão considerados os feriados do lugar onde estiver a sede das Devedoras em Recuperação Judicial, cujo endereço estiver indicado no Plano.

10.	OBRIGAÇÕES ESPECIAIS DAS DEVEDORAS EM RECUPERAÇÃO JUDICIAL – Obrigam-se as Devedoras em Recuperação Judicial a:

I – cumprir, no que couber, até final liquidação da dívida decorrente deste Anexo, as “DISPOSIÇÕES APLICÁVEIS AOS CONTRATOS DO BNDES”, aprovadas pela Resolução nº 665, de 10 de dezembro de 1987, parcialmente alteradas pela Resolução nº 775, de 16.12.1991, pela Resolução nº 863, de 11.3.1996, pela Resolução nº 878, de 4.9.1996, pela Resolução nº 894, de 6.3.1997, pela Resolução nº 927, de 1.4.1998, pela Resolução nº 976, de 24.9.2001, pela Resolução nº 1.571, de 4.3.2008, pela Resolução nº 1.832, de 15.9.2009, pela Resolução nº 2.078, de 15.3.2011, pela Resolução 2.139, de 30.8.2011, pela Resolução nº 2.181, de 8.11.2011, pela Resolução nº 2.556, de 23.12.2013, pela Resolução nº 2.558, de 23.12.2013, pela Resolução nº 2.607, de 8.4.2014, pela Resolução nº 2.616, de 6.5.2014, e pela Resolução nº 3.148, de 24.5.2017, todas da Diretoria do BNDES, publicadas no Diário Oficial da União (Seção I), de 29.12.1987, 27.12.1991, 8.4.1996, 24.9.1996, 19.3.1997, 15.4.1998, 31.10.2001, 25.3.2008, 6.11.2009, 4.4.2011, 13.9.2011, 17.11.2011, 24.1.2014, 14.2.2014, 6.5.2014, 3.9.2014 e 2.6.2017, respectivamente, cujo exemplar, disponível na página oficial do BNDES na Internet (www.bndes.gov.br), já foi entregue às Devedoras em Recuperação Judicial, as quais, após tomarem conhecimento de todo o conteúdo do mesmo, declaram aceitá-lo como parte integrante e inseparável deste Anexo e do Plano, para todos os fins e efeitos jurídicos;

II – manter em situação regular suas obrigações junto aos órgãos do meio ambiente, durante o período de vigência deste Anexo;

III – observar, durante o período de vigência deste Anexo, o disposto na legislação aplicável às pessoas com deficiência;

IV – notificar o BNDES, em até 30 (trinta) dias corridos da data em que tomar ciência, de que elas, ou qualquer de suas controladoras, controladas, ou ainda, qualquer dos respectivos administradores, empregados, mandatários, representantes, bem como, quando relacionados ao projeto, fornecedores, contratados ou subcontratados encontram-se envolvidos em investigação, inquérito, ação, procedimento e/ou processo, judicial ou administrativo, conduzidos por autoridade administrativa ou judicial nacional ou estrangeira, relativos à prática dos seguintes atos, desde que não estejam sob sigilo ou segredo de justiça:

a)	atos lesivos ou crimes, contra a ordem econômica ou tributária, o sistema financeiro, o mercado de capitais ou a administração pública, nacional ou estrangeira, de “lavagem” ou ocultação de bens, direitos e valores, terrorismo ou financiamento ao terrorismo, previstos na legislação nacional e/ou estrangeira aplicável;

b)	atos que importem em trabalho infantil, trabalho escravo, crime ou infração ambiental e danos ao meio ambiente;

V – não oferecer, prometer, dar, autorizar, solicitar ou aceitar, direta ou indiretamente, qualquer vantagem indevida, pecuniária ou de qualquer natureza, relacionada de qualquer forma com a finalidade deste Contrato, assim como não praticar atos lesivos, infrações ou crimes contra as ordens econômica ou tributária, o sistema financeiro, o mercado de capitais ou a administração pública, nacional ou estrangeira, de “lavagem” ou ocultação de bens, direitos e valores, terrorismo ou financiamento ao terrorismo, previstos na legislação nacional e/ou estrangeira aplicável;

VI – não praticar atos que importem em discriminação de raça ou gênero, trabalho infantil, trabalho escravo, ou que caracterizem assédio moral ou sexual, ou que importem em crime contra o meio ambiente;

VII – tomar todas as medidas ao seu alcance para impedir que seus administradores ou de suas controladas; seus empregados, mandatários ou representantes; bem como fornecedores, contratados ou subcontratados relacionados ao projeto, pratiquem os atos descritos nos incisos V e VI;

VIII – comunicar ao BNDES, na data do evento, o nome e o CPF/MF de pessoa que, exercendo função remunerada ou estando entre seus proprietários, controladores ou diretores, tenha sido diplomada ou empossada como Deputado(a) Federal ou Senador(a);

IX – sem a prévia autorização do BNDES, não ceder, vincular, ou constituir penhor ou gravame sobre o(s) direito(s) ou receita(s) dado(s) em garantia ao BNDES;

X – apresentar ao BNDES, anualmente, até o final do período de amortização do contrato, a declaração de que trata a alínea “a” do inciso V da Cláusula 12 (Declarações das Devedoras em Recuperação Judicial);

XI – apresentar, anualmente, no prazo máximo de até 30 de abril do ano subsequente, as demonstrações financeiras das Devedoras em Recuperação Judicial com data base em 31 de dezembro, auditadas por empresa de auditoria independente, registrada na Comissão de Valores Mobiliários, até final liquidação de todas as obrigações assumidas no presente Anexo;

XII – durante o prazo de vigência deste Anexo, manter em dia suas obrigações perante a Agência Nacional de Telecomunicações—ANATEL, cujo não cumprimento possa causar danos à implantação do projeto, e/ou afetar significativamente a qualidade do serviço prestado, e/ou afetar a capacidade de pagamento das Devedoras em Recuperação Judicial;

XIII – não constituir, salvo autorização prévia e expressa do BNDES, garantias hipotecárias ou fiança bancária de primeira linha no Brasil, em montante superior a US$100.000.000,00 (cem milhões de dólares dos Estados Unidos) por ano, em benefício de outros credores de longo prazo, à exceção de garantias usuais no curso normal dos negócios das Devedoras em Recuperação Judicial e aquelas prestadas em processos judiciais e/ou administrativos, sem que sejam prestadas as mesmas garantias ao BNDES, com igual prioridade de pagamento;

10.1 Para fins da obrigação especial de que trata o inciso I da Cláusula 10 (Obrigações Especiais das Devedoras em Recuperação Judicial), excetuam-se das vedações contidas em tal inciso as seguintes operações, que ficam desde já expressamente permitidas:

a)	Operações de reestruturação:

i.	Incorporação da Oi Internet S.A. na Oi ou Telemar ou Oi Móvel;

ii.	Incorporação da Oi Móvel na Telemar ou na Oi;

iii.	Incorporação da Telemar na Oi;

iv.	Incorporação da Paggo Administradora Ltda. na Oi Móvel;

v.	Incorporação da Brasil Telecom Comunicação Multimídia Ltda. na Telemar ou na Oi;

vi.	Incorporação da Copart 4 na Telemar;

vii.	Incorporação da Copart 5 na Oi;

viii.	Incorporação ou versão de ativos da SEREDE – Serviços de Rede S.A. em uma ou mais Recuperandas;

ix.	Incorporação ou versão de ativos da Rede Conecta Serviços de Rede S.A. em uma ou mais Recuperandas;

x.	Qualquer reorganização que não cause efeito material adverso relevante nas sociedades integrantes do Grupo Oi e que não modifique substancialmente a natureza dos negócios das sociedades integrantes do Grupo Oi.

b)	Venda, transferência, alienação ou cessão de qualquer dos ativos descritos no Anexo III.

c)	Concessão de preferência a outros créditos, amortização de ações, emissão de debêntures e partes beneficiárias e assunção de novas dívidas, todas essas operações limitadas a, em conjunto ou individualmente, R$ 2.500.000.000,00 (dois bilhões e quinhentos milhões de Reais).

10.2 Para os fins da obrigação especial de que trata o inciso IV da Cláusula 10 (Obrigações Especiais das Devedoras em Recuperação Judicial), considera-se ciência das Devedoras em Recuperação Judicial:

a)	o recebimento de citação, intimação ou notificação, judicial ou extrajudicial, efetuadas por autoridade judicial ou administrativa, nacional ou estrangeira;

b)	a comunicação do fato pelas Devedoras em Recuperação Judicial à autoridade competente; e

c)	a adoção de medida judicial ou extrajudicial pelas Devedoras em Recuperação Judicial contra o infrator.

10.2 Nas hipóteses previstas no inciso IV da Cláusula 10 (Obrigações Especiais das Devedoras em Recuperação Judicial), as Devedoras em Recuperação Judicial devem, quando solicitado pelo BNDES e sempre que disponível, fornecer cópia de eventuais decisões proferidas e de quaisquer acordos judiciais ou extrajudiciais firmados no âmbito dos citados procedimentos, bem como informações detalhadas sobre as medidas adotadas em resposta a tais procedimentos.

10.3 Para os fins da obrigação especial de que trata o inciso VII, são consideradas medidas destinadas a impedir a prática de condutas corruptas, entre outras a implementação, a manutenção e/ou o aprimoramento de práticas e/ou sistemas de controle interno, incluindo padrões de conduta, políticas e procedimentos de integridade, visando garantir o fiel cumprimento da legislação nacional ou estrangeira aplicável às Devedoras em Recuperação Judicial e/ou às suas controladas.

11.	RESPONSABILIDADE NA SUCESSÃO EMPRESARIAL – Na hipótese de sucessão empresarial, os eventuais sucessores das Devedoras em Recuperação Judicial responderão solidariamente pelas obrigações decorrentes deste Anexo.

11.1 Não se aplica o disposto na Cláusula 11 (Responsabilidade na Sucessão Empresarial) se houver prévia anuência do BNDES ao afastamento da solidariedade na cisão parcial.

12.	DECLARAÇÕES DAS DEVEDORAS EM RECUPERAÇÃO JUDICIAL – As Devedoras em Recuperação Judicial declaram, na data de Aprovação do Plano, que:

I – Com relação à legitimidade para contratar:

a)	possuem pleno poder, autoridade e capacidade para celebrar este Anexo e cumprir as obrigações por ela aqui assumidas, tendo adotado todas as medidas societárias necessárias para autorizar a respectiva celebração;

b)	não há Deputado(a) Federal, nem Senador(a) diplomado(a) ou empossado(a), exercendo função remunerada ou entre seus proprietários, controladores ou diretores, não se configurando as vedações previstas pela Constituição Federal, art. 54, incisos I e II;

II – Com relação às práticas leais:

a)	cumprem as leis, regulamentos e políticas anticorrupção, bem como as determinações e regras emanadas por qualquer órgão ou entidade, nacional ou estrangeiro, a que esteja sujeita por obrigação legal ou contratual, que tenham por finalidade coibir ou prevenir práticas corruptas, despesas ilegais relacionadas à atividade política, atos lesivos, infrações ou crimes contra a ordem econômica ou tributária, o sistema financeiro, o mercado de capitais ou a administração pública, nacional ou estrangeira, de “lavagem” ou ocultação de bens, direitos e valores, terrorismo ou financiamento ao terrorismo, previstos na legislação nacional e/ou estrangeira aplicável;

b)	não têm conhecimento de que fornecedores, contratados ou subcontratados para a realização do projeto, tenham praticado qualquer ato com ele relacionado que infrinja qualquer uma das normas mencionadas na alínea “a” deste inciso;

c)	nem elas, nem suas controladas, ou ainda, qualquer dos respectivos administradores, empregados, mandatários, representantes, ou qualquer outra pessoa que atue em seu nome ou em seu benefício está atualmente sujeita a qualquer embargo administrado ou executado pelo governo brasileiro, pelo Conselho de Segurança das Nações Unidas ou por qualquer outra jurisdição aplicável às Devedoras em Recuperação Judicial ou suas controladas;

d)	nem elas, nem suas controladas estão constituídas, domiciliadas ou localizadas em país ou território que esteja sujeito a embargo administrado ou executado pelo governo brasileiro, pelo Conselho de Segurança das Nações Unidas ou por qualquer outra jurisdição aplicável às Devedoras em Recuperação Judicial ou suas controladas;

e)	nem elas, nem suas controladas têm conhecimento de terem participado ou de participarem de qualquer negociação com qualquer pessoa ou com qualquer país ou território que, à época da negociação, se encontrava ou que atualmente se encontre sujeita a qualquer embargo administrado ou executado pelo governo brasileiro, pelo Conselho de Segurança das Nações Unidas ou por qualquer outra jurisdição aplicável às Devedoras em Recuperação Judicial ou suas controladas;

f)	não têm conhecimento de quaisquer fatos que não tenham sido expressamente declarados e que, se conhecidos, poderiam afetar adversamente a decisão de concessão do financiamento.

III – Com relação aos aspectos socioambientais:

a)	cumprem o disposto na legislação referente à Política Nacional do Meio Ambiente e adota medidas e ações destinadas a evitar ou corrigir danos ou violações ao meio ambiente, segurança e medicina do trabalho que possam vir a ser causados em decorrência do projeto;

b)	estão regular perante os órgãos do meio ambiente, permanecendo válidas todas as licenças, autorizações, outorgas e afins atualmente necessárias para o projeto apresentadas ao BNDES;

c)	observam a legislação aplicável às pessoas com deficiência na execução do projeto, em especial as exigências previstas na Lei n° 13.146, de 6 de julho de 2015 (Estatuto da Pessoa com Deficiência);

IV – Com relação aos aspectos fiscais:

a)	estão regulares com as obrigações de natureza tributária, inclusive contribuições sociais, trabalhista e previdenciária.

V – Com relação às garantias prestadas:

a)	não houve cessão, vinculação ou constituição de penhor ou gravame sobre o(s) direito(s) ou receita(s) dado(s) em garantia ao BNDES.

12.1 As Devedoras em Recuperação Judicial estão cientes de que a falsidade das declarações prestadas no caput desta Cláusula poderá acarretar a aplicação das sanções legais cabíveis, de natureza civil e penal, além do vencimento antecipado do Anexo.

12.2 As Devedoras em Recuperação Judicial deverão, sempre que requisitado pelo BNDES, no prazo de até 30 dias a contar da data de recebimento da notificação, reiterar expressamente as declarações prestadas nesta Cláusula 12, comunicando qualquer alteração relevante de fato que faça com que as declarações deixem de ser verdadeiras, consistentes, corretas ou suficientes, até a final liquidação de todas as obrigações decorrentes deste Anexo.

13.	TRANSFERÊNCIA DE SIGILO – As Devedoras em Recuperação Judicial declaram que têm ciência de que o BNDES prestará ao Tribunal de Contas da União (TCU), ao Ministério Público Federal (MPF) e ao Ministério da Transparência, Fiscalização e Controle as informações que sejam requisitadas por estes, com a transferência do dever de sigilo.

14.	PROCURAÇÃO RECÍPROCA – As Devedores em Recuperação Judicial, neste ato, e de forma irrevogável e irretratável, constituem-se mútua e reciprocamente procuradores até solução final da dívida ora confessada, com poderes para receber citações, notificações e intimações, e, ainda, com poderes “ad judicia” para o foro em geral, que poderão ser substabelecidos para advogado, tudo com relação a quaisquer procedimentos judiciais ou extrajudiciais que contra eles forem promovidos pelo BNDES, em decorrência deste Anexo, podendo praticar todos os atos necessários ao bom e fiel desempenho deste mandato.

15.	INADIMPLEMENTO – Na ocorrência de inadimplemento das obrigações confessadas pelas Devedoras em Recuperação Judicial, será observado o disposto nos arts. 40 a 47-A das “DISPOSIÇÕES APLICÁVEIS AOS CONTRATOS DO BNDES”, a que se refere a Cláusula 10 (Obrigações Especiais das Devedoras em Recuperação Judicial), inciso I.

16.	LIQUIDAÇÃO ANTECIPADA DA DÍVIDA – Na hipótese de liquidação antecipada integral da dívida, serão liberadas as garantias, aplicando-se às demais obrigações o disposto no art. 18, parágrafo segundo, das “DISPOSIÇÕES APLICÁVEIS AOS CONTRATOS DO BNDES”, mencionadas na Cláusula 10, inciso I.

17.	OBRIGAÇÕES ESPECIAIS DA OI S.A. – A OI S.A., ratifica neste ato a obrigação de manter, durante a vigência deste Anexo e até quitação integral das obrigações previstas neste Anexo, quatro dos cinco índices financeiros, de acordo com os valores estipulados a seguir, apurados trimestralmente, sempre nos meses de março, junho, setembro e dezembro, com base nos 12 (doze) meses imediatamente anteriores cobertos por demonstrações financeiras consolidadas da OI S.A., auditadas por auditores externos cadastrados na Comissão de Valores Mobiliários:

a)	Dívida Financeira Total / EBITDA: igual ou inferior a 4,0

b)	EBITDA / Serviço da Dívida: igual ou superior a 1,75;

c)	(Dívida de Curto Prazo – Disponibilidades) / EBITDA: igual ou inferior a 0,70;

d)	PL / AT: igual ou superior a 0,25;

e)	[EBITDA – (Imposto de Renda + Contribuição Social)] / [Amortizações + (Despesas Financeiras—Receitas Financeiras) – Disponibilidades do fechamento do exercício anterior]: igual ou superior a 1,30.

17.1 O descumprimento, por parte da OI S.A., de dois ou mais dos índices financeiros previstos na Cláusula 17, acarretará no bloqueio das “Contas Retenção”, na forma do Contrato de Cessão e Vinculação de Receitas Unificado e Outras Avenças, de 20.09.2013, conforme aditado, ainda que não tenha sido firmado o aditamento previsto na parte final da Cláusula 19 deste Anexo.

17.2 As Devedoras em Recuperação Judicial poderão submeter à aprovação do BNDES a substituição do bloqueio de receitas, previsto na Cláusula 17.1 acima, por reforço de garantias mediante a caução de aplicações financeiras pré-existentes, de titularidade das Devedoras em Recuperação Judicial, em montante suficiente para atender à ordem de bloqueio, caução esta que será liberada quando restabelecidos os índices financeiros pactuados, apurados na forma da Cláusula 17. As Devedoras em Recuperação Judicial serão responsáveis pelo cumprimento de todas as formalidades necessárias à constituição desta garantia, a qual deverá ser objeto de instrumento próprio.

17.3 Se for comprovado que a OI S.A. descumpriu 2 (dois) ou mais dos índices financeiros previstos na Cláusula 17 em 1 (um) período de apuração, o BNDES poderá optar, no prazo de 45 (quarenta e cinco) dias após a divulgação oficial ao mercado dos resultados da OI S.A. entre:

i) a manutenção do bloqueio previsto na Cláusula 17.1; ou

ii) declarar o vencimento antecipado da dívida objeto deste Anexo, com a exigibilidade da dívida e imediata sustação de qualquer desembolso.

17.4 Para efeitos de apuração dos índices financeiros constantes Cláusula 17 deverão ser adotadas as seguintes definições e critérios:

a) Dívida Financeira Total = somatório do valor contábil das dívidas onerosas consolidadas da OI S.A. junto a pessoas físicas e/ou jurídicas, incluindo empréstimos e financiamentos com terceiros; emissão de Debêntures, de Notas Promissórias (Commercial Papers), no mercado de capitais local e/ou internacional (Bonds, Eurobonds e outros); avais, fianças, penhores ou garantias prestadas; bem como a venda ou a cessão de recebíveis futuros, caso sejam contabilizados como obrigações nas Demonstrações Financeiras consolidadas da OI S.A.;

b) Dívida Financeira Líquida = Dívida Financeira Total menos a soma das Disponibilidades;

c) EBITDA = somatório (sem qualquer duplicidade), para os quatro últimos e consecutivos trimestres fiscais, cada qual um “período contábil”, (i) do resultado operacional para determinado período contábil (ajustado pelos ganhos ou perdas extraordinários); (ii) dos seguintes fatores que foram deduzidos para fins de determinação do resultado operacional: (1) depreciação e amortização consolidados ocorridos naquele mesmo período contábil; (2) receitas financeiras provenientes de outras atividades inerentes ao seu negócio, quer seja: o lucro operacional antes das despesas financeiras, impostos, depreciações e amortizações, conforme demonstrações financeiras consolidadas;

d) Serviço da Dívida = somatório dos juros da Dívida Total pagos nos quatro últimos e consecutivos trimestres fiscais. Estão excluídas deste cálculo as variações cambiais e monetárias sobre dívidas e caixa e, por fim, as despesas oriundas de provisões (que não tiveram impacto no fluxo de caixa, mas apenas registro contábil);

e) Dívida de Curto Prazo = somatório do saldo de Empréstimos e Financiamentos, de Debêntures, de Notas Promissórias (Commercial Papers), de títulos emitidos no mercado internacional (Bonds, Eurobonds), registrados no passivo circulante;

f) Disponibilidades = recursos depositados no Caixa e em aplicações financeiras, registrados no ativo circulante;

g) PL = Patrimônio Líquido, inclusive “Participações Minoritárias”;

h) AT = Ativo Total;

i) Amortizações = somatório das amortizações da Dívida Total pagas nos quatro últimos e consecutivos trimestres fiscais; e

j) Imposto de Renda, Contribuição Social e Receitas Financeiras = somatório dos valores contabilizados no demonstrativo de resultado nos quatro últimos e consecutivos trimestres fiscais.

18.	RATIFICAÇÃO DA CESSÃO DA INDENIZAÇÃO NA HIPÓTESE DE EXTINÇÃO DE CONCESSÃO – Para assegurar o pagamento de quaisquer obrigações decorrentes deste Anexo, como o principal da dívida, juros, comissões, pena convencional, multas e despesas, as Devedoras em Recuperação Judicial ratificam as garantias do BNDES relacionadas aos créditos objeto deste Anexo, nos termos dos artigos 49, §1º; 50, §1º; e 59, caput, da Lei nº 11.101/2005, especialmente quanto à Cessão da Indenização na Hipótese de Extinção da Concessão, que a OI e a TELEMAR, neste ato, em caráter irrevogável e irretratável, ratificam que cedem, em favor do BNDES, as indenizações a elas devidas na hipótese de extinção dos Contratos de Concessão dos serviços de telefonia fixa comutada, firmados entre a OI ou a TELEMAR e a Agência Nacional de Telecomunicações – ANATEL, em montante suficiente para a liquidação da dívida confessada neste Anexo.

18.1 A ratificação da garantia a que se refere a Cláusula 18 (Cessão da indenização na hipótese de extinção de concessão) será formalizada mediante a notificação ao Poder Concedente, por meio da ANATEL, anexando cópia deste Anexo, para os fins do artigo 290 do Código Civil, bem como solicitando que eventual pagamento de indenizações em caso de extinção dos Contratos de Concessão dos serviços de telefonia fixa comutada firmados entre a OI ou a TELEMAR e a ANATEL seja efetivado diretamente ao BNDES, em montante suficiente para liquidação das obrigações confessadas neste Anexo.

19.	RATIFICAÇÃO DA VINCULAÇÃO E CESSÃO DE RECEITAS – Para assegurar o pagamento de quaisquer obrigações decorrentes deste Anexo, como o principal da dívida, juros, comissões, pena convencional, multas e despesas, as Devedoras em Recuperação Judicial ratificam as garantias do BNDES relacionadas aos créditos objeto deste Anexo, nos termos dos artigos 49, §1º; 50, §1º; e 59, caput, da Lei nº 11.101/2005, especialmente quanto ao disposto no Contrato de Cessão e Vinculação de Receitas Unificado e Outras Avenças, registrado sob o nº 948348, no Quarto Ofício do Registro de Títulos e Documentos do Rio de Janeiro (“Contrato de Cessão”), em 04.10.2013, conforme aditado, por meio do qual e em garantia de financiamentos contratados foram empenhadas receitas vinculadas da OI, da OI MÓVEL e da TELEMAR, que as mesmas se obrigam a cumprir fielmente, até o pagamento integral dos créditos com o BNDES sujeitos ao Plano de Recuperação Judicial e confessados neste Anexo, permanecendo integralmente válido e plenamente eficaz, devendo ser porém aditado, no prazo de noventa dias da Homologação Judicial do Plano, para o fim de, ratificando as demais disposições contratuais, alterar a redação da cláusula oitava do Contrato de Cessão para que os índices financeiros lá indicados mediante remissão aos contratos de financiamento passem a ser indicados mediante remissão à Cláusula 17 deste Anexo 4.2.4, por meio da qual são ratificados tais índices financeiros, bem como a redação do parágrafo quarto da Cláusula Nona para atualizar as informações lá constantes para os fins do artigo 1.424 do Código Civil, nos termos do Anexo II a este Anexo 4.2.4.

20.	VENCIMENTO ANTECIPADO – O BNDES poderá declarar vencido antecipadamente o crédito regido por este Anexo, com a exigibilidade imediata da dívida ou a convolação da Recuperação Judicial em Falência, nos termos dos arts. 61, §1º, e 73, IV, da Lei nº 11.101/05, no período aplicável, se, além das hipóteses previstas nos artigos 39 e 40 das “DISPOSIÇÕES APLICÁVEIS AOS CONTRATOS DO BNDES”, a que se refere a Cláusula 10 (Obrigações Especiais das Devedoras em Recuperação Judicial), inciso I, forem comprovados pelo BNDES:

a)	a existência de sentença condenatória transitada em julgado em razão da prática de atos, pelas Devedoras em Recuperação Judicial, que importem em trabalho infantil, trabalho escravo ou crime contra o meio ambiente;

b)	a falsidade das declarações apresentadas na Cláusula 12 (Declarações das Devedoras em Recuperação Judicial);

c)	a inclusão, em acordo societário, estatuto ou contrato social das Devedoras em Recuperação Judicial, ou das empresas que a controlam, de dispositivo pelo qual seja exigido quórum especial para deliberação ou aprovação de matérias que limitem ou cerceiem o controle de qualquer dessas empresas pelos respectivos controladores, ou, ainda, a inclusão naqueles documentos, de dispositivo que importe em:

i)	restrições à capacidade de crescimento das Devedoras em Recuperação Judicial ou ao seu desenvolvimento tecnológico;

ii)	restrições de acesso das Devedoras em Recuperação Judicial a novos mercados; ou restrições ou prejuízo à capacidade de pagamento das obrigações financeiras decorrentes desta operação;

d)	a extinção das licenças concedidas às Devedoras em Recuperação Judicial, pela Agência Nacional de Telecomunicações – ANATEL, para a exploração dos serviços de telefonia.

20.1 A dívida prevista neste Anexo também vencerá antecipadamente, com a exigibilidade da dívida, na data da diplomação como Deputado(a) Federal ou Senador(a), de pessoa que exerça função remunerada nas Devedoras em Recuperação Judicial, ou estejam entre os seus proprietários, controladores ou diretores, pessoas incursas nas vedações previstas pela Constituição Federal, artigo 54, incisos I e II. Não haverá incidência de encargos de inadimplemento, desde que o pagamento ocorra no prazo de 5 (cinco) dias úteis a contar da data da diplomação, sob pena de não o fazendo incidirem os encargos previstos para as hipóteses de vencimento antecipado por inadimplemento.

20.2 A declaração de vencimento antecipado com base no estipulado na alínea “a” não ocorrerá se efetuada a reparação imposta ou enquanto estiver sendo cumprida a pena imposta às Devedoras em Recuperação Judicial, observado o devido processo legal.

21.	SUSPENSÃO DE OBRIGAÇÕES – Começando no dia de um Evento de Suspensão de Obrigações e terminando em uma Data de Reversão (como abaixo definido) (referido período denominado “Período de Suspensão”) no que se refere a este Contrato, as obrigações listadas abaixo não serão mais aplicáveis a este Contrato (“Obrigações Suspensas”):

(1) Hipótese de Pré Pagamento Obrigatório, prevista na Cláusula 6 deste Anexo;

(2) Restrição a Pagamento de Dividendos, prevista na Cláusula 7 deste Anexo;

21.1. Em qualquer período de tempo, caso 2 (duas) dentre as seguintes agências de rating (Standard & Poor’s, Fitch Ratings ou Moody’s) classifiquem a Oi com grau de investimento e, nenhum descumprimento ou Evento de Vencimento Antecipado tenha ocorrido, as obrigações listadas na cláusula Suspensão de Obrigações estarão suspensas (“Evento de Suspensão de Obrigações”). Se em qualquer data subsequente (“Data de Reversão”), 1 (uma) ou ambas as agências de rating cancelar os ratings de grau de investimento ou reduzir os ratings da Oi abaixo de grau de investimento, as Obrigações Suspensas voltam a ser aplicáveis. As Devedoras em Recuperação Judicial deverão notificar o BNDES por meio de carta da ocorrência de um Evento de Suspensão de Obrigações ou da Data de Reversão.

22.	MULTA DE AJUIZAMENTO – Na hipótese de cobrança judicial da dívida confessada neste Anexo, as Devedoras em Recuperação Judicial pagarão multa de 10% (dez por cento) sobre o principal e encargos da dívida, além de despesas extrajudiciais, judiciais e honorários advocatícios, devidos a partir da data de propositura da medida judicial de cobrança.

23.	SOLIDARIEDADE – As Recuperandas são solidariamente responsáveis pelo cumprimento de todas as obrigações previstas nesse Anexo, conforme disposto na cláusula 3.1.1.2 do Plano de Recuperação Judicial.

24.	FORO – Ficam eleitos como Foros para dirimir litígios oriundos deste anexo, que não puderem ser solucionados extrajudicialmente, os do Rio de Janeiro e da sede do BNDES.

25.	DISPOSIÇÕES FINAIS – Aplicam-se, no que não conflitarem com este Anexo, as demais disposições gerais do Plano, do qual este Anexo é parte integrante.

25.1 As disposições deste Anexo, inclusive as “DISPOSIÇÕES APLICÁVEIS AOS CONTRATOS DO BNDES”, a que se refere a Cláusula 10 (Obrigações Especiais das Recuperandas), inciso I, sempre prevalecerão sobre o Plano no que diz respeito aos créditos do BNDES regidos por este Anexo.

ANEXO I – DEFINIÇÕES DO ANEXO 4.2.4 AO PLANO DE RECUPERAÇÃO

JUDICIAL DO GRUPO OI – CONDIÇÕES APLICÁVEIS AOS

CRÉDITOS DO BANCO NACIONAL DE DESENVOLVIMENTO

ECONÔMICO E SOCIAL – BNDES

Os termos definidos para o Anexo 4.2.4, que terão o significado abaixo:

“Ativo Total” significa o valor total dos ativos consolidados da Oi, conforme definido como “Ativo total” no balanço consolidado da Oi, no final do trimestre fiscal concluído mais recentemente ou período anual completo para o qual estão disponíveis demonstrações financeiras publicadas pela Oi.

“CAPEX” significa investimentos realizados para adquirir bens físicos ou serviços que vão expandir a capacidade da Oi (consolidando suas controladas) de gerar lucro. É a sigla da expressão inglês “capital expenditure”.

“Controlada Relevante” significa qualquer uma das Recuperandas.

“Créditos Concursais Agências Reguladoras” significa Créditos Concursais não tributários de titularidade de agências reguladoras ou decorrentes de obrigações impostas em razão de deliberação de agências reguladoras, incluindo a ANATEL. Não estão incluídos nos Créditos Concursais Agências Reguladoras eventuais multas administrativas já consideradas indevidas por decisão proferida no âmbito do Superior Tribunal de Justiça.

“Créditos Financeiros” significa os Créditos decorrentes de operações realizadas no âmbito do Sistema Financeiro Nacional com instituições financeiras.

“Devedoras em Recuperação Judicial” significam a OI S.A. – EM RECUPERAÇÃO JUDICIAL, sociedade anônima de capital aberto, com sede na Rua do Lavradio, 71, Centro– CEP: 20230-070, na cidade do Rio de Janeiro, Estado do Rio de Janeiro, inscrita no CNPJ/MF sob o nº 76.535.764/0001 -43, neste ato devidamente representada na forma de seu estatuto social; a TELEMAR NORTE LESTE S.A. – EM RECUPERAÇÃO JUDICIAL, sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o n° 33.000.118/0001 -79, com sede e principal estabelecimento na Rua do Lavradio, 71, Centro– CEP: 20230-070, na cidade do Rio de Janeiro, Estado do Rio de Janeiro; e a OI MÓVEL S.A. – EM RECUPERAÇÃO JUDICIAL sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o n° 05.423.963/0001 -11, com sede e principal estabelecimento no Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), Brasília – DF, CEP: 70713-900.

“Dia Útil”: Significa qualquer dia aonde haja expediente bancário na cidade do Rio de Janeiro.

“Dívida Consolidada Total” significa o Endividamento consolidado da Oi.

“Endividamento” significa o somatório do saldo de empréstimos e financiamentos, de debêntures, de notas promissórias (commercial papers) e de títulos emitidos no mercado internacional (bonds, eurobonds), registrados no passivo (circulante e não circulante), bem como do saldo de instrumentos derivativos registrados no ativo ou passivo (circulante e não circulante) do balanço consolidado da Oi. Para evitar dúvidas, “Endividamento” não incluirá quaisquer obrigações devidas com relação ao “Programa de Recuperação Fiscal—REFIS,” ao “Programa Especial de Parcelamento de Impostos—REFIS Estadual” e ao “Programa de Parcelamento Especial—PAES”, qualquer outro acordo de pagamento de tributo firmado com qualquer entidade governamental brasileira, bem como quaisquer obrigações de pagamento para com agências reguladoras e/ou qualquer outro acordo de pagamento que seja devido a qualquer credor que, antes da Data da Homologação da Recuperação Judicial, não fosse considerado no cálculo de Endividamento.

“Gravame” significa hipoteca, penhor, direitos de garantia, oneração, gravame ou cobrança de qualquer tipo (incluindo, sem qualquer limitação, qualquer condição de venda ou outro contrato de reserva de propriedade ou arrendamento ou qualquer contrato a dar qualquer direito de garantia).

“Grupo Oi” significa a Oi e suas Controladas.

“OPEX” significa o resultado dos custos contínuos que uma empresa tem para se manter funcionando. É a sigla da expressão inglês “operational expenditure”.

“Plano de Recuperação Judicial” ou “Plano” significa o Plano de Recuperação Judicial da Oi, da Telemar, da Oi Móvel, da Copart 4, da Copart 5, da PTIF e da OI Coop, homologado em juízo nos autos do processo de Recuperação Judicial em trâmite perante a 7ª Vara Empresarial da Comarca da Capital do Rio de Janeiro, sob o nº 0203711-65.2016.8.19.001.

“Pessoa” significa um indivíduo, parceria, sociedade anônima, sociedade limitada, business trust, empresa de economia mista, trust, associação, joint venture ou qualquer nação ou governo, qualquer estado, província ou outra subdivisão política nesse sentido, qualquer banco central (ou autoridade regulatória e monetária similar) nesse sentido, e qualquer entidade exercendo funções executivas, legislativas, judiciais, regulatórias ou administrativas ou relativo ao governo.

“Recuperandas” significam as empresas Oi S.A. – Em Recuperação Judicial (“Oi”), da Telemar Norte Leste S.A. – em Recuperação Judicial (“Telemar”), da Oi Móvel S.A. – em Recuperação Judicial (“Oi Móvel”), da Copart 4 Participações S.A. – em Recuperação Judicial, da Copart 5 Participações S.A. – em Recuperação Judicial, da Portugal Telecom International Finance B.V. – em Recuperação Judicial e da Oi Brasil Holdings Cooperatief UA – em Recuperação Judicial (cada uma individualmente como “Recuperanda” e, em conjunto “Recuperandas”).

ANEXO II AO ANEXO 4.2.4 AO PLANO DE RECUPERAÇÃO JUDICIAL

DO GRUPO OI – CONDIÇÕES APLICÁVEIS

AOS CRÉDITOS DO BANCO NACIONAL DE DESENVOLVIMENTO

ECONÔMICO E SOCIAL – BNDES

ADITIVO AO CONTRATO DE CESSÃO E VINCULAÇÃO DE RECEITAS UNIFICADO E OUTRAS AVENÇAS, CELEBRADO ENTRE BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES, TELEMAR NORTE LESTE S.A. – EM RECUPERAÇÃO JUDICIAL, OI S.A. – EM RECUPERAÇÃO JUDICIAL, E OI MÓVEL S.A. – EM RECUPERAÇÃO JUDICIAL, COM INTERVENIÊNCIA DE TERCEIROS, NA FORMA ABAIXO:

O BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES, neste ato denominado simplesmente BNDES, empresa pública federal, com sede em Brasília, Distrito Federal, e serviços nesta Cidade, na Avenida República do Chile nº 100, inscrito no CNPJ sob o nº 33.657.248/0001 -89, por seus representantes abaixo assinados;

a OI S.A. – EM RECUPERAÇÃO JUDICIAL, sociedade anônima com sede na Cidade do Rio de Janeiro, Estado do Rio de Janeiro, na Rua do Lavradio nº 71, 2º andar, Centro, Rio de Janeiro, CEP 20.230 -070, inscrita no CNPJ sob o nº 76.535.764/0001 -43, por seus representantes abaixo assinados, doravante denominada simplesmente OI S.A.;

a TELEMAR NORTE LESTE S.A. – EM RECUPERAÇÃO JUDICIAL, sociedade anônima, com sede no Rio de Janeiro, Estado do Rio de Janeiro, na Rua do Lavradio nº 71, 2º andar, Centro, Rio de Janeiro, CEP 20.230 -070, inscrita no CNPJ sob o nº 33.000.118/0001 -79, por seus representantes ao final assinados, doravante denominada simplesmente TELEMAR;

a OI MÓVEL S.A. – EM RECUPERAÇÃO JUDICIAL, doravante denominada OI MÓVEL, com sede em Brasília, Distrito Federal, Setor Comercial Norte, Quadra 03, Bl. A, Ed. Estação Telefônica, Térreo, Parte 2, Brasília/DF, CEP 70.713 -900, inscrita no CNPJ sob o nº 05.423.963/0001 -11, por seus representantes legais abaixo assinados, , doravante denominada simplesmente OI MÓVEL;

e, quando em conjunto, a OI MÓVEL, a OI S.A. e a TELEMAR denominadas BENEFICIÁRIAS, RECUPERANDAS ou DEVEDORAS EM RECUPERAÇÃO JUDICIAL, e

o BANCO DO BRASIL S.A., doravante denominado BANCO DO BRASIL ou BANCO CENTRALIZADOR, instituição financeira com sede em Brasília, Distrito Federal, através da sua filial da cidade de São Paulo, agência Large Corporate 3070, prefixo 3070-8, localizada na Av. Paulista, 2300, 2º andar, inscrita no CNPJ 00.000.000/1947 -00, por seus representantes abaixo assinados.

CONSIDERANDO QUE:

1.	O BNDES e as BENEFICIÁRIAS têm celebrado, entre si, os Contratos de Financiamento Mediante Abertura de Crédito nº 09.2.1169.1, de 08.12.2009; nº 09.2.1168.1, de 08.12.2009; nº 09.2.1170.1, de 08.12.2009; 09.2.1171.1, 08.12.2009; nº 12.2.1236.1, de 17.12.2012, conforme aditados, que, em conjunto, denominam-se FINANCIAMENTOS;

2.	Para assegurar o cumprimento das obrigações assumidas perante o BNDES nos FINANCIAMENTOS, o BNDES, a TELEMAR, a OI e a OI MÓVEL, com interveniência do BANCO CENTRALIZADOR, firmaram em 20.09.2013 o CONTRATO DE CESSÃO E VINCULAÇÃO DE RECEITAS UNIFICADO E OUTRAS AVENÇAS, celebrado por instrumento particular, registrado sob o nº 948348, em 04.10.2013, no 4º Ofício de Registro de Títulos e Documentos do Rio de Janeiro – RJ, tendo sido o Aditivo n.º 1 celebrado em 08.10.2013, por instrumento particular registrado em 18.03.2014, sob o n.º 954886, no 4º Ofício de Registro de Títulos e Documentos da Cidade do Rio de Janeiro, e o Aditivo n.º 2 celebrado em 14.08.2015, por instrumento particular registrado em 10.12.2015, sob o n.º 981894, no 4º Ofício de Registro de Títulos e Documentos da Cidade do Rio de Janeiro, doravante denominado “CONTRATO DE CESSÃO”;

3.	Em 20.06.2016, foi distribuído o pedido de Recuperação Judicial da OI, TELEMAR, OI MÓVEL, COPART 4 PARTICIPAÇÕES S.A., COPART 5 PARTICIPAÇÕES S.A., PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. e OI BRASIL HOLDINGS COÖPERATIEF U.A., em conjunto denominadas “GRUPO OI” ou “RECUPERANDAS”, que tramita na 7ª Vara Empresarial da Comarca da Capital do Rio de Janeiro -RJ (Processo de Recuperação Judicial nº 0203711-65.2016.8.19.0001);

4.	Em 20.09.2016, foi publicado edital contendo a decisão que deferiu o processamento da Recuperação Judicial e a primeira relação nominal de credores, na qual o BNDES figura na Classe dos Credores com Garantia Real (Classe II) pelo valor dos FINANCIAMENTOS;

5.	Que a concessão da recuperação judicial nos termos do Plano Recuperação Judicial (o “Plano”) das RECUPERANDAS ensejará a novação dos FINANCIAMENTOS, para serem pagos nos termos do Anexo 4.2.4 ao Plano, a partir da data da Homologação Judicial do Plano, conforme definida no Plano;

6.	Nos termos dos artigos 49, §1º; 50, §1º; e 59, caput, da Lei nº 11.101/2005, as DEVEDORAS EM RECUPERAÇÃO JUDICIAL ratificaram integralmente as garantias contratadas com o BNDES por meio dos FINANCIAMENTOS, para assegurar o pagamento de quaisquer obrigações sujeitas ao Plano, como o principal da dívida, juros, comissões, pena convencional, multas e despesas que em razão da novação recuperacional são igualmente compreendidas no conceito de FINANCIAMENTOS;

7.	Conforme acordado no Plano, as Partes aditam o CONTRATO DE CESSÃO para adequar a Cláusula Oitava aos termos do Anexo 4.2.4 ao Plano, que passou a prever na Cláusula 17 os índices financeiros anteriormente dispostos nos instrumentos de FINANCIAMENTOS;

Têm, entre si, justo e acordado, aditar o CONTRATO DE CESSÃO, do qual este instrumento passa a fazer parte integrante, para todos os fins e efeitos de Direito, mediante as seguintes cláusulas:

PRIMEIRA

OBJETO

O presente Aditivo tem por objeto ajustar no CONTRATO DE CESSÃO as remissões aos índices financeiros já previstos nos instrumentos originais de FINANCIAMENTOS, que passaram a estar previstos no Anexo 4.2.4 ao Plano adequando o teor do caput da Cláusula OITAVA do CONTRATO DE CESSÃO, bem como atualizar o valor do saldo dos FINANCIAMENTOS descritos no CONTRATO DE CESSÃO, alterando o teor do Parágrafo Quarto da Cláusula NONA do CONTRATO DE CESSÃO.

SEGUNDA

ADITAMENTO

Em face do acordo ora firmado entre o BNDES, as BENEFICIÁRIAS e o BANCO DO BRASIL, ficam estabelecidas as seguintes modificações:

I – Alteração do caput da Cláusula OITAVA, que passa a vigorar com a seguinte redação:

“OITAVA

BLOQUEIO NA CONTA RETENÇÃO

Deverão ser bloqueadas em todas as CONTAS RETENÇÃO o equivalente a 6 (seis) vezes a MAIOR PRESTAÇÃO, no caso de descumprimento de 2 (dois) ou mais dos índices financeiros previstos na Cláusula 17 do Anexo 4.2.4 ao Plano, conforme disposto na Cláusula 19 do Anexo 4.2.4 ao Plano,

II – Alteração do Parágrafo Quarto da Cláusula NONA, que passa a vigorar com a seguinte redação:

“PARÁGRAFO QUARTO

Para os fins do disposto no artigo 1.424 do Código Civil Brasileiro, integram o presente CONTRATO DE CESSÃO as Cláusulas de Juros dos FINANCIAMENTOS até 20 de junho de 2016 e do Anexo 4.2.4 ao Plano, a partir da data de Homologação Judicial do Plano sobre o valor do crédito habilitado. O valor do principal de cada um dos FINANCIAMENTOS e a data de seus vencimentos originais encontram-se discriminados no quadro abaixo, devendo ser observados os termos do Plano e especialmente o Anexo 4.2.4, no âmbito do qual o crédito sujeito à Recuperação Judicial oriundo dos FINANCIAMENTOS importa em R$ 3.326.951.525,30 (três bilhões, trezentos e vinte e seis milhões, novecentos e cinquenta e um mil, quinhentos e vinte e cinco reais e trinta centavos), na data do pedido de recuperação judicial, tendo como vencimento final o prazo de 180 meses a contar da data de homologação do Plano:

Beneficiárias	Nº do Contrato	Valor do Principal dos FINANCIAMENTOS		Vencimento Original do Contrato	Novo Vencimento do Contrato[1]
TELEMAR	09.2.1169.1	R$	2.371.424.000,00	15/12/2018	[•]
OI MÓVEL	09.2.1168.1	R$	642.196.000,00	15/12/2018	[•]
OI S.A.	09.2.1170.1	R$	623.445.000,00	15/12/2018	[•]
OI MÓVEL	09.2.1171.1	R$	766.018.000,00	15/12/2018	[•]
BENEFICIÁRIAS	12.2.1236.1	R$	5.417.640.000,00	15/07/2021	[•]

[1]	180 meses a contar da data de homologação do Plano.

TERCEIRA

RATIFICAÇÃO

São ratificadas, neste ato, pelas partes contratantes e pelo BANCO DO BRASIL, todas as Cláusulas e Condições do CONTRATO DE CESSÃO, no que não colidirem com o que se estabelece neste Aditivo, mantidas as garantias convencionadas no referido Contrato, não importando o presente em novação.

QUARTA

REGISTRO

Obrigam-se as BENEFICIÁRIAS a proceder à averbação deste Aditivo à margem dos registros mencionados no preâmbulo deste instrumento, que deverão ser comprovadas ao BNDES no prazo de 60 (sessenta) dias, contado desta data.

E, por estarem justos e contratados, firmam o presente em 06 (seis) vias, de igual teor e para um só efeito, na presença das testemunhas abaixo assinadas.

Rio de Janeiro,                de                de

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL –

BNDES

OI S.A. – EM RECUPERAÇÃO JUDICIAL

OI MÓVEL S.A. – EM RECUPERAÇÃO JUDICIAL

TELEMAR NORTE LESTE S.A. – EM RECUPERAÇÃO JUDICIAL

BANCO DO BRASIL S.A.

TESTEMUNHAS:

Nome:	Nome:
Identidade:	Identidade:
CPF:	CPF:

ANEXO III DO ANEXO 4.2.4 AO PLANO DE RECUPERAÇÃO JUDICIAL DO

GRUPO OI – CONDIÇÕES APLICÁVEIS AOS CRÉDITOS DO BANCO

NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES

Lista de Ativos que podem ser alienados, direta ou indiretamente

1.	UNITEL, S.A., sociedade de direito angolano, com o número de identificação fiscal 5410003144, registrada na Conservatória do Registro Comercial de Luanda sob o número 44/199, com sede na Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

2.	BRASIL TELECOM CALL CENTER S.A., sociedade anônima inscrita no CNPJ/MF sob o nº 04.014.081/0001 -30 e na Junta Comercial do Estado de Goiás sob o NIRE 53 3 0000758-6, com sede na Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, na cidade de Goiânia, Estado de Goiás, CEP 74.845 -090.

3.	TIMOR TELECOM, S.A., sociedade anônima, pessoa coletiva nº 1014630, registrada na Direção Nacional do Comércio Doméstico sob o número 01847/MTCI/XI/2012, com sede na Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, em Díli, Timor Leste.

A formalização da alienação dos bens localizados nos endereços listados abaixo está sujeita à prévia verificação da inexistência de impedimentos ou vedações de natureza administrativa ou judicial:

•	BR 101 KM 205 (Barreiros/Almoxarifado), no Estado de Santa Catarina e registrado sob a matrícula nº 40564;

•	Av Madre Benvenuta, no Estado de Santa Catarina e registrado sob a matrícula nº 48391;

•	Rua CelGenuino, no Estado do Rio Grande do Sul e registrado sob as matrículas nº 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

•	Av. Joaquim de Oliveira, no Estado do Rio Grande do Sul e registrado sob a matrícula nº. 114.947;

•	Avenida Lauro Sodre nº 3290, no Estado de Rondônia e registrado sob a matrícula nº 24743;

•	Rua Gabriel de Lara, no Estado do Paraná e registrado sob a matrícula nº 16059;

•	Rua Neo Alves Martins nº 2263, no Estado do Paraná e registrado sob a matrícula nº 58948;

•	Travessa Teixeira de Freitas nº 75 (Complexo Merces F), no Estado do Paraná e registrado sob as matrículas nº 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 e 36741;

•	Avenida Teixeira de Freitas nº 141 (Complexo Merces G), no Estado do Paraná e registrado sob a matrícula nº 15049;

•	Rua Visconde Nacar nº 234 (Complexo Merces B), no Estado do Paraná e registrado sob a matrícula nº 26912;

•	Rua Visconde do Rio Branco nº 397 (Complexo Merces A), no Estado do Paraná e registrado sob a matrícula nº 13940;

•	Avenida Goias, no Estado de Goiás e registrado sob as matrículas nº 42.041 e 42.042;

•	Avenida Getulio Vargas S/N, no Estado de Roraima e registrado sob as matrículas nº 46.241, 46.242, 46.243 e 46.244;

•	Rua Sabino Vieira / Rua Chaves De Faria nº 85/ R.S.L. Gonzaga nº 275, no Estado do Rio de Janeiro e registrado sob a matrícula nº 55316;

•	Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), no Estado do Rio de Janeiro e registrado sob a matrícula nº 51186;

•	Estr. Pau da Fome nº 2716, no Estado do Rio de Janeiro e registrado sob a matrícula nº 105885;

•	Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, no Estado do Rio de Janeiro e registrado sob a matrícula nº 67704;

•	Rua dos Limoeiros nº 200, no Estado do Rio de Janeiro e registrado sob a matrícula nº 10409;

•	Camaragibe—Estrada de Aldeia—Km-125, no Estado de Pernambuco e registrado sob a matrícula nº 2503;

•	Rua do Principe nº 156 e nº 120, no Estado de Pernambuco e registrado sob a matrícula nº 24857;

•	Rua Itambe nº 200, no Estado de Minas Gerais e registrado sob a matrícula nº 38227;

•	Rua Vitorio Nunes Da Motta nº 220, Enseada do Suá no Estado do Espírito Santo e registrado sob a matrícula nº 52265;

•	Rua Silveira Martins, Cabula, nº 355 no Estado da Bahia e registrado sob a matrícula nº 76908;

•	Rua Prof. Anfrisia Santiago nº 212, no Estado da Bahia e registrado sob a matrícula nº 12798;

•	Avenida Getulio Vargas—BL. A, nº 950, no Estado do Amazonas e registrado sob a matrícula nº 14610;

•	Rua Goias, S/N, Farol, no Estado de Alagoas e registrado sob a matrícula nº 75071;

•	Rua Zacarias da Silva, Lote 2, Barra da Tijuca (Alvorada), na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 381171;

•	Rua Senador Pompeu, nº 119—5º andar, Centro, na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 106766;

•	Rua Alexandre Mackenzie, nº 75, Centro, na cidade e Estado do Rio de Janeiro e registrado sob as matrículas nº 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

•	Rua do Lavradio, nº 71, Centro (Arcos), na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 70149;

•	Rua Araribóia, nº 140, São Francisco, na cidade de Niterói, Estado do Rio de Janeiro e registrado sob a matrícula nº 10770;

•	Rua Assai, s/n, Jardim Pindorama, na cidade de São Félix do Araguaia, Estado de Mato Grosso e registrado sob a matrícula nº 3825;

•	Rua Sena Madureira, nº 1070, na cidade de Fortaleza, Estado de Ceará e registrado sob a matrícula nº 1409;

•	Rua Manoel P. da Silva (Cap. Pereirinha, S/N), na cidade de Corumbá, Estado de Mato Grosso do Sul e registrado sob as matrículas nº 24.969, 24.970, 24.971, 24.972 e 24.973;

•	Av Nicanor de Carvalho, nº 10, na cidade de Corumbá, Estado de Mato Grosso do Sul e registrado sob a matrícula nº 12295;

•	Pq. Triunfo de Cotegipe, S/N – João Dantas, na cidade de Alagoinhas, Estado da Bahia e registrado sob a matrícula nº 775;

•	Estrada Velha do Amparo, KM 4, na cidade de Friburgo, Estado do Rio de Janeiro e registrado sob a matrícula nº 5283;

•	Av. Prudente de Morais, nº 757 B, Bairro Tirol, na cidade de Natal, Estado do Rio Grande do Norte e registrado sob a matrícula nº 28639;

•	Av. Afonso Pena, nº 583, na cidade de Manaus, Estado do Amazonas e registrado sob a matrícula nº 7496;

•	Rua Leitão da Silva, nº 2.159, Itararé (CONJED), na cidade de Vitória, Estado do Espírito Santos e registrado sob as matrículas nº 46.977 e 46.978;

•	BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, na cidade de Brasília, Distrito Federal e registrado sob a matrícula nº 801;

•	Rua Padre Pedro Pinto nº1460, Venda Nova (ISFAP), na cidade de Belo Horizonte, Estado de Minas Gerais e registrado sob a matrícula nº 4187;

•	Rua 2 De Setembro, nº 733, Campo De Futebol, na cidade de Blumenau, Estado de Santa Catarina e registrado sob a matrícula nº 598;

•	BR 116, KM 159, Rua Cel Antônio Cordeiro, 3950, Altamira, na cidade de Russas, Estado do Ceará e registrado sob a matrícula nº 180;

•	Rua Correa Vasques,69, Cidade Nova, na cidade e Estado do Rio de Janeiro e registrado sob as matrículas nº 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190;

•	Rua Walter Ianni, Anel Rodoviário, KM 23,5—Bairro Aarão Reis/São Gabriel (PUC MINAS), na cidade de Belo Horizonte, Estado de Minas Gerais e registrado sob a matrícula nº 27601.

ANEXO 4.3.1.2(A1)

OPÇÃO DE REESTRUTURAÇÃO I – CRÉDITOS EM REAIS

Anexo 4.3.1.2(A1)

INSTRUMENTO PARTICULAR DE ESCRITURA DA [•]ª EMISSÃO PRIVADA DE DEBÊNTURES SIMPLES, DA ESPÉCIE QUIROGRAFÁRIA, EM SÉRIE ÚNICA

da

[OI S.A. – EM RECUPERAÇÃO JUDICIAL/

TELEMAR NORTE LESTE S.A. – EM RECUPERAÇÃO JUDICIAL/

OI MÓVEL S.A. – EM RECUPERAÇÃO JUDICIAL]

como Emissora

RIO DE JANEIRO, [•] DE [•] DE 2017.

INSTRUMENTO PARTICULAR DE ESCRITURA DA [•]ª EMISSÃO PRIVADA DE DEBÊNTURES SIMPLES, NÃO CONVERSÍVEIS EM AÇÕES, NÃO NEGOCIÁVEIS, DA ESPÉCIE QUIROGRAFÁRIA, EM SÉRIE ÚNICA, DA OI S.A. – EM RECUPERAÇÃO JUDICIAL

Pelo presente instrumento particular,

[EMISSORA];

[Qualificação Agente Fiduciário], neste ato representada na forma de seu Estatuto Social, doravante denominado simplesmente como “Agente Fiduciário”; e

Como intervenientes anuentes devedores solidários:

OI S.A. – Em Recuperação Judicial (“OI”), sociedade anônima de capital aberto, inscrita no CNPJ/MF sob o nº 76.535.764/0001-43, com sede e principal estabelecimento na Rua do Lavradio nº 71, Centro, Rio de Janeiro—RJ, CEP 20230-070; TELEMAR NORTE LESTE S.A. – Em Recuperação Judicial (“TELEMAR”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 33.000.118/0001-79, com sede e principal estabelecimento na Rua do Lavradio nº 71, Centro, Rio de Janeiro—RJ, CEP 20230-070; OI MÓVEL S.A. –Em Recuperação Judicial (“OI MÓVEL”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 05.423.963/0001 -11, com sede e principal estabelecimento no Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), Brasília—DF, no Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), CEP 70.713-9001; COPART 4 PARTICIPAÇÕES S.A. – Em Recuperação Judicial (“COPART 4”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 12.253.691/0001-14, com sede e principal estabelecimento na Rua General Polidoro, 99, 4º andar, parte, Botafogo, Rio de Janeiro-RJ, CEP 22280-004; COPART 5 PARTICIPAÇÕES S.A. – Em Recuperação Judicial (“COPART 5”), sociedade anônima de capital fechado, inscrita no CNPJ/MF sob o nº 12.278.083/0001-64, com sede e principal estabelecimento na Rua General Polidoro, 99, 5º andar, parte, Botafogo, Rio de Janeiro-RJ, CEP 22280-004; PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial (“PTIF”), pessoa jurídica de direito privado constituída de acordo com as Leis da Holanda, com sede em Amsterdam, Naritaweg 165, 1043 BW, e principal estabelecimento nesta cidade do Rio de Janeiro; e OI BRASIL HOLDINGS COÖPERATIEF U.A. – Em Recuperação Judicial (“OI COOP”), pessoa jurídica de direito privado constituída de acordo com as Leis da Holanda, inscrita no CNPJ/MF sob o nº 16.770.090/0001-30, com sede em Amsterdam, Schiphol Boulevard 231, B tower, 5th floor, 1118 BH Schiphol, e principal estabelecimento nesta cidade do Rio de Janeiro.

vêm, por meio da presente, firmar o presente Instrumento Particular de Escritura da [•]ª Emissão Privada de Debêntures Simples, Não Conversíveis em Ações, Não Negociáveis, da Espécie Quirografária, em Série Única (“Escritura”), mediante as seguintes cláusulas e condições:

CLÁUSULA I – DA AUTORIZAÇÃO

1.1. A presente Escritura é firmada com base nas deliberações da Assembleia Geral Extraordinária dos acionistas da Emissora realizada em [•] (“AGE”) na qual: (i) foram aprovadas as condições da Emissão (conforme abaixo definido), nos termos do artigo 59 da Lei 6.404/76; e (ii) a administração da Emissora foi autorizada a praticar todos os atos necessários à efetivação das deliberações consubstanciadas na AGE, incluindo a celebração de todos os documentos necessários à concretização da Emissão, e no Plano de Recuperação Judicial (conforme abaixo definido).

CLÁUSULA II – DOS REQUISITOS

A [•]ª ([•]) emissão de debêntures simples, não conversíveis em ações, não negociáveis, da espécie quirografária, em série única, da Emissora (“Emissão” e “Debêntures”, respectivamente), será realizada com observância aos requisitos abaixo:

2.1	Dispensa de Registro na CVM.

2.1.1. A Emissão não será objeto de registro perante a Comissão de Valores Mobiliários (“CVM”), uma vez que as debêntures da presente Emissão serão objeto de colocação privada, sem qualquer esforço de venda perante investidores, nacionais ou estrangeiros, por serem emitidas no âmbito da recuperação judicial das Recuperandas, sendo direcionada somente para aqueles com prévia relação creditícia com a emissora, os detentores de créditos constantes da lista de credores do Plano de Recuperação Judicial, conforme parágrafo 1º do art. 3 da Instrução CVM 400, de 29 de dezembro de 2003, conforme alterada.

[1]	Excluir Oi, Telemar ou Oi Móvel, a depender da emissora de cada oferta.

2.2.	Arquivamento na Junta Comercial e Publicações dos Atos Societários

2.2.1. A ata da AGE que aprovou a Emissão foi arquivada na Junta Comercial do Estado do Rio de Janeiro (“JUCERJA”) e será publicada no Diário Oficial do Estado do Rio de Janeiro e no jornal “Valor Econômico” de acordo com o disposto no inciso I, do artigo 62, e art. 289 da Lei nº 6.404/76, assim como seguirão este procedimento eventuais atos societários da Emissora posteriores, que sejam realizados em razão da Emissão.

2.3.	Arquivamento da Escritura na Junta Comercial

2.3.1 A Escritura será arquivada na JUCERJA e seus eventuais aditamentos serão averbados junto a tal órgão, de acordo com o disposto no inciso II e no parágrafo 3º, do artigo 62, da Lei 6.404/76.

2.3.2. Qualquer aditamento a presente Escritura deverá conter, em seu anexo, a versão consolidada dos termos e condições da Escritura, contemplando as alterações realizadas.

CLÁUSULA III – DAS CARACTERÍSTICAS DA EMISSÃO E DAS DEBÊNTURES

3.1.	Objeto Social da Emissora

3.1.1. De acordo com o Estatuto Social da Emissora, seu objeto social é [•]

3.2.	Número da Emissão

3.2.1. A presente Emissão constitui a [•]ª ([•]) emissão de debêntures da Emissora.

3.3.	Valor Total da Emissão

3.3.1. O valor total da Emissão será de até R$ 10.000.000.000,00 (dez bilhões de reais), na Data de Emissão (conforme abaixo definido).

3.4.	Número de Séries

3.4.1. A Emissão será realizada em série única.

3.5.	Finalidade

3.5.1. Considerando que as Debêntures serão integralizadas com créditos, essa Emissão tem por finalidade entregar novos títulos para os credores, conforme os termos e condições do Plano de Recuperação Judicial da Oi S.A. – Em Recuperação Judicial (“Oi”), da Telemar Norte Leste S.A. – em Recuperação Judicial (“Telemar”), da Oi Móvel S.A. – em Recuperação Judicial (“Oi Móvel”), da Copart 4 Participações S.A. – em Recuperação Judicial, da Copart 5 Participações S.A. – em Recuperação Judicial, da Portugal Telecom International Finance B.V. – em Recuperação Judicial e da Oi Brasil Holdings Cooperatief UA – em Recuperação Judicial (cada uma individualmente como “Recuperanda” e, em conjunto “Recuperandas”), homologado em juízo nos autos do processo de Recuperação Judicial em trâmite perante a 7ª Vara Empresarial da Comarca da Capital do Rio de Janeiro, sob o nº 0203711-65.2016.8.19.001 (“Plano de Recuperação Judicial”).

3.6.	Novação

3.6.1. Os Créditos em Recuperação Judicial, conforme abaixo definido, que forem utilizados para integralização das Debêntures serão considerados novados para todos os fins e efeitos de direito.

CLÁUSULA IV—CARACTERÍSTICAS GERAIS DAS DEBÊNTURES

4.1. Data de Emissão: Para todos os fins e efeitos legais, a data de emissão das Debêntures será o dia da [Homologação Judicial do Plano] (“Data de Emissão”).

4.2. Forma, Tipo e Comprovação de Titularidade: As Debêntures serão emitidas sob a forma nominativa, escritural, sem emissão de certificados representativos das mesmas. Para todos os fins de direito, a titularidade das Debêntures será comprovada por meio do lançamento no livro de Registros de Debêntures da Emissora, ou outra forma permitida por lei. Qualquer transferência de Debêntures deverá ser previamente acordada e aprovada pela Emissora. A Emissora obriga-se a:

(i)	manter o Livro de Registro de Debenturistas atualizado;

(ii)	facultar ao Debenturista livre acesso ao Livro de Registros de Debêntures na medida necessária e suficiente para a verificação de sua condição de titular das Debêntures; e

(iii)	apresentar cópia autenticada do Livro de Registros de Debêntures, ao Agente Fiduciário, na Data de Emissão das Debêntures.

4.3. Conversibilidade: As Debêntures serão simples, ou seja, não conversíveis em ações de emissão da Emissora.

4.4. Espécie: As Debêntures serão da espécie quirografária.

4.5. Data de Vencimento: Observado o disposto nesta Escritura, as Debêntures vencerão em [•] (“Data de Vencimento”).

4.6. Valor Nominal Unitário: O valor nominal unitário das Debêntures será de R$1.000.000,00 (hum milhão reais), na Data de Emissão (“Valor Nominal Unitário”).

4.7. Quantidade de Debêntures Emitidas: Serão emitidas até 10.000 (dez mil) Debêntures em série única.

4.8.	Preço de Subscrição e Forma de Integralização

4.8.1. O preço de subscrição das Debêntures será o seu Valor Nominal Unitário, sem atualização monetária, juros ou outros encargos (“Preço de Subscrição”).

4.8.2. O Preço de Subscrição das Debêntures será integralizado à vista, mediante entrega, pelos Debenturistas, dos créditos de sua titularidade contra as Recuperandas (na qualidade de devedoras principais ou garantidoras de tais créditos), de acordo com o definido no Plano de Recuperação Judicial, na Data de Integralização (“Créditos em Recuperação Judicial”).

4.9.	Remuneração

4.9.1. Sobre o saldo devedor do Valor Nominal Unitário das Debêntures incidirão juros remuneratórios correspondentes a 80% (oitenta por cento) da variação acumulada das taxas médias diárias dos DI – Depósitos Interfinanceiros de um dia, “over extra-grupo”, expressas na forma percentual ao ano, base 252 (duzentos e cinquenta e dois) dias úteis, calculadas e divulgadas diariamente pela CETIP, no informativo diário disponível em sua página na Internet (http://www.cetip.com.br) (“Taxa DI”) (Remuneração”), calculados de forma exponencial e cumulativa pro rata temporis por dias úteis decorridos, desde a Data de Emissão ou a data de pagamento de Remuneração imediatamente anterior, conforme o caso, até a data do efetivo pagamento. Sem prejuízo dos pagamentos em decorrência de resgate antecipado das Debêntures e/ou de vencimento antecipado das obrigações decorrentes das Debêntures, nos termos previstos nesta Escritura, a Remuneração será paga na forma da Cláusula 4.10 abaixo. A Remuneração será calculada de acordo com a seguinte fórmula:

JR = VN x {FatorDI-1}

onde:

JR	= valor da Remuneração devida na Data de Pagamento, calculado com seis casas decimais, sem arredondamento

VN	= valor nominal das Debêntures na Data de Emissão ou data de pagamento imediatamente anterior, calculado com seis casas decimais, sem arredondamento;

Fator DI	= produtório das Taxas DI, com uso do percentual aplicado, da data de início de capitalização, inclusive, até a data de cálculo, exclusive, calculado com oito casas decimais, com arredondamento, de acordo com a fórmula abaixo:

onde:

nDI	= número total de taxas DI entre a Data da Emissão (inclusive) ou a data de pagamento imediatamente anterior (inclusive) e a data de cálculo exclusive;

TDIk	= Taxa DI, expressa ao dia, calculada com oito casas decimais com arredondamento;

onde:

k = 1, 2, ..., n

DIk	= Taxa DI, em percentual ao ano, base 252 dias úteis, divulgada pela CETIP, referente ao dia “K”;

dk = Número de dias úteis correspondentes ao prazo de validade da Taxa DI, sendo “dk” um número inteiro; e

S	= 0,80.

O fator resultante da expressão [1 + (TDIk x S)] é considerado com 16 casas decimais, sem arredondamentos.

Efetua-se o produtório dos fatores diários [1 + (TDIk x S)], sendo que a cada fator diário acumulado, trunca-se o resultado com 16 casas decimais, aplicando-se o próximo fator diário, e assim por diante até o último considerado.

Uma vez os fatores diários estando acumulados, considera-se o fator resultante Fator DI com oito casas decimais, com arredondamento.

4.9.2. Observado o disposto na Cláusula 4.9.3. abaixo, se, quando do cálculo de quaisquer obrigações pecuniárias relativas às Debêntures previstas nesta Escritura, a Taxa DI não estiver disponível, será utilizado, em sua substituição, o percentual correspondente à última Taxa DI divulgada oficialmente até a data do cálculo, não sendo devidas quaisquer compensações financeiras, multas ou penalidades entre a Emissora e/ou os Debenturistas, quando da divulgação posterior da Taxa DI.

4.9.3. Na hipótese de extinção, limitação e/ou não divulgação da Taxa DI por mais de 10 (dez) dias consecutivos após a data esperada para sua apuração e/ou divulgação, ou no caso de impossibilidade de aplicação da Taxa DI às Debêntures por proibição legal ou judicial, a Taxa DI deverá ser substituída pelo substituto similar ou que tenha resultado financeiro semelhante determinado judicial ou legalmente para tanto, conforme o caso. No caso de não haver o substituto judicial ou legal da Taxa DI, o Agente Fiduciário deverá, no prazo de até 5 (cinco) dias contados da data de término do prazo de 10 (dez) dias consecutivos ou da data de extinção da Taxa DI ou da data da proibição legal ou judicial, conforme o caso, convocar assembleia geral de Debenturistas para deliberar, em comum acordo com a Emissora e observada a regulamentação aplicável, sobre o novo parâmetro de remuneração das Debêntures a ser aplicado, que deverá ser aquele que melhor reflita as condições do mercado vigentes à época. Até a deliberação desse novo parâmetro de remuneração das Debêntures, quando do cálculo de quaisquer obrigações pecuniárias relativas às Debêntures previstas nesta Escritura, será utilizado, para apuração da Taxa DI, o percentual correspondente à última Taxa DI divulgada oficialmente, não sendo devidas quaisquer compensações entre a Emissora e/ou os Debenturistas quando da deliberação do novo parâmetro de remuneração para as Debêntures. Caso a Taxa DI volte a ser divulgada antes da realização da assembleia geral de Debenturistas prevista acima, referida assembleia geral de Debenturistas não será realizada, e a Taxa DI, a partir da data de sua divulgação, passará a ser novamente utilizada para o cálculo de quaisquer obrigações pecuniárias relativas às Debêntures previstas nesta Escritura. Caso, na assembleia geral de Debenturistas prevista acima, não haja acordo sobre a nova remuneração das Debêntures entre a Emissora e Debenturistas representando, no mínimo, 2/3 (dois terços) das Debêntures em circulação, a Emissora se obriga, desde já, a resgatar a totalidade das Debêntures em circulação, com seu consequente cancelamento, no prazo de 30 (trinta) dias contados da data da realização da assembleia geral de Debenturistas prevista acima ou na Data de Vencimento, o que ocorrer primeiro, pelo saldo devedor do Valor Nominal Unitário das Debêntures, acrescido da Remuneração, calculada pro rata temporis desde a Data de Emissão ou a data de pagamento de Remuneração imediatamente anterior, conforme o caso, até a data do efetivo pagamento, caso em que, quando do cálculo de quaisquer obrigações pecuniárias relativas às Debêntures previstas nesta Escritura, será utilizado, para apuração da Taxa DI, o percentual correspondente à última Taxa DI divulgada oficialmente.

4.10.	Pagamento da Remuneração

4.10.1. Sem prejuízo dos pagamentos em decorrência de eventual vencimento antecipado das obrigações decorrentes das Debêntures ou da realização de um Resgate Antecipado das Debêntures, nos termos previstos nesta Escritura, a Remuneração das Debêntures será paga conforme o disposto abaixo.

4.10.2. O pagamento da Remuneração das Debêntures será realizado da seguinte forma:

(a)	A Remuneração incidente ao longo dos 60 (sessenta) primeiros meses a partir da Data de Emissão não será paga neste período, sendo capitalizada anualmente ao valor do principal, de modo que o saldo do principal ao final de cada ano seja o saldo inicial do período somado dos juros capitalizados no período em questão, de acordo com a seguinte fórmula:

saldo final do período = saldo inicial do período x (1+t)du/252,

em que t representa a taxa de juros/atualização monetária contratadas originalmente e DU representa dias úteis do período;

(b)	a partir do 25º (vigésimo quinto) dia do 66º (sexagésimo sexto) mês contados da Data de Emissão, a Remuneração incidente o Valor Nominal Unitário ou saldo do Valor Nominal Unitário, já acrescido da Remuneração capitalizada no período de carência, será paga, em moeda corrente nacional, em 24 (vinte e quatro) parcelas semestrais até o 204º (ducentésimo quarto) mês.

4.11.	Amortização do Valor Nominal Unitário

4.11.1. Após decorrido o período de carência de 5 (cinco) anos a contar da Data de Emissão, o Valor Nominal Unitário ou saldo do Valor Nominal Unitário, conforme o caso, já acrescido da Remuneração capitalizada durante o período de carência, será amortizado em 24 parcelas semestrais, sempre no 25° dia de cada mês ou, caso tal data não seja Dia Útil, no primeiro Dia Útil imediatamente subsequente. A primeira parcela é devida no dia 25 do 66º (sexagésimo sexto) mês após a Data de Emissão, e as restantes serão devidas da seguinte forma:

n° Parcela / Data	% a ser amortizado
Parcelas 1 a 10 – Devidas entre 66 e 120 meses após a Data de Homologação do Plano de Recuperação Judicial	2%
Parcela 11 a 23 – Devidas entre 126 e 198 meses após a Data de Homologação do Plano de Recuperação Judicial	5,7%
Parcela 24 – Devida no 204 mês após a Data de Homologação do Plano de Recuperação Judicial	5,9%

4.12. Local de Pagamento: Todos os pagamentos referentes ao principal e à Remuneração a que fazem jus as Debêntures serão efetuados mediante transferência eletrônica (TED) para a conta corrente indicada pelos Debenturistas e serão realizados nas datas previstas nesta Escritura, observado o previsto na Cláusula 4.13 abaixo.

4.13. Prorrogação dos Prazos: Considerar-se-ão prorrogados os prazos referentes ao pagamento de qualquer obrigação até o 1º (primeiro) Dia Útil subsequente, se a data do vencimento coincidir com dia em que não houver expediente bancário no local de pagamento das Debêntures.

4.14. Decadência dos Direitos aos Acréscimos: O não comparecimento do Debenturista para receber o valor correspondente a quaisquer das obrigações pecuniárias da Emissora, nas datas previstas nesta Escritura, ou em comunicado publicado pela Emissora no jornal indicado na Cláusula 4.16 abaixo, não lhe dará direito ao recebimento da Remuneração das Debêntures no período relativo ao atraso no recebimento, sendo-lhe, todavia, assegurados os direitos adquiridos até a data do respectivo vencimento ou pagamento.

4.15. Repactuação: As Debêntures não serão objeto de repactuação programada.

4.16. Publicidade: Todos os atos e decisões a serem tomados decorrentes desta Emissão que, de qualquer forma, vierem a envolver interesses dos Debenturistas, deverão ser obrigatoriamente comunicados na forma de avisos no Diário Oficial do Estado do Rio de Janeiro e no Jornal “Valor Econômico” (“Aviso aos Debenturistas”), observado o estabelecido no artigo 289 da Lei nº 6.404/76.

4.17. Classificação de Risco: Não será contratada agência de classificação de risco no âmbito da Emissão para atribuir rating às Debêntures.

4.18. Classificação: As Debêntures serão da espécie quirografária com direitos de pagamento iguais aos de outros credores quirografários já existentes ou que venham a existir no futuro.

4.19. Solidariedade: Em conformidade com o disposto na cláusula 3.1.1.2 do Plano de Recuperação Judicial, as Recuperandas serão solidariamente responsáveis pelo cumprimento de todas as obrigações previstas nesta Escritura.

CLÁUSULA V – RESGATE ANTECIPADO FACULTATIVO

5.1.	Resgate Antecipado Facultativo Total ou Parcial

5.1.1. A Emissora poderá, a seu exclusivo critério, a qualquer momento, realizar o resgate antecipado facultativo total ou parcial das Debêntures (“Resgate Antecipado Facultativo Total ou Parcial”). Por ocasião do Resgate Antecipado Facultativo Total ou Parcial, o valor devido pela Emissora será equivalente ao Valor Nominal Unitário atualizado das Debêntures (VNa) a serem resgatadas, acrescido dos demais encargos devidos e não pagos, calculados pro rata temporis desde a data da integralização ou da última data de pagamento de Remuneração, o que ocorrer por último, até a data do efetivo Resgate Antecipado Facultativo Total ou Parcial.

5.1.2. O Resgate Antecipado Facultativo Total ou Parcial somente será realizado mediante envio de comunicação individual aos Debenturistas, ou publicação de anúncio, nos termos da Cláusula 4.16 acima, com 10 (dez) Dias Úteis de antecedência da data em que se pretende realizar o efetivo Resgate Antecipado Facultativo Total ou Parcial das Debêntures (“Comunicação de Resgate”), sendo que na referida comunicação deverá constar: (a) a data de realização do Resgate Antecipado Facultativo Total ou Parcial; (b) a quantidade de Debêntures objeto do Resgate Antecipado Facultativo Total ou Parcial; (c) a menção de que o valor correspondente ao pagamento será o Valor Nominal Unitário Atualizado das Debêntures ou saldo do Valor Nominal Unitário Atualizado das Debêntures, conforme o caso, acrescido dos demais encargos devidos e não pagos até a data do Resgate Antecipado Facultativo Total ou Parcial; e (d) quaisquer outras informações necessárias à operacionalização do Resgate Antecipado Facultativo Total ou Parcial.

5.1.3. Os pagamentos do Resgate Antecipado Facultativo Total ou Parcial para as Debêntures serão realizados por meio de transferência eletrônica do respectivo valor devido para a conta bancária indicada pelo respectivo Debenturista.

5.1.4. As Debêntures resgatadas pela Emissora, conforme previsto nesta Cláusula, serão canceladas ou mantidas em tesouraria, a critério da Emissora.

5.2.	Resgate Antecipado Obrigatório

5.2.1. Sempre até 150 (cento e cinquenta) dias após o encerramento do exercício fiscal, começando a contar do encerramento do exercício fiscal do ano da Emissão das Debêntures, a Emissora deverá:

(i)	calcular a Geração de Caixa Excedente para o respectivo exercício fiscal, com base nas demonstrações financeiras auditadas da Oi; e

(ii)	utilizar a Geração de Caixa Excedente do exercício fiscal anterior para resgatar parte das Debêntures e recomprar ou repagar o débito de determinados credores de acordo com o Plano de Recuperação Judicial, conforme determinado na Cláusula [•] do Plano de Recuperação Judicial

CLÁUSULA VI – VENCIMENTO ANTECIPADO

6.1. Vencimento Antecipado. Observado o disposto nas Cláusulas 6.2 a 6.6 desta Escritura, o Agente Fiduciário poderá declarar o vencimento antecipado de todas as obrigações constantes desta Escritura e exigir, o imediato pagamento, pela Emissora, do saldo do Valor Nominal Unitário Atualizado, das Debêntures acrescido da Remuneração, calculado pro rata temporis desde a data de integralização, ou da última data de pagamento de Remuneração, o que ocorrer por último, até a data do seu efetivo pagamento, e de quaisquer outros valores eventualmente devidos pela Emissora aos Debenturistas nos termos desta Escritura, na ocorrência de qualquer das seguintes hipóteses (“Evento de Vencimento Antecipado”):

(a)	O não pagamento, pela Emissora, de qualquer obrigação pecuniária relativa às Debêntures e/ou a esta Escritura na respectiva data de pagamento prevista nesta Escritura, não sanado no prazo de até 30 (trinta) dias corridos contados da data do respectivo vencimento;

(b)	Descumprimento pela Emissora de qualquer obrigação não pecuniária prevista nesta Escritura, não sanada no prazo de 60 (sessenta) dias corridos contados da data de comunicação do referido descumprimento (a) pela Emissora ao Agente Fiduciário, ou (b) por Debenturistas representando 2/3 (dois terços) das Debêntures em Circulação ao Agente Fiduciário e à Emissora;

(c)	O vencimento antecipado de qualquer obrigação financeira da Emissora ou de qualquer Controlada Relevante em valor superior a US$100.000.000,00 (cem milhões de dólares dos Estados Unidos) ou o montante equivalente em qualquer outra moeda, salvo se, exclusivamente no caso de inadimplemento, o mesmo não for sanado em até 15 (quinze) dias contados da sua ocorrência com exceção da declaração de vencimento antecipado por parte do BNDES de qualquer crédito detido pela Emissora ou por qualquer Controlada Relevante;

(d)	Sentença transitada em julgado ou laudo arbitral, ou processos semelhantes que versem sobre o pagamento em dinheiro de valor individual ou em conjunto equivalente ou superior a US$100.000.000,00 (cem milhões de dólares dos Estados Unidos), ou o montante equivalente em qualquer outra moeda, contra a Emissora ou suas Controladas Relevantes ou qualquer de seus bens, sem que haja liberação ou sustação com oferecimento de garantia ou caução em até 180 (cento e oitenta) dias contados do respectivo recebimento da sentença, laudo, ou processo semelhante;

(e)	Pedido de recuperação judicial ou extrajudicial formulado pela Emissora ou de suas Controladas Relevantes;

(f)	Liquidação ou dissolução da Emissora, exceto se a liquidação ou dissolução for resultado exclusivamente da incorporação de Controlada Relevante em qualquer das suas coligadas ou controladas, transformação da forma societária da Emissora de sociedade por ações para sociedade limitada ou cancelamento do registro de companhia aberta perante a CVM;

(g)	Recusa ou discordância pela Emissora do cumprimento das obrigações relativas às Debêntures constantes da Escritura;

(h)	Todos ou substancialmente todos os ativos da Emissora ou de qualquer das suas Controladas Restritas sejam condenados, apreendidos ou de outra forma desapropriados, ou a custódia desses ativos será assumida por qualquer autoridade governamental ou por decisão judicial ou a Emissora ou qualquer de suas Controladas Relevantes deixe de exercer controle usual sobre uma parcela substancial de seus ativos por 60 (sessenta) dias consecutivos ou mais.

(i)	Caso quaisquer dos seguintes eventos venha a ocorrer (i) decretação de falência da Emissora; (ii) pedido de autofalência pela Emissora; e (iii) pedido de falência da Emissora formulado por terceiros que não tenha sido elidido ou contestado de boa fé pela Emissora, objetivando a suspensão do respectivo pedido em até 90 (noventa) dias;

(j)	transformação da Emissora em sociedade limitada, nos termos dos artigos 220 a 222 da Lei das Sociedades por Ações;

(k)	alienação, prestação de garantia ou a constituição de qualquer espécie de ônus ou gravame sobre quaisquer dos bens ou direitos da Emissora a quaisquer terceiros, exceto (a) para a prestação de garantias em processos judiciais ou administrativos, (b) se em favor de sociedades controladoras, controladas, coligadas ou sob controle comum com a Emissora, (c) no caso de alienação de bens ou direitos, se realizada em condições usuais de mercado (arms length), (d) no curso normal dos negócios da Emissora; ou (e) pela alienação, direta ou indireta, dos ativos listados no Anexo 6.1; e desde que tal alienação, prestação de garantia ou a constituição de ônus ou gravame sobre bens ou direitos da Emissora não comprometam o cumprimento das obrigações da Emissora perante os Debenturistas;

(l)	cancelamento, revogação ou rescisão de quaisquer documentos referentes à presente Emissão;

(m)	falta de cumprimento, por parte da Emissora ou por parte de qualquer de suas Controladas Relevantes, durante a vigência das Debêntures, das leis, normas e regulamentos, inclusive ambientais, que afetem ou possam afetar de forma material a capacidade da Emissora de cumprir fiel e integralmente com suas obrigações relacionadas à Emissão, exceto aquelas que estiverem sendo discutidas em âmbito judicial ou extrajudicial em boa fé pela Emissora e/ou pelas suas Controladas Relevantes, conforme o caso;

(n)	(i) revogação, término, apropriação, suspensão, modificação adversa, cancelamento ou a não-renovação das concessões para a prestação de serviços públicos de telecomunicação detidas pela Emissora, cujas receitas representem 20% (vinte por cento) ou mais do EBITDA da Companhia; (ii) promulgação de qualquer lei, decreto, ato normativo, portaria ou resolução que resulte na revogação, término, apropriação, suspensão, modificação relevante e adversa ou cancelamento das concessões detidas pela Emissora; (iii) alteração no objeto social da Emissora que afete adversamente a sua capacidade de cumprir suas obrigações, bem como (iv) o início de qualquer das hipóteses previstas nas alíneas (i) ou (ii) deste inciso (n), que possa afetar adversamente o cumprimento das obrigações da Emissora previstas nesta Escritura e que não sejam sanadas em um prazo de até 30 (trinta) dias contados da data em que a Emissora tiver ciência da respectiva ocorrência;

(o)	ocorrência de fusão, cisão, dissolução, aquisição, incorporação, transformação, liquidação e/ou qualquer tipo de reorganização societária entre a Devedora ou qualquer uma das suas Controladas Relevantes, exceto se a operação tiver sido previamente aprovada pelo Conselho de Administração das Recuperandas.

Não caracterizarão um Evento de Vencimento Antecipado, durante todo o prazo deste Contrato, as seguintes operações de reestruturação societária: (i) Incorporação da Oi Internet S.A. na Oi ou Telemar ou Oi Movel; (ii) Incorporação da Oi Movel na Telemar ou na Oi; (iii) Incorporação da Telemar na Oi; (iv) Incorporação da Paggo Administradora Ltda. na Oi Movel; (v) Incorporação da Brasil Telecom Comunicação Multimidia Ltda. na Telemar ou na Oi; (vi) Incorporação da Copart 4 na Telemar; (vii) Incorporação da Copart 5 na Oi; (viii) Incorporação ou versão de ativos da SEREDE – Serviços de Rede S.A. em uma ou mais Recuperandas; (ix) Incorporação ou versão de ativos da Rede Conecta Serviços de Rede S.A. em uma ou mais Recuperandas.

No período compreendido entre a Homologação Judicial do Plano e 4 (quatro) anos contados da conclusão do Aumento de Capital Novos Recursos, também não caracterizarão um Evento de Vencimento Antecipado as operações listadas acima e quaisquer outras operações não enquadradas nas hipóteses retromencionadas (incisos “i” a “ix”), desde que, caso necessário,e sejam devidamente aprovadas pela Agência Nacional de Telecomunicações – ANATEL, na forma do artigo 97, da Lei 9.472, de 16/07/1997, e da Resolução ANATEL nº 101, de 04/02/1999, e, caso aplicável, pelo Conselho Administrativo de Defesa Econômica – CADE, na forma da Lei 12.529, de 30/11/2011.

Após os quatro primeiros anos contados da realização do Aumento de Capital Novos Recursos, mantendo, caso necessário, a necessidade de aprovação pela Agência Nacional de Telecomunicações – ANATEL, na forma do artigo 97, da Lei 9.472, de 16/07/1997, e da Resolução ANATEL nº 101, de 04/02/1999, e, caso aplicável, pelo Conselho Administrativo de Defesa Econômica – CADE, na forma da Lei 12.529, de 30/11/2011, não caracterizarão um Evento de Vencimento Antecipado se o nível de alavancagem da companhia resultante da reestruturação societária, medido pela relação “Dívida Líquida/Ebitda” não for superior a 3 (três) vezes (“Restrição a Reorganizações Societárias”);

p)	existência de violação, investigação formal e/ou instauração de processo investigatório de qualquer natureza – administrativo ou judicial – por violação de qualquer dispositivo de qualquer lei ou regulamento contra a prática de corrupção ou atos lesivos à administração pública, incluindo, sem limitação, a Lei nº 12.846, de 1º de agosto de 2013, o Decreto nº 8.420, de 18 de março de 2015 e, desde que aplicável, a U.S. Foreign Corrupt Practices Act of 1977, da OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions e do UK Bribery Act (UKBA) (em conjunto, “Leis Anticorrupção”) pela Emissora, qualquer de suas Controladas ou Coligadas (conforme definidas na escritura);

q)	transferência ou qualquer forma de cessão ou promessa de cessão a terceiros, pela Emissora, das obrigações assumidas na Escritura de Emissão, sem prévia autorização dos Debenturistas que representem no mínimo 90% (noventa por cento) das Debêntures em Circulação reunidos em assembleia geral de Debenturistas, conforme previsto na Escritura.

6.2. O Agente Fiduciário não será cobrado pelo conhecimento de qualquer Evento de Vencimento Antecipado ou conhecimento de qualquer cura para qualquer Evento de Vencimento Antecipado a menos que (i) um responsável autorizado ou agente do Agente Fiduciário com responsabilidade direta pela administração da Escritura tenha conhecimento de fato de tal Evento de Vencimento Antecipado, ou (ii) notificação escrita de tal Evento de Vencimento Antecipado tenha sido entregue a tal responsável autorizado do Agente Fiduciário pela Emissora ou qualquer dos detentores das Debêntures.

6.3. Ocorrendo qualquer dos eventos de Vencimento Antecipado previstos na Cláusula 6.1 acima, o Agente Fiduciário deverá, inclusive para fins do disposto nas Cláusulas 9.6 e 9.6.1 abaixo, convocar, no prazo máximo de 5 (cinco) Dias Úteis contados da data em que constatar sua ocorrência, assembleia geral de Debenturistas, a se realizar no prazo mínimo previsto em lei. Se, na referida assembleia geral de Debenturistas, Debenturistas representando, no mínimo, 2/3 (dois terços) das Debêntures em circulação, decidirem por considerar o vencimento antecipado das obrigações decorrentes das Debêntures, o Agente Fiduciário deverá declarar o vencimento antecipado das obrigações decorrentes das Debêntures; caso contrário, ou em caso de não instalação, em segunda convocação, da referida assembleia geral de Debenturistas, o Agente Fiduciário não deverá declarar o vencimento antecipado das obrigações decorrentes das Debêntures.

6.4. Ocorrendo os seguintes eventos de Vencimento Antecipado previstos na Cláusula 6.1 acima, itens (f), (i), (j) e (o) as obrigações decorrentes das Debêntures tornar-se-ão automaticamente vencidas, independentemente de aviso ou notificação, judicial ou extrajudicial.

6.5. Na ocorrência do vencimento antecipado das obrigações decorrentes das Debêntures, a Emissora se obriga a resgatar a totalidade das Debêntures em circulação, com o seu consequente cancelamento, mediante o pagamento do saldo devedor do Valor Nominal Unitário das Debêntures em circulação, acrescido da Remuneração, calculada pro rata temporis desde a Data de Emissão até a data do efetivo pagamento, e de quaisquer outros valores eventualmente devidos pela Emissora nos termos desta Escritura, no prazo de até 3 (três) Dias Úteis contados da data da declaração do vencimento antecipado.

6.6. Na ocorrência do vencimento antecipado das obrigações decorrentes das Debêntures, os recursos recebidos em pagamento das obrigações decorrentes das Debêntures, na medida em que forem sendo recebidos, deverão ser imediatamente aplicados na amortização ou, se possível, quitação do saldo devedor das obrigações decorrentes das Debêntures. Caso os recursos recebidos em pagamento das obrigações decorrentes das Debêntures não sejam suficientes para quitar simultaneamente todas as obrigações decorrentes das Debêntures, tais recursos deverão ser imputados na seguinte ordem, de tal forma que, uma vez quitados os valores referentes ao primeiro item, os recursos sejam alocados para o item imediatamente seguinte, e assim sucessivamente: (i) quaisquer valores devidos pela Emissora nos termos desta Escritura (incluindo a remuneração e as despesas incorridas pelo Agente Fiduciário), que não sejam os valores a que se referem os itens (ii) e (iii) abaixo; (ii) Remuneração e demais encargos devidos sob as obrigações decorrentes das Debêntures; (iii) saldo devedor do Valor Nominal Unitário das Debêntures em circulação. A Emissora permanecerá responsável pelo saldo devedor das obrigações decorrentes das Debêntures que não tiverem sido pagas, sem prejuízo dos acréscimos de Remuneração e outros encargos incidentes sobre o saldo devedor das obrigações decorrentes das Debêntures enquanto não forem pagas, declarando a Emissora, neste ato, se tratar de dívida líquida e certa, passível de cobrança extrajudicial ou por meio de processo de execução judicial.

6.7. Renúncia ou Perdão Temporário Prévio (Waiver). Não obstante o disposto nesta Cláusula 6, a Emissora poderá, a qualquer momento, convocar Assembleia Geral de Debenturistas para que estes deliberem sobre a renúncia ou o perdão temporário prévio (pedido de waiver prévio) de qualquer Evento de Vencimento Antecipado previsto na Cláusula 6.1 acima que dependerá da aprovação de Debenturistas titulares de, no mínimo, 75% (setenta e cinco por cento) das Debêntures em circulação.

CLÁUSULA VII – OBRIGAÇÕES ADICIONAIS DA EMISSORA

7.1. Obrigações Especiais da Emissora. Sem prejuízo das demais obrigações previstas nesta Escritura e na legislação e regulamentação aplicáveis, até a integral liquidação das Debêntures (enquanto o saldo devedor das Debêntures não for integralmente pago), a Emissora cumprirá com as seguintes obrigações:

(i)	A Emissora deverá pagar devidamente e pontualmente todos os valores devidos por ela nos termos das Debêntures e desta Escritura;

(ii)	Nos termos da Lei de Falências nº 11.101/05, a Emissora manterá sua existência societária e todos os registros necessários e tomará todas as providências para manter todos os direitos, vantagens, títulos, propriedades, franquias e afins necessários ou convenientes para a condução normal dos negócios, atividades ou operações, sendo certo que tais obrigações não deverão exigir que a Emissora mantenha tais direitos, vantagens, propriedades, franquias ou afins caso a falha em cumprir com tais obrigações (i) não resulte em efeito material adverso na Emissora ou (ii) não resulte em um efeito material adverso nos direitos dos debenturistas ou não seja proibida pela Escritura;

(iii)	A Emissora manterá sempre válidas, eficazes, em perfeita ordem e em pleno vigor todas as autorizações e licenças exigidas para que continuem oferecendo serviços de telecomunicações, como os serviços prestados na Data de Emissão, exceto se a não manutenção de tais autorizações e licenças não acarretar um efeito material adverso na Emissora. Caso as referidas autorizações e/ou licenças não sejam mais essenciais para a prestação dos serviços de telecomunicações, a Emissora poderá, de acordo com a legislação vigente, deixar de manter tais autorizações e/ou licenças;

(iv)	A Emissora notificará o Agente Fiduciário, assim que possível e, em qualquer caso, dentro de 10 (dez) dias úteis após a Emissora ter conhecimento da ocorrência de qualquer Evento de Vencimento Antecipado;

(v)	cumprir e determinar o cumprimento, com relação a seus empregados, gerentes, administradores (membros do Conselho de Administração e Diretoria Executiva) e membros do Conselho Fiscal da Emissora e de suas controladas e subsidiárias integrais (“Público Alvo Emissora”), das normas aplicáveis, nacionais ou internacionais, que versam sobre atos de corrupção e atos lesivos contra a administração pública, incluindo, mas não se limitando a Lei nº 12.846, de 1º de agosto de 2013, conforme alterada, o Decreto nº 8.420, de 18 de março de 2015, a Lei nº 9.613, de 03 de março de 1998, a Lei nº 12.529, de 30 de novembro de 2011, a U.S. Foreign Corrupt Practices Act of 1977 e o UK Bribery Act, conforme aplicável (“Leis Anticorrupção”), devendo a Emissora: (a) manter políticas e procedimentos internos que orientam e disciplinam o cumprimento das Leis Anticorrupção; (b) dar pleno conhecimento das Leis Anticorrupção ao Público Alvo Emissora e a todos os profissionais que venham a se relacionar com a Emissora, previamente ao início de sua atuação no âmbito destas Debêntures; (c) não aceitar a prática e a ocultação de atos de fraude e de corrupção, em todas as suas formas, inclusive, suborno, extorsão, propina e lavagem de dinheiro; (d) promover a apuração das suspeitas e denúncias de tais atos e aplicar, de forma rigorosa, os procedimentos disciplinares previstos nas suas nor;as internas e nas Leis Anticorrupção, conforme aplicáveis; (e) abster-se de praticar atos de corrupção e de agir de forma lesiva à administração pública, nacional e estrangeira, no seu interesse ou para seu benefício, exclusivo ou não; e (f) concordar que a violação das Leis Anticorrupção poderá ensejar a sua responsabilização objetiva, nos termos das Leis Anticorrupção;

(vi)	Restrição a Pagamentos de Dividendos: A Emissora e qualquer uma das Controladas Relevantes não poderão declarar ou efetuar o pagamento de qualquer dividendo, retorno de capital ou realizar qualquer outro pagamento ou distribuição sobre (ou relacionado) às ações do capital social da Emissora ou de qualquer Controlada Relevante (incluindo qualquer pagamento em relação a qualquer fusão ou consolidação envolvendo a Emissora ou qualquer Controlada Relevante) em desacordo com a Cláusula [•] do Plano de Recuperação Judicial.

(vii)	A Emissora disponibilizará, bem como providenciará ao Agente Fiduciário, bem como aos detentores de debêntures, mediante solicitação dos mesmos por escrito, os seguintes relatórios em base consolidada:

a.	Demonstrações financeiras anuais, consolidadas e auditadas, da Oi, preparadas conforme o Brazilian GAAP ou IFRS, em até 30 dias após tais demonstrações terem sido disponibilizadas publicamente, mas em não mais do que 150 dias após o fim do exercício fiscal da Oi;

b.	[Demonstrações financeiras anuais, consolidadas e auditadas, da Emissora, preparadas conforme o Brazilian GAAP ou IFRS, em até 30 dias após tais demonstrações terem sido disponibilizadas publicamente, mas em não mais do que 150 dias após o fim do exercício fiscal da Emissora] [CASO NÃO SEJA A OI A EMISSORA];

c.	Demonstrações financeiras trimestrais, consolidadas e não auditadas, da Oi, preparadas conforme o Brazilian GAAP ou IFRS, em até 30 dias após tais demonstrações terem sido disponibilizadas publicamente, mas em não mais do que 60 dias após o fechamento de cada trimestre fiscal (que não seja o último trimestre do exercício fiscal da Oi).

A entrega dos relatórios acima ao Agente Fiduciário serve somente para informação. O acesso a, ou recebimento, pelo Agente Fiduciário, de tais relatórios, não ensejará o compromisso da Emissora com qualquer informação contida nos referidos documentos, incluindo com relação ao nosso cumprimento ou de qualquer uma de nossas Controladas Relevantes com qualquer das suas obrigações previstas na Escritura (sendo que o Agente Fiduciário deverá confiar exclusivamente nas declarações dos diretores).

(viii)	A Emissora irá fornecer ao Agente Fiduciário:

(a)	no prazo de até 1 (um) Dia Útil contado da data em que forem realizados, avisos aos Debenturistas;

(b)	imediatamente após sua ciência ou recebimento, conforme o caso, o envio de cópia de qualquer correspondência ou notificação, judicial ou extrajudicial, recebida pela Emissora relacionada a um Evento de Inadimplemento; e

(c)	no prazo de até 10 (dez) Dias Úteis contados da data de recebimento da respectiva solicitação, resposta a eventuais dúvidas do Agente Fiduciário sobre qualquer informação que lhe venha a ser razoavelmente solicitada;

(ix)	A Emissora manterá atualizado o registro de companhia aberta na CVM e disponibilizar aos seus acionistas e Debenturistas, pelo menos trimestralmente, as demonstrações financeiras consolidadas previstas no artigo 176 da Lei das Sociedades por Ações, observadas as normas de divulgação de informações determinadas pela legislação e pela regulamentação da CVM;

(x)	A Emissora informará ao Banco Liquidante a realização de qualquer pagamento antecipado em decorrência do disposto nas Cláusulas 5.1 ou 5.2 acima, com antecedência de, no mínimo, 2 (dois) Dias Úteis da data prevista para o respectivo pagamento antecipado;

(xi)	A Emissora irá estruturar e manter um adequado e eficiente atendimento aos Debenturistas, tendo em vista assegurar o eficiente tratamento aos titulares das Debêntures, podendo utilizar, para esse fim, a estrutura e órgãos destinados ao atendimento de seus acionistas ou contratar instituição financeira autorizada para prestar esse serviço;

(xii)	A Emissora cumprirá as leis, regulamentos, normas administrativas e determinações dos órgãos governamentais, autarquias ou tribunais, aplicáveis à condução de seus negócios, exceto por aqueles questionados de boa-fé nas esferas administrativa e/ou judicial ou cujo descumprimento não afete de forma adversa e material a capacidade da Emissora de honrar suas obrigações nos termos desta Escritura;

(xiii)	A Emissora irá contratar e manter contratados, às suas expensas, os prestadores de serviços inerentes às obrigações previstas nesta Escritura, incluindo, mas não se limitando a estes, o Agente Fiduciário, o Escriturador e o Banco Liquidante;

(xiv)	A Emissora irá efetuar, desde que assim solicitado pelo Agente Fiduciário, o pagamento das despesas razoáveis e devidamente comprovadas incorridas pelo Agente Fiduciário e, sempre que possível, previamente acordado com a Emissora nos termos da Cláusula 9.4 abaixo;

(xv)	A Emissora notificará, imediatamente, o Agente Fiduciário da convocação de qualquer assembleia geral de Debenturistas pela Emissora;

(xvi)	A Emissora convocará, imediatamente, assembleia geral de Debenturistas para deliberar sobre qualquer das matérias que sejam do interesse dos Debenturistas, caso o Agente Fiduciário não o faça no prazo aplicável;

(xvii)	A Emissora irá comparecer às assembleias gerais de Debenturistas, sempre que solicitada;

(xviii)	Manter sempre válidas, eficazes, em perfeita ordem e em pleno vigor todas as autorizações necessárias à assinatura desta Escritura e ao cumprimento de todas as obrigações aqui previstas.

CLÁUSULA VIII – SUSPENSÃO DE OBRIGAÇÕES

8.1. Começando no dia de um Evento de Suspensão de Obrigações e terminando em uma Data de Reversão (como abaixo definido) (referido período denominado “Período de Suspensão”) o Grupo Oi: (i) estará desobrigado a realizar resgate anual antecipado com Geração de Caixa Excedente; e (ii) poderá realizar pagamento de dividendos livre de qualquer restrição, observado o disposto na Cláusula [•] do Plano de Recuperação Judicial.

CLÁUSULA IX – AGENTE FIDUCIÁRIO

9.1. A Emissora nomeia e constitui agente fiduciário da Emissão o Agente Fiduciário, qualificado no preâmbulo desta Escritura, que assina nessa qualidade e, neste ato, e na melhor forma de direito, aceita a nomeação para, nos termos da lei e desta Escritura, representar a comunhão dos Debenturistas, declarando que:

a.	é instituição financeira devidamente organizada, constituída e existente sob a forma de sociedade por ações, de acordo com as leis brasileiras;

b.	está devidamente autorizado e obteve todas as autorizações, inclusive, conforme aplicável, legais, societárias, regulatórias e de terceiros, necessárias à celebração desta Escritura e ao cumprimento de todas as obrigações aqui previstas, tendo sido plenamente satisfeitos todos os requisitos legais, societários, regulatórios e de terceiros necessários para tanto;

c.	o(s) representante(s) legal(is) do Agente Fiduciário que assina(m) esta Escritura tem(têm), conforme o caso, poderes societários e/ou delegados para assumir, em nome do Agente Fiduciário, as obrigações aqui previstas e, sendo mandatário(s), tem(têm) os poderes legitimamente outorgados, estando o(s) respectivo(s) mandato(s) em pleno vigor;

d.	esta Escritura e as obrigações aqui previstas constituem obrigações lícitas, válidas, vinculantes e eficazes do Agente Fiduciário, exequíveis de acordo com os seus termos e condições;

e.	a celebração, os termos e condições desta Escritura e o cumprimento das obrigações aqui previstas (a) não infringem o estatuto social do Agente Fiduciário; (b) não infringem qualquer contrato ou instrumento do qual o Agente Fiduciário seja parte e/ou pelo qual qualquer de seus ativos esteja sujeito; (c) não infringem qualquer disposição legal ou regulamentar a que o Agente Fiduciário e/ou qualquer de seus ativos esteja sujeito; e (d) não infringem qualquer ordem, decisão ou sentença administrativa, judicial ou arbitral que afete o Agente Fiduciário e/ou qualquer de seus ativos;

f.	aceita a função para a qual foi nomeado, assumindo integralmente os deveres e atribuições previstos na legislação específica e nesta Escritura;

g.	conhece e aceita integralmente esta Escritura e todos os seus termos e condições;

h.	verificou a veracidade das informações contidas nesta Escritura, com base nas informações prestadas pela Emissora, sendo certo que o Agente Fiduciário não conduziu qualquer procedimento de verificação independente ou adicional da veracidade das informações apresentadas;

i.	está ciente da regulamentação aplicável emanada do Banco Central do Brasil – BACEN e da CVM;

j.	não tem, sob as penas de lei, qualquer impedimento legal, conforme o artigo 66, parágrafo 3º, da Lei das Sociedades por Ações, a Instrução CVM n.º 583, de 20 de dezembro de 2016, conforme alterada, ou, em caso de alteração, a que vier a substituí-la (“Instrução CVM 583”), e demais normas aplicáveis, para exercer a função que lhe é conferida;

k.	não se encontra em nenhuma das situações de conflito de interesse previstas no artigo 6° da Instrução CVM 583;

l.	não tem qualquer ligação com a Emissora que o impeça de exercer suas funções;

m.	assegurará tratamento equitativo a todos os Debenturistas.

9.2. O Agente Fiduciário exercerá suas funções a partir da data de celebração desta Escritura ou de eventual aditamento relativo à sua substituição, devendo permanecer no exercício de suas funções até a integral quitação de todas as obrigações nos termos desta Escritura, ou até sua efetiva substituição.

9.3. Em caso de ausência, impedimentos temporários, renúncia, intervenção, liquidação judicial ou extrajudicial, falência, ou qualquer outro caso de vacância ou substituição do Agente Fiduciário, aplicam-se as seguintes regras:

a.	é facultado aos Debenturistas, após o encerramento da Oferta, proceder à substituição do Agente Fiduciário e à indicação de seu substituto, em AGD especialmente convocada para esse fim;

b.	caso o Agente Fiduciário não possa continuar a exercer as suas funções por circunstâncias supervenientes a esta Escritura, deverá comunicar imediatamente o fato aos Debenturistas, solicitando sua substituição e convocar AGD para esse fim;

c.	caso o Agente Fiduciário renuncie às suas funções, deverá permanecer no exercício de suas funções até que uma instituição substituta seja indicada pela Emissora e aprovada pela AGD e assuma efetivamente as suas funções;

d.	será realizada, dentro do prazo máximo de 30 (trinta) dias, contados do evento que a determinar, AGD, para a escolha do novo agente fiduciário, que poderá ser convocada pelo próprio Agente Fiduciário a ser substituído, pela Emissora, por Debenturistas representando, no mínimo, 10% (dez por cento) das Debêntures em circulação, ou pela CVM; na hipótese da convocação não ocorrer em até 15 (quinze) dias antes do término do prazo aqui previsto, caberá à Emissora realizá-la, sendo certo que a CVM poderá nomear substituto provisório enquanto não se consumar o processo de escolha do novo agente fiduciário;

e.	a substituição do Agente Fiduciário (a) está sujeita à comunicação prévia à CVM e à sua manifestação acerca do atendimento aos requisitos previstos na Instrução CVM 583; e (b) se em caráter permanente, deverá ser objeto de aditamento a esta Escritura;

f.	os pagamentos ao Agente Fiduciário substituído serão realizados observando-se a proporcionalidade ao período da efetiva prestação dos serviços;

g.	o agente fiduciário substituto fará jus à mesma remuneração percebida pelo anterior, caso (a) a Emissora não tenha concordado com o novo valor da remuneração do agente fiduciário proposto pela AGD a que se refere a alínea c acima; ou (b) a AGD a que se refere a alínea c acima não delibere sobre a matéria;

h.	o agente fiduciário substituto deverá, imediatamente após sua nomeação, comunicá-la à Emissora e aos Debenturistas nos termos das Cláusulas 4.16 e 11; e

i.	aplicam-se às hipóteses de substituição do Agente Fiduciário as normas e preceitos emanados da CVM.

9.4. Pelo desempenho dos deveres e atribuições que lhe competem, nos termos da lei e desta Escritura, o Agente Fiduciário, ou a instituição que vier a substituí-lo nessa qualidade:

a.	receberá uma remuneração:

i. de R$[•] ([•] reais) por ano, devida pela Emissora (sem prejuízo da Fiança), sendo a primeira parcela da remuneração devida no 5º (quinto) Dia Útil contado da data de celebração desta Escritura, e as demais, no mesmo dia dos anos subsequentes, até o vencimento da Emissão, ou enquanto o Agente Fiduciário representar os interesses dos Debenturistas;

ii. reajustada anualmente, desde a data de pagamento da primeira parcela, pela variação do IGPM, ou do índice que eventualmente o substitua, calculada pro rata temporis, se necessário;

iii. acrescida do Imposto Sobre Serviços de Qualquer Natureza – ISSQN, da Contribuição para o Programa de Integração Social – PIS, da Contribuição para o Financiamento da Seguridade Social – COFINS e de quaisquer outros tributos e despesas que venham a incidir sobre a remuneração devida ao Agente Fiduciário, nas alíquotas vigentes nas datas de cada pagamento, exceto pelo Imposto Sobre a Renda e Proventos de Qualquer Natureza – IR;

iv. devida até o vencimento, resgate ou cancelamento das Debêntures e mesmo após o seu vencimento, resgate ou cancelamento na hipótese de atuação do Agente Fiduciário na cobrança de eventuais inadimplências relativas às Debêntures não sanadas pela Emissora, casos em que a remuneração devida ao Agente Fiduciário será calculada proporcionalmente aos meses de atuação do Agente Fiduciário, com base no valor do item i acima, reajustado conforme o item ii acima;

v. acrescida, em caso de mora em seu pagamento, independentemente de aviso, notificação ou interpelação judicial ou extrajudicial, sobre os valores em atraso, de (i) juros de mora de 1% (um por cento) ao mês, calculados pro rata temporis desde a data de inadimplemento até a data do efetivo pagamento; (ii) multa moratória, irredutível e de natureza não compensatória, de 2% (dois por cento); e (iii) atualização monetária pelo IGPM, calculada pro rata temporis desde a data de inadimplemento até a data do efetivo pagamento; e

vi. realizada mediante depósito na conta corrente a ser indicada por escrito pelo Agente Fiduciário à Emissora, servindo o comprovante do depósito como prova de quitação do pagamento;

b.	será reembolsado pela Emissora (sem prejuízo da Fiança) por todas as despesas que comprovadamente incorrer para proteger os direitos e interesses dos Debenturistas ou para realizar seus créditos, no prazo de até 10 (dez) dias contados da data de entrega de cópia dos documentos comprobatórios neste sentido, desde que as despesas tenham sido, sempre que possível, previamente aprovadas pela Emissora, as quais serão consideradas aprovadas caso a Emissora não se manifeste no prazo de 5 (cinco) Dias Úteis contados da data de recebimento da respectiva solicitação pelo Agente Fiduciário, incluindo despesas com:

1. publicação de relatórios, editais de convocação, avisos, notificações e outros, conforme previsto nesta Escritura, e outras que vierem a ser exigidas por regulamentos aplicáveis;

2. extração de certidões;

3. transporte, viagens, alimentação e estadias, quando necessárias ao desempenho de suas funções nos termos desta Escritura;

4. despesas com fotocópias, digitalizações e envio de documentos;

5. despesas com contatos telefônicos e conferências telefônicas;

6. despesas com especialistas, tais como auditoria e fiscalização; e

7. contratação de assessoria jurídica aos Debenturistas;

c.	poderá, em caso de inadimplência da Emissora no pagamento das despesas a que se referem as alíneas “a” e “b” acima por um período superior a 30 (trinta) dias, solicitar aos Debenturistas adiantamento para o pagamento de despesas razoáveis com procedimentos legais, judiciais ou administrativos que o Agente Fiduciário venha a incorrer para resguardar os interesses dos Debenturistas, despesas estas que deverão ser, sempre que possível, previamente aprovadas e adiantadas pelos Debenturistas, na proporção de seus créditos, e posteriormente, ressarcidas pela Emissora (sem prejuízo da Fiança), sendo que as despesas a serem adiantadas pelos Debenturistas, na proporção de seus créditos, incluem os gastos com honorários advocatícios de terceiros, depósitos, custas e taxas judiciárias nas ações propostas pelo Agente Fiduciário ou decorrentes de ações contra ele propostas no exercício de sua função, ou ainda que lhe causem prejuízos ou riscos financeiros, enquanto representante da comunhão dos Debenturistas; as eventuais despesas, depósitos e custas judiciais decorrentes da sucumbência em ações judiciais serão igualmente suportadas pelos Debenturistas bem como sua remuneração, podendo o Agente Fiduciário solicitar garantia dos Debenturistas para cobertura do risco de sucumbência; e

d.	o crédito do Agente Fiduciário por despesas incorridas para proteger direitos e interesses ou realizar créditos dos Debenturistas que não tenha sido saldado na forma prevista na alínea c acima será acrescido à dívida da Emissora, tendo preferência sobre esta na ordem de pagamento.

9.5. Além de outros previstos em lei, na regulamentação da CVM e nesta Escritura, constituem deveres e atribuições do Agente Fiduciário:

a.	responsabilizar-se integralmente pelos serviços contratados, nos termos da legislação vigente;

b.	custear (a) todas as despesas decorrentes da execução dos seus serviços, incluindo todos os tributos, municipais, estaduais e federais, presentes ou futuros, devidos em decorrência da execução dos seus serviços, observado o disposto nesta Escritura; e (b) todos os encargos cíveis, trabalhistas e/ou previdenciários;

c.	proteger os direitos e interesses dos Debenturistas, empregando, no exercício da função, o cuidado e a diligência com que todo homem ativo e probo costuma empregar na administração de seus próprios bens;

d.	renunciar à função, na hipótese de superveniência de conflito de interesses ou de qualquer outra modalidade de inaptidão;

e.	conservar em boa guarda toda a escrituração, correspondência, demais papéis relacionados com o exercício de suas funções;

f.	verificar, no momento de aceitar a função, a veracidade das informações contidas nesta Escritura, diligenciando no sentido de que sejam sanadas as omissões, falhas ou defeitos de que tenha conhecimento;

g.	promover nos competentes órgãos, caso a Emissora não o faça, a inscrição e/ou o registro desta Escritura e as respectivas averbações de seus aditamentos, sanando as lacunas e irregularidades porventura neles existentes, sem prejuízo da configuração de inadimplemento de obrigação não pecuniária; neste caso, o oficial do registro notificará a administração da Emissora para que esta lhe forneça as indicações e documentos necessários;

h.	acompanhar a observância da periodicidade na prestação das informações obrigatórias, alertando os Debenturistas acerca de eventuais omissões ou inverdades constantes de tais informações;

i.	emitir parecer sobre a suficiência das informações constantes das propostas de modificações nas condições das Debêntures;

j.	solicitar, quando julgar necessário, para o fiel desempenho de suas funções, certidões atualizadas da Emissora, necessárias e pertinentes dos distribuidores cíveis, das varas de Fazenda Pública, cartórios de protesto, varas da Justiça do Trabalho, Procuradoria da Fazenda Pública, ou de distribuidores criminais, conforme o caso, onde se localiza a sede do estabelecimento principal da Emissora;

k.	solicitar, quando considerar necessário, auditoria extraordinária na Emissora, às expensas desta;

l.	convocar, quando necessário, AGD nos termos desta Escritura;

m.	comparecer às AGDs a fim de prestar as informações que lhe forem solicitadas;

n.	elaborar, no prazo legal, relatório anual destinado aos Debenturistas, nos termos do artigo 68, parágrafo 1º, alínea (b), da Lei das Sociedades por Ações, que deverá conter, ao menos, as informações abaixo, devendo, para tanto, a Emissora enviar todas as informações financeiras, atos societários e organograma do grupo societário da Emissora (que deverá conter os controladores, as controladas, as sociedades sob controle comum, as coligadas, e os integrantes de bloco de controle) e demais informações necessárias à realização do relatório que venham a ser solicitados pelo Agente Fiduciário, os quais deverão ser devidamente encaminhados no prazo de até 30 (trinta) dias antes do encerramento do prazo para disponibilização do relatório:

i.	eventual omissão ou inverdade, de que tenha conhecimento, contida nas informações divulgadas pela Emissora, ou, ainda, o inadimplemento ou atraso na obrigatória prestação de informações pela Emissora;

ii.	alterações estatutárias da Emissora ocorridas no período;

iii.	comentários sobre as demonstrações financeiras da Emissora, com enfoque nos indicadores econômicos, financeiros e de estrutura de capital da Emissora;

iv.	posição da Oferta ou colocação das Debêntures no mercado;

v.	resgate, amortização, repactuação e pagamentos de Remuneração realizados no período, bem como aquisições e vendas de Debêntures realizadas pela Emissora;

vi.	acompanhamento da destinação dos recursos captados por meio das Debêntures, de acordo com os dados obtidos com os administradores da Emissora;

vii.	relação dos bens e valores eventualmente entregues à sua administração;

viii.	cumprimento das demais obrigações assumidas pela Emissora nos termos desta Escritura;

ix.	existência de outras emissões de debêntures, públicas ou privadas, realizadas pela própria Emissora e/ou por sociedade coligada, controlada, controladora ou integrante do mesmo grupo da Emissora em que tenha atuado como agente fiduciário no período, bem como os dados sobre tais emissões previstos no Anexo 15, artigo 1°, inciso XI, alíneas (a) a (f), da Instrução CVM 583; e

x.	declaração sobre sua aptidão para continuar exercendo a função de agente fiduciário;

o.	disponibilizar o relatório a que se refere alínea n acima no prazo máximo de 4 (quatro) meses contados do encerramento de cada exercício social da Emissora, ao menos na sede da Emissora, no escritório do Agente Fiduciário, na CVM, na CETIP e na sede do Coordenador Líder;

p.	publicar, às expensas da Emissora (sem prejuízo da Fiança), nos termos desta Escritura, anúncio comunicando aos Debenturistas que o relatório a que se refere a alínea n acima encontra-se à disposição nos locais indicados na alínea o acima;

q.	manter atualizada a relação dos Debenturistas e seus endereços, mediante, inclusive, gestões perante a Emissora, o Escriturador, o Banco Liquidante e a CETIP, sendo que, para fins de atendimento ao disposto neste inciso, a Emissora e os Debenturistas, assim que estes subscreverem, integralizarem ou adquirirem as Debêntures, expressamente autorizam, desde já, o Escriturador, o Banco Liquidante e a CETIP a atenderem quaisquer solicitações realizadas pelo Agente Fiduciário, inclusive referente à divulgação, a qualquer momento, da posição de Debêntures, e seus respectivos Debenturistas;

r.	coordenar o sorteio das Debêntures a serem resgatadas nos casos previstos nesta Escritura, se aplicável;

s.	fiscalizar o cumprimento das cláusulas constantes desta Escritura, inclusive daquelas impositivas de obrigações de fazer e de não fazer;

t.	notificar os Debenturistas, se possível individualmente, ou, caso não seja possível, nos termos desta Escritura, no prazo de até 5 (cinco) Dias Úteis contados da data em que o Agente Fiduciário tomou conhecimento, de qualquer inadimplemento, pela Emissora, de qualquer obrigação prevista nesta Escritura, indicando o local em que fornecerá aos interessados maiores esclarecimentos, sendo que comunicação de igual teor deve ser enviada à Emissora, à CVM e à CETIP;

u.	divulgar as informações referidas na alínea n acima, inciso ix, em sua página na Internet tão logo delas tenha conhecimento; e

v.	divulgar aos Debenturistas e demais participantes do mercado, em sua página na Internet e/ou em sua central de atendimento, em cada Dia Útil, o saldo devedor unitário das Debêntures, calculado pela Emissora em conjunto com o Agente Fiduciário.

9.6. No caso de inadimplemento pela Emissora de qualquer de suas obrigações previstas nesta Escritura conforme aplicável, deverá o Agente Fiduciário usar de toda e qualquer ação para proteger direitos ou defender interesses dos Debenturistas, devendo para tanto:

a.	declarar, observadas as condições desta Escritura, antecipadamente vencidas as obrigações decorrentes das Debêntures, e cobrar seu principal e acessórios;

b.	requerer a falência da Emissora, se não existirem garantias reais;

c.	tomar quaisquer outras providências necessárias para que os Debenturistas realizem seus créditos; e

d.	representar os Debenturistas em processo de falência, insolvência (conforme aplicável), recuperação judicial, recuperação extrajudicial ou, se aplicável, intervenção ou liquidação extrajudicial da Emissora.

9.6.1. O Agente Fiduciário somente se eximirá da responsabilidade pela não adoção das medidas contempladas na Cláusula v acima, se, convocada a AGD, esta assim o autorizar por deliberação dos Debenturistas, respeitado o quórum aplicável. Na hipótese da Cláusula 9.6, inciso d, será suficiente a deliberação da maioria das Debêntures em circulação.

9.7. O Agente Fiduciário não será obrigado a realizar qualquer verificação de veracidade de qualquer documento ou registro que considere autêntico e que lhe tenha sido encaminhado pela Emissora ou por terceiros a seu pedido, para se basear nas suas decisões, e não será responsável pela elaboração desses documentos, que permanecerão sob obrigação legal e regulamentar da Emissora elaborá-los, nos termos da legislação aplicável.

9.8. O Agente Fiduciário não emitirá qualquer tipo de opinião ou fará qualquer juízo sobre orientação acerca de qualquer fato da Emissão que seja de competência de definição pelos Debenturistas, nos termos da Cláusula 10 abaixo, obrigando-se, tão-somente, a agir em conformidade com as instruções que lhe foram transmitidas pelos Debenturistas, nos termos da Cláusula 10 abaixo, e de acordo com as atribuições que lhe são conferidas por lei, pela Cláusula 9.5 acima e pelas demais disposições desta Escritura. Nesse sentido, o Agente Fiduciário não possui qualquer responsabilidade sobre o resultado ou sobre os efeitos jurídicos decorrentes do estrito cumprimento das orientações dos Debenturistas que lhe forem transmitidas conforme definidas pelos Debenturistas, nos termos da Cláusula 10 abaixo, e reproduzidas perante a Emissora.

9.9. A atuação do Agente Fiduciário limita-se ao escopo da Instrução CVM 583, dos artigos aplicáveis da Lei das Sociedades por Ações e desta Escritura, estando o Agente Fiduciário isento, sob qualquer forma ou pretexto, de qualquer responsabilidade adicional que não tenha decorrido das disposições legais e regulamentares aplicáveis ou desta Escritura.

CLÁUSULA X – ASSEMBLEIA GERAL DE DEBENTURISTAS

10.1. Os Debenturistas poderão, a qualquer tempo, reunir-se em AGD, de acordo com o disposto no artigo 71 da Lei das Sociedades Anônimas, para deliberar sobre matéria de interesse da comunhão dos titulares de Debêntures.

10.1.1 Aplica-se à AGD, no que couber, o disposto na Lei das Sociedades Anônimas sobre assembleia geral de acionistas.

10.2. Convocação e Instalação. A AGD poderá ser convocada (a) pela Emissora; (b) pelo Agente Fiduciário ou (c) por Debenturistas que representem, no mínimo, 10% (dez por cento) das Debêntures.

10.2.1. A convocação da AGD se dará mediante anúncio publicado pelo menos 3 (três) vezes nos jornais indicados nesta Escritura, respeitadas outras regras relacionadas à publicação de anúncio de convocação de assembleias gerais constantes da Lei das Sociedades por Ações, da regulamentação aplicável e desta Escritura.

10.2.2. As AGDs deverão ser realizadas em prazo mínimo de 8 (oito) dias contados da data da primeira publicação da convocação. Qualquer AGD em segunda convocação somente poderá ser realizada em, no mínimo, 5 (cinco) dias após a data da publicação do novo edital de convocação.

10.2.3. Independentemente das formalidades previstas na legislação aplicável e nesta Escritura, será considerada regular a AGD a que comparecerem os titulares de todas as Debêntures em circulação.

10.2.4. A AGD se instalará, em primeira convocação, com a presença de titulares de, no mínimo, metade das Debêntures em circulação e, em segunda convocação, com qualquer quórum.

10.2.5. Na hipótese de os Debenturistas não comparecerem em primeira convocação em AGD, será obrigatória a realização de nova convocação, sendo certo que a falta de quórum em segunda convocação, conforme previsto na Cláusula 10.2.4 acima, ou a abstenção, não serão considerados como veto dos Debenturistas às deliberações do item 10.4.5 abaixo.

10.3. Mesa Diretora A presidência da AGD caberá ao Debenturista eleito pela maioria dos titulares das Debêntures ali presentes, ficando a critério do presidente indicar o secretário da AGD.

10.4. Quórum de Deliberação Nas deliberações da AGD, a cada Debênture em circulação caberá um voto, admitida a constituição de mandatário, Debenturista ou não.

10.4.1. Para efeito da constituição de todos os quóruns de instalação e/ou deliberação de qualquer AGD previstos nesta Escritura, não se deve considerar as Debêntures: (i) mantidas em tesouraria pela Emissora; ou (ii) de titularidade de: (a) empresas controladas pela Emissora, e (b) administradores da Emissora, incluindo, mas não se limitando a, pessoas direta ou indiretamente relacionadas a qualquer das pessoas anteriormente mencionadas, incluindo seus cônjuges, companheiros ou parentes até o 2º (segundo) grau.

10.4.2. Sem prejuízo dos quóruns específicos estabelecidos nesta Escritura e na legislação aplicável, as deliberações das AGDs dependerão da aprovação de Debenturistas titulares de, no mínimo, 2/3 (dois terços) das Debêntures em circulação, exceto para alteração para Cláusula 11.7 que dependerão da aprovação de Debenturistas titulares de 90% (noventa) por cento e quando de outra forma prevista nesta Escritura.

10.4.3. Será facultada a presença dos representantes legais da Emissora nas Assembleias Gerais de Debenturistas, sendo certo que os Debenturistas poderão discutir e deliberar sem a presença destes, caso desejarem.

10.4.4. Aplica-se às AGD, no que couber, o disposto na Lei 6.404/76, sobre as assembleias gerais de acionistas. Em qualquer hipótese, toda e qualquer AGD deverá ser realizada sempre dentro do horário comercial e, de preferência, na sede da Emissora, sendo admitida a realização de AGD em outro local.

10.4.5. As deliberações tomadas pelos Debenturistas, em AGDs, no âmbito de sua competência legal, observados os quóruns nesta Escritura, vincularão a Emissora e obrigarão todos os titulares de Debêntures em circulação, independentemente de terem comparecido à AGDs ou do voto proferido nas respectivas AGDs.

10.5 O Agente Fiduciário deverá comparecer às assembleias gerais de Debenturistas e prestar aos Debenturistas as informações que lhe forem solicitadas.

CLÁUSULA XI – DECLARAÇÕES DA EMISSORA

11. A Emissora declara e garante ao Agente Fiduciário, na data da assinatura desta Escritura, que:

(i)	é uma sociedade anônima de [capital aberto], devidamente constituída, com existência válida e em situação regular segundo as leis da República Federativa do Brasil;

(ii)	está devidamente autorizada pelos seus órgãos societários competentes a realizar a Emissão, a celebrar a presente Escritura, a emitir as Debêntures e a cumprir suas obrigações previstas nesta Escritura e nos demais documentos relativos à Emissão, tendo sido satisfeitos todos os requisitos legais e estatutários necessários para tanto;

(iii)	esta Escritura, as obrigações aqui assumidas e as declarações prestadas pela Emissora nos termos do artigo 10 da Instrução CVM 476 constituem obrigações legais, válidas, vinculantes e exigíveis da Emissora, exequíveis de acordo com seus termos e condições;

(iv)	a celebração desta Escritura e a Emissão não infringem qualquer disposição legal ou estatutária, ou qualquer contrato ou instrumento que vincule ou afete a Emissora, nem irão resultar em:

(a)	vencimento antecipado de qualquer obrigação estabelecida em qualquer destes contratos ou instrumentos;

(b)	criação de qualquer ônus sobre qualquer de seus ativos ou bens; ou

(c)	rescisão de qualquer desses contratos ou instrumentos;

(v)	excepcionadas as autorizações previstas no item (ii) acima, não é necessário qualquer registro, consentimento, autorização, aprovação, licença, ordem de, ou qualificação junto a qualquer autoridade governamental ou órgão regulatório exigido para o cumprimento pela Emissora de suas obrigações nos termos da presente Escritura, ou para a realização da Emissão, exceto pelo disposto a seguir: (a) arquivamento desta Escritura na JUCERJA; (b) registro desta Escritura nos Cartórios de RTD; e (c) depósito das Debêntures junto à B3 para distribuição e negociação no MDA e no CETIP21;

(vi)	está em conformidade ambiental, com autorizações e licenças válidas e com todos os processos de licenciamento corretivo protocolizados, atendendo ou adotando todas as providências necessárias para o atendimento, dentro dos respectivos prazos regulamentares ou estabelecidos pelas autoridades competentes, das exigências das autoridades federais, estaduais e municipais para o exercício de suas atividades, exceto no que se referir a autorizações e licenças cuja perda, revogação ou cancelamento não resulte em impacto material adverso para suas atividades ou situação financeira, e desde que, no prazo de 30 (trinta) dias a contar de tal perda, revogação ou cancelamento, a Emissora comprove a existência de provimento judicial autorizando a regular a continuidade de suas atividades até a renovação ou obtenção da referida licença ou autorização;

(vii)	sem prejuízo do disposto no item (vi) acima, obteve todas as autorizações e as licenças ambientais necessárias à implantação dos empreendimentos que está desenvolvendo;

(viii)	está cumprindo as leis, regulamentos, normas administrativas e determinações dos órgãos governamentais, autarquias, juízos ou tribunais, aplicáveis à condução de seus negócios e necessárias para a execução de seu objeto social, incluindo, mas sem limitação a legislação e regulamentação relacionadas à saúde e segurança ocupacional e ao meio ambiente, exceto com relação àquelas leis e regulamentos que estejam sendo contestados de boa-fé pela Emissora ou para as quais a Emissora possua provimento jurisdicional ou administrativo vigente determinando sua não aplicabilidade, bem como declara que suas atividades não incentiva a prostituição, tampouco utiliza ou incentiva mão-de-obra infantil e/ou em condição análoga à de escravo ou de qualquer forma infringe direitos dos silvícolas, em especial, mas não se limitando, ao direito sobre as áreas de ocupação indígena, assim declaradas pela autoridade competente (“Legislação Socioambiental”) e que a utilização dos valores objeto da Emissão não implicará na violação da Legislação Socioambiental;

(ix)	suas demonstrações financeiras relativas aos exercícios financeiros encerrados em 31 de dezembro de 2016, 31 de dezembro de 2015 e 31 de dezembro de 2014, representam corretamente sua posição patrimonial e financeira nas datas a que se referem e foram devidamente elaboradas em conformidade com os princípios contábeis vigentes nos períodos a que se referem, os quais foram aplicados de maneira consistente nos períodos envolvidos. Desde 30 de setembro de 2017 não houve nenhum impacto material adverso na situação financeira e nos resultados operacionais em questão, não houve qualquer operação envolvendo a Emissora, fora do curso normal de seus negócios e que seja relevante para a Emissora, e não houve aumento substancial do endividamento da Emissora;

(x)	não tem conhecimento da existência de qualquer ação judicial, procedimento administrativo ou arbitral, inquérito ou outro tipo de investigação governamental que possa vir a lhe causar impacto material adverso que não sejam aqueles relatados nas suas demonstrações financeiras e em seu Formulário de Referência;

(xi)	mantém e manterá em vigor toda a estrutura de contratos e demais acordos existentes necessários para lhe assegurar a manutenção das suas condições de operação e funcionamento, inclusive por meio da transferência de tais contratos e acordos às suas subsidiárias;

(xii)	não omitiu, ou omitirá, nenhum fato, de qualquer natureza, que seja de seu conhecimento e que possa resultar em alteração substancial na situação econômico-financeira ou jurídica da Emissora em prejuízo dos Debenturistas;

(xiii)	os representantes legais que assinam esta Escritura têm poderes estatutários e/ou delegados para assumir, em seu nome, as obrigações ora estabelecidas e, sendo mandatários, tiveram os poderes legitimamente outorgados, estando os respectivos mandatos em pleno vigor e efeito;

(xiv)	as informações e declarações prestadas são verdadeiras, corretas, completas e suficientes para a tomada de decisão do investidor;

(xv)	cumpre e determina o cumprimento, com relação ao Público Alvo Emissora, das Leis Anticorrupção, na medida em que a Emissora: (a) mantém políticas e procedimentos internos que orientam e disciplinam o cumprimento das Leis Anticorrupção; (b) dá pleno conhecimento das Leis Anticorrupção ao Público Alvo Emissora e a todos os profissionais que venham a se relacionar com a Emissora, previamente ao início de sua atuação no âmbito destas Debêntures; (c) não aceita a prática e a ocultação de atos de fraude e de corrupção, em todas as suas formas, inclusive, suborno, extorsão, propina e lavagem de dinheiro; (d) promove a apuração das suspeitas e denúncias de tais atos e aplica, de forma rigorosa, os procedimentos disciplinares previstos nas suas normas internas e nas Leis Anticorrupção, conforme aplicáveis; (e) abstém-se de praticar atos de corrupção e de agir de forma lesiva à administração pública, nacional e estrangeira, no seu interesse ou para seu benefício, exclusivo ou não; e (f) tem conhecimento de que a violação das Leis Anticorrupção poderá ensejar a sua responsabilização objetiva, nos termos das Leis Anticorrupção;

(xvi)	possui todas as concessões, licenças, permissões, alvarás e autorizações, expedidas por todas as autoridades competentes, que sejam necessárias para conduzir seu negócio; e não recebeu nenhuma notificação relacionada à revogação ou à modificação de qualquer concessão, licença, permissão, alvará ou autorização que, conjunta ou individualmente, se for objeto de uma decisão, determinação ou sentença contrária, teria o efeito de causar um prejuízo relevante e objetivamente apurável sobre a Emissora.

CLÁUSULA XII – DISPOSIÇÕES GERAIS

12.1. Comunicações. As comunicações a serem enviadas para a Emissora nos termos desta Escritura deverão ser encaminhadas para o seguinte endereço:

Para a Emissora:

Oi S.A. – Em Recuperação Judicial

Rua Humberto de Campos, 425 – 8º andar

CEP: 22430-190, Rio de Janeiro – RJ

At.: Sr. [•]

Tel.: 55 21 [•]

E-mail: [•]

Telemar Norte Leste S.A. – Em Recuperação Judicial

Rua Humberto de Campos, 425 – 8º andar

CEP: 22430-190, Rio de Janeiro – RJ

At.: Sr. [•]

Tel.: [•]

E-mail: [•]

Oi Móvel S.A. – Em Recuperação Judicial

Rua Humberto de Campos, 425 – 8º andar

CEP: 22430-190, Rio de Janeiro – RJ

At.: Sr. [•]

Tel.: [•]

E-mail: [•]

Para o Agente Fiduciário:

[Nome]

[endereço]

CEP: [•], Rio de Janeiro – RJ

At.: Sr. [•]

Tel.: 55 21 [•]

12.1.1. As comunicações a serem enviadas para a Emissora ou para o Agente Fiduciário nos termos desta Escritura, se feitas por fac-símile ou correio eletrônico serão consideradas recebidas na data de seu envio, desde que seu recebimento seja confirmado através de indicativo (recibo emitido pela máquina utilizada pelo remetente, mediante confirmação por telefone), devendo os respectivos originais serem encaminhados até 5 Dias Úteis após o envio da mensagem; se feitas por correspondência, as comunicações serão consideradas entregues quando recebidas sob protocolo ou com “aviso de recebimento” expedido pelo Correio ou por telegrama.

12.1.2. As comunicações serão consideradas entregues quando recebidas sob protocolo ou com “aviso de recebimento” expedido pela Empresa Brasileira de Correios, por fax ou por telegrama nos endereços acima. As comunicações feitas por fac-símile ou correio eletrônico serão consideradas recebidas na data de seu envio, desde que seu recebimento seja confirmado por meio de indicativo (recibo emitido pela máquina utilizada pelo remetente). A mudança do endereço da Emissora deverá ser comunicada ao Agente Fiduciário.

12.2. Lei Aplicável. Esta Escritura será interpretada e regida pelas leis do Brasil.

12.3. Título Executivo Extrajudicial. Esta Escritura e as Debêntures constituem títulos executivos extrajudiciais nos termos dos incisos I e II do artigo 784 da Lei nº 13.105, de 16 de março de 2015 (Código de Processo Civil).

12.4. Irrevogabilidade; Sucessores. A presente Escritura é firmada em caráter irrevogável e irretratável, obrigando a Emissora e os Debenturistas por si, seus herdeiros e sucessores.

12.5. Independência das Disposições da Escritura. Caso qualquer das disposições desta Escritura venha a ser julgada ilegal, inválida ou ineficaz, prevalecerão todas as demais disposições não afetadas por tal julgamento, comprometendo-se a Emissora e os Debenturistas, em boa-fé, a substituírem a disposição afetada por outra que, na medida do possível, produza o mesmo efeito.

12.6. Renúncia de Direitos. Não se presume a renúncia a qualquer dos direitos decorrentes desta Escritura. A tolerância, implícita ou expressa, por parte dos Debenturistas, com o atraso ou com o descumprimento de qualquer obrigação por parte da Emissora não implica em novação.

12.7. Cessão das Debêntures. Mediante notificação à Emissora de acordo com o Código Civil, essa Escritura, quaisquer reinvindicações no âmbito dessa Escritura e quaisquer direitos legais, equitativos ou quaisquer outros interesses econômicos previstos nesta Escritura ou dela decorrentes poderão ser transferidos, cedidos, contribuídos, disponibilizados ou de outra forma alienados (no todo ou em parte), incluindo, mas não se limitando, a título de sub-participação ou desconto de tal Escritura, de forma a alterar seu beneficiário final desde que observados (o Código de Ética do Grupo Oi disponível nesta data no endereço http://ri.oi.com.br..

12.8. Resolução de Disputas. Fica eleito, como foro competente para dirimir qualquer controvérsia oriunda desta Escritura, o foro da cidade do Rio de Janeiro, com renúncia expressa a qualquer outro, por mais especial ou privilegiado que possa ser.

12.9 Definições. Os termos definidos nesta Escritura, que não estiverem expressamente definidos nas Cláusulas constantes desta Escritura, terão o significado abaixo:

“Ativo Total Consolidado” significa o valor total dos ativos consolidados da Oi, conforme definido como “Ativo total” no balanço consolidado da Oi, no final do trimestre fiscal concluído mais recentemente ou período anual completo para o qual estão disponíveis demonstrações financeiras publicadas pela Oi.

“Caixa e Equivalentes de Caixa” significa a soma do caixa, equivalente de caixa e aplicações financeiras registradas no ativo circulante e no ativo não circulante do balanço consolidado da Oi.

“CAPEX” significa investimentos realizados para adquirir bens físicos ou serviços que vão expandir a capacidade da Oi (consolidando suas controladas) de gerar lucro. É a sigla da expressão inglês “capital expenditure”.

“Contratos de Hedge” significa as obrigações de acordo com qualquer contrato relativo a qualquer swap, opção, operações de mercado futuro, operação de índice, operação de moedas, operação de opção de compra de taxas de juros, operação de opção de venda de taxas de juros, ou qualquer outra operação semelhante, em cada caso, para fins de hedge ou limite contra a inflação brasileira, taxas de juros, moeda ou flutuações de preço de commodities.

“Controlada” significa, qualquer outra pessoa jurídica em que mais de 50% (cinquenta por cento) das ações com direito a voto em circulação seja direta ou indiretamente detida por tal Pessoa e uma ou mais de suas Controladas (ou uma combinação das mesmas).

“Controlada de Gestão de Recebíveis” significa uma Controlada integral da Emissora (ou qualquer outra empresa na qual a Emissora ou qualquer Controlada Relevante faça um investimento e para a qual a Emissora ou uma ou mais das suas Controladas Relevantes transfira recebíveis ou ativos relacionados) que não desempenha nenhuma atividade exceto em conexão com o financiamento de recebíveis, que é designada pela Emissora como uma Controlada de Gestão de Recebíveis, e que satisfaz as seguintes condições:

(1)	nenhuma parcela do Endividamento ou de quaisquer outras obrigações (contingentes ou de outra forma) (A) é Garantida pela Emissora ou qualquer outra Controlada Relevante que não seja uma Controlada de Recebíveis (excluindo garantias de obrigações (exceto o principal do Endividamento e juros sobre o mesmo) nos termos de Obrigações de Securitização Padrão), (B) é recurso para ou obriga a Emissora ou qualquer outra Controlada Relevante (que não seja uma Controlada de Recebíveis) de qualquer forma exceto nos termos das Obrigações de Securitização Padrão, ou (C) sujeita qualquer propriedade ou ativo da Emissora ou de qualquer outra Controlada Relevante (que não seja uma Controlada de Gestão de Recebíveis), direta ou indiretamente, de forma contingente ou de outra forma, para a satisfação da mesma, exceto nos termos das Obrigações de Securitização Padrão;

(2)	nem a Emissora nem qualquer outra Controlada Relevante (que não seja uma Controlada de Gestão de Recebíveis) tem qualquer contrato, acordo, arranjo ou entendimento relevantes (exceto Obrigações de Securitização Padrão) com a Controlada de Recebíveis; e

(3)	nem a Emissora nem qualquer outra Controlada Relevante (que não seja uma Controlada de Gestão de Recebíveis) tem para com a Controlada de Recebíveis qualquer obrigação de manter ou preservar a condição financeira de tal pessoa jurídica ou de fazer com que tal pessoa jurídica atinja certos níveis de resultados operacionais.

“Controlada Relevante” significa qualquer uma das Recuperandas.

“Data de Integralização” significa a data na qual as debêntures forem integralizadas, isto é, em [•].

“Despesas Financeiras Consolidadas” significa, em qualquer período, sem duplicação, a soma da despesa consolidada com juros da Oi S.A – Em Recuperação Judicial pelo Período de Quatro Trimestres sobre qualquer uma das suas dívidas contraídas por meio de empréstimo pagáveis em dinheiro (pagas ou capitalizadas) na medida em que tal despesa foi deduzida (e não novamente adicionada) no cálculo do resultado operacional consolidado.

“Dia Útil”: Significa qualquer dia aonde haja expediente bancário na cidade do Rio de Janeiro.

“Dívida Consolidada Total” significa o Endividamento consolidado da Oi.

“EBITDA” significa, para os 4 (quatro) últimos e consecutivos trimestres fiscais da Emissora, cada qual um “período contábil”, o somatório (sem qualquer duplicidade) (i) do resultado antes dos tributos sobre o lucro consolidado para determinado período contábil (ajustado pelos ganhos ou perdas extraordinários); (ii) dos seguintes fatores deduzidos para fins de determinação do resultado antes dos tributos sobre o lucro: (1) depreciação e amortização consolidados ocorridos naquele mesmo período contábil; (2) Despesas Financeiras Consolidadas deduzidas das receitas financeiras consolidadas. Representa o EBITDA de rotina, conforme apresentado no relatório da administração contido nas demonstrações financeiras consolidadas da Oi.

“Endividamento” significa o somatório do saldo de empréstimos e financiamentos, de debêntures, de notas promissórias (commercial papers) e de títulos emitidos no mercado internacional (bonds, eurobonds), registrados no passivo (circulante e não circulante), bem como do saldo de instrumentos derivativos registrados no ativo ou passivo (circulante e não circulante) do balanço consolidado da Oi. Para evitar dúvidas, “Endividamento” não incluirá quaisquer obrigações devidas com relação ao “Programa de Recuperação Fiscal—REFIS,” ao “Programa Especial de Parcelamento de Impostos—REFIS Estadual” e ao “Programa de Parcelamento Especial—PAES”, qualquer outro acordo de pagamento de tributo firmado com qualquer entidade governamental brasileira, bem como quaisquer obrigações de pagamento para com agências reguladoras e/ou qualquer outro acordo de pagamento que seja devido a qualquer credor que, antes da Data de Homologação da Recuperação Judicial, não fosse considerado no cálculo de Endividamento.

“Gravame” significa hipoteca, penhor, direitos de garantia, oneração, gravame ou cobrança de qualquer tipo (incluindo, sem qualquer limitação, qualquer condição de venda ou outro contrato de reserva de propriedade ou arrendamento ou qualquer contrato a dar qualquer direito de garantia).

Grupo Oi significa a Emissora e suas Controladas.

“Índice de Cobertura do Serviço da Dívida” significa a soma dos juros da Dívida Consolidada Total pagos nos 4 (quatro) últimos e consecutivos trimestres fiscais. Estão excluídas neste cálculo as variações cambiais e monetárias sobre dívidas e caixas e, por fim, as despesas oriundas de provisões, que não tiveram impacto no fluxo de caixa da Emissora, mas apenas registro contábil.

“Obrigações de Securitização Padrão” significa declarações, garantias, obrigações e indenizações celebradas pela Emissora ou qualquer Controlada Relevante que sejam razoavelmente normais na securitização de operações de recebíveis.

“Operação de Recebíveis Qualificada” significa qualquer operação ou série de operações que podem ser celebradas pela Emissora ou por qualquer Controlada Relevante nos termos da qual a Emissora ou qualquer Controlada Relevante pode vender, transmitir ou de outra forma transferir para (a) uma Controlada de Gestão Recebíveis (no caso de uma transferência pela Emissora ou qualquer Controlada Relevante), ou (b) qualquer outra Pessoa (no caso de uma transferência por uma Controlada de Gestão Recebíveis), ou pode transferir uma participação indivisível em, ou pode conceder um direito de garantia em, qualquer Recebível (existente agora ou que surja no futuro) da Emissora ou de qualquer Controlada Relevante e qualquer ativo relativo à mesma, incluindo, entre outros, todas as garantias que afiancem tais recebíveis, todos os contratos e todas as garantias e outras obrigações relativas às contas a receber, rendimentos de tais recebíveis e outros ativos que sejam normalmente transferidos, ou em relação aos quais sejam normalmente concedidos direitos de garantia, em conexão com operações de securitização de ativos envolvendo recebíveis.

“OPEX” significa o resultado dos custos contínuos que uma empresa tem para se manter funcionando. É a sigla da expressão inglês “operational expenditure”.

“Pessoa” significa um indivíduo, parceria, sociedade anônima, sociedade limitada, business trust, empresa de economia mista, trust, associação, joint venture ou qualquer nação ou governo, qualquer estado, província ou outra subdivisão política nesse sentido, qualquer banco central (ou autoridade regulatória e monetária similar) nesse sentido, e qualquer entidade exercendo funções executivas, legislativas, judiciais, regulatórias ou administrativas ou relativo ao governo.

“Plano de Recuperação Judicial” significa o plano de recuperação judicial homologado pela 7ª Vara Empresarial da Comarca da Capital do Estado do Rio de Janeiro em [•], conforme venha a ser alterado ou modificado de tempos em tempos de acordo com seus termos, estabelecendo os termos e condições para a reestruturação da dívida da Emissora e de seis das suas Controladas Integrais (as “Recuperandas”), e estabelecendo ações a serem adotadas pelas Recuperandas para superar os problemas financeiros das Recuperandas e garantir sua continuidade como empresas em atividade, incluindo, entre outros, (1) a reestruturação e equilíbrio de seu passivo; (2) ações durante a recuperação judicial criadas para obter novos fundos; e (3) a venda potencial de ativo imobilizado.

“Princípios Contábeis Brasileiros (Brazilian GAAP)” significa, conforme definido pela Emissora de tempos em tempos (1) princípios contábeis geralmente aceitos adotados no Brasil, determinados de acordo com a lei das sociedades anônimas, as leis emitidas pelas autoridades competentes, inclusive a CVM e as análises técnicas emitidas pelo Instituto Brasileiro de Contabilidade; ou (ii) Normas Internacionais de Contabilidade (International Financial Reporting Standards) conforme adotadas pelo Conselho de Normas Internacionais de Contabilidade (International Accounting Standards Board), em cada caso, conforme em vigor de tempos em tempos e aplicadas de forma consistente.

“Recebível” significa um direito de receber pagamento resultante de uma venda ou arrendamento de bens ou da execução de serviços no alguém é obrigado a pagar por bens ou serviços de acordo com termos que permitam a compra de tais bens e serviços a crédito, incluindo, entre outros, quaisquer itens de propriedade que seriam classificados como “conta”, “papel mobiliário”, “pagamento intangível” ou “instrumento” de acordo com o Código Comercial Uniforme e quaisquer obrigações de apoio.

“Serviço da Dívida” significa a soma dos juros da Dívida Consolidada Total pagos nos 4 (quatro) últimos e consecutivos trimestres fiscais. Estão excluídas deste cálculo as variações cambiais e monetárias sobre dívidas e caixa e, por fim, as despesas oriundas de provisões, que não tiveram impacto no fluxo de caixa consolidado, mas apenas registro contábil.

“Valor/Preço Justo de Mercado” significa, com relação a qualquer ativo, o preço (que, para evitar dúvidas, levará em conta qualquer passivo associado com ativo relacionado) que seria pago por um comprador disposto para um vendedor disposto não afiliado em uma operação comercial que não envolva sequestro de bens ou coação de qualquer parte, determinado em boa-fé pelo Conselho de Administração da Emissora (salvo se estabelecido de outra forma na Escritura).

“Venda de Ativos” significa qualquer venda, transmissão, locação, transferência por meio de cisão ou de qualquer outra forma ou outra alienação (ou uma série de vendas, locações, transferências ou alienações relacionadas) pela Emissora ou por qualquer Controlada Relevante, incluindo qualquer alienação por meio de incorporação, consolidação ou operação semelhante (cada qual designada, para os fins desta definição, como “alienação”), de:

(1)	quaisquer ações do capital social da Emissora ou de qualquer Controlada Relevante (a não ser ações qualificadas de conselheiros ou ações que, conforme exigido pela lei aplicável, tenham de ser mantidas por uma Pessoa que não seja a Emissora ou uma Controlada Relevante);

(2)	todos ou substancialmente todos os ativos de qualquer divisão ou linha de negócio da Emissora ou de qualquer Controlada Relevante; ou

(3)	qualquer outra propriedade ou ativos da Emissora ou de qualquer Controlada Relevante fora do curso normal do negócio da Emissora ou dessa Controlada Relevante.

Não obstante o disposto acima, as operações a seguir não serão consideradas Vendas de Ativos:

(1)	alienação por uma Controlada para a Emissora ou pela Emissora para uma Controlada ou entre Controladas;

(2)	a venda de bens ou equipamento que, mediante determinação razoável da Emissora, estejam desgastados, obsoletos, antieconômicos ou danificados ou de outra forma impróprios para uso com relação ao negócio da Emissora ou de qualquer Controlada Relevante;

(3)	a alienação de todos ou substancialmente todos os ativos da Emissora de uma maneira permitida segundo a obrigação descrita acima sob o título “– Restrição a Reorganizações Societárias” nos termos da Escritura;

(4)	(i) alienações de bens, na medida em que esses sejam permutados por crédito contra o preço de compra do bem substituto semelhante que seja prontamente comprado, (ii) alienações de bens, na medida em que o produto dessa alienação seja prontamente aplicado no preço de compra do bem substituto (bem substituto esse que seja efetiva e prontamente comprado), e (iii) qualquer permuta por bem semelhante para uso em um negócio, ou os negócios, conduzidos (ou propostos a serem conduzidos) pela Emissora (ou qualquer Controlada na Data de Emissão), bem como quaisquer outros negócios razoavelmente relacionados, auxiliares ou complementares ao referido e qualquer prorrogação ou evolução de qualquer um dos precedentes, incluindo, entre outros, quaisquer negócios relacionados às telecomunicações, tecnologia ou transmissão da informação ou serviços e produtos de conteúdo de mídia;

(5)	participações societárias de uma Controlada da Emissora para a Emissora ou da Emissora para uma de suas Controladas;

(6)	vendas, locações, sublocações ou outras alienações de produtos, serviços, equipamentos, estoque, contas a receber ou outros ativos no curso normal do negócio;

(7)	pagamento de dividendos, retorno de capital e outras distribuições que não violem a obrigação descrita acima sob o título “ Restrição a Pagamentos de Dividendos”;

(8)	alienação para a Emissora ou uma Controlada (que não seja um Controlada de Recebíveis), incluindo uma Pessoa que seja ou se tornará uma Controlada imediatamente após a alienação;

(9)	vendas de contas a receber e ativos relacionados ou participação nestes, do tipo especificado na definição de “Operação de Recebíveis Qualificada” a uma Controlada de Gestão de Recebíveis;

(10)	alienações com relação a um Gravame Permitido;

(11)	alienações de recebíveis e de ativos ou participações correspondentes relacionados à respectiva transigência, liquidação ou cobrança no curso normal do negócio, ou em processo de falência ou qualquer outro processo semelhante, excluindo desconto de recebíveis ou acordos similares;

(12)	arrestos de bens, transferências de bens confiscados como resultado do exercício de domínio eminente ou políticas semelhantes (seja por ato no lugar de confisco ou de outra forma) e transferências de bens que tenham sido objeto de sinistro para a respectiva seguradora desses bens como parte de uma liquidação de seguro;

(13)	qualquer dispensa ou renúncia a direitos contratuais, ou a liquidação, liberação, dispensa ou renúncia a reivindicações contratuais, de responsabilidade civil, litígios ou outras reivindicações de qualquer natureza;

(14)	o cancelamento de quaisquer Contratos de Hedge de acordo com seus termos;

(15)	a venda, transferência ou outra alienação de ativos “não essenciais” adquiridos segundo um investimento ou aquisição permitida segundo a Escritura; estabelecido que esses ativos sejam vendidos, transferidos ou de outra maneira alienados dentro de 6 meses após a consumação dessa aquisição ou investimento;

(16)	qualquer operação de financiamento com relação a bens construídos ou adquiridos pela Emissora ou por qualquer Controlada após a Data de Emissão, incluindo operação de sale e leaseback e securitização de ativos, conforme permitido pela Escritura;

(17)	vendas, transferências e outras alienações de investimentos em joint ventures, na medida exigida ou efetuada nos termos de acordos de compra e venda usuais entre as partes da joint venture estabelecidas nos contratos de joint venture e acordos vinculativos semelhantes;

(18)	vendas ou outras alienações de capacidade ou direitos irrevogáveis de uso na rede de telecomunicações da Emissora ou de uma Controlada Relevante, no curso normal do negócio;

(19)	uma operação de sale e leaseback no prazo de 1 (um) ano da aquisição do ativo relevante no curso normal do negócio;

(20)	permuta de ativos de telecomunicações por outros ativos de telecomunicações, em que o Valor Justo de Mercado dos ativos de telecomunicações recebidos seja pelo menos igual ao Valor Justo de Mercado dos ativos de telecomunicações alienados ou, se for inferior, a diferença seja recebida em dinheiro;

(21)	licenciamento, sublicenciamento ou concessões de licenças para uso de segredos de negócio, know-how e outras tecnologias ou propriedade intelectual da Emissora ou de qualquer Controlada no curso normal do negócio, na medida em que essa licença não proíba a licenciante de usar a patente, o segredo comercial, know-how ou tecnologia em qualquer operação individual ou em uma série de operações relacionadas que a envolva; ou

(22)	qualquer operação ou uma série de operações relacionadas realizadas de acordo com o Plano de Recuperação; (23) qualquer operação ou uma série de operações relacionadas envolvendo bens ou ativos com Valor Justo de Mercado que não ultrapasse 5% (cinco por cento) da linha de “Ativos” constante das demonstrações financeiras anuais consolidadas da Oi no exercício fiscal anterior.

A Emissora firma o presente instrumento em [2] ([duas]) vias de igual teor e forma, juntamente com 2 (duas) testemunhas, que também o assinam.

Rio de Janeiro, [•] de [•] de 2017.

[OI S.A. – EM RECUPERAÇÃO JUDICIAL

TELEMAR NORTE LESTE S.A. – EM RECUPERAÇÃO JUDICIAL

OI MÓVEL S.A. – EM RECUPERAÇÃO JUDICIAL]2

[AGENTE FIDUCIÁRIO]

[2]	A depender da emissora em cada emissão, página de assinaturas a ser ajustada

Copart 4 Participações S.A. – em recuperação judicial

Copart 5 Participações S.A. – em recuperação judicial

Portugal Telecom International Finance B.V. – em recuperação judicial

Oi Brasil Holdings Coöperatief U.A. – em recuperação judicial

Testemunhas:

Nome:	Nome:
CPF:	CPF:
RG:	RG:

Anexo 6.1 (k)

Lista de Ativos que podem ser alienados, direta ou indiretamente

1. UNITEL, S.A., sociedade de direito angolano, com o número de identificação fiscal 5410003144, registrada na Conservatória do Registro Comercial de Luanda sob o número 44/199, com sede na Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

2. BRASIL TELECOM CALL CENTER S.A., sociedade anônima inscrita no CNPJ/MF sob o nº 04.014.081/0001 -30 e na Junta Comercial do Estado de Goiás sob o NIRE 53 3 0000758-6, com sede na Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, na cidade de Goiânia, Estado de Goiás, CEP 74.845 -090.

3. TIMOR TELECOM, S.A., sociedade anônima, pessoa coletiva nº 1014630, registrada na Direção Nacional do Comércio Doméstico sob o número 01847/MTCI/XI/2012, com sede na Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, em Díli, Timor Leste.

A formalização da alienação dos bens localizados nos endereços listados abaixo está sujeita à prévia verificação da inexistência de impedimentos ou vedações de natureza administrativa ou judicial:

•	BR 101 KM 205 (Barreiros/Almoxarifado), no Estado de Santa Catarina e registrado sob a matrícula nº 40564;

•	Av Madre Benvenuta, no Estado de Santa Catarina e registrado sob a matrícula nº 48391;

•	Rua CelGenuino, no Estado do Rio Grande do Sul e registrado sob as matrículas nº 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

•	Av. Joaquim de Oliveira, no Estado do Rio Grande do Sul e registrado sob a matrícula nº. 114.947;

•	Avenida Lauro Sodre nº 3290, no Estado de Rondônia e registrado sob a matrícula nº 24743;

•	Rua Gabriel de Lara, no Estado do Paraná e registrado sob a matrícula nº 16059;

•	Rua Neo Alves Martins nº 2263, no Estado do Paraná e registrado sob a matrícula nº 58948;

•	Travessa Teixeira de Freitas nº 75 (Complexo Merces F), no Estado do Paraná e registrado sob as matrículas nº 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 e 36741;

•	Avenida Teixeira de Freitas nº 141 (Complexo Merces G), no Estado do Paraná e registrado sob a matrícula nº 15049;

•	Rua Visconde Nacar nº 234 (Complexo Merces B), no Estado do Paraná e registrado sob a matrícula nº 26912;

•	Rua Visconde do Rio Branco nº 397 (Complexo Merces A), no Estado do Paraná e registrado sob a matrícula nº 13940;

•	Avenida Goias, no Estado de Goiás e registrado sob as matrículas nº 42.041 e 42.042;

•	Avenida Getulio Vargas S/N, no Estado de Roraima e registrado sob as matrículas nº 46.241, 46.242, 46.243 e 46.244;

•	Rua Sabino Vieira / Rua Chaves De Faria nº 85/ R.S.L. Gonzaga nº 275, no Estado do Rio de Janeiro e registrado sob a matrícula nº 55316;

•	Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), no Estado do Rio de Janeiro e registrado sob a matrícula nº 51186;

•	Estr. Pau da Fome nº 2716, no Estado do Rio de Janeiro e registrado sob a matrícula nº 105885;

•	Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, no Estado do Rio de Janeiro e registrado sob a matrícula nº 67704;

•	Rua dos Limoeiros nº 200, no Estado do Rio de Janeiro e registrado sob a matrícula nº 10409;

•	Camaragibe—Estrada de Aldeia—Km-125, no Estado de Pernambuco e registrado sob a matrícula nº 2503;

•	Rua do Principe nº 156 e nº 120, no Estado de Pernambuco e registrado sob a matrícula nº 24857;

•	Rua Itambe nº 200, no Estado de Minas Gerais e registrado sob a matrícula nº 38227;

•	Rua Vitorio Nunes Da Motta nº 220, Enseada do Suá no Estado do Espírito Santo e registrado sob a matrícula nº 52265;

•	Rua Silveira Martins, Cabula, nº 355 no Estado da Bahia e registrado sob a matrícula nº 76908;

•	Rua Prof. Anfrisia Santiago nº 212, no Estado da Bahia e registrado sob a matrícula nº 12798;

•	Avenida Getulio Vargas—BL. A, nº 950, no Estado do Amazonas e registrado sob a matrícula nº 14610;

•	Rua Goias, S/N, Farol, no Estado de Alagoas e registrado sob a matrícula nº 75071;

•	Rua Zacarias da Silva, Lote 2, Barra da Tijuca (Alvorada), na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 381171;

•	Rua Senador Pompeu, nº 119—5º andar, Centro, na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 106766;

•	Rua Alexandre Mackenzie, nº 75, Centro, na cidade e Estado do Rio de Janeiro e registrado sob as matrículas nº 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

•	Rua do Lavradio, nº 71, Centro (Arcos), na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 70149;

•	Rua Araribóia, nº 140, São Francisco, na cidade de Niterói, Estado do Rio de Janeiro e registrado sob a matrícula nº 10770;

•	Rua Assai, s/n, Jardim Pindorama, na cidade de São Félix do Araguaia, Estado de Mato Grosso e registrado sob a matrícula nº 3825;

•	Rua Sena Madureira, nº 1070, na cidade de Fortaleza, Estado de Ceará e registrado sob a matrícula nº 1409;

•	Rua Manoel P. da Silva (Cap. Pereirinha, S/N), na cidade de Corumbá, Estado de Mato Grosso do Sul e registrado sob as matrículas nº 24.969, 24.970, 24.971, 24.972 e 24.973;

•	Av Nicanor de Carvalho, nº 10, na cidade de Corumbá, Estado de Mato Grosso do Sul e registrado sob a matrícula nº 12295;

•	Pq. Triunfo de Cotegipe, S/N – João Dantas, na cidade de Alagoinhas, Estado da Bahia e registrado sob a matrícula nº 775;

•	Estrada Velha do Amparo, KM 4, na cidade de Friburgo, Estado do Rio de Janeiro e registrado sob a matrícula nº 5283;

•	Av. Prudente de Morais, nº 757 B, Bairro Tirol, na cidade de Natal, Estado do Rio Grande do Norte e registrado sob a matrícula nº 28639;

•	Av. Afonso Pena, nº 583, na cidade de Manaus, Estado do Amazonas e registrado sob a matrícula nº 7496;

•	Rua Leitão da Silva, nº 2.159, Itararé (CONJED), na cidade de Vitória, Estado do Espírito Santos e registrado sob as matrículas nº 46.977 e 46.978;

•	BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, na cidade de Brasília, Distrito Federal e registrado sob a matrícula nº 801;

•	Rua Padre Pedro Pinto nº1460, Venda Nova (ISFAP), na cidade de Belo Horizonte, Estado de Minas Gerais e registrado sob a matrícula nº 4187;

•	Rua 2 De Setembro, nº 733, Campo De Futebol, na cidade de Blumenau, Estado de Santa Catarina e registrado sob a matrícula nº 598;

•	BR 116, KM 159, Rua Cel Antônio Cordeiro, 3950, Altamira, na cidade de Russas, Estado do Ceará e registrado sob a matrícula nº 180;

•	Rua Correa Vasques,69, Cidade Nova, na cidade e Estado do Rio de Janeiro e registrado sob as matrículas nº 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190;

•	Rua Walter Ianni, Anel Rodoviário, KM 23,5—Bairro Aarão Reis/São Gabriel (PUC MINAS), na cidade de Belo Horizonte, Estado de Minas Gerais e registrado sob a matrícula nº 27601.

ANEXO 4.3.1.2(A2)

OPÇÃO DE REESTRUTURAÇÃO I – CRÉDITOS EM REAIS

ANEXO 4.3.1.2. (A2)

TERMOS E CONDIÇÕES DO FINANCIAMENTO NÃO NEGOCIÁVEL – REESTRUTURAÇÃO SEM CONVERSÃO

Credores: [•]

Devedora: [Oi S.A. / Telemar Norte Leste S.A. / Oi Móvel S.A.]

Valor total do financiamento: até R$ 10.000.000.000,00 (dez bilhões de reais), na Data da Homologação do Plano de Recuperação Judicial.

Finalidade: Esse financiamento tem por finalidade entregar novos títulos para os Credores, conforme os termos e condições do Plano de Recuperação Judicial da Oi S.A. – Em Recuperação Judicial (“Oi”), da Telemar Norte Leste S.A. – em Recuperação Judicial (“Telemar”), da Oi Móvel S.A. – em Recuperação Judicial (“Oi Móvel”), da Copart 4 Participações S.A. – em Recuperação Judicial

(“Copart 4”), da Copart 5 Participações S.A. – em Recuperação Judicial (“Copart 5”), da Portugal Telecom International Finance B.V. – em Recuperação Judicial (“PTIF”) e da Oi Brasil Holdings Cooperatief UA – em Recuperação Judicial (“OI Coop”) (cada uma individualmente como “Recuperanda” e, em conjunto “Recuperandas”), homologado em juízo nos autos do processo de Recuperação Judicial em trâmite perante a 7ª Vara Empresarial da Comarca da Capital do Rio de Janeiro, sob o nº 0203711-65.2016.8.19.001 (“Plano de Recuperação Judicial”).

Novação: Os Créditos em Recuperação Judicial, conforme abaixo definido, que forem utilizados para integralização desse novo Endividamento serão considerados novados para todos os fins e efeitos de direito.

Remuneração: Sobre o saldo devedor desse financiamento incidirão juros remuneratórios correspondentes a 80% (oitenta por cento) da variação acumulada das taxas médias diárias dos DI – Depósitos Interfinanceiros de um dia, “over extra-grupo”, expressas na forma percentual ao ano, base 252 (duzentos e cinquenta e dois) dias úteis, calculadas e divulgadas diariamente pela CETIP, no informativo diário disponível em sua página na Internet (http://www.cetip.com.br) (“Taxa DI”) (Remuneração”), calculados de forma exponencial e cumulativa pro rata temporis por dias úteis decorridos, desde a Data de Homologação do Plano de Recuperação Judicial ou a data de pagamento de Remuneração imediatamente anterior, conforme o caso, até a data do efetivo pagamento. Sem prejuízo dos pagamentos em decorrência de pré pagamento desse financiamento e/ou de vencimento antecipado das obrigações decorrentes desse financiamento, a Remuneração será paga na forma da abaixo. A Remuneração será calculada de acordo com a seguinte fórmula:

onde:

JR = valor da Remuneração devida na Data de Pagamento, calculado com seis casas decimais, sem arredondamento

V = valor do financiamento na Data de Homologação do Plano de Recuperação Judicial ou data de pagamento imediatamente anterior, calculado com seis casas decimais, sem arredondamento;

Fator DI = produtório das Taxas DI, com uso do percentual aplicado, da data de início de capitalização, inclusive, até a data de cálculo, exclusive, calculado com oito casas decimais, com arredondamento, de acordo com a fórmula abaixo:

onde:

nDI = número total de taxas DI entre a Data de Homologação do Plano de Recuperação Judicial (inclusive) ou a data de pagamento imediatamente anterior (inclusive) e a data de cálculo exclusive;

TDIK = Taxa DI, expressa ao dia, calculada com oito casas decimais com arredondamento;

onde:

k = 1, 2, ..., n

DIK = Taxa DI, em percentual ao ano, base 252 dias úteis, divulgada pela CETIP, referente ao dia “k”;

dk = Número de dias úteis correspondentes ao prazo de validade da Taxa DI, sendo “dk” um número inteiro; e

S = 0,80.

O fator resultante da expressão [1 + (TDIk x S)] é considerado com 16 casas decimais, sem arredondamentos

Efetua-se o produtório dos fatores diários [1 + (TDIk x S)], sendo que a cada fator diário acumulado, trunca-se o resultado com 16 casas decimais, aplicando-se o próximo fator diário, e assim por diante até o último considerado.

Uma vez os fatores diários estando acumulados, considera-se o fator resultante Fator DI com oito casas decimais, com arredondamento.

Observado o disposto na abaixo, se, quando do cálculo de quaisquer obrigações pecuniárias relativas ao financiamento, a Taxa DI não estiver disponível, será utilizado, em sua substituição, o percentual correspondente à última Taxa DI divulgada oficialmente até a data do cálculo, não sendo devidas quaisquer compensações financeiras, multas ou penalidades entre a Devedora e os Credores, quando da divulgação posterior da Taxa DI.

Na hipótese de extinção, limitação e/ou não divulgação da Taxa DI por mais de 10 (dez) dias consecutivos após a data esperada para sua apuração e/ou divulgação, ou no caso de impossibilidade de aplicação da Taxa DI por proibição legal ou judicial, a Taxa DI deverá ser substituída pelo substituto similar ou que tenha resultado financeiro semelhante determinado judicial ou legalmente para tanto, conforme o caso. No caso de não haver o substituto judicial ou legal da Taxa DI, observada a regulamentação aplicável, as Partes (Credores e Devedora) deverão chegar a um acordo sobre o novo parâmetro de remuneração desse financiamento a ser aplicado, que deverá ser aquele que melhor reflita as condições do mercado vigentes à época. Até a deliberação desse novo parâmetro de remuneração, quando do cálculo de quaisquer obrigações pecuniárias relativas ao financiamento, será utilizado, para apuração da Taxa DI, o percentual correspondente à última Taxa DI divulgada oficialmente, não sendo devidas quaisquer compensações entre as Partes quando da deliberação do novo parâmetro de remuneração para o financiamento.

Pagamento da Remuneração:

(a)	os juros incidentes ao longo dos 60 (sessenta) primeiros meses a partir da Data de Homologação Judicial do Plano de Recuperação Judicial não serão pagos neste período, sendo capitalizados anualmente ao valor do principal, de modo que o saldo do principal ao final de cada ano seja o saldo inicial do período somado dos juros capitalizados no período em questão, de acordo com a seguinte fórmula:

saldo final do período = saldo inicial do período x (1+t)du/252,

em que t representa a taxa de juros/atualização monetária contratadas originalmente e DU representa dias úteis do período;

(b)	a partir do 25º (vigésimo quinto) dia do 66º (sexagésimo sexto) mês contados da Data de Homologação do Plano de Recuperação Judicial os juros incidentes sobre o novo valor do principal serão pagos , em moeda corrente nacional, em 24 (vinte e quatro) parcelas semestrais até o 204 (ducentésimo quarto) mês.

Amortização do Financiamento: Após decorrido o período de carência de 5 (cinco) anos a contar da a Data de Homologação do Plano de Recuperação Judicial, o valor de principal ou saldo do valor de principal, conforme o caso, já acrescido dos juros capitalizados durante o período de carência, será amortizado em 24 (vinte e quatro) parcelas semestrais, sempre no 25° (vigésimo quinto) dia de cada mês ou, caso tal data não seja Dia Útil, no primeiro Dia Útil imediatamente subsequente. A primeira parcela é devida no dia 25 (vinte e cinco) do 66º (sexagésimo sexto) mês após a Data de Homologação do Plano de Recuperação Judicial, e as restantes serão devidas da seguinte forma:

n° Parcela / Data	% a ser amortizado
Parcelas 1 a 10 – Devidas entre 66 e 120 meses após a Data de Homologação do Plano de Recuperação Judicial	2%
Parcela 11 a 23 – Devidas entre 126 e 198 meses após a Data de Homologação do Plano de Recuperação Judicial	5,7%
Parcela 24 – Devida no 204 mês após a Data de Homologação do Plano de Recuperação Judicial	5,9%

Prorrogação dos Prazos: Considerar-se-ão prorrogados os prazos referentes ao pagamento de qualquer obrigação até o 1º (primeiro) Dia Útil subsequente, se a data do vencimento coincidir com dia em que não houver expediente bancário no local de pagamento.

Pré Pagamento Obrigatório: Sempre até 150 (cento e cinquenta) dias após o encerramento do exercício fiscal, começando a contar do encerramento do exercício fiscal do ano da Homologação do Plano de Recuperação Judicial, a Devedora deverá:

(i)	calcular o Geração de Caixa Excedente para o respectivo exercício fiscal, com base nas demonstrações financeiras auditadas da Oi; e

(ii)	utilizar o Geração de Caixa Excedente do exercício fiscal anterior para pré pagar esse financiamento e recomprar ou repagar o débito de determinados credores de acordo com o Plano de Recuperação Judicial, conforme determinado na Cláusula [•] do Plano de Recuperação Judicial

Solidariedade: Em conformidade com o disposto na cláusula [3.1.1.2. ] do Plano de Recuperação Judicial, as Recuperandas serão solidariamente responsáveis pelo cumprimento de todas obrigações previstas neste financiamento1.

Vencimento Antecipado: O vencimento antecipado de todas as obrigações constantes deste financiamento poderá ser declarado e exigido o imediato pagamento pela Devedora, do saldo devedor em aberto deste Endividamento, acrescido da Remuneração, calculado pro rata temporis desde a data de integralização, ou da última data de pagamento de Remuneração, o que ocorrer por último, até a data do seu efetivo pagamento, na ocorrência de qualquer das seguintes hipóteses (“Evento de Vencimento Antecipado”):

(a)	O não pagamento, pela Devedora, de qualquer obrigação pecuniária relativa a esse financiamento na respectiva data de pagamento, não sanado no prazo de até 30 (trinta) dias corridos contados da data do respectivo vencimento;

(b)	Descumprimento pela Devedora de qualquer obrigação não pecuniária prevista nesse financiamento, não sanada no prazo de 60 (sessenta) dias corridos contados da data de comunicação do referido descumprimento pela Devedora aos Credores,

(c)	O vencimento antecipado de qualquer obrigação financeira da Devedora ou de qualquer Controlada Relevante em valor superior a US$100.000.000,00 (cem milhões de dólares dos Estados Unidos) ou o montante equivalente em qualquer outra moeda, salvo se, exclusivamente no caso de inadimplemento, o mesmo não for sanado em até 15 (quinze) dias contados da sua ocorrência com exceção da declaração de vencimento antecipado por parte do BNDES de qualquer crédito detido pela Devedora ou por qualquer Controlada Relevante;

(d)	Sentença transitada em julgado ou laudo arbitral, ou processos semelhantes que versem sobre o pagamento em dinheiro de valor individual ou em conjunto equivalente ou superior a US$100.000.000,00 (cem milhões de dólares dos Estados Unidos), ou o montante equivalente em qualquer outra moeda, contra a Devedora ou suas Controladas Relevantes ou qualquer de seus bens, sem que haja liberação ou sustação com oferecimento de garantia ou caução em até 180 (cento e oitenta) dias contados do respectivo recebimento da sentença, laudo, ou processo semelhante;

(e)	Pedido de recuperação judicial ou extrajudicial formulado pela Devedora ou de suas Controladas Relevantes;

(f)	Liquidação ou dissolução da Devedora, exceto se a liquidação ou dissolução for resultado exclusivamente da incorporação de Controlada Relevante em qualquer das suas coligadas ou controladas, transformação da forma societária da Devedora de sociedade por ações para sociedade limitada ou cancelamento do registro de companhia aberta perante a CVM, se aplicável;

[1]	Em decorrência da solidariedade estabelecida, as Recuperandas deverão ser parte integrante do financiamento, como interveniente anuentes devedores solidários.

(g)	Recusa ou discordância pela Devedora do cumprimento das obrigações relativas a esse financiamento;

(h)	Todos ou substancialmente todos os ativos da Devedora ou de qualquer das suas Controladas Restritas sejam condenados, apreendidos ou de outra forma desapropriados, ou a custódia desses ativos será assumida por qualquer autoridade governamental ou por decisão judicial ou a Devedora ou qualquer de suas Controladas Relevantes deixe de exercer controle usual sobre uma parcela substancial de seus ativos por 60 (sessenta) dias consecutivos ou mais.

(i)	Caso quaisquer dos seguintes eventos venha a ocorrer (i) decretação de falência da Devedora; (ii) pedido de autofalência pela Devedora; e (iii) pedido de falência da Devedora formulado por terceiros que não tenha sido elidido ou contestado de boa fé pela Devedora, objetivando a suspensão do respectivo pedido em até 90 (noventa) dias;

(j)	transformação da Devedora em sociedade limitada, nos termos dos artigos 220 a 222 da Lei das Sociedades por Ações;

(k)	alienação, prestação de garantia ou a constituição de qualquer espécie de ônus ou gravame sobre quaisquer dos bens ou direitos da Devedora a quaisquer terceiros, exceto (a) para a prestação de garantias em processos judiciais ou administrativos, (b) se em favor de sociedades controladoras, controladas, coligadas ou sob controle comum com a Devedora, (c) no caso de alienação de bens ou direitos, se realizada em condições usuais de mercado (arms length), (d) no curso normal dos negócios da Devedora; ou (e) pela alienação, direta ou indireta, dos ativos listados no Anexo Vencimento Antecipado.; e desde que tal alienação, prestação de garantia ou a constituição de ônus ou gravame sobre bens ou direitos da Devedora não comprometam o cumprimento das obrigações da Devedora perante os Credores;

(l)	falta de cumprimento, por parte da Devedora ou por parte de qualquer de suas Controladas Relevantes, durante a vigência do financiamento, das leis, normas e regulamentos, inclusive ambientais, que afetem ou possam afetar de forma material a capacidade da Devedora de cumprir fiel e integralmente com suas obrigações relacionadas ao financiamento, exceto aquelas que estiverem sendo discutidas em âmbito judicial ou extrajudicial em boa fé pela Devedora e/ou pelas suas Controladas Relevantes, conforme o caso;

(m)	(i) revogação, término, apropriação, suspensão, modificação adversa, cancelamento ou a não-renovação das concessões para a prestação de serviços públicos de telecomunicação detidas pela Devedora, cujas receitas representem 20% (vinte por cento) ou mais do EBITDA da Companhia; (ii) promulgação de qualquer lei, decreto, ato normativo, portaria ou resolução que resulte na revogação, término, apropriação, suspensão, modificação relevante e adversa ou cancelamento das concessões detidas pela Devedora; (iii) alteração no objeto social da Devedora que afete adversamente a sua capacidade de cumprir suas obrigações, bem como (iv) o início de qualquer das hipóteses previstas nas alíneas (i) ou (ii) deste inciso (l), que possa afetar adversamente o cumprimento das obrigações da Devedora previstas aqui e que não sejam sanadas em um prazo de até 30 (trinta) dias contados da data em que a Devedora tiver ciência da respectiva ocorrência;

(n)	ocorrência de fusão, cisão, dissolução, aquisição, incorporação, transformação, liquidação e/ou qualquer tipo de reorganização societária entre a Devedora ou qualquer uma das suas Controladas Relevantes, exceto se a operação tiver sido previamente aprovada pelo Conselho de Administração das Recuperandas.

Não caracterizarão um Evento de Vencimento Antecipado, durante todo o prazo deste Contrato, as seguintes operações de reestruturação societária: (i) Incorporação da Oi Internet S.A. na Oi ou Telemar ou Oi Movel; (ii) Incorporação da Oi Movel na Telemar ou na Oi; (iii) Incorporação da Telemar na Oi; (iv) Incorporação da Paggo Administradora Ltda. na Oi Movel; (v) Incorporação da Brasil Telecom Comunicação Multimidia Ltda. na Telemar ou na Oi; (vi) Incorporação da Copart 4 na Telemar; (vii) Incorporação da Copart 5 na Oi; (viii) Incorporação ou versão de ativos da SEREDE – Serviços de Rede S.A. em uma ou mais Recuperandas; (ix) Incorporação ou versão de ativos da Rede Conecta Serviços de Rede S.A. em uma ou mais Recuperandas.

No período compreendido entre a Homologação Judicial do Plano e 4 (quatro) anos contados da conclusão do Aumento de Capital Novos Recursos, também não caracterizarão um Evento de Vencimento Antecipado as operações listadas acima e quaisquer outras operações não enquadradas nas hipóteses retromencionadas (incisos “i” a “ix”), desde que, caso necessários, sejam devidamente aprovadas pela Agência Nacional de Telecomunicações – ANATEL, na forma do artigo 97, da Lei 9.472, de 16/07/1997, e da Resolução ANATEL nº 101, de 04/02/1999, e, caso aplicável, pelo Conselho Administrativo de Defesa Econômica – CADE, na forma da Lei 12.529, de 30/11/2011.

Após os quatro primeiros anos contados da realização do Aumento de Capital Novos Recursos , mantendo a necessidade, caso necessário, de aprovação pela Agência Nacional de Telecomunicações – ANATEL, na forma do artigo 97, da Lei 9.472, de 16/07/1997, e da Resolução ANATEL nº 101, de 04/02/1999, e, caso aplicável, pelo Conselho Administrativo de Defesa Econômica – CADE, na forma da Lei 12.529, de 30/11/2011, não caracterizarão um Evento de Vencimento Antecipado se o nível de alavancagem da companhia resultante da reestruturação societária, medido pela relação “Dívida Líquida/Ebitda” não for superior a 3 (três) vezes (“Restrição a Reorganizações Societárias”);

p)	existência de violação, investigação formal e/ou instauração de processo investigatório de qualquer natureza – administrativo ou judicial – por violação de qualquer dispositivo de qualquer lei ou regulamento contra a prática de corrupção ou atos lesivos à administração pública, incluindo, sem limitação, a Lei nº 12.846, de 1º de agosto de 2013, o Decreto nº 8.420, de 18 de março de 2015 e, desde que aplicável, a U.S. Foreign Corrupt Practices Act of 1977, da OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions e do UK Bribery Act (UKBA) (em conjunto, “Leis Anticorrupção”) pela Devedora, qualquer de suas Controladas ou Coligadas (conforme definidas na escritura);

q)	transferência ou qualquer forma de cessão ou promessa de cessão a terceiros, pela Devedora, das obrigações assumidas na Escritura de Emissão, sem prévia autorização do respectivo Credor.

Obrigações Especiais da Devedora: Sem prejuízo das demais obrigações previstas aqui e na legislação e regulamentação aplicáveis, até a integral liquidação desse financiamento, a Devedora cumprirá com as seguintes obrigações:

(i)	A Devedora deverá pagar devidamente e pontualmente todos os valores devidos por ela nos termos deste financiamento;

(ii)	Nos termos da Lei de Falências nº 11.101/05, a Devedora manterá sua existência societária e todos os registros necessários e tomará todas as providências para manter todos os direitos, vantagens, títulos, propriedades, franquias e afins necessários ou convenientes para a condução normal dos negócios, atividades ou operações, sendo certo que tais obrigações não deverão exigir que a Devedora mantenha tais direitos, vantagens, propriedades, franquias ou afins caso a falha em cumprir com tais obrigações (i) não resulte em efeito material adverso na Devedora ou (ii) não resulte em um efeito material adverso nos direitos dos Credores ou não seja proibida por esse financiamento;

(iii)	A Devedora manterá sempre válidas, eficazes, em perfeita ordem e em pleno vigor todas as autorizações e licenças exigidas para que continuem oferecendo serviços de telecomunicações, como os serviços prestados na Data de Homologação do Plano de Recuperação Judicial, exceto se a não manutenção de tais autorizações e licenças não acarretar um efeito material adverso na Devedora. Caso as referidas autorizações e/ou licenças não sejam mais essenciais para a prestação dos serviços de telecomunicações, a Devedora poderá, de acordo com a legislação vigente, deixar de manter tais autorizações e/ou licenças;

(iv)	cumprir e determinar o cumprimento, com relação a seus empregados, gerentes, administradores (membros do Conselho de Administração e Diretoria Executiva) e membros do Conselho Fiscal da Devedora e de suas controladas e subsidiárias integrais (“Público Alvo da Devedora”), das normas aplicáveis, nacionais ou internacionais, que versam sobre atos de corrupção e atos lesivos contra a administração pública, incluindo, mas não se limitando a Lei nº 12.846, de 1º de agosto de 2013, conforme alterada, o Decreto nº 8.420, de 18 de março de 2015, a Lei nº 9.613, de 03 de março de 1998, a Lei nº 12.529, de 30 de novembro de 2011, a U.S. Foreign Corrupt Practices Act of 1977 e o UK Bribery Act, conforme aplicável (“Leis Anticorrupção”), devendo a Devedora: (a) manter políticas e procedimentos internos que orientam e disciplinam o cumprimento das Leis Anticorrupção; (b) dar pleno conhecimento das Leis Anticorrupção ao Público Alvo da Devedora e a todos os profissionais que venham a se relacionar com a Devedora; (c) não aceitar a prática e a ocultação de atos de fraude e de corrupção, em todas as suas formas, inclusive, suborno, extorsão, propina e lavagem de dinheiro; (d) promover a apuração das suspeitas e denúncias de tais atos e aplicar, de forma rigorosa, os procedimentos disciplinares previstos nas suas normas internas e nas Leis Anticorrupção, conforme aplicáveis; (e) abster-se de praticar atos de corrupção e de agir de forma lesiva à administração pública, nacional e estrangeira, no seu interesse ou para seu benefício, exclusivo ou não; e (f) concordar que a violação das Leis Anticorrupção poderá ensejar a sua responsabilização objetiva, nos termos das Leis Anticorrupção;

(v)	Restrição a Pagamentos de Dividendos: A Devedora e qualquer uma das Controladas Relevantes não poderão declarar ou efetuar o pagamento de qualquer dividendo, retorno de capital ou realizar qualquer outro pagamento ou distribuição sobre (ou relacionado) às ações do capital social da Devedora ou de qualquer Controlada Relevante (incluindo qualquer pagamento em relação a qualquer fusão ou consolidação envolvendo a Devedora ou qualquer Controlada Relevante) em desacordo com a Cláusula [•] do Plano de Recuperação Judicial.

(vi)	A Devedora disponibilizará aos seus Credores, pelo menos trimestralmente, as demonstrações financeiras consolidadas previstas no artigo 176 da Lei das Sociedades por Ações, observadas as normas de divulgação de informações determinadas pela legislação e pela regulamentação da CVM, conforme aplicável;

(vii)	A Devedora informará aos Credores a realização de qualquer pagamento antecipado, com antecedência de, no mínimo, 2 (dois) Dias Úteis da data prevista para o respectivo pagamento antecipado;

(viii)	A Devedora cumprirá as leis, regulamentos, normas administrativas e determinações dos órgãos governamentais, autarquias ou tribunais, aplicáveis à condução de seus negócios, exceto por aqueles questionados de boa-fé nas esferas administrativa e/ou judicial ou cujo descumprimento não afete de forma adversa e material a capacidade da Devedora de honrar suas obrigações nos termos desse financiamento;

Suspensão de Obrigações: Começando no dia de um Evento de Suspensão de Obrigações e terminando em uma Data de Reversão (como abaixo definido) (referido período denominado “Período de Suspensão”) o Grupo Oi: (i) estará desobrigado a realizar resgate anual antecipado com Geração de Caixa Excedente; e (ii) poderá realizar pagamento de dividendos livre de qualquer restrição, observado o disposto na Cláusula [•] do Plano de Recuperação Judicial.

Comunicações: As comunicações a serem enviadas para a Devedora nos termos desse financiamento deverão ser encaminhadas para o seguinte endereço:

Para a Devedora:

[Oi S.A. – Em Recuperação Judicial / Telemar Norte Leste S.A. – Em Recuperação Judicial / Oi Móvel S.A. – Em Recuperação Judicial]

Rua Humberto de Campos, 425 – 8º andar

CEP: 22430-190, Rio de Janeiro – RJ

At.: Sr. [•]

Tel.: 55 21 [•]

E-mail: [•]

As comunicações a serem enviadas para a Devedora nos termos deste financiamento, se feitas por fac-símile ou correio eletrônico serão consideradas recebidas na data de seu envio, desde que seu recebimento seja confirmado através de indicativo (recibo emitido pela máquina utilizada pelo remetente, mediante confirmação por telefone), devendo os respectivos originais serem encaminhados até 5 Dias Úteis após o envio da mensagem; se feitas por correspondência, as comunicações serão consideradas entregues quando recebidas sob protocolo ou com “aviso de recebimento” expedido pelo Correio ou por telegrama.

As comunicações serão consideradas entregues quando recebidas sob protocolo ou com “aviso de recebimento” expedido pela Empresa Brasileira de Correios, por fax ou por telegrama nos endereços acima. As comunicações feitas por fac-símile ou correio eletrônico serão consideradas recebidas na data de seu envio, desde que seu recebimento seja confirmado por meio de indicativo (recibo emitido pela máquina utilizada pelo remetente). A mudança do endereço da Devedora deverá ser comunicada aos Credores.

Lei Aplicável: Esse financiamento será interpretado e regido pelas leis do Brasil.

Irrevogabilidade; Sucessores: Esse financiamento é firmado em caráter irrevogável e irretratável, obrigando a Devedora e os Credores por si, seus herdeiros e sucessores.

Independência das Disposições desse financiamento: Caso qualquer das disposições desse financiamento venha a ser julgada ilegal, inválida ou ineficaz, prevalecerão todas as demais disposições não afetadas por tal julgamento, comprometendo-se a Devedora e os Credores, em boa-fé, a substituírem a disposição afetada por outra que, na medida do possível, produza o mesmo efeito.

Renúncia de Direitos: Não se presume a renúncia a qualquer dos direitos decorrentes desse financiamento. A tolerância, implícita ou expressa, por parte dos Credores, com o atraso ou com o descumprimento de qualquer obrigação por parte da Devedora não implica em novação.

Cessão desse financiamento: Mediante notificação à Devedora, nos termos do Código Civil, o Contrato de Financiamento, quaisquer reinvindicações no âmbito do Contrato de Financiamento e quaisquer direitos legais, equitativos ou quaisquer outros interesses econômicos previstos no Contrato de Financiamento ou dele decorrentes poderão ser transferidos, cedidos, contribuídos, disponibilizados ou de outra forma alienados (no todo ou em parte), incluindo, mas não se limitando, a título de sub-participação ou desconto de tal Contrato de Financiamento, de forma a alterar seu beneficiário final desde que observados o Código de Ética do Grupo Oi disponível nesta data no endereço http://ri.oi.com.br.

Resolução de Disputas: Fica eleito, como foro competente para dirimir qualquer controvérsia oriunda desse financiamento, o foro da cidade do Rio de Janeiro, com renúncia expressa a qualquer outro, por mais especial ou privilegiado que possa ser.

Definições: Os termos definidos nesse financiamento, que não estiverem expressamente definidos acima, terão o significado abaixo:

“Ativo Total Consolidado” significa o valor total dos ativos consolidados da Oi, conforme definido como “Ativo total” no balanço consolidado da Oi, no final do trimestre fiscal concluído mais recentemente ou período anual completo para o qual estão disponíveis demonstrações financeiras publicadas pela Oi.

“Caixa e Equivalentes de Caixa” significa a soma do caixa, equivalente de caixa e aplicações financeiras registradas no ativo circulante e no ativo não circulante do balanço consolidado da Oi.

“CAPEX” significa investimentos realizados para adquirir bens físicos ou serviços que vão expandir a capacidade da Oi (consolidando suas controladas) de gerar lucro. É a sigla da expressão inglês “capital expenditure”.

“Contratos de Hedge” significa as obrigações de acordo com qualquer contrato relativo a qualquer swap, opção, operações de mercado futuro, operação de índice, operação de moedas, operação de opção de compra de taxas de juros, operação de opção de venda de taxas de juros, ou qualquer outra operação semelhante, em cada caso, para fins de hedge ou limite contra a inflação brasileira, taxas de juros, moeda ou flutuações de preço de commodities.

“Controlada” significa, qualquer outra pessoa jurídica em que mais de 50% (cinquenta por cento) das ações com direito a voto em circulação seja direta ou indiretamente detida por tal Pessoa e uma ou mais de suas Controladas (ou uma combinação das mesmas).

“Controlada de Gestão de Recebíveis” significa uma Controlada integral da Devedora (ou qualquer outra empresa na qual a Devedora ou qualquer Controlada Relevante faça um investimento e para a qual a Devedora ou uma ou mais das suas Controladas Relevantes transfira recebíveis ou ativos relacionados) que não desempenha nenhuma atividade exceto em conexão com o financiamento de recebíveis, que é designada pela Devedora como uma Controlada de Gestão de Recebíveis, e que satisfaz as seguintes condições:

(1)	nenhuma parcela do Endividamento ou de quaisquer outras obrigações (contingentes ou de outra forma) (A) é Garantida pela Devedora ou qualquer outra Controlada Relevante que não seja uma Controlada de Recebíveis (excluindo garantias de obrigações (exceto o principal do Endividamento e juros sobre o mesmo) nos termos de Obrigações de Securitização Padrão), (B) é recurso para ou obriga a Devedora ou qualquer outra Controlada Relevante (que não seja uma Controlada de Recebíveis) de qualquer forma exceto nos termos das Obrigações de Securitização Padrão, ou (C) sujeita qualquer propriedade ou ativo da Devedora ou de qualquer outra Controlada Relevante (que não seja uma Controlada de Gestão de Recebíveis), direta ou indiretamente, de forma contingente ou de outra forma, para a satisfação da mesma, exceto nos termos das Obrigações de Securitização Padrão;

(2)	nem a Devedora nem qualquer outra Controlada Relevante (que não seja uma Controlada de Gestão de Recebíveis) tem qualquer contrato, acordo, arranjo ou entendimento relevantes (exceto Obrigações de Securitização Padrão) com a Controlada de Recebíveis; e

(3)	nem a Devedora nem qualquer outra Controlada Relevante (que não seja uma Controlada de Gestão de Recebíveis) tem para com a Controlada de Recebíveis qualquer obrigação de manter ou preservar a condição financeira de tal pessoa jurídica ou de fazer com que tal pessoa jurídica atinja certos níveis de resultados operacionais.

“Controlada Relevante” significa qualquer uma das Recuperandas.

“Despesas Financeiras Consolidadas” significa, em qualquer período, sem duplicação, a soma da despesa consolidada com juros da Oi S/A – Em Recuperação Judicial pelo Período de Quatro Trimestres sobre qualquer uma das suas dívidas contraídas por meio de empréstimo pagáveis em dinheiro (pagas ou capitalizadas) na medida em que tal despesa foi deduzida (e não novamente adicionada) no cálculo do resultado operacional consolidado.

“Dia Útil”: Significa qualquer dia aonde haja expediente bancário na cidade do Rio de Janeiro

“Dívida Consolidada Total” significa o Endividamento consolidado da Oi.

“EBITDA” significa, para os 4 (quatro) últimos e consecutivos trimestres fiscais da Oi, cada qual um “período contábil”, o somatório (sem qualquer duplicidade) (i) do resultado antes dos tributos sobre o lucro consolidado para determinado período contábil (ajustado pelos ganhos ou perdas extraordinários); (ii) dos seguintes fatores deduzidos para fins de determinação do resultado antes dos tributos sobre o lucro: (1) depreciação e amortização consolidados ocorridos naquele mesmo período contábil; (2) Despesas Financeiras Consolidadas deduzidas das receitas financeiras consolidadas. Representa o EBITDA de rotina, conforme apresentado no relatório da administração contido nas demonstrações financeiras consolidadas da Oi.

“Endividamento” significa o somatório do saldo de empréstimos e financiamentos, de debêntures, de notas promissórias (commercial papers) e de títulos emitidos no mercado internacional (bonds, eurobonds), registrados no passivo (circulante e não circulante), bem como do saldo de instrumentos derivativos registrados no ativo ou passivo (circulante e não circulante) do balanço consolidado da Oi. Para evitar dúvidas, “Endividamento” não incluirá quaisquer obrigações devidas com relação ao “Programa de Recuperação Fiscal—REFIS,” ao “Programa Especial de Parcelamento de Impostos—REFIS Estadual” e ao “Programa de Parcelamento Especial—PAES”, qualquer outro acordo de pagamento de tributo firmado com qualquer entidade governamental brasileira, bem como quaisquer obrigações de pagamento para com agências reguladoras e/ou qualquer outro acordo de pagamento que seja devido a qualquer credor que, antes da Data de Homologação da Recuperação Judicial, não fosse considerado no cálculo de Endividamento.

“Gravame” significa hipoteca, penhor, direitos de garantia, oneração, gravame ou cobrança de qualquer tipo (incluindo, sem qualquer limitação, qualquer condição de venda ou outro contrato de reserva de propriedade ou arrendamento ou qualquer contrato a dar qualquer direito de garantia).

“Grupo Oi” significa a Devedora e suas Controladas.

“Índice de Cobertura do Serviço da Dívida” significa a soma dos juros da Dívida Consolidada Total pagos nos 4 (quatro) últimos e consecutivos trimestres fiscais. Estão excluídas neste cálculo as variações cambiais e monetárias sobre dívidas e caixas e, por fim, as despesas oriundas de provisões, que não tiveram impacto no fluxo de caixa da Oi, mas apenas registro contábil.

“Obrigações de Securitização Padrão” significa declarações, garantias, obrigações e indenizações celebradas pela Devedora ou qualquer Controlada Relevante que sejam razoavelmente normais na securitização de operações de recebíveis.

“Operação de Recebíveis Qualificada” significa qualquer operação ou série de operações que podem ser celebradas pela Devedora ou por qualquer Controlada Relevante nos termos da qual a Devedora ou qualquer Controlada Relevante pode vender, transmitir ou de outra forma transferir para (a) uma Controlada de Gestão Recebíveis (no caso de uma transferência pela Devedora ou qualquer Controlada Relevante), ou (b) qualquer outra Pessoa (no caso de uma transferência por uma Controlada de Gestão Recebíveis), ou pode transferir uma participação indivisível em, ou pode conceder um direito de garantia em, qualquer Recebível (existente agora ou que surja no futuro) da Devedora ou de qualquer Controlada Relevante e qualquer ativo relativo à mesma, incluindo, entre outros, todas as garantias que afiancem tais recebíveis, todos os contratos e todas as garantias e outras obrigações relativas às contas a receber, rendimentos de tais recebíveis e outros ativos que sejam normalmente transferidos, ou em relação aos quais sejam normalmente concedidos direitos de garantia, em conexão com operações de securitização de ativos envolvendo recebíveis.

“OPEX” significa o resultado dos custos contínuos que uma empresa tem para se manter funcionando. É a sigla da expressão inglês “operational expenditure”.

“Pessoa” significa um indivíduo, parceria, sociedade anônima, sociedade limitada, business trust, empresa de economia mista, trust, associação, joint venture ou qualquer nação ou governo, qualquer estado, província ou outra subdivisão política nesse sentido, qualquer banco central (ou autoridade regulatória e monetária similar) nesse sentido, e qualquer entidade exercendo funções executivas, legislativas, judiciais, regulatórias ou administrativas ou relativo ao governo.

“Plano de Recuperação Judicial” significa o plano de recuperação judicial homologado pela 7ª Vara Empresarial da Comarca da Capital do Estado do Rio de Janeiro em [•], conforme venha a ser alterado ou modificado de tempos em tempos de acordo com seus termos, estabelecendo os termos e condições para a reestruturação da dívida da Devedora e de seis das suas Controladas Integrais (as “Recuperandas”), e estabelecendo ações a serem adotadas pelas Recuperandas para superar os problemas financeiros das Recuperandas e garantir sua continuidade como empresas em atividade, incluindo, entre outros, (1) a reestruturação e equilíbrio de seu passivo; (2) ações durante a recuperação judicial criadas para obter novos fundos; e (3) a venda potencial de ativo imobilizado.

“Princípios Contábeis Brasileiros (Brazilian GAAP)” significa, conforme definido pela Devedora de tempos em tempos (1) princípios contábeis geralmente aceitos adotados no Brasil, determinados de acordo com a lei das sociedades anônimas, as leis emitidas pelas autoridades competentes, inclusive a CVM e as análises técnicas emitidas pelo Instituto Brasileiro de Contabilidade; ou (ii) Normas Internacionais de Contabilidade (International Financial Reporting Standards) conforme adotadas pelo Conselho de Normas Internacionais de Contabilidade (International Accounting Standards Board), em cada caso, conforme em vigor de tempos em tempos e aplicadas de forma consistente.

“Recebível” significa um direito de receber pagamento resultante de uma venda ou arrendamento de bens ou da execução de serviços no alguém é obrigado a pagar por bens ou serviços de acordo com termos que permitam a compra de tais bens e serviços a crédito, incluindo, entre outros, quaisquer itens de propriedade que seriam classificados como “conta”, “papel mobiliário”, “pagamento intangível” ou “instrumento” de acordo com o Código Comercial Uniforme e quaisquer obrigações de apoio.

“Serviço da Dívida” significa a soma dos juros da Dívida Consolidada Total pagos nos 4 (quatro) últimos e consecutivos trimestres fiscais. Estão excluídas deste cálculo as variações cambiais e monetárias sobre dívidas e caixa e, por fim, as despesas oriundas de provisões, que não tiveram impacto no fluxo de caixa consolidado, mas apenas registro contábil.

“Valor/Preço Justo de Mercado” significa, com relação a qualquer ativo, o preço (que, para evitar dúvidas, levará em conta qualquer passivo associado com ativo relacionado) que seria pago por um comprador disposto para um vendedor disposto não afiliado em uma operação comercial que não envolva sequestro de bens ou coação de qualquer parte, determinado em boa-fé pelo Conselho de Administração da Devedora (salvo se estabelecido de outra forma nesse financiamento).

“Venda de Ativos” significa qualquer venda, transmissão, locação, transferência por meio de cisão ou de qualquer outra forma ou outra alienação (ou uma série de vendas, locações, transferências ou alienações relacionadas) pela Devedora ou por qualquer Controlada Relevante, incluindo qualquer alienação por meio de incorporação, consolidação ou operação semelhante (cada qual designada, para os fins desta definição, como “alienação”), de:

(1)	quaisquer ações do capital social da Devedora ou de qualquer Controlada Relevante (a não ser ações qualificadas de conselheiros ou ações que, conforme exigido pela lei aplicável, tenham de ser mantidas por uma Pessoa que não seja a Devedora ou uma Controlada Relevante);

(2)	todos ou substancialmente todos os ativos de qualquer divisão ou linha de negócio da Devedora ou de qualquer Controlada Relevante; ou

(3)	qualquer outra propriedade ou ativos da Devedora ou de qualquer Controlada Relevante fora do curso normal do negócio da Devedora ou dessa Controlada Relevante.

Não obstante o disposto acima, as operações a seguir não serão consideradas Vendas de Ativos:

(1)	alienação por uma Controlada para a Devedora ou pela Devedora para uma Controlada ou entre Controladas;

(2)	a venda de bens ou equipamento que, mediante determinação razoável da Devedora, estejam desgastados, obsoletos, antieconômicos ou danificados ou de outra forma impróprios para uso com relação ao negócio da Devedora ou de qualquer Controlada Relevante;

(3)	a alienação de todos ou substancialmente todos os ativos da Devedora de uma maneira permitida segundo a obrigação descrita acima sob o título “Restrição a Reorganizações Societárias” nos termos desse financiamento;

(4)	(i) alienações de bens, na medida em que esses sejam permutados por crédito contra o preço de compra do bem substituto semelhante que seja prontamente comprado, (ii) alienações de bens, na medida em que o produto dessa alienação seja prontamente aplicado no preço de compra do bem substituto (bem substituto esse que seja efetiva e prontamente comprado), e (iii) qualquer permuta por bem semelhante para uso em um negócio, ou os negócios, conduzidos (ou propostos a serem conduzidos) pela Devedora (ou qualquer Controlada na Data de Homologação do Plano de Recuperação Judicial), bem como quaisquer outros negócios razoavelmente relacionados, auxiliares ou complementares ao referido e qualquer prorrogação ou evolução de qualquer um dos precedentes, incluindo, entre outros, quaisquer negócios relacionados às telecomunicações, tecnologia ou transmissão da informação ou serviços e produtos de conteúdo de mídia;

(5)	participações societárias de uma Controlada da Devedora para a Devedora ou da Devedora para uma de suas Controladas;

(6)	vendas, locações, sublocações ou outras alienações de produtos, serviços, equipamentos, estoque, contas a receber ou outros ativos no curso normal do negócio;

(7)	pagamento de dividendos, retorno de capital e outras distribuições que não violem a obrigação descrita acima sob o título “ Restrição a Pagamentos de Dividendos”;

(8)	alienação para a Devedora ou uma Controlada (que não seja um Controlada de Recebíveis), incluindo uma Pessoa que seja ou se tornará uma Controlada imediatamente após a alienação;

(9)	vendas de contas a receber e ativos relacionados ou participação nestes, do tipo especificado na definição de “Operação de Recebíveis Qualificada” a uma Controlada de Gestão de Recebíveis;

(10)	alienações com relação a um Gravame Permitido;

(11)	alienações de recebíveis e de ativos ou participações correspondentes relacionados à respectiva transigência, liquidação ou cobrança no curso normal do negócio, ou em processo de falência ou qualquer outro processo semelhante, excluindo desconto de recebíveis ou acordos similares;

(12)	arrestos de bens, transferências de bens confiscados como resultado do exercício de domínio eminente ou políticas semelhantes (seja por ato no lugar de confisco ou de outra forma) e transferências de bens que tenham sido objeto de sinistro para a respectiva seguradora desses bens como parte de uma liquidação de seguro;

(13)	qualquer dispensa ou renúncia a direitos contratuais, ou a liquidação, liberação, dispensa ou renúncia a reivindicações contratuais, de responsabilidade civil, litígios ou outras reivindicações de qualquer natureza;

(14)	o cancelamento de quaisquer Contratos de Hedge de acordo com seus termos;

(15)	a venda, transferência ou outra alienação de ativos “não essenciais” adquiridos segundo um investimento ou aquisição permitida segundo esse financiamento; estabelecido que esses ativos sejam vendidos, transferidos ou de outra maneira alienados dentro de 6 meses após a consumação dessa aquisição ou investimento;

(16)	qualquer operação de financiamento com relação a bens construídos ou adquiridos pela Devedora ou por qualquer Controlada após a Data de Homologação do Plano de Recuperação Judicial, incluindo operação de sale e leaseback e securitização de ativos, conforme permitido nesse financiamento;

(17)	vendas, transferências e outras alienações de investimentos em joint ventures, na medida exigida ou efetuada nos termos de acordos de compra e venda usuais entre as partes da joint venture estabelecidas nos contratos de joint venture e acordos vinculativos semelhantes;

(18)	vendas ou outras alienações de capacidade ou direitos irrevogáveis de uso na rede de telecomunicações da Devedora ou de uma Controlada Relevante, no curso normal do negócio;

(19)	uma operação de sale e leaseback no prazo de 1 (um) ano da aquisição do ativo relevante no curso normal do negócio;

(20)	permuta de ativos de telecomunicações por outros ativos de telecomunicações, em que o Valor Justo de Mercado dos ativos de telecomunicações recebidos seja pelo menos igual ao Valor Justo de Mercado dos ativos de telecomunicações alienados ou, se for inferior, a diferença seja recebida em dinheiro;

(21)	licenciamento, sublicenciamento ou concessões de licenças para uso de segredos de negócio, know-how e outras tecnologias ou propriedade intelectual da Devedora ou de qualquer Controlada no curso normal do negócio, na medida em que essa licença não proíba a licenciante de usar a patente, o segredo comercial, know-how ou tecnologia em qualquer operação individual ou em uma série de operações relacionadas que a envolva;

(22)	qualquer operação ou uma série de operações relacionadas realizadas de acordo com o Plano de Recuperação; ou

(23)	qualquer operação ou uma série de operações relacionadas envolvendo bens ou ativos com Valor Justo de Mercado que não ultrapasse 5% (cinco por cento) da linha de “Ativos” constante das demonstrações financeiras anuais consolidadas da Oi no exercício fiscal anterior.

***

Anexo Vencimento Antecipado (j)

Lista de Ativos que podem ser alienados, direta ou indiretamente

1.	UNITEL, S.A., sociedade de direito angolano, com o número de identificação fiscal 5410003144, registrada na Conservatória do Registro Comercial de Luanda sob o número 44/199, comU sede na Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

2.	BRASIL TELECOM CALL CENTER S.A., sociedade anônima inscrita no CNPJ/MF sob o nº 04.014.081/0001 -30 e na Junta Comercial do Estado de Goiás sob o NIRE 53 3 0000758-6, com sede na Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, na cidade de Goiânia, Estado de Goiás, CEP 74.845 -090.

3.	TIMOR TELECOM, S.A., sociedade anônima, pessoa coletiva nº 1014630, registrada na Direção Nacional do Comércio Doméstico sob o número 01847/MTCI/XI/2012, com sede na Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, em Díli, Timor Leste.

A formalização da alienação dos bens localizados nos endereços listados abaixo está sujeita à prévia verificação da inexistência de impedimentos ou vedações de natureza administrativa ou judicial:

•	BR 101 KM 205 (Barreiros/Almoxarifado), no Estado de Santa Catarina e registrado sob a matrícula nº 40564;

•	Av Madre Benvenuta, no Estado de Santa Catarina e registrado sob a matrícula nº 48391;

•	Rua CelGenuino, no Estado do Rio Grande do Sul e registrado sob as matrículas nº 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

•	Av. Joaquim de Oliveira, no Estado do Rio Grande do Sul e registrado sob a matrícula nº. 114.947;

•	Avenida Lauro Sodre nº 3290, no Estado de Rondônia e registrado sob a matrícula nº 24743;

•	Rua Gabriel de Lara, no Estado do Paraná e registrado sob a matrícula nº 16059;

•	Rua Neo Alves Martins nº 2263, no Estado do Paraná e registrado sob a matrícula nº 58948;

•	Travessa Teixeira de Freitas nº 75 (Complexo Merces F), no Estado do Paraná e registrado sob as matrículas nº 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 e 36741;

•	Avenida Teixeira de Freitas nº 141 (Complexo Merces G), no Estado do Paraná e registrado sob a matrícula nº 15049;

•	Rua Visconde Nacar nº 234 (Complexo Merces B), no Estado do Paraná e registrado sob a matrícula nº 26912;

•	Rua Visconde do Rio Branco nº 397 (Complexo Merces A), no Estado do Paraná e registrado sob a matrícula nº 13940;

•	Avenida Goias, no Estado de Goiás e registrado sob as matrículas nº 42.041 e 42.042;

•	Avenida Getulio Vargas S/N, no Estado de Roraima e registrado sob as matrículas nº 46.241, 46.242, 46.243 e 46.244;

•	Rua Sabino Vieira / Rua Chaves De Faria nº 85/ R.S.L. Gonzaga nº 275, no Estado do Rio de Janeiro e registrado sob a matrícula nº 55316;

•	Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), no Estado do Rio de Janeiro e registrado sob a matrícula nº 51186;

•	Estr. Pau da Fome nº 2716, no Estado do Rio de Janeiro e registrado sob a matrícula nº 105885;

•	Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, no Estado do Rio de Janeiro e registrado sob a matrícula nº 67704;

•	Rua dos Limoeiros nº 200, no Estado do Rio de Janeiro e registrado sob a matrícula nº 10409;

•	Camaragibe—Estrada de Aldeia—Km-125, no Estado de Pernambuco e registrado sob a matrícula nº 2503;

•	Rua do Principe nº 156 e nº 120, no Estado de Pernambuco e registrado sob a matrícula nº 24857;

•	Rua Itambe nº 200, no Estado de Minas Gerais e registrado sob a matrícula nº 38227;

•	Rua Vitorio Nunes Da Motta nº 220, Enseada do Suá no Estado do Espírito Santo e registrado sob a matrícula nº 52265;

•	Rua Silveira Martins, Cabula, nº 355 no Estado da Bahia e registrado sob a matrícula nº 76908;

•	Rua Prof. Anfrisia Santiago nº 212, no Estado da Bahia e registrado sob a matrícula nº 12798;

•	Avenida Getulio Vargas—BL. A, nº 950, no Estado do Amazonas e registrado sob a matrícula nº 14610;

•	Rua Goias, S/N, Farol, no Estado de Alagoas e registrado sob a matrícula nº 75071;

•	Rua Zacarias da Silva, Lote 2, Barra da Tijuca (Alvorada), na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 381171;

•	Rua Senador Pompeu, nº 119—5º andar, Centro, na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 106766;

•	Rua Alexandre Mackenzie, nº 75, Centro, na cidade e Estado do Rio de Janeiro e registrado sob as matrículas nº 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

•	Rua do Lavradio, nº 71, Centro (Arcos), na cidade e Estado do Rio de Janeiro e registrado sob a matrícula nº 70149;

•	Rua Araribóia, nº 140, São Francisco, na cidade de Niterói, Estado do Rio de Janeiro e registrado sob a matrícula nº 10770;

•	Rua Assai, s/n, Jardim Pindorama, na cidade de São Félix do Araguaia, Estado de Mato Grosso e registrado sob a matrícula nº 3825;

•	Rua Sena Madureira, nº 1070, na cidade de Fortaleza, Estado de Ceará e registrado sob a matrícula nº 1409;

•	Rua Manoel P. da Silva (Cap. Pereirinha, S/N), na cidade de Corumbá, Estado de Mato Grosso do Sul e registrado sob as matrículas nº 24.969, 24.970, 24.971, 24.972 e 24.973;

•	Av Nicanor de Carvalho, nº 10, na cidade de Corumbá, Estado de Mato Grosso do Sul e registrado sob a matrícula nº 12295;

•	Pq. Triunfo de Cotegipe, S/N – João Dantas, na cidade de Alagoinhas, Estado da Bahia e registrado sob a matrícula nº 775;

•	Estrada Velha do Amparo, KM 4, na cidade de Friburgo, Estado do Rio de Janeiro e registrado sob a matrícula nº 5283;

•	Av. Prudente de Morais, nº 757 B, Bairro Tirol, na cidade de Natal, Estado do Rio Grande do Norte e registrado sob a matrícula nº 28639;

•	Av. Afonso Pena, nº 583, na cidade de Manaus, Estado do Amazonas e registrado sob a matrícula nº 7496;

•	Rua Leitão da Silva, nº 2.159, Itararé (CONJED), na cidade de Vitória, Estado do Espírito Santos e registrado sob as matrículas nº 46.977 e 46.978;

•	BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, na cidade de Brasília, Distrito Federal e registrado sob a matrícula nº 801;

•	Rua Padre Pedro Pinto nº1460, Venda Nova (ISFAP), na cidade de Belo Horizonte, Estado de Minas Gerais e registrado sob a matrícula nº 4187;

•	Rua 2 De Setembro, nº 733, Campo De Futebol, na cidade de Blumenau, Estado de Santa Catarina e registrado sob a matrícula nº 598;

•	BR 116, KM 159, Rua Cel Antônio Cordeiro, 3950, Altamira, na cidade de Russas, Estado do Ceará e registrado sob a matrícula nº 180;

•	Rua Correa Vasques,69, Cidade Nova, na cidade e Estado do Rio de Janeiro e registrado sob as matrículas nº 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190;

•	Rua Walter Ianni, Anel Rodoviário, KM 23,5—Bairro Aarão Reis/São Gabriel (PUC MINAS), na cidade de Belo Horizonte, Estado de Minas Gerais e registrado sob a matrícula nº 27601.

ANEXO 4.3.1.2(B)

OPÇÃO DE REESTRUTURAÇÃO I – CRÉDITOS EM DÓLARES NORTE-AMERICANOS

ANEXO 4.3.1.2( B) – OPÇÃO DE REESTRUTURAÇÃO I

TERM SHEET FOR U.S. DOLLAR DENOMINATED LOAN FACILITIES

This Term Sheet reflects the main commercial terms and conditions incorporated in an updated version of the judicial reorganization plan of the Oi Group (“Amended RJ Plan”), which was originally filed with the 7th Business Court of the Judicial District of the Capital of Rio de Janeiro, Brazil on September 5th, 2016 (“Bankruptcy Court”), within the Oi Group’s judicial reorganization proceeding pending before the Bankruptcy Court under No 0203711-65.2016.8.19.0001.

PARTIES
Borrower:	Oi S.A. – In judicial reorganization (“Oi”) or Telemar Norte Leste S.A. – In judicial reorganization (“Telemar”)
Subsidiary Guarantors:

Oi Móvel S.A. – Em Recuperação Judicial (“Oi Móvel”); Telemar Norte Leste S.A. – Em Recuperação Judicial (“Telemar”); Copart 4 Participações S.A. – Em Recuperação Judicial (“Copart4”); Copart 5 Participações S.A. – Em Recuperação Judicial (“Copart5”); Portugal Telecom International Finance BV – Em Recuperação Judicial (“PTIF”) and Oi Brasil Holdings Coöperatief U.A. – Em Recuperação Judicial (“Oi Coop”)

Lenders:	[List of current lenders to be inserted]
Agent:	[TBD] (together with the Lenders, the “Finance Parties” and each a “Finance Party”)
Group:	The Borrower and all its Subsidiaries
Restricted Subsidiaries:	All the direct and indirect subsidiaries of which the Borrower holds more than 50% of the equity or more than 50% of the voting power.

TERM LOAN FACILITIES
Facility:	Multi-tranche term loan facilities
Tranches:	[11 US Dollar tranches, each one corresponding to a Replaced Facility Agreement (as defined in Appendix 1 (Replaced Facility Agreements).]
Amount:	Principal amount of up to USD 2,000,000,000.00
Final Maturity Date:	The 25th day of the month falling on the 17th anniversary of the date of the facility agreement.
Purpose:

The refinancing of the outstanding amounts due under the Replaced Facility Agreements, in accordance with the approval and confirmation (homologação judicial) (the “Reorganization Plan Confirmation”) of the Borrower’s judicial reorganization plan (plano de recuperação judicial) (the “Reorganization Plan”) filed within the 7th Corporate Court of the Judicial District of the State Capital of Rio de Janeiro, Brazil (the “RJ”) on September 27, 2017 to be approved in the creditors general meeting and confirmed by the

RJ Court.

Repayment:

5-year grace period for principal repayment, followed by repayment pro rata across all tranches in 24 semi-annual installments. The first amortization instalment is due on the 25th day of the month that is the 66th month following ratification of the Amended RJ Plan by the Bankruptcy Court and the remaining installments are due as follows:

	11th semi-annual period onwards	2% amortized per semi-annual period
	21st semi-annual period onwards	5.7% amortized per semi-annual period
	34th semi-annual period	5.9% amortized per semi-annual period

Provided that if any scheduled interest or principal payment date is not a business day, the payment will be made on the next succeeding business day. No interest will accrue as a result of this delay in payment.

Voluntary Prepayment:	Loans may be prepaid in whole or in part on 30 days’ prior notice. Any prepayment shall be made with accrued interest on the amount prepaid and without premium or penalty whatsoever.
Any amount prepaid may not be redrawn and shall be applied against scheduled repayments in inverse chronological order.
Guarantee:

Loan will be fully, jointly and severally guaranteed (the “Subsidiary Guarantee”), on a senior unsecured basis, by the Subsidiary Guarantors. Upon a Subsidiary Guarantor ceasing to be a member of the Group, it will be released at that time from its Subsidiary Guarantee.

PRICING
Agency Fee:	To be set out in an agency fee letter.
Margin/Interest on Loans:	1.75%
Interest Period for Loans:	6 months or any other period agreed between the Borrower and the Lenders (in relation to the relevant Loan).
Payment of Interest on Loans:	For all cash-pay interest accruing on the principal outstanding, there shall be a 5-year grace period.

For such period, interest shall accrue and capitalized annually in accordance with percentage set out in the Margin/Interest on Loans above so as to form part of the principal outstanding at the end of each fiscal year.

After the 66th month following the ratification of the Amended RJ Plan by the Bankruptcy Court, interest shall accrue on the new principal outstanding amount and shall be paid on a semi-annual basis. Such cash-pay interest shall be payable on the 25th day of the month of each Interest Period.

OTHER TERMS
Documentation:	The Facility will be made available under a facility agreement (the “Agreement”) based on the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

Prepayment and Cancellation:	(a) Illegality

If, at any time, it is or will become unlawful for any Lender to make or obtain funding for any part of an advance or for any Finance Party to perform its obligations under the Agreement, any other Finance Document or any participation agreement, the affected party shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a notice to that effect and its commitment shall be immediately cancelled and the Borrower shall repay all Loans of such Lender on the next repayment date.

For the avoidance of doubt, the term “unlawful” shall include, without limitation, non-compliance with any rule or regulation imposed by a relevant governmental or regulatory authority in relation to applicable “know your customer” requirements, where such non-compliance is in respect of the Borrower or any permitted successor, transferee or assign thereof and is due to the Borrower’s failure to provide the documentation or other evidence required to satisfy such applicable “know your customer” requirements promptly following a request from the Agent under Clause [•] (“Know Your Customer” Checks)

(b) Increased Costs, Tax Gross Up and Tax Indemnity

The Borrower may (at its discretion) give the Agent not less than 10 Business Days’ prior notice and cancel a Loan and prepay that relevant Lender that makes a claim under these provisions. Such payment shall be shall be applied against scheduled repayments in inverse chronological order.

(c) Excess Cashflow

Within 150 days following the end of each financial year of Oi, commencing with the financial year ending on the 31 December following the date of the Agreement, the Borrower shall be required (i) to calculate the Cash Sweep Amount for such financial year based on Oi’s annual audited consolidated financial statements for such financial year and (ii) to use the Cash Sweep Amount to redeem a portion of the Loans and to redeem, repurchase or repay, as applicable, a portion of the Indebtedness of all of Oi’s other creditors (together with the Loans, the “Reorganized Debt”) in accordance with Clause [•] of the Judicial Recovery Plan

“Asset Sale” means any sale, conveyance, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Oi or any Restricted Subsidiary, including any disposition by means of a merger, spin-off, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(i) any shares of Capital Stock of Oi or any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Oi or a Restricted Subsidiary);

(ii) all or substantially all of the assets of any division or business operation of Oi or any Restricted Subsidiary; or
(iii) any other property or assets of Oi or any Restricted Subsidiary outside of the ordinary course of business of Oi or such Restricted Subsidiary.
Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales:
(iv) the disposal of any of the assets listed in Appendix 2;
(v) a disposition by a member of the Group to the Borrower or by the Borrower to a member of the Group or between members of the Group;

(vi) the sale of property or equipment that, in the reasonable determination of the Borrower, has become worn out, obsolete, uneconomic or damaged or otherwise unsuitable for use in connection with the business of the Borrower or any member of the Group;

(vii) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to the Clause [•] (Merger);

(viii)(i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the IRS Code, or any comparable or successor provision, any exchange of like property for use in a Permitted Business;

(ix) an issuance of equity interests by a member of the Group to the Borrower or by the Borrower to a member of the Group;
(x) sales, leases, sub-leases or other dispositions of products, services, equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(xi) a disposition to the Borrower or a member of the Group (other than a Receivables Subsidiary), including a Person that is or shall become a member of the Group immediately after the disposition;

(xii) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Restricted Subsidiary;

(xiii)dispositions in connection with a Security permitted under the Clause 1.4 (Negative pledge);

(xiv)dispositions of receivables and related assets or interests in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(xv)  foreclosures on assets, transfers of condemned property as a result of the exercise of eminent domain or similar policies (whether by deed in lieu of condemnation or otherwise) and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(xvi)any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;
(xvii)the unwinding of any Hedging Obligations pursuant to its terms;

(xviii)the sale, transfer or other disposition of “non-core” assets acquired pursuant to an investment or acquisition permitted under the Agreement; provided that such assets are sold, transferred or otherwise disposed of within 6 months after the consummation of such acquisition or investment;

(xix)any financing transaction with respect to property built or acquired by the Borrower or any member of the Group after the date of the Agreement, including sale and leaseback transactions and asset securitizations permitted by the Agreement;

(xx)  sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture agreements and similar binding arrangements;

(xxi)sales or other dispositions of capacity or indefeasible rights of use in the Borrower’s or in any member of the Group’s telecommunications network in the ordinary course of business;
(xxii)a sale and leaseback transaction within one year of the acquisition of the relevant asset in the ordinary course of business;

(xxiii)exchanges of telecommunications assets for other telecommunications assets where the fair market value of the telecommunications assets received is at least equal to the fair market value of the telecommunications assets disposed of or, if less, the difference is received in cash;

(xxiv)the licensing, sublicensing or grants of licenses to use the Borrower’s or any Restricted Subsidiary’s trade secrets, know-how and other technology or intellectual property in the ordinary course of business to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology any single transaction or series of related transactions that involves;

(xxv)any transaction or series of related transactions made in accordance with the Reorganization Plan; or

(xxvi)any transaction or series of related transactions involving property or assets with a fair market value not in excess of 5% of the Consolidated Total Assets as of the end of the most recently completed full-year period for Oi’s published financial statements are available.

“Cash Balance” shall have the meaning given to it in the Reorganization Plan.
“Cash Sweep Amount” shall have the meaning given to it in the Reorganization Plan.
“Minimum Cash Requirement,” shall have the meaning given to it in the Reorganization Plan.

“Net Proceeds of any Asset Sale” means the aggregate cash proceeds from any Asset Sale net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof.

“Permitted Business” means the business or businesses conducted (or proposed to be conducted) by the Borrower or any Restricted Subsidiary as of the date of this Agreement and any other business reasonably related, ancillary or complementary thereto and any reasonable extension or evolution of any of the foregoing, including, without limitation, any business relating to telecommunications, information technology or transmission, or media content services or products.

“Receivables Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person in which the Borrower or any Restricted Subsidiary makes an investment and to which the Borrower or one or more of its Restricted Subsidiaries transfer receivables and related assets) which engages in no activities other than in connection with the financing of receivables, which is designated by the Receivables as a Receivables Subsidiary, and which meets the following conditions:

(1)no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Borrower or any of its Restricted Subsidiary that is not a Receivables Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Borrower or any other Restricted Subsidiary (that is not a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Borrower or any other Restricted Subsidiary that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)with which neither the Borrower nor any other Restricted Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and

(3)to which neither the Borrower nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which are reasonably customary in securitization of receivables transactions.

(d) Voluntary Cancellation

The Borrower may, by giving the Agent not less than 30 Business Days’ prior notice, cancel without any additional costs the whole or any part (and if in part being a minimum of USD 5,000,000 and in multiples of USD 500,000) of the Facilities.

Representations:	See Appendix 3 Part 1 (Representations & Warranties).
Information Undertakings:	See Appendix 3 Part 2 (Information Undertakings).
General Undertakings:	See Appendix 3 Part 3 (General Undertakings & Covenants).
Events of Default:	See Appendix 3 Part 4 (Events of Default).
Majority Lenders:	66 2/3% of Total Commitments.
Assignments and Transfers by Lenders:

No claims hereunder and no legal, equitable or other economic interest herein shall be transferred, assigned, contributed, conveyed, or otherwise alienated (in whole or in part), without at least sixty (60) days prior notice to the Borrower and provided that the Code of Ethics of the Oi Group (to be appended to the Agreement) is complied with and that the respective assignment does not involve individuals or legal entities indicated in the list of Office of Foreign Assets Control (OFAC), of the US Department of the Treasury.

A Lender may at any time, without any cost, Increased Costs or creation of additional tax obligations to the Borrower (relative to that in respect of the transferring Lender), assign all or any of its rights and benefits hereunder, or transfer in accordance with the terms of the Agreement all or any of its rights, benefits and obligations hereunder.

Conditions Precedent:	(a) Creditors approval of the RJ Plan and confirmation by the RJ Court
(b) Corporate authorizations customary for an Agreement of this nature
No withholding

Any and all payments of principal and interest in respect of the Facility shall be made without withholding or deduction for any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Brazil, Japan or any other jurisdiction or political subdivision thereof in which the Borrower is organized or is a resident for tax purposes having power to tax or by the jurisdictions in which any paying agents appointed by the Borrower are organized or the location where payment is made, or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In the event that any such withholding or deduction is required, the Borrower shall pay such additional amounts as additional interest, or additional amounts, as will result in the receipt by the Lenders of such amounts as would have been received by them if no such withholding or deduction had been required.

Miscellaneous Provisions:	The Agreement will contain provisions relating to, among other things, market disruption, breakage costs and indemnities, increased costs, set-off and administration.
Costs and Expenses:

All reasonable and duly documented costs and expenses incurred by the Agent in connection with the preparation, negotiation, printing and execution of the Agreement and any other document referred to in it shall be paid by the Borrower following the date of the Agreement.

Confidentiality:

The Term Sheet and its content are intended for the exclusive use of the Lenders and shall not be disclosed by any Lender to any person other than the Lender’s legal and financial advisors for the purposes of the proposed transaction unless the prior written consent of the Borrower is obtained.

Governing Law:	English
Governing Language:	English
Enforcement:	English courts
Definitions:	Terms defined in the current recommended form of single currency unsecured syndicated facility agreement of the LMA have the same meaning in this Term Sheet unless given a different meaning in this Term Sheet

Appendix 1

Replaced Facility Agreements

1.	The USD300,000,000 facility agreement dated 19 June 2008 between Finnish Export Credit Limited as lender and Telemar Norte Leste S.A. as borrower.

2.	The USD500,000,000 facility agreement dated 11 August 2009 between Finnish Export Credit Limited as lender and Telemar Norte Leste S.A. as borrower.

3.	The USD200,000,000 facility agreement dated 21 December 2011 between Finnish Export Credit Limited, KfW IPEX Bank GmbH and Nordea Bank Finland plc as lenders and Telemar Norte Leste S.A. as borrower.

4.	The USD397,366,000 facility agreement dated 3 October 2014 between Finnish Export Credit Limited as lender and Oi S.A. as borrower.

5.	The USD250,000,000 facility agreement dated 1 July 2008 between Nordic Investment Bank as lender and Telemar Norte Leste S.A. as borrower.

6.	The USD220,000,000 facility agreement dated 12 April 2010 between Credit Agricole Corporate and Investment Bank as lender and Telemar Norte Leste S.A. as borrower.

7.	The USD257,134,411 facility agreement dated 15 March 2013 between The Bank of Tokyo Mitsubishi UFJ and HSBC Bank USA, N.A. as lenders and Oi S.A. as borrower.

8.	The USD200,000,000 facility agreement dated 11 July 2012 between Export Development Canada as lender and Telemar Norte Leste S.A. as borrower.

9.	The USD500,000,000 facility agreement dated 30 October 2009 between [China Development Bank Corporation] as lender and Telemar Norte Leste S.A. as borrower.

10.	The USD600,000,000 facility agreement dated 18 December 2015 between China Development Bank Corporation as lender and Telemar Norte Leste S.A. as borrower.

11.	The USD600,000,000 refinancing facility agreement dated 18 December 2015 between China Development Bank Corporation as lender and Telemar Norte Leste S.A. as borrower.

Appendix 2

Permitted Assets

Direct or indirect disposal of the following assets:

UNITEL S.A., an Angolan company with tax identification number 5410003144, registered before the Commercial Registry of Luanda under number 44/199, headquartered in Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

BRASIL TELECOM CALL CENTER S.A., a corporation enrolled in the CNPJ/MF under No. 04.014.081/0001 -30, registered before the Commercial Registry of the State of Goiás under NIRE 53 3 0000758-6, headquartered at Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, in the City of Goiânia, State of Goiás, CEP74.845 -090;

TIMOR TELECOM, S.A., corporation, collective entity No. 1014630, registered with the National Administration of Domestic Trade under No. 01847/MTCI/XI/2012, with its principal place of business at Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, in Dili, Timor Leste.

The formalization of the disposal of assets located at the addresses listed below is subject to prior verification regarding the lack of impediment or prohibition of an administrative or judicial nature:

BR 101 KM 205 (Barreiros/Almoxarifado), in the State of Santa Catarina and registered under enrollment No. 40564;

Av Madre Benvenuta, in the State of Santa Catarina and registered under enrollment No. 48391;

Rua Cel Genuino, in the State of Rio Grande do Sul and registered under enrollment Nos. 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

Av. Joaquim de Oliveira, in the State of Rio Grande do Sul and registered under enrollment No. 114.947;

Avenida Lauro Sodre nº 3290, in the State of Rondônia and registered under enrollment No. 24743;

Rua Gabriel de Lara, in the State of Paraná and registered under enrollment No. 16059;

Rua Neo Alves Martins nº 2263, in the State of Paraná and registered under enrollment No. 58948;

Travessa Teixeira de Freitas nº 75 (Complexo Merces F), in the State of Paraná and registered under enrollment Nos. 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 and 36741;

Avenida Teixeira de Freitas nº 141 (Complexo Merces G), in the State of Paraná and registered under enrollment No. 15049;

Rua Visconde Nacar nº 234 (Complexo Merces B), in the State of Paraná and registered under enrollment No. 26912;

Rua Visconde do Rio Branco nº 397 (Complexo Merces A), in the State of Paraná and registered under enrollment No. 13940;

Avenida Goias, in the State of Goiás and registered under enrollment Nos. 42.041 and 42.042;

Avenida Getulio Vargas S/N, in the State of Roraima and registered under enrollment Nos. 46.241, 46.242, 46.243 and 46.244;

Rua Sabino Vieira / Rua Chaves De Faria nº 85/ R.S.L. Gonzaga nº 275, in the State of Rio de Janeiro and registered under enrollment No. 55316;

Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), in the State of Rio de Janeiro and registered under enrollment No. 51186;

Estr. Pau da Fome nº 2716, in the State of Rio de Janeiro and registered under enrollment No. 105885;

Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, in the State of Rio de Janeiro and registered under enrollment No. 67704;

Rua dos Limoeiros nº 200, in the State of Rio de Janeiro and registered under enrollment No. 10409;

Camaragibe – Estrada de Aldeia – Km-125, in the State of Pernambuco and registered under enrollment No. 2503;

Rua do Principe nº 156 e nº 120, in the State of Pernambuco and registered under enrollment No. 24857;

Rua Itambe nº 200, in the State of Minas Gerais and registered under enrollment No. 38227;

Rua Vitorio Nunes Da Motta nº 220, Enseada do Suá in the State of Espírito Santo and registered under enrollment No. 52265;

Rua Silveira Martins, Cabula, nº 355 in the State of Bahia and registered under enrollment No. 76908;

Rua Prof. Anfrisia Santiago nº 212, in the State of Bahia and registered under enrollment No. 12798;

Avenida Getulio Vargas – BL. A, nº 950, in the State of Amazonas and registered under enrollment No. 14610;

Rua Goias, S/N, Farol, in the State of Alagoas and registered under enrollment No. 75071.

Rua Zacarias da Silva, Lote 2 , Barra da Tijuca (Alvorada), in the City and State of Rio de Janeiro and registered under enrollment No. 381171;

Rua Senador Pompeu,119 – 5º andar, Centro, in the City and State of Rio de Janeiro and registered under enrollment No. 106766;

Rua Alexandre Mackenzie, nº 75, Centro, in the City and State of Rio de Janeiro and registered under enrollment Nos. 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

Rua do Lavradio, nº 71, Centro (Arcos), in the City and State of Rio de Janeiro and registered under enrollment No. 70149;

Rua Araribóia, nº 140, São Francisco, in City of Niterói, State of Rio de Janeiro and registered under enrollment No. 10770;

Rua Assai, s/n, Jardim Pindorama, in City of São Félix do Araguaia, State of Mato Grosso and registered under enrollment No. 3825;

Rua Sena Madureira, 1070, in City of Fortaleza, State of Ceará and registered under enrollment No. 1409;

Rua Manoel P. da Silva (Cap. Pereirinha, S/N), in City of Corumbá, State of Mato Grosso do Sul and registered under enrollment Nos. 24.969, 24.970, 24.971, 24.972 and 24.973;

Av Nicanor de Carvalho, nº 10, in City of Corumbá, State of Mato Grosso do Sul and registered under enrollment No. 12295;

Pq. Triunfo de Cotegipe, S/N – João Dantas, in City of Alagoinhas, Estado da Bahia and registered under enrollment No. 775;

Estrada Velha do Amparo, KM 4, in City of Friburgo, State of Rio de Janeiro and registered under enrollment No. 5283;

Av. Prudente de Morais, nº 757 B, Bairro Tirol, in City of Natal, State of Rio Grande do Norte and registered under enrollment No. 28639;

Av. Afonso Pena, nº 583, in City of Manaus, State of Amazonas and registered under enrollment No. 7496;

Rua Leitão da Silva, nº 2.159, Itararé (CONJED), in City of Vitória, State of Espírito Santos and registered under enrollment Nos. 46.977 and 46.978;

BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, in City of Brasília, Distrito Federal and registered under enrollment No. 801;

Rua Padre Pedro Pinto nº1460, Venda Nova (ISFAP), in City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 4187;

Rua 2 De Setembro, nº 733, Campo De Futebol, in City of Blumenau, State of Santa Catarina and registered under enrollment No. 598;

BR 116, KM 159 , Rua Cel Antônio Cordeiro, 3950, Altamira, in City of Russas, State of Ceará and registered under enrollment No. 180;

Rua Correa Vasques,69, Cidade Nova, in the City and State of Rio de Janeiro and registered under enrollment Nos. 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190; and

Rua Walter Ianni, Anel Rodoviário, KM 23,5—Bairro Aarão Reis/São Gabriel (PUC MINAS), in City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 27601.

Appendix 3

Part 1

Representations & Warranties

Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

The Borrower will make each of the following representations on the date of the Agreement:

1.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

(c)	It is not a FATCA FFI or a US Tax Obligor.

1.2	Binding obligations

The obligations expressed to be assumed by it under the Agreement are legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof, provided that such enforceability may be limited by insolvency laws or similar laws applicable to companies generally.

1.3	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

1.4	Good title to assets

It has a good, valid and marketable title to, or valid leases or licenses of, and all appropriate authorizations to use, the assets necessary to carry on its business as presently conducted.

1.5	Government Approvals

(a)	All consents, licenses, approvals and authorizations of, or registrations, recordations or filings with any Agency necessary for:

(i)	the execution and delivery of the Agreement by it,

(ii)	the performance of its obligations thereunder, and

(iii)	the observation by it of the terms and conditions thereof,

have been duly effected, completed and/or obtained and are in full force and effect, including the electronic registration of the financial terms of the Agreement with the Central Bank of Brazil;

except for:

(A)	the registration of the schedules of payment within the ROF with the Central Bank of Brazil which will enable the Borrower to make remittances from Brazil in order to effect payment of scheduled principal and interest with respect to the Agreement and the fees, expenses, commissions and payments of any finance charge referred to in the Agreement that will not be paid on the date of the entrance of the funds into Brazil (the Schedule of Payments) (which the Borrower shall promptly effect after the entrance of the funds into Brazil),

(B)	the registration of any payment provided for in such ROF earlier than the due date thereof, and

(C)	any further special authorization from the Central Bank of Brazil, which will enable the Borrower to make remittances from Brazil to make payments contemplated in the Agreement not specifically covered by the ROF and the Schedule of Payments.

1.6	Execution of the Agreement

No provision, law, ordinance, decree, instruction or regulation of its country of incorporation, or any Agency, department or instrumentality thereof, no provision of any charter, by-law or similar instrument of it and no provision of any mortgage, deed, contract, bond, undertaking or any agreement or other instrument binding on it or to which it or its assets are subject is or might be contravened by the execution, delivery, performance or observance of the terms and conditions of the Agreement which would be reasonably likely to have a material adverse effect.

1.7	Proper legal form

The Agreement is in proper legal form, and contains no provision which is contrary to Brazilian law, public policy, good morals, or the national sovereignty of, Brazil.

1.8	Non conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

1.9	Governing law and enforcement

(a)	In any proceedings taken in its country of incorporation in relation to the Agreement, the choice of English law as the governing law hereof will be recognized and enforced in such country after compliance with such applicable procedural rules and other legal requirements in its country of incorporation to the extent that it does not contravene national sovereignty, good morals or public policy in Brazil.

(b)	Any arbitral award obtained in relation to the Agreement will be recognized and be enforceable by the courts of its jurisdiction of incorporation.

1.10	No immunity

In any proceedings taken in its country of incorporation or England, it will not be entitled to claim for itself or any of its asset immunity from set-off, suit, execution, attachment or other legal process except for the immunity provided under Brazilian law to property of the Borrower that is considered essential for the rendering of public services under any concession or authorization agreements or licenses (bens vinculados à concessão or bens reversíveis).

1.11	Admissibility in evidence

All acts, conditions and things required to be done to make the Agreement legal, valid, enforceable and admissible in evidence in its country of incorporation have been done, fulfilled and performed, provided that for the enforceability or admission in evidence of the Agreement before Brazilian courts:

(a)	the Agreement must be translated into Portuguese by a sworn translator; and

(b)	the following will apply:

(i)	the signatures of the parties signing the Agreement outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate in the timeframe set forth in the Agreement; and

(ii)	the Agreement must be registered with the Registry of Deeds and Documents (Registro de Títulos e Documentos) of the City of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil.

1.12	Pari passu ranking

Its payment obligations under the Agreement will rank at least pari passu in right of payment with all other unsecured and unsubordinated obligations of it, save those claims which are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

1.13	No filing of stamp taxes

Under the laws of the Borrower’s country of incorporation in force at the date hereof, it is not necessary that the Agreement be filed, recorded or enrolled with any court or other authority in such country or that any stamp, registration or similar tax be paid on or in relation to the Agreement other than payments in connection with (i) Brazilian agencies and the notarization and consularisation of the signatures of persons signing the Agreement outside Brazil, (ii) the registration of the Agreement before the Registry of Deeds and Documents (Registro de Títulos e Documentos) of the City of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil and] (iii) the registration of the financial terms and conditions in respect of the Facilities with the Central Bank of Brazil under the ROF.

1.14	Compliance with laws

It is conducting its business and operations in compliance with all relevant laws and regulations and all directives of any Agency having the force of law applicable or relevant to it, the failure to be in compliance with which would be reasonably likely to have a material adverse effect.

1.15	Private and commercial acts

Its execution of the Agreement constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

1.16	No tax liabilities or disputes

Save as specifically disclosed to the Agent in writing, the Borrower has no unpaid tax liabilities which would be reasonably likely to have a material adverse effect save for those which it is contesting in good faith by appropriate proceedings and in respect of which adequate reserves have been established.

1.17	No misleading information

All written information supplied by the Borrower to any Lender in connection with the Agreement is true, complete and accurate in all material respects as at the date it was supplied and is not misleading in any material respect. The Borrower makes no representation or warranty as to any expectations, projections or other forward-looking statements furnished to the Lender or the Agent or to the premises on which these expectations, projections or other forward-looking statements were based. The Borrower undertakes no obligation to update any such information, unless required pursuant to the terms hereunder.

1.19	Environmental laws

(a)	It is in compliance with Clause 1.10 (Environmental compliance) and no circumstances have occurred which could be reasonably expected to have a material adverse effect in the future.

(b)	No Environmental Claim has been commenced or, to the best of its knowledge, is threatened against it where that claim has or is reasonably likely, if determined against it, to have a material adverse effect.

1.20	Taxation

(a)	It has filed, caused to be filed or used reasonable best efforts to file all Tax returns that are required to be filed by it and has paid or caused to be paid all Taxes shown to be due and payable by it on such returns or on any assessment received by it, except to the extent that any such Taxes are being diligently contested in good faith and by proper proceedings and as to which adequate reserves or provisions have been provided. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any Taxes relating to the Borrower, except to the extent that (i) any such Taxes, which could reasonably be expected to have a Material Adverse Effect, are fully disclosed to the Lender in writing or in the relevant financial statements, (ii) any such Taxes are being diligently contested in good faith and by proper proceedings, (iii) adequate reserves or provisions have been provided for any such Taxes, and (iv) if adversely decided, any such Taxes could not reasonably be expected to have an immediate Material Adverse Effect.

(b)	It is resident for Tax purposes only in Brazil.

1.21	Deduction of tax

[Other than in connection with [•], it]/[It] is not required to make any Tax Deduction (as defined in Clause [•] (Definitions)) from any payment it may make under any Finance Document, except for withholding tax as may be imposed on the remittance of payment of interest, fees, commissions and other expenses from Brazil under Brazilian law.

1.22	Application of FATCA

The Borrower shall ensure that it will not become a FATCA FFI or a US Tax Obligor.

1.23	Corrupt practices

It has and none of its directors, officers, employees or agents has:

(a)	paid or received (or entered into any agreement under which it may be paid or receive) any unlawful commission, bribe, pay off or kickback, directly or indirectly, in connection with the Agreement; or

(b)	taken action to influence a procurement process or execution of an agreement, including engaging in collusive practices among bidders designed to establish bid prices at artificial, non-competitive levels, or has otherwise engaged in Corrupt Practices.

1.24	No money laundering

The Borrower and all its branches and subsidiaries, in its home country and abroad, has the means and the internal procedures in place to detect and to intercept money-laundering channels or chains (involving the proceeds of terrorist activities, drug-trafficking, organized crime or others).

1.25	Foreign Assets Control Regulation

None of the execution, delivery and performance of the Agreement nor any of the other Finance Documents, nor its use of the proceeds of the Drawn Credit Facilities made hereunder, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Part 2

Information Undertakings

Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

Annual Statements:

The Borrower shall, no more than 30 days after such statements become publically available, but in any event within 150 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Finance Parties its financial statements and Oi’s financial statements (both consolidated and unconsolidated) for such financial year, prepared in accordance with IFRS and audited by recognized public auditors in Brazil.

Quarterly Statements:

The Borrower shall, no more than 30 days after such statements become publically available, but in any event within 60 days after the end of each of Oi’s first three financial quarters, deliver to the Agent in sufficient copies for the Finance Parties its unaudited financial statements (both consolidated and unconsolidated) for such financial quarter, prepared in accordance with IFRS.

Requirements as to Financial Statements:	The Borrower shall ensure that each set of financial statements delivered by it:
(a) unless otherwise stated, is prepared in accordance with IFRS and consistently applied, and for the annual statements includes the auditors’ report;
(b) discloses all the liabilities (contingent or otherwise) and all the unrealized or anticipated losses of the companies concerned, in accordance with IFRS; and

(c)   is certified by an Authorized Signatory as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during such period.

Compliance Certificate:	(a) The Borrower must supply to the Agent a Compliance Certificate:
(i) with each of the audited annual financial statements delivered under the Agreement; and
(ii) with each of the quarterly financial statements relating to the first nine months of a financial year delivered under the Agreement.
(b) A Compliance Certificate must be signed by the Borrower’s treasurer (and/or one or two other Authorized Signatories acceptable to the Agent, as appropriate).
Other Financial Information:

The Borrower shall from time to time on the reasonable request of the Agent furnish the Agent with such information about it and/or its business, management or financial condition as the Agent may reasonably require and which is materially relevant to the performance by the Borrower of any or all of its obligations under the Agreement, save to the extent such disclosure is not permitted by law.

“Know Your Customer” Checks:	In the event that a Finance Party is obliged to comply with “know your customer” or similar identification procedures the Borrower shall, in circumstances where the necessary information is not already publicly available, promptly upon the request of any Finance Party supply such documentation and other evidence as is reasonably requested.

Information – Miscellaneous:

(a)   If, at any time, Oi ceases to be a listed company, Oi shall, to the extent that it is not prevented from doing so by any applicable legal restrictions (including any judicial or administrative order, regulation or rule), supply to the Agent, promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which might, if adversely determined, have a material adverse effect.

(b)   The Borrower shall promptly inform the Agent of the occurrence of any Default (and the steps, if any, being taken to remedy it). The Borrower shall promptly inform the Agent when any such Default has been remedied, if applicable. Upon receipt of a written request to that effect from the Agent, the Borrower shall confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Default has occurred.

(c)   The Borrower must promptly submit to any Finance Party on demand such information and documents as such Finance Party may reasonably request in order to comply with its obligations to prevent money laundering and to conduct on-going monitoring of the business relationship with the Borrower as it relates to the prevention of money laundering.

Notification of Default:	The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
Brazilian GAAP:

As elected from time to time by the Borrower, the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by applicable regulators, including the Brazilian Securities Exchange Commission (Comissão de Valores Mobiliários), as well as the technical releases issued by the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), in accordance with IFRS as issued by the International Accounting Standards Board, in each case, as in effect from time to time.

Part 3

General Undertakings & Covenants

Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

The following undertakings will be included in the Agreement in respect of the Borrower:

1.1	Authorizations

The Borrower shall obtain, comply with the terms of and, to the extent permitted by law, do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of its country of incorporation to enable it lawfully to enter into and perform its obligations under the Agreement and to ensure the legality, validity, enforceability or admissibility in evidence in such country of the Agreement.

1.2	Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Agreement.

1.4	Negative pledge

In this Clause, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	The Borrower or any Restricted Subsidiaries shall not create or permit to subsist any Security over any of its assets.

(b)	The Borrower or any Restricted Subsidiaries shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or reacquired by it;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(i)	any Security or Quasi-Security existing as of the date of the Agreement;

(ii)	any Security or Quasi-Security arising in accordance with the terms of the Reorganization Plan;

(iii)	any Security or Quasi-Security securing any credit investment fund (Fundo de Investimento em Direitos Creditórios);

(iv)	any Security for taxes not yet delinquent or due which are being contested in good faith by appropriate actions or tax, civil or administrative proceedings, provided that adequate reserves for probable claims with respect thereto are maintained on the books of the Borrower or any member of the Group;

(v)	any Security arising by operation of law and in the ordinary course of business of the Borrower or any member of the Group;

(vi)	any Security securing Indebtedness owing by the Borrower or any member of the Group to (A) any Brazilian governmental institution, agency or development bank (or any other bank or financial institution representing or acting as agent for any of such institutions, agencies or banks) including, without limitation, Banco Nacional de Desenvolvimento Ecônomico e Social—BNDES, FINAME / Financiamento a Fabricante-Comercialização, and the related system or any official government agency or department of Brazil or of any state of region thereof, (B) any multilateral or foreign governmental institution, agency or development bank (or any other bank or financial institution representing or acting as agent for any of such institutions, agencies or banks) including, without limitation, the World Bank, the International Finance Corporation and the Inter-American Development Bank, and (C) any Governmental Authority of jurisdictions where the Borrower conducts business (or any bank or financial institution representing or acting as agent for such Governmental Authority);

(vii)	any Security on any asset of the Borrower or any member of the Group consisting of an operating lease entered into in the ordinary course of business so long as such assets are on-leased in the ordinary course of business of the Borrower or any member of the Group;

(viii)	in connection with any real property acquired, constructed or improved by the Borrower or any member of the Group after the date of the Agreement, any Security on such real property created, incurred or assumed contemporaneously with, or within 12 months after, such acquisition (or in the case of any such real property constructed or improved, after the completion or commencement of commercial operation of such real property, whichever is later) to secure or provide for the payment of any part of purchase price of such real property or the costs of that construction or improvement, including costs such as escalation, interest during construction and financial costs;

(ix)	any netting or set off arrangement entered into by the Borrower or any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(x)	any Security or Quasi-Security on cash or cash equivalents securing Hedging Agreements or other similar transactions;

(xi)	any Security or Quasi-Security over or affecting any asset acquired by the Borrower or any member of the Group (including any asset acquired from a person which merged with or into the Borrower or a member of the Group, or Security or Quasi-Security existing on such asset at the time such person becomes a member of the Group) after the date of the Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by the Borrower or member of the Group; and

(B)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by the Borrower or member of the Group;

(xii)	any Security or Quasi-Security entered into pursuant to any Finance Document;

(xiii)	any Security securing Indebtedness owing by any member of the Group to any other member of the Group;

(xiv)	any Security incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Security securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(xv)	easements, rights-of-way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its intended purposes;

(xvi)	any Security or Quasi-Security (other than those set out in the foregoing paragraphs) securing indebtedness the principal amount of which does not exceed 6.0 per cent. of the Consolidated Total Assets of the Borrower; or

(xvii)	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Security referred to in the foregoing clauses, provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement.

1.5	Merger

Other than as provided below, the Borrower will not, in one or a series of related transactions, consolidate or amalgamate with or merge into any Person or convey, lease or transfer all or substantially all of its assets (determined on a consolidated basis for the Borrower and its subsidiaries) to any Person or permit any Person to merge with or into it unless:

(a)	the Borrower is the continuing entity, or the Person formed by such consolidation or into which the Borrower is merged or that acquired or leased such property or assets of the Borrower (the “Successor Company”) will be a company organized and validly existing under the laws of Brazil or any political subdivision thereof, the United States of America or any state thereof or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) and shall assume (in the form satisfactory to the Agent) all of the Borrower’s obligations under the Agreement;

(b)	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing;

(c)	any Subsidiary Guarantor has confirmed that its Subsidiary Guarantee will apply for the obligations of the Successor Company in respect of the Loans; and

(d)	the Borrower or the Successor Company, as applicable, has delivered to the Agent an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to such transaction have been satisfied.

Notwithstanding anything to the contrary in the immediately preceding paragraph, so long as no default or event of default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom:

(i)	the Borrower may merge or consolidate with or into, or convey, transfer by means of a spin-off or not, lease or otherwise dispose of assets to, a Parent or a subsidiary of the Borrower in cases when the Borrower is the surviving entity in such transaction and such transaction would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole, it being understood that if the Borrower is not the surviving entity, the Borrower shall be required to comply with the requirements set forth in the immediately preceding paragraph;

(ii)	any subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer by means of a spin-off or not, lease or otherwise dispose of assets to, any Person in cases when such transaction would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole;

(iii)	any subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer by means of a spin-off or not, lease or otherwise dispose of assets to, the Borrower or any other subsidiary of the Borrower; or

(iv)	any consolidation, merger, conveyance, lease, transfer or other transaction authorized or made in accordance with the Reorganization Plan.

Upon the consummation of any transaction effected in accordance with these provisions, if the Borrower is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under the Agreement with the same effect as if such Successor Company had been named as the Borrower in the Agreement. Upon such substitution, the Borrower will be released from its obligations under the Agreement.

1.6	Change of business

None of Oi, Oi Móvel S.A. or Telemar shall permit a substantial change to be made to the general nature of its business taken as a whole from that carried on at the date of the Agreement (although the Borrower, Oi Móvel or Telemar may carry on other businesses reasonably incidental thereto which are common for groups of companies generally engaging in telecommunication and media businesses to become engaged in), except to the extent that such change would not be reasonably likely to have a material adverse effect or with the prior written consent of the Agent.

1.7	Transactions with Affiliates

The Borrower shall not enter into or carry out any transaction with an Affiliate, except for transactions entered into and carried out on an arm’s length basis, provided however, that the foregoing shall not apply to transactions which, in their aggregate, would not be reasonably likely to have, a material adverse effect, or to mergers, spin-offs, amalgamations, corporate restructurings or any corporate actions authorized by the Reorganization Plan or in the Agreement.

1.8	Disposals

(a)	The Borrower shall not (and the Borrower shall ensure that none of its Restricted Subsidiaries will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made on arm’s length terms in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)	of assets which are worn out, obsolete or have been replaced;

(iv)	constituting a transaction permitted under Clause [•] (Merger);

(v)	a disposal between the Borrower, its Parent or any of its Restricted Subsidiaries on arm’s length terms;

(vi)	a disposal with the consent of the Lender, which consent shall not be unreasonably withheld or delayed; or

(vii)	authorized by the Reorganization Plan or in the Agreement.

1.9	Anti-corruption laws

(a)	The Borrower, including its officers, employees and agents, shall directly or indirectly use the proceeds of the Facility for any purpose which would breach applicable anti-corruption laws (including, without limitation, the Brazilian Anticorruption Law (Law No. 12,846/13)).

(b)	The Borrower shall:

(i)	conduct its businesses in compliance with applicable anti-corruption laws (including, without limitation, the Brazilian Anticorruption Law (Law No. 12,846/13)); and not make any offer, payment, promise of payment or payment authorization of any amount or good to a Governmental Authority, or to any person knowing that all or part of such amount would be offered, given or promised by such person to a Governmental Authority for the purposes of: (i) influencing any act or decision of such Governmental Authority or inducing such Governmental Authority to perform or omit any act in violation of his official duty; (ii) inducing such Governmental Authorities to use their influence with the government or any of its agencies to affect or influence any act or decision of such government or agency, or (iii) obtaining or retaining business for anyone; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

1.10	Environmental compliance

The Borrower shall:

(a)	comply in all material respects with all Environmental Law applicable to it;

(b)	obtain, maintain and ensure compliance with all relevant Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a material adverse effect.

1.11	Environmental Claims

The Borrower shall, promptly upon becoming aware of the same, inform the Lender in writing of:

(a)	any Environmental Claim against the Borrower which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against the Borrower,

where the claim, if determined against the Borrower, has or is reasonably likely to have a material adverse effect.

1.12	Notarization, legalization and registration

The Borrower shall take all necessary measures for the signatures of the parties signing the Agreement outside Brazil to be notarized by a notary public qualified as such under the laws of the place of signing and for the signature of such notary public to be authenticated by a Brazilian consular officer at the competent Brazilian consulate. Evidence of such notarization by a notary public and authentication by a Brazilian consular office shall be delivered to the Agent, in each case, within sixty (60) days of the date of the Agreement.

1.13	Taxation

(a)	The Borrower shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested or is to be contested in good faith and, in such event, may permit those Taxes to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting the same by proper proceedings;

(ii)	adequate reserves or provisions are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under Clause [•] (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes is not reasonably likely to have a material adverse effect.

(b)	The Borrower may not change its residence for Tax purposes.

1.14	Government approvals

The Borrower shall:

(a)	from time to time obtain and maintain, and comply with, all Necessary Governmental Approvals as shall now or hereafter be required under applicable Laws if the failure to obtain, maintain or comply with such Necessary Governmental Approval(s) may have a material adverse effect, and

(b)	intervene in and contest any proceeding which seeks or may reasonably be expected, to rescind, terminate, modify or suspend any Necessary Governmental Approval and, if reasonably requested by the Lender, appeal any such rescission, termination, modification or suspension in the manner and to the full extent permitted by applicable Law (provided that the obligations of the Borrower under this Clause shall not in any way limit or impair the rights or remedies of the Lender under any Finance Document directly or indirectly arising as a result of any such rescission, termination, modification or suspension).

1.15	Chief place of business

(a)	The Borrower shall maintain its chief place of business at Rua Humberto de Campos, 425, 8th Floor, Leblon, Rio de Janeiro, RJ 22430-190, Brazil, or Rua do Lavradio, 71, Centro, 2nd floor, Rio de Janeiro, RJ 20230-070, Brazil, and maintain the office where it keeps its records concerning the Finance Documents at either address.

(b)	The Borrower shall not change its name, unless, in any such case, the Borrower shall have given to the Lender at least 45 days’ prior written notice, and all action requested by the Lender necessary or advisable in the Lender’s opinion to preserve the interests of the Lender under the Finance Documents shall have been taken.

1.16	Registration of schedule of payments

The Borrower shall:

(a)	within thirty (30) Business Days following ratification of the Amended RJ Plan by the Bankruptcy Court register with the ROF with the Central Bank of Brazil the Schedules of Payments, or any other document or equivalent approval that may replace it, which will enable the Borrower and/or the Guarantor, as the case may be, to make remittances from Brazil in order to effect payment of scheduled principal and interest with respect to the Finance Documents to which it is a party and the fees, expenses and commissions referred to in the Finance Documents to which it is a party that will not be paid on the date of the entrance of the funds into Brazil, and

(b)	promptly obtain, if and when necessary, any further special authorization from, or notice to, as the case may be, the Central Bank of Brazil that will enable the Borrower and/or the Guarantor, as the case may be, to make remittances from Brazil to make payments contemplated in the Finance Documents to which it is a party not specifically covered by the ROF and the Scheduled of Payments.

1.17	Notification of default

The Borrower shall promptly inform the Agent of the occurrence of any Event of Default or Default (and the steps, if any, being taken to remedy it). The Borrower shall promptly inform the Agent when any such Event of Default or Default has been remedied, if applicable. Upon receipt of a written request to that effect from the Agent, the Borrower shall confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Default has occurred.

1.18	Restriction on dividends

Dividends shall be restricted in accordance with the terms of the Reorganization Plan.

1.19	Covenant Suspension

Beginning on the day of a Covenant Suspension Event and ending on a Reversion Date (as defined herein) (such period a “Suspension Period”), the covenants specifically listed under the following captions in this Term Sheet will not be applicable to the Agreement (collectively, the “Suspended Covenants”):

(1)	“—Prepayment and Cancellation – Excess Cashflow”; and

(2)	“—Restriction on dividends”.

No Default, Event of Default or breach of any kind shall be deemed to exist under the Agreement with respect to the Suspended Covenants based on, and none of the Borrower or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date (if permitted at such time, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period).

Any period of time that (i) the Borrower has Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Agreement is referred to as a “Covenant Suspension Event.” If on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Borrower below an Investment Grade Rating, the Borrower and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The Borrower shall notify the Lenders with a copy to the Agent of the occurrence of a Covenant Suspension Event or Reversion Date. The Agent shall have no duty to monitor the Investment Grade Ratings of Loans or notify Lenders of any Covenant Suspension or Reversion Date.

“Capital Stock” means, with respect to any Person, any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including each class of Preferred Stock, limited liability interests or partnership interests, but excluding any debt securities convertible into such equity.

“Consolidated EBITDA” means, with respect to any Person for any period, for the Four-Quarter Period, the sum of the pre-tax profit or loss for such Person for such period, plus the following (without duplication) to the extent deducted or added in calculating such consolidated pre-tax profit or loss:

(1)	Consolidated Financial Income or Expense for such Person for such period; and

(2)	Consolidated depreciation and amortization for such Person for such period.

“Consolidated Total Assets” means the total amount of the consolidated assets of Oi, as set forth as “Total assets” in the consolidated balance sheet of Oi, as of the end of the most recently completed fiscal quarter or full-year period for which Oi’s published financial statements are available.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that has preferential rights over any other Capital Stock of such Person with respect to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as a capitalized lease in accordance with Brazilian GAAP and the amount of Indebtedness represented by such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with Brazilian GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Four-Quarter Period” means, as of any date of determination, the four most recent full fiscal quarters ending prior to the date of such determination for which financial statements are available.

“Hedging Obligations” of any Person means the obligations of such Person under any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against inflation, interest rates, currency or commodities price fluctuations.

“Indebtedness” means, with respect to any Person, without duplication:

(a)	whether being principal and/or interest of any present or future indebtedness of such Person:

(i)	in respect of borrowed money;

(ii)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iii)	representing the balanced deferred and unpaid of the purchase price of property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) liabilities accrued in the ordinary course of business which purchase price is due more than twelve (12) months after the date of placing the property in service or taking delivery and title thereto; or

(iv)	representing net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS;

(b)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c)	to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS.

Notwithstanding the foregoing, in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

For the avoidance of doubt, “Indebtedness” shall not include any obligations to any Person with respect to “Programa de Recuperação Fiscal—REFIS,” “Programa Especial de Parcelamento de Impostos—REFIS Estadual” and “Programa de Parcelamento Especial—PAES”, any other tax payment agreement entered into with any Brazilian governmental entity, nor any other payment obligations to regulatory agencies and/or any other payment agreement that is due to any creditor who, prior to the Reorganization Plan Confirmation, was not considered as Indebtedness in the calculation of Indebtedness of the Borrower.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P or Baa3 (or the equivalent) by Moody’s.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Debt” means, as of the date of determination, the aggregate amount of Indebtedness of Oi and its consolidated subsidiaries, less cash and cash equivalents and consolidated marketable securities recorded as current assets (except for any Capital Stock in any Person) in all cases determined in accordance with IFRS and as set forth in the most recent consolidated balance sheet of Oi.

“Net Debt to Consolidated EBITDA Ratio” means, with respect to the Borrower as of any date of determination, the ratio of the aggregate amount of Net Debt of Oi to Consolidated EBITDA of Oi for the Four-Quarter Period.

For purposes of this definition, Net Debt and Consolidated EBITDA shall be calculated after giving effect on a pro forma basis in good faith for the period of such calculation for the following:

(a)	any Indebtedness Incurred (and the application of proceeds thereof) during or after the reference period to the extent the Indebtedness is outstanding or is to be Incurred on the transaction date as if the Indebtedness had been Incurred on the first day of the reference period;

(b)	any Indebtedness repaid during or after the reference period to the extent the Indebtedness is no longer outstanding or is to be repaid on the transaction date as if the Indebtedness had been repaid on the first day of the reference period; and

(c)	the acquisition or disposition of companies, divisions or lines of businesses by the Borrower and Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the reference period, and

(d)	the discontinuation of any discontinued operations,

(e)	that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be (i) based upon the most recent Four-Quarter Period for which the relevant financial information is available and (ii) determined in good faith by the Borrower.

“Rating Agency” means each of S&P and Moody’s, provided that if either of S&P or Moody’s ceases to rate the notes or fails to make a rating on the notes publicly available, the Issuer will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for obligations to repay, redeem or repurchase any such Indebtedness upon the happening of any contingency unless such contingency has occurred).

Part 4

Events of Default

Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

Each of the following will be included in the Agreement in respect of the Borrower and, if appropriate, any Restricted Subsidiary:

Each of Clause [•] (Failure to Pay) to Clause [•] (Cessation of business) describes circumstances which constitute an Event of Default for the purposes of the Agreement. Clause [•] (Acceleration and Cancellation) deals with the rights of the Agent and the Lender after the occurrence of an Event of Default.

1.1	Failure to pay

The Borrower fails to pay any sum due by it under the Agreement on the due date unless (i) such failure to pay is caused by administrative and technical error and (ii) payment is made five (5) business days of its due date.

1.2	Misrepresentation

Any representation or statement made by the Borrower in the Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made or deemed made.

1.3	Specific covenants

(a)	Any representation or statement made by the Borrower in the Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made or deemed made.

(b)	The Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause [•] (Claims Pari Passu) and such failure, if capable of remedy, is not remedied within ten (10) business days after the earlier of the date on which the Agent gives notice thereof to the Borrower and the date on which the Borrower becomes aware of such failure.

1.4	Cross default

(a)	Any Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period.

(b)	Any Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any guarantee, indemnity or other contingent liability (or its equivalent in other currencies) given or owing by the Borrower in respect of any Indebtedness is not honored when due or called and any originally applicable grace period in respect thereof has expired.

(d)	A breach or default (howsoever described) occurs under any other Indebtedness of the Borrower or any Hedging Agreement, and as a result of such breach or default such Indebtedness or the amount under such Hedging Agreement becomes accelerated or repayable prior to its scheduled maturity date.

(e)	No Event of Default will occur under this Clause if the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (a) to (d) above is less than USD100,000,000 (or its equivalent in any other currency or currencies), excluding any Event of Default declared by BNDES in relation to any Indebtedness of the Borrower or any Relevant Subsidiary.

1.5	Insolvency

(a)	The Borrower:

(i)	is unable or admits in writing its inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

(iii)	by reason of actual or anticipated financial difficulties, commences judicial negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any Indebtedness of the Borrower.

1.6	Insolvency Proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

(b)	a composition, compromise, assignment or arrangement with any creditor of the Borrower;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets; or

(d)	enforcement of any Security over any assets of the Borrower,

or any analogous procedure or step is taken in any jurisdiction with respect to the Borrower.

This Clause shall not apply to any winding up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

1.7	Execution or distress

(a)	Any execution, attachment, seizure before judgment, distress is levied, enforced or sued on or against, or an encumbrance takes possession of, any material part of the consolidated property, assets or revenues of the Borrower or any event occurs which under the laws of any jurisdiction has a similar or analogous effect, and such process is not:

(i)	contested in good faith by the Borrower; and

(ii)	discharged or stayed within one hundred and twenty (120) days thereof.

(b)	For the avoidance of doubt and without limiting the generality of the above, in this Clause [•], property, assets or revenues having a fair market value of at least USD[100,000,000] shall be deemed to be a material part of the consolidated property, assets or revenues of the Borrower.

1.8	Failure to comply with final judgement

A final and non-appealable judgment is entered against the Borrower involving a liability (not yet paid or reimbursed by insurance) of at least USD[300,000,000] (or equivalent in other currencies), and such judgment shall not have been discharged within one hundred and twenty (120) days after the final deadline for complying with such judgement, unless the same is fully and adequately bonded or insured or is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and appropriate reserves are provided therefore pursuant to IFRS.

1.9	Repudiation

The Borrower in writing repudiates or seeks to repudiate the Agreement.

1.10	Illegality

At any time it is or becomes unlawful for the Borrower to perform or comply with any or all of its material obligations hereunder or any of the material obligations of the Borrower hereunder are not or cease to be legal, valid and binding.

1.12	Acceleration and cancellation

Upon the occurrence of an Event of Default or at any time thereafter, the Agent may (and if instructed to do so by the Lender, shall) by written notice to the Borrower:

(a)	declare the advances, or any of them, or any part of an advance and all other amounts accrued or outstanding under the Agreement, to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums, including indemnity payments, then owed by the Borrower hereunder);

(b)	declare the advances, or any of them, or any part of an advance, to be due and payable on demand, whereupon the Agent may by written notice to the Borrower require immediate repayment of the same, together with accrued interest and any other sums then owed by the Borrower hereunder; and/or

(c)	declare that the Available Facility shall be cancelled, whereupon the same shall be cancelled and reduced to zero.

1.13	Unlawfulness and invalidity

(a)	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

(b)	Any obligation or obligations of the Borrower under any Finance Document are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect.

1.14	Expropriation

The authority or ability of the Borrower to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Borrower or any of its assets.

1.15	Necessary government approvals

The Borrower fails to obtain, renew, maintain or comply with any Necessary Governmental Approval or any such Governmental Approval is revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect or any proceeding is commenced to revoke, terminate, withdraw, suspend, modify or withhold such Governmental Approval and such proceeding is not terminated within 30 days; unless, in any such case, such failure, revocation, termination, withdrawal, suspension, modification, withholding or failure to be in full force and effect could not reasonably be expected to have a material adverse effect.

ANEXO 4.3.3.1(F)

INSTRUMENTO CRÉDITOS QUIROGRAFÁRIOS DOS BONDHOLDERS NÃO-QUALIFICADOS

ANEXO 4.3.3.1

INSTRUMENTO DE CRÉDITOS QUIROGRAFÁRIOS DOS BONDHOLDERS ATÉ USD 750.000,00

TERM SHEET FOR U.S. DOLLAR DENOMINATED UNSECURED LOAN FACILITY

This Term Sheet reflects the main commercial terms and conditions incorporated in an updated version of the judicial reorganization plan of the Oi Group (“Amended RJ Plan”), which was originally filed with the 7th Business Court of the Judicial District of the Capital of Rio de Janeiro, Brazil on September 5th, 2016 (“Bankruptcy Court”), within the Oi Group’s judicial reorganization proceeding pending before the Bankruptcy Court under No 0203711-65.2016.8.19.0001.

PARTIES

Borrower:	Oi S.A. – In judicial reorganization (“Oi”)”) or Telemar Norte Leste S.A. – In judicial reorganization (“Telemar”)
Subsidiary Guarantors

Oi Móvel S.A. – Em Recuperação Judicial (“Oi Móvel”); Telemar Norte Leste S.A. – Em Recuperação Judicial (“Telemar”); Copart 4 Participações S.A. – Em Recuperação Judicial (“Copart4”); Copart 5 Participações S.A. – Em Recuperação Judicial (“Copart5”); Portugal Telecom International Finance BV – Em Recuperação Judicial (“PTIF”) and Oi Brasil Holdings Coöperatief U.A. – Em Recuperação Judicial (“Oi Coop”)

Lenders:	[List of bondholders that will become lenders under the loan facility to be inserted]
Administrative Agent:	[TBD] (together with the Lenders, the “Finance Parties” and each a “Finance Party”)
Group:	The Borrower and all its Subsidiaries
Restricted Subsidiaries:	All the direct and indirect subsidiaries of which the Borrower holds more than 50% of the equity or more than 50% of the voting power.

UNSECURED TERM LOAN FACILITY

Facility:	Single-tranche term loan facility
Amount:	Principal amount of up to USD 500,000,000.00
Final Maturity Date:	The 15th day of the month falling on the 12th anniversary of the date of the facility agreement.
Purpose:

The refinancing of certain outstanding amounts due under the Existing Bonds, in accordance with the approval and confirmation (homologação judicial) (the “Reorganization Plan Confirmation”) of the Borrower’s judicial reorganization plan (plano de recuperação judicial) (the “Reorganization Plan”) filed within the 7th Corporate Court of the Judicial District of the State Capital of Rio de Janeiro, Brazil (the “RJ”) on September 27, 2017 to be approved in the creditors general meeting and confirmed by the RJ Court.

Repayment:	6-year grace period for principal repayment, followed by repayment pro rata across all tranches in 12 semi-annual installments. The first amortization instalment is due on the 15th day of the month that is the 78th month following ratification of the Amended RJ Plan by the Bankruptcy Court and the remaining installments are due as follows:

	1st to the 12th semi-annual period	0% amortized per semi-annual period
	13th semi-annual period to 18th semi-annual period	4% amortized per semi-annual period
	19th semi-annual period to 23rd semi-annual period	12.66% amortized per semi-annual period
	24th semi-annual period	12,70% amortized per semi-annual period

Provided that if any scheduled interest or principal payment date is not a business day, the payment will be made on the next succeeding business day. No interest will accrue as a result of this delay in payment.

Voluntary Prepayment:

Loan may be prepaid in whole or in part on 30 days’ prior notice. Any prepayment shall be made with accrued interest on the amount prepaid and without premium or penalty whatsoever.

Any amount prepaid may not be redrawn and shall be applied against scheduled repayments in inverse chronological order.

Guarantee:

Loan will be fully, jointly and severally guaranteed (the “Subsidiary Guarantee”), on a senior unsecured basis, by the Subsidiary Guarantors. Upon a Subsidiary Guarantor ceasing to be a member of the Group, it will be released at that time from its Subsidiary Guarantee.

PRICING

Administrative Agent Fee:	As set out in an agency fee letter.
Margin/Interest on Loans:	6%
Interest Period for Loans:	6 months or any other period agreed between the Borrower and the Lenders.
Payment of Interest on Loans:	During the 6-year grace period interest shall accrue annually and be capitalized so as to form part of the principal outstanding at the end of each year.

After the end of the 78th month following the ratification of the Amended RJ Plan by the Bankruptcy Court, interest shall accrue on the new principal outstanding amount and shall be paid on a semi-annual basis. Such cash-pay interest shall be payable on the 15th day of the month of each Interest Period.

OTHER TERMS

Documentation:	The Facility will be made available under a facility agreement (the “Agreement”) based on the current recommended form of single currency unsecured syndicated facility agreement of the LMA.
Prepayment and Cancellation:	(a) Illegality

If, at any time, it is or will become unlawful for any Lender to make or obtain funding for any part of an advance or for any Finance Party to perform its obligations under the Agreement, the affected party shall, promptly after becoming aware of the same, deliver to the Borrower through the Administrative Agent a notice to that effect and its commitment shall be immediately cancelled and the Borrower shall repay all Loans of such Lender on the next repayment date.

For the avoidance of doubt, the term “unlawful” shall include, without limitation, non-compliance with any rule or regulation imposed by a relevant governmental or regulatory authority in relation to applicable “know your customer” requirements, where such non-compliance is in respect of the Borrower or any permitted successor, transferee or assign thereof and is due to the Borrower’s failure to provide the documentation or other evidence required to satisfy such applicable “know your customer” requirements promptly following a request from the Administrative Agent under Clause [●] (Know Your Customer Checks)

(b) Increased Costs, Tax Gross Up and Tax Indemnity

The Borrower may (at its discretion) give the Administrative Agent not less than 10 Business Days’ prior notice and cancel a Loan and prepay that relevant Lender that makes a claim under these provisions.

(c) Excess Cashflow

Within 150 days following the end of each financial year of Oi, commencing with the financial year ending on the 31 December following the date of the Agreement, the Borrower shall be required (i) to calculate the Cash Sweep Amount for such financial year based on Oi’s annual audited consolidated financial statements for such financial year and (ii) to use the Cash Sweep Amount to redeem a portion of the Loans and to redeem, repurchase or repay, as applicable, a portion of the Indebtedness of all of Oi’s other creditors (together with the Loans, the “Reorganized Debt”) in accordance with Clause [●] of the Judicial Recovery Plan

“Asset Sale” means any sale, conveyance, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, spin-off, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(i)  any shares of Capital Stock of the Borrower or any Restricted Subsidiary (other than directors’qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary);

(ii) all or substantially all of the assets of any division or business operation of the Borrower or any Restricted Subsidiary; or
(iii) any other property or assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such member of the Group.

Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales:
(iv) the disposal of any of the assets listed in Appendix 2;
(v) a disposition by a member of the Group to the Borrower or by the Borrower to a member of the Group or between members of the Group;

(vi) the sale of property or equipment that, in the reasonable determination of the Borrower, has become worn out, obsolete, uneconomic or damaged or otherwise unsuitable for use in connection with the business of the Borrower or any member of the Group;

(vii) The disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to the Clause [●] (Merger);

(viii)  (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the IRS Code, or any comparable or successor provision, any exchange of like property for use in a Permitted Business;

(ix) an issuance of equity interests by a member of the Group to the Borrower or by the Borrower to a member of the Group;
(x) sales, leases, sub-leases or other dispositions of products, services, equipment, inventory, accounts receivable or other assets in the ordinary course of business;
(xi) a Dividend Payment that does not violate the covenant described under Clause [●] (Restriction on Dividends);
(xii) a disposition to the Borrower or a member of the Group (other than a Receivables Subsidiary), including a Person that is or shall become a member of the Group immediately after the disposition;
(xiii) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a member of the Group;
(xiv) dispositions in connection with a Lien permitted under the Clause 1.9 (Negative pledge);

(xv)   dispositions of receivables and related assets or interests in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(xvi) foreclosures on assets, transfers of condemned property as a result of the exercise of eminent domain or similar policies (whether by deed in lieu of condemnation or otherwise) and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(xvii) any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;
(xviii)the unwinding of any Hedging Obligations pursuant to its terms;

(xix) the sale, transfer or other disposition of “non-core” assets acquired pursuant to an investment or acquisition permitted under the Agreement; provided that such assets are sold, transferred or otherwise disposed of within 6 months after the consummation of such acquisition or investment;

(xx)   any financing transaction with respect to property built or acquired by the Borrower or any member of the Group after the date of the Agreement, including sale and leaseback transactions and asset securitizations permitted by the Agreement;

(xxi) sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture agreements and similar binding arrangements;

(xxii) sales or other dispositions of capacity or indefeasible rights of use in the Borrower’s or in any member of the Group’s telecommunications network in the ordinary course of business;
(xxiii)a sale and leaseback transaction within one year of the acquisition of the relevant asset in the ordinary course of business;

(xxiv)exchanges of telecommunications assets for other telecommunications assets where the fair market value of the telecommunications assets received is at least equal to the fair market value of the telecommunications assets disposed of or, if less, the difference is received in cash;

(xxv)  the licensing, sublicensing or grants of licenses to use the Borrower’s or any member of the Group’s trade secrets, know-how and other technology or intellectual property in the ordinary course of business to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology any single transaction or series of related transactions that involves;

(xxvi)any transaction or series of related transactions made in accordance with the Reorganization Plan; or

(xxvii)anytransaction or series of related transactions involving property or assets with a fair market value not in excess of 5% of the Consolidated Total Assets as of the end of the most recently completed full-year period for which the Oi’s published financial statements are available).

“Cash Balance” shall have the meaning given to it in the Reorganization Plan.
“Cash Sweep Amount” shall have the meaning given to it in the Reorganization Plan.
“Minimum Cash Requirement,” shall have the meaning given to it in the Reorganization Plan.
(d) Voluntary Cancellation

The Borrower may, by giving the Administrative Agent not less than 30 Business Days’ prior notice, cancel without any additional costs the whole or any part (and if in part being a minimum of USD 5,000,000 and in multiples of USD 500,000) of the Facility.

Representations:	See Appendix 3 Part 1 (Representations & Warranties).
Information Undertakings:	See Appendix 3 Part 2 (Information Undertakings).
General Undertakings:	See Appendix 3 Part 3 (General Undertakings & Covenants).
Events of Default:	See Appendix 3 Part 4 (Events of Default).
Majority Lenders:	66 2/3% of Total Commitments.
Assignments and Transfers by Lenders:

Absent prior consent in writing from the Borrower, the Agreement, any claims thereunder and any legal, equitable or other economic interest therein shall not be transferred, assigned, contributed, conveyed, or otherwise alienated (in whole or in part), including but not limited to by way of sub-participation or discounting of such Agreement in a manner that would alter the ultimate beneficiary thereof, and no encumbrance or lien on, or other interest or right in, such Agreement may be granted or conveyed by any of the Lenders.

Conditions Precedent:	(a) Creditors approval of the RJ Plan and confirmation by the RJ Court.
(b) Corporate authorizations customary for an Agreement of this nature.
Miscellaneous Provisions:	The Agreement will contain provisions relating to, among other things, default interest, market disruption, breakage costs, tax gross up and indemnities, increased costs, set-off and administration.
Costs and Expenses:

All reasonable and duly documented costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, printing and execution of the Agreement and any other document referred to in it shall be paid by the Borrower following the date of the Agreement.

Confidentiality:

The Term Sheet and its content are intended for the exclusive use of the Lenders and shall not be disclosed by any Lender to any person other than the Lender’s legal and financial advisors for the purposes of the proposed transaction unless the prior written consent of the Borrower is obtained.

Governing Law:	English
Governing Language:	English
Enforcement:	English courts
Definitions:

Terms defined in the current recommended form of single currency unsecured syndicated facility agreement of the LMA have the same meaning in this Term Sheet unless given a different meaning in this Term Sheet

Appendix 1

Existing Bonds

1.	[TO COME]

Appendix 2

Permitted Assets

Direct or indirect disposal of the following assets:

UNITEL S.A., an Angolan company with tax identification number 5410003144, registered before the Commercial Registry of Luanda under number 44/199, headquartered in Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

BRASIL TELECOM CALL CENTER S.A., a corporation enrolled in the CNPJ/MF under No. 04.014.081/0001 -30, registered before the Commercial Registry of the State of Goiás under NIRE 53 3 0000758-6, headquartered at Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, in the City of Goiânia, State of Goiás, CEP74.845 -090;

TIMOR TELECOM, S.A., corporation, collective entity No. 1014630, registered with the National Administration of Domestic Trade under No. 01847/MTCI/XI/2012, with its principal place of business at Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, in Dili, Timor Leste.

The formalization of the disposal of assets located at the addresses listed below is subject to prior verification regarding the lack of impediment or prohibition of an administrative or judicial nature:

BR 101 KM 205 (Barreiros/Almoxarifado), in the State of Santa Catarina and registered under enrollment No. 40564;

Av Madre Benvenuta, in the State of Santa Catarina and registered under enrollment No. 48391;

Rua Cel Genuino, in the State of Rio Grande do Sul and registered under enrollment Nos. 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

Av. Joaquim de Oliveira, in the State of Rio Grande do Sul and registered under enrollment No. 114.947;

Avenida Lauro Sodre nº 3290, in the State of Rondônia and registered under enrollment No. 24743;

Rua Gabriel de Lara, in the State of Paraná and registered under enrollment No. 16059;

Rua Neo Alves Martins nº 2263, in the State of Paraná and registered under enrollment No. 58948;

Travessa Teixeira de Freitas nº 75 (Complexo Merces F), in the State of Paraná and registered under enrollment Nos. 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 and 36741;

Avenida Teixeira de Freitas nº 141 (Complexo Merces G), in the State of Paraná and registered under enrollment No. 15049;

Rua Visconde Nacar nº 234 (Complexo Merces B), in the State of Paraná and registered under enrollment No. 26912;

Rua Visconde do Rio Branco nº 397 (Complexo Merces A), in the State of Paraná and registered under enrollment No. 13940;

Avenida Goias, in the State of Goiás and registered under enrollment Nos. 42.041 and 42.042;

Avenida Getulio Vargas S/N, in the State of Roraima and registered under enrollment Nos. 46.241, 46.242, 46.243 and 46.244;

Rua Sabino Vieira / Rua Chaves De Faria nº 85/ R.S.L. Gonzaga nº 275, in the State of Rio de Janeiro and registered under enrollment No. 55316;

Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), in the State of Rio de Janeiro and registered under enrollment No. 51186;

Estr. Pau da Fome nº 2716, in the State of Rio de Janeiro and registered under enrollment No. 105885;

Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, in the State of Rio de Janeiro and registered under enrollment No. 67704;

Rua dos Limoeiros nº 200, in the State of Rio de Janeiro and registered under enrollment No. 10409;

Camaragibe—Estrada de Aldeia—Km-125, in the State of Pernambuco and registered under enrollment No. 2503;

Rua do Principe nº 156 e nº 120, in the State of Pernambuco and registered under enrollment No. 24857;

Rua Itambe nº 200, in the State of Minas Gerais and registered under enrollment No. 38227;

Rua Vitorio Nunes Da Motta nº 220, Enseada do Suá in the State of Espírito Santo and registered under enrollment No. 52265;

Rua Silveira Martins, Cabula, nº 355 in the State of Bahia and registered under enrollment No. 76908;

Rua Prof. Anfrisia Santiago nº 212, in the State of Bahia and registered under enrollment No. 12798;

Avenida Getulio Vargas—BL. A, nº 950, in the State of Amazonas and registered under enrollment No. 14610;

Rua Goias, S/N, Farol, in the State of Alagoas and registered under enrollment No. 75071.

Rua Zacarias da Silva, Lote 2 , Barra da Tijuca (Alvorada), in the City and State of Rio de Janeiro and registered under enrollment No. 381171;

Rua Senador Pompeu,119—5º andar, Centro, in the City and State of Rio de Janeiro and registered under enrollment No. 106766;

Rua Alexandre Mackenzie, nº 75, Centro, in the City and State of Rio de Janeiro and registered under enrollment Nos. 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

Rua do Lavradio, nº 71, Centro (Arcos), in the City and State of Rio de Janeiro and registered under enrollment No. 70149;

Rua Araribóia, nº 140, São Francisco, in City of Niterói, State of Rio de Janeiro and registered under enrollment No. 10770;

Rua Assai, s/n, Jardim Pindorama, in City of São Félix do Araguaia, State of Mato Grosso and registered under enrollment No. 3825;

Rua Sena Madureira, 1070, in City of Fortaleza, State of Ceará and registered under enrollment No. 1409;

Rua Manoel P. da Silva (Cap. Pereirinha, S/N), in City of Corumbá, State of Mato Grosso do Sul and registered under enrollment Nos. 24.969, 24.970, 24.971, 24.972 and 24.973;

Av Nicanor de Carvalho, nº 10, in City of Corumbá, State of Mato Grosso do Sul and registered under enrollment No. 12295;

Pq. Triunfo de Cotegipe, S/N – João Dantas, in City of Alagoinhas, Estado da Bahia and registered under enrollment No. 775;

Estrada Velha do Amparo, KM 4, in City of Friburgo, State of Rio de Janeiro and registered under enrollment No. 5283;

Av. Prudente de Morais, nº 757 B, Bairro Tirol, in City of Natal, State of Rio Grande do Norte and registered under enrollment No. 28639;

Av. Afonso Pena, nº 583, in City of Manaus, State of Amazonas and registered under enrollment No. 7496;

Rua Leitão da Silva, nº 2.159, Itararé (CONJED), in City of Vitória, State of Espírito Santos and registered under enrollment Nos. 46.977 and 46.978;

BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, in City of Brasília, Distrito Federal and registered under enrollment No. 801;

Rua Padre Pedro Pinto nº1460, Venda Nova (ISFAP), in City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 4187;

Rua 2 De Setembro, nº 733, Campo De Futebol, in City of Blumenau, State of Santa Catarina and registered under enrollment No. 598;

BR 116, KM 159 , Rua Cel Antônio Cordeiro, 3950, Altamira, in City of Russas, State of Ceará and registered under enrollment No. 180;

Rua Correa Vasques,69, Cidade Nova, in the City and State of Rio de Janeiro and registered under enrollment Nos. 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190; and

Rua Walter Ianni, Anel Rodoviário, KM 23,5—Bairro Aarão Reis/São Gabriel (PUC MINAS), in City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 27601.

Appendix 3

Part 1

Representations & Warranties

Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

The Borrower will make each of the following representations on the date of the Agreement and of each Disbursement Date:

1.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

(c)	It is not a FATCA FFI or a US Tax Obligor.

1.2	Binding obligations

The obligations expressed to be assumed by it under the Agreement are legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof, provided that such enforceability may be limited by insolvency laws or similar laws applicable to companies generally.

1.3	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Agreement and the transactions contemplated by the Agreement.

(b)	No limit on its powers will be exceeded as a result of the borrowing or giving of guarantees or indemnities contemplated by the Agreement.

1.4	Good title to assets

It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate authorisations to use, the assets necessary to carry on its business as presently conducted.

1.5	Government Approvals

(a)	All consents, licences, approvals and authorisations of, or registrations, recordations or filings with any agency necessary for:

(i)	the execution and delivery of the Agreement by it,

(ii)	the performance of its obligations thereunder, and

(iii)	the observation by it of the terms and conditions thereof,

have been duly effected, completed and/or obtained and are in full force and effect, including the electronic registration of the financial terms of the Agreement with the Central Bank of Brazil;

except for:

(A)	the registration of the schedules of payment within the Electronic Declaratory Registry – Module Registry of Financial Transactions (Registro Declaratório Eletrônico – Modulo Registro de Operações Financeiras) of the Data System of the Central Bank of Brazil – SISBACEN (the “ROF”) with the Central Bank of Brazil which will enable the Borrower to make remittances from Brazil in order to effect payment of scheduled principal and interest with respect to the Agreement and the fees, expenses, commissions and payments of any finance charge referred to in the Agreement that will not be paid on the date of the entrance of the funds into Brazil (the “Schedule of Payments”) (which the Borrower shall promptly effect after the entrance of the funds into Brazil),

(B)	the registration of any payment provided for in such ROF earlier than the due date thereof, and

(C)	any further special authorization from the Central Bank of Brazil, which will enable the Borrower to make remittances from Brazil to make payments contemplated in the Agreement not specifically covered by the ROF and the Schedule of Payments.

1.6	Execution of the Agreement

No provision, law, ordinance, decree, instruction or regulation of its country of incorporation, or any agency, department or instrumentality thereof, no provision of any charter, by-law or similar instrument of it and no provision of any mortgage, deed, contract, bond, undertaking or any agreement or other instrument binding on it or to which it or its assets are subject is or might be contravened by the execution, delivery, performance or observance of the terms and conditions of the Agreement which would be reasonably likely to have a material adverse effect.

1.7	Proper legal form

The Agreement is in proper legal form, and contains no provision which is contrary to Brazilian law, public policy, good morals, or the national sovereignty of, Brazil.

1.8	Non conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Agreement do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

1.9	Governing law and enforcement

(a)	In any proceedings taken in its country of incorporation in relation to the Agreement, the choice of English law as the governing law hereof will be recognised and enforced in such country after compliance with such applicable procedural rules and other legal requirements in its country of incorporation to the extent that it does not contravene national sovereignty, good morals or public policy in Brazil.

(b)	Any arbitral award obtained in relation to the Agreement will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

1.10	No immunity

In any proceedings taken in its country of incorporation or England, it will not be entitled to claim for itself or any of its asset immunity from set-off, suit, execution, attachment or other legal process except for the immunity provided under Brazilian law to property of the Borrower that is considered essential for the rendering of public services under any concession or authorization agreements or licenses (bens vinculados à concessão or bens reversíveis).

1.11	Admissibility in evidence

All acts, conditions and things required to be done to make the Agreement legal, valid, enforceable and admissible in evidence in its country of incorporation have been done, fulfilled and performed, provided that for the enforceability or admission in evidence of the Agreement before Brazilian courts:

(a)	the Agreement must be translated into Portuguese by a sworn translator; and

(b)	the following will apply:

(i)	the signatures of the parties signing the Agreement outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate in the timeframe set forth in the Agreement; and

(ii)	the Agreement must be registered with the Registry of Deeds and Documents (Registro de Títulos e Documentos) of the City of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil.

1.12	Pari passu ranking

Its payment obligations under the Agreement will rank at least pari passu in right of payment with all other unsecured and unsubordinated obligations of it, save those claims which are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application and save to the extent any such other Indebtedness is effectively senior by reason of any Security permitted under Clause 1.4 (Negative pledge).

1.13	No filing of stamp taxes

Under the laws of the Borrower’s country of incorporation in force at the date thereof, it is not necessary that the Agreement be filed, recorded or enrolled with any court or other authority in such country or that any stamp, registration or similar tax be paid on or in relation to the Agreement other than payments in connection with (i) Brazilian agencies and the notarization and consularisation of the signatures of persons signing the Agreement outside Brazil, (ii) the registration of the Agreement before the Registry of Deeds and Documents (Registro de Títulos e Documentos) of the City of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil and, and (iii) the registration of the financial terms and conditions in respect of the Facility with the Central Bank of Brazil under the ROF.

1.14	Compliance with laws

It is conducting its business and operations in compliance with all relevant laws and regulations and all directives of any agency having the force of law applicable or relevant to it, the failure to be in compliance with which would be reasonably likely to have a material adverse effect.

1.15	Private and commercial acts

Its execution of the Agreement constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

1.16	No tax liabilities or disputes

Save as specifically disclosed to the Administrative Agent in writing, the Borrower has no unpaid tax liabilities which would be reasonably likely to have a material adverse effect save for those which it is contesting in good faith by appropriate proceedings and in respect of which adequate reserves have been established.

1.17	No misleading information

All written information supplied by the Borrower to any Lender in connection with the Agreement is true, complete and accurate in all material respects as at the date it was supplied and is not misleading in any material respect. The Borrower makes no representation or warranty as to any expectations, projections or other forward-looking statements furnished to any Lender or the Administrative Agent or to the premises on which these expectations, projections or other forward-looking statements were based. The Borrower undertakes no obligation to update any such information, unless required pursuant to the terms of the Agreement.

1.19	Environmental laws

(a)	It is in compliance with Clause 1.13 (Environmental compliance) and no circumstances have occurred which could be reasonably expected to have a material adverse effect in the future.

(b)	No Environmental Claim has been commenced or, to the best of its knowledge, is threatened against it where that claim has or is reasonably likely, if determined against it, to have a material adverse effect.

1.20	Taxation

(a)	It has filed or caused to be filed all Tax returns that are required to be filed by it and has paid or caused to be paid all Taxes shown to be due and payable by it on such returns or on any assessment received by it, except to the extent that any such Taxes are being diligently contested in good faith and by proper proceedings and as to which adequate reserves or provisions have been provided. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any Taxes relating to the Borrower, except to the extent that (i) any such Taxes, which could reasonably be expected to have a material adverse effect, are fully disclosed to the Lender in writing, (ii) any such Taxes are being diligently contested in good faith and by proper proceedings, (iii) adequate reserves or provisions have been provided for any such Taxes, and (iv) if adversely decided, any such Taxes could not reasonably be expected to have a material adverse effect.

(b)	It is resident for Tax purposes only in Brazil.

1.21	Deduction of tax

[Other than in connection with [•], it]/[It] is not required to make any Tax Deduction (as defined in Clause [•] (Definitions)) from any payment it may make under any Finance Document, except for withholding tax as may be imposed on the remittance of payment of interest, fees, commissions and other expenses from Brazil under Brazilian law.

1.22	Application of FATCA

The Borrower shall ensure that the Borrower will not become a FATCA FFI or a US Tax Obligor.

1.23	Corrupt practices

The Borrower has not and none of its directors, officers, employees or agents has:

(a)	paid or received (or entered into any agreement under which it may be paid or receive) any unlawful commission, bribe, pay off or kickback, directly or indirectly, in connection with the Agreement; or

(b)	taken action to influence a procurement process or execution of an agreement, including engaging in collusive practices among bidders designed to establish bid prices at artificial, non-competitive levels, or has otherwise engaged in Corrupt Practices.

1.24	No money laundering

The Borrower and all its branches and subsidiaries, in its home country and abroad, has the means and the internal procedures in place to detect and to intercept money-laundering channels or chains (involving the proceeds of terrorist activities, drug-trafficking, organized crime or others).

1.25	Foreign Assets Control Regulation

None of the execution, delivery and performance of the Agreement, nor its use of the proceeds thereunder, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Part 2

Information Undertakings

Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

Annual Statements:

The Borrower shall, no more than 30 days after such statements become publically available, but in any event within 150 days after the end of each of its financial years, deliver to the Administrative Agent in sufficient copies for the Finance Parties its financial statements (both consolidated and unconsolidated) for such financial year, prepared in accordance with Brazilian GAAP or IFRS and audited by recognized public auditors in Brazil.

Quarterly Statements:

The Borrower shall, no more than 30 days after such statements become publically available, but in any event within 60 days after the end of each of the Borrower’s first three financial quarters, deliver to the Administrative Agent in sufficient copies for the Finance Parties its unaudited financial statements (both consolidated and unconsolidated) for such financial quarter, prepared in accordance with Brazilian GAAP or IFRS.

Requirements as to Financial Statements:

The Borrower shall ensure that each set of financial statements delivered by it:

(a)   unless otherwise stated, is prepared in accordance with IFRS and consistently applied, and for the annual statements includes the auditors’ report;

(b)   discloses all the liabilities (contingent or otherwise) and all the unrealized or anticipated losses of the companies concerned, in accordance with IFRS; and

(c)   is certified by an Authorized Signatory as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during such period.

Compliance Certificate:

(a)   The Borrower must supply to the Administrative Agent a Compliance Certificate:

(i) with each of the audited annual financial statements delivered under the Agreement; and

(ii)  with each of the quarterly financial statements relating to the first nine months of a financial year delivered under the Agreement.

(b)   A Compliance Certificate must be signed by the Borrower’s treasurer (and/or one or two other Authorized Signatories acceptable to the Administrative Agent, as appropriate).

Other Financial Information:

The Borrower shall from time to time on the reasonable request of the Administrative Agent furnish the Administrative Agent with such information about it and/or its business, management or financial condition as the Administrative Agent may reasonably require and which is materially relevant to the performance by the Borrower of any or all of its obligations under the Agreement, save to the extent such disclosure is not permitted by law.

“Know Your Customer” Checks:	In the event that a Finance Party is obliged to comply with “know your customer” or similar identification procedures the Borrower shall, in circumstances where the necessary information is not already publicly available, promptly upon the request of any Finance Party supply such documentation and other evidence as is reasonably requested.

Information—Miscellaneous:

(a)   If, at any time, the Borrower ceases to be a listed company, the Borrower shall, to the extent that it is not prevented from doing so by any applicable legal restrictions (including any judicial or administrative order, regulation or rule), supply to the Administrative Agent, promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which might, if adversely determined, have a material adverse effect.

(b)   The Borrower shall promptly inform the Administrative Agent of the occurrence of any Default (and the steps, if any, being taken to remedy it). The Borrower shall promptly inform the Administrative Agent when any such Default has been remedied, if applicable. Upon receipt of a written request to that effect from the Administrative Agent, the Borrower shall confirm to the Administrative Agent that, save as previously notified to the Administrative Agent or as notified in such confirmation, no Default has occurred.

(c)   The Borrower must promptly submit to any Finance Party on demand such information and documents as such Finance Party may reasonably request in order to comply with its obligations to prevent money laundering and to conduct on- going monitoring of the business relationship with the Borrower as it relates to the prevention of money laundering.

Notification of Default:	The Borrower shall notify the Administrative Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
Brazilian GAAP:	As elected from time to time by the Borrower, the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by applicable regulators, including the Brazilian Securities Exchange Commission (Comissão de Valores Mobiliários), as well as the technical releases issued by the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), in accordance with IFRS as issued by the International Accounting Standards Board, in each case, as in effect from time to time.

Part 3

Restriction on dividends.

Dividends shall be restricted in accordance with the terms of the Reorganization Plan.

ANEXO 4.3.3.3.(F)

CRÉDITOS QUIROGRAFÁRIOS DOS BONDHOLDERS QUALIFICADOS – NOVAS NOTES

DESCRIPTION OF THE NOTES

The following is a description of certain provisions of the notes to be issued to certain creditors of Oi S.A. (Oi S.A. or such of the other Obligors (as defined below) to be mutually agreed, the “Issuer”) in connection with the approval and confirmation (homologação judicial) (the “Reorganization Plan Confirmation”) of the Issuer’s judicial reorganization plan (plano de recuperação judicial) (the “Reorganization Plan”).

The following information does not purport to be a complete description of the notes and is subject and qualified in its entirety by reference to the provisions of the notes and the Indenture (as defined below). The notes and the Indenture, and not this description, control your rights as a noteholder. Capitalized terms used in the following summary and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

General

Indenture

The notes will be governed under the laws of the State of New York by an Indenture (the “Indenture”), to be dated the date of initial issuance of the notes (the “Issue Date”), between the Issuer, the other Obligors and [TRUSTEE], as trustee, registrar, paying agent and transfer agent. The Issuer will issue the notes under the Indenture.

Principal, Maturity and Interest

The notes will initially be issued in an aggregate principal amount set forth in the Reorganization Plan and will mature on the seventh anniversary of the Issue Date (the “Maturity Date”). The principal amount of the notes will be payable in full on the Maturity Date, unless repurchased or redeemed earlier pursuant to the terms of the Indenture.

The notes will be issued in fully registered form in denominations of US$130,000 and integral multiples of US$1,000 in excess thereof.

At the sole discretion of the Issuer, the notes will bear interest at:

(i)	For the first three years:

a.	a fixed rate of 10.000% per annum payable in cash in a semi-annual basis (“Cash Interest”); or

b.	a fixed rate of 12.000% per annum, of which 8.000% shall be Cash Interest and 4.000% shall be by increasing the principal amount of the outstanding notes or by issuing paid-in-kind notes (“PIK Interest” and such payment of PIK Interest hereinafter referred as a “PIK Payment”).

(ii)	For the fourth year onwards a fixed rate of 10.000% per annum payable in cash in a semi-annual basis.

Interest on the notes shall accrue from the date of the Reorganization Plan Confirmation until all required amounts due in respect thereof have been paid. Interest on the notes will be paid in arrears on the First Interest Payment Date and every six months thereafter (each such date, an “Interest Payment Date”). The first date on which interest on the notes shall be payable shall be the fifth day of the month that is six months following the Issue Date (the “First Interest Payment Date”). Interest shall be paid on each Interest Payment Date to the persons in whose name a note is registered at the close of business, New York City time, on the date that is 15 days prior to the Interest Payment Date (each, a “Record Date”). Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

PIK Interest will be payable (x) with respect to notes represented by one or more global notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding global note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and (y) with respect to notes represented by certificated notes, by issuing PIK notes in certificated form to the holders of the underlying notes in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will authenticate and deliver such PIK notes in certificated form for original issuance to the holders thereof on the relevant record date, as shown by the records of the register of such holders. Following an increase in the principal amount of the outstanding global notes as a result of a PIK Payment, the global notes will bear interest on such increased principal amount from and after the interest payment date in respect of which such PIK Payment was made. Any PIK notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date.

All notes issued pursuant to a PIK Payment will mature on the same maturity date as the notes issued on the Issue Date and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the notes issued on the Issue Date. Any certificated PIK notes will be issued with the description “PIK” on the face of such PIK note.

Payments of Principal and Interest

Payment of the principal of the notes (other than the PIK Interest), together with accrued and unpaid interest thereon, or payment upon redemption prior to maturity, will be made only:

•	following the surrender of the notes at the office of the trustee or any other paying agent; and

•	to the person in whose name the note is registered as of the close of business, New York City time, on the Business Day prior to the due date for such payment.

Payments of interest on a note (other than the PIK Interest), other than the last payment of principal and interest or payment in connection with a redemption of the notes prior to maturity, will be made on each payment date to the person in whose name the note is registered at the close of business, New York City time, on the relevant Record Date.

PIK Interest will be paid by increasing the principal amount of the outstanding global notes or by issuing PIK notes as set forth above under “—Principal, Maturity and Interest.”

The notes will initially be represented by two or more global notes. The principal of and interest on the notes will be payable in U.S. dollars, or in such other coin or currency of the United States of America as is legal tender for the payment of public and private debts at the time of payment. Payments of principal, premium, if any, and interest, and additional amounts, if any, in respect of each note will be made, in the case of global notes, by a paying agent by wire transfer of immediately available funds, or, in the case of certificated non-global notes, by a paying agent by check and mailed to the person entitled thereto at its registered address. If the notes are in certificated form, upon written request from a holder of at least US$1.0 million in aggregate principal amount of notes to the specified office of any paying agent, payment may be made by wire transfer to the account specified by such holder. The Issuer will make payments of principal and premium, if any, upon surrender of the relevant notes at the specified office of the trustee or any of the paying agents.

If any scheduled interest or principal payment date or any date for early redemption of the notes is not a Business Day, the payment will be made on the next succeeding Business Day. No interest on the notes will accrue as a result of this delay in payment.

Subject to applicable law, the trustee and the paying agents will pay to the Issuer upon written request any monies held by them for the payment of principal or interest that remains unclaimed for two years. Thereafter, noteholders entitled to these monies must seek payment from the Issuer.

Joint and Several Obligations

The Issuer and any other member of the Group that is subject to the Reorganization Plan (collectively, the “Obligors”) will be fully, jointly and severally liable for the full and punctual payment of principal, premium, if any, interest, including any additional amounts, and any other amounts that may become due and payable by us in respect of the Indenture and the notes.

Redemption and Repurchase

The notes will not be redeemable prior to maturity.

Purchases of Notes by the Issuer or any of its Subsidiaries or Affiliates

The Issuer or any of its subsidiaries or affiliates may at any time purchase any notes in the open market or otherwise at any price; provided that, in determining whether noteholders holding any requisite principal amount of notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, notes owned by the Issuer or any of its subsidiaries or affiliates shall be deemed not outstanding for purposes thereof. All notes purchased by the Issuer or any of its subsidiaries or affiliates may, at the option of the Issuer, continue to be outstanding or be cancelled.

Cancellation

Any notes repurchased by the Issuer or any of its subsidiaries or affiliates may, at the option of the Issuer, continue to be outstanding or be cancelled but may not be reissued or resold to a non-affiliate of the Issuer.

Certain Covenants

The Indenture will contain restrictive covenants customary for an offering of high yield debt securities to be mutually agreed, which covenants will (i) include without limitation incurrence-based limitations on the incurrence of debt, the granting of liens, the making of restricted payments (which shall be defined to be dividends and/or distributions in respect of equity interests, repurchases or redemptions of equity interests and repurchases, redemptions or other acquisitions for value of contractually subordinated debt), the sale of assets, maintenance of listing, the merger, consolidation or sale of substantially all assets, the entry into transactions with affiliates and the incurrence of dividend or other payment restrictions affecting certain subsidiaries and (ii) will not include any financial maintenance covenants. Such covenants shall (a) be negotiated in good faith, (b) not conflict with, or violate the provisions of, the Reorganization Plan, and (c) contain certain baskets, thresholds and exceptions that are to be mutually agreed in light of the operating results, including revenues and total assets, of the Group, and after taking into account the operational and strategic requirements of the Group in light of its size, industry, geographic locations, businesses, business practices and operations and corresponding baskets, thresholds and exceptions contained in the instruments executed with Class 3 creditors in connection with the Reorganization Plan.

Payment of Additional Amounts

Any and all payments of principal, premium, if any, and interest in respect of the notes shall be made without withholding or deduction for any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Brazil, Japan or any other jurisdiction or political subdivision thereof in which the Issuer is organized or is a resident for tax purposes having power to tax or by the jurisdictions in which any paying agents appointed by the Issuer are organized or the location where payment is made, or any political subdivision or any authority thereof or therein having power to tax (a “Relevant Jurisdiction”), unless such withholding or deduction is required by law. In the event that any such withholding or deduction is required, the Issuer shall pay such additional amounts as additional interest, or additional amounts, as will result in the receipt by the noteholders of such amounts as would have been received by them if no such withholding or deduction had been required, except that no such additional amounts shall be payable in respect of any note:

(a)	to the extent that such taxes in respect of such note would not have been imposed but for the existence of any current or former connection of the noteholder or the beneficial owner of such note with the Relevant Jurisdiction other than the mere holding of such note or the receipt of payments thereon or enforcement of rights thereunder;

(b)	in respect of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to such notes, except as otherwise provided in the Indenture;

(c)	to the extent that such holder or the beneficial owner of such note would not be liable or subject to such withholding or deduction of taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption if:

(i)	the making of such declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant taxes; and

(ii)	at least 60 days prior to the first payment date with respect to which the Issuer shall apply this clause (c), the Issuer has notified the holders of notes in writing that they shall be required to provide such declaration or claim;

(d)	where (in the case of a payment of principal, premium, if any, or interest on redemption) the relevant note is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such additional amounts if it had surrendered the relevant note on the last day of such period of 30 days;

(e)	any tax, assessment or other governmental charge which would have been avoided by such holder presenting the relevant note (if presentation is required) or requesting that such payment be made to another paying agent in a member state of the European Union;

(f)	any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of, premium, if any, or interest on a note;

(g)	with respect to any withholding or deduction imposed on or in respect of any note pursuant to Sections 1471-1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (and any current and future regulations or official interpretations thereof or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code) (“FATCA”), the laws of Brazil, Japan or any other jurisdiction implementing FATCA, or any agreement between the Issuer and the United States or any authority thereof entered into for FATCA purposes; or

(h)	any combination of the above.

Any reference to principal, premium, if any, or interest shall be deemed to include any additional amounts in respect of principal premium, if any, or interest (as the case may be) which may be payable under this section or under “—General—Payments of Principal and Interest” above.

Substitution of the Issuer

(a)	Notwithstanding any other provision contained in the Indenture, the Issuer may, without the consent of the holders of the notes, be replaced and substituted by any Wholly Owned Subsidiary of the Issuer as principal debtor (in such capacity, the “Substituted Debtor”) in respect of the notes; provided that:

(i)	such documents will be executed by the Substituted Debtor, the Issuer and the trustee as may be necessary to give full effect to the substitution, including a supplemental indenture whereby the Substituted Debtor assumes all of the Issuer’s obligations under the Indenture and the notes (together, the “Issuer Substitution Documents”) and pursuant to which the Issuer will unconditionally and irrevocably guarantee (the “Guarantee”) the payment of all sums payable under the Indenture and the notes by the Substituted Debtor as such principal debtor and the covenants and events of default will continue to apply to the Issuer in respect of the notes as if no such substitution had occurred;

(ii)	if the Substituted Debtor is organized in a jurisdiction other than Brazil, the Issuer Substitution Documents will contain a provision (1) to ensure that each noteholder has the benefit of a covenant in terms corresponding to the obligations of the Issuer in respect of the payment of additional amounts (but replacing references to Brazil with references to such other jurisdiction); and (2) to indemnify and hold harmless each noteholder and beneficial owner of the notes against all taxes or duties imposed by the jurisdiction in which the substituted Debtor is organized and which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such holder or beneficial owner of the notes as a result of the substitution and which would not have been so incurred or levied had the substitution not been made, in each case, subject to similar exceptions set forth under clauses (a) through (h) under “—Payment of Additional Amounts” above,” mutatis mutandis;

(iii)	the Issuer Substitution Documents will contain a provision that the Substituted Debtor and the Issuer will indemnify and hold harmless each noteholder and beneficial owner of the notes against all taxes or duties which are imposed on such holder or beneficial owner of the notes by any political subdivision or taxing authority of any country in which such holder or beneficial owner of the notes resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made, taking into account any present or future tax savings or tax benefit reasonably expected to be realized by such holder or such beneficial owner of the notes and subject to similar exceptions set forth under clauses (b) through (h) under “—Payment of Additional Amounts” above, mutatis mutandis; provided, that any holder or beneficial owner of such note making a claim with respect to such tax indemnity shall provide the Issuer with notice of such claim, along with supporting documentation, within four weeks of the announcement of the substitution of the Issuer as issuer;

(iv)	the Issuer will deliver, or cause the delivery, to the trustee of opinions from one or more internationally recognized counsel in the jurisdiction of organization of the Substituted Debtor, Brazil and New York as to the validity, legally binding effect and enforceability of the Issuer Substitution Documents and specified other legal matters, as well as an officer’s certificate as to compliance with the provisions described under this section;

(v)	the Substituted Debtor shall have appointed a process agent in the Borough of Manhattan, The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the notes or the Issuer Substitution Documents;

(vi)	no event of default will have occurred and be continuing;

(vii)	a credit rating will continue to be assigned to the notes when the Substituted Debtor replaces and substitutes the Issuer in respect of the notes;

(viii)	the substitution will comply with all applicable requirements under the laws of the jurisdiction of organization of the Substituted Debtor, New York and Brazil; and

(ix)	the substitution will be concurrently consummated with respect to the other instruments issued under the Reorganization Plan.

(b)	Upon the execution of the Issuer Substitution Documents as referred to in clause (a)(i) above, the Substituted Debtor shall be deemed to be named in the notes as the principal debtor in place of the Issuer (or of any previous substitute under these provisions) and the notes shall thereupon be deemed to be amended to give effect to the substitution. Except as set forth above, the execution of the Issuer Substitution Documents shall operate to release the Issuer (or such previous substitute as aforesaid) from all of its obligations, other than its Guarantee, in respect of the notes and its obligation to indemnify the trustee under the Indenture.

(c)	The Substituted Debtor and the Issuer shall acknowledge in the Issuer Substitution Documents the right of every noteholder to the production of the Issuer Substitution Documents for the enforcement of any of the notes or the Issuer Substitution Documents.

(d)	The covenants set forth in the Indenture will continue to apply to the notes following the substitution of the Issuer.

(e)	Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Debtor will give notice thereof to the noteholders in accordance with the provisions described in this section.

Events of Default

The following events will each be an “Event of Default” under the terms of the Indenture:

(a)	The Issuer defaults in the payment of the principal or any related additional amounts, if any, of any note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

(b)	The Issuer defaults in the payment of interest or any related additional amounts, if any, on any note when the same becomes due and payable, and the default continues for a period of 30 calendar days;

(c)	The Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed shall fail to perform, observe or comply with any covenant or agreement contained in the notes or Indenture and such failure (other than any failure to make any payment contemplated in clause (a) or (b) hereof) continues for a period of 60 calendar days after written notice to the Issuer by the trustee acting at the written direction of holders of 25% or more in aggregate principal amount of the notes, or to the Issuer and the trustee by the holders of 25% or more in aggregate principal amount of the notes;

(d)	(i) The acceleration of any Indebtedness of the Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed by reason of default, unless such acceleration is at the option of the Issuer, the other Obligors or any such subsidiary, as the case may be, or at the option of the holder of any such Indebtedness pursuant to any option to require the repurchase of such Indebtedness or (ii) the Issuer, any of the other Obligors or the relevant subsidiaries fails to pay any amount in respect of principal, interest or other amounts due in respect of any existing Indebtedness on the date required for such payment (in each case after giving effect to any applicable grace period); provided, however, that the aggregate amount of any such Indebtedness falling within (i) above and any relevant payments falling within (ii) above (as to which the time for payment has not been extended by the relevant obligees) equals or exceeds an amount to be mutually agreed by the Issuer and the noteholders;

(e)	One or more final and nonappealable judgments or final decrees is entered against the Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed involving an aggregate liability (not yet paid or reimbursed by insurance) of an amount to be mutually agreed by the Issuer and the noteholders or more (or its equivalent in another currency), and all such judgments or decrees shall not have been vacated, discharged or stayed within 180 calendar days after the applicable judgment or decree is entered;

(f)	The Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed shall commence a voluntary case or other proceeding seeking liquidation, judicial or extrajudicial reorganization or other relief with respect to itself or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seek the appointment of a trustee, receiver, judicial administrator (administrador judicial), liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment or conveyance for the benefit of creditors;

(g)	A court of competent jurisdiction enters an order or decree against the Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed for (i) liquidation, reorganization or other relief with respect to it or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a trustee, receiver, judicial administrator (administrador judicial), liquidator, custodian or other similar official of it or any substantial part of its property; provided that such order or decree shall remain undismissed and unstayed for a period of 90 calendar days;

(h)	Any event occurs that under the laws of Brazil or any political subdivision thereof has substantially the same effect as any of the events referred to in any of clause (f) or (g);

(i)	The Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed denies or disaffirms its obligations under the notes or the Indenture; or

(j)	All or substantially all of the assets of the Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed shall be condemned, seized or otherwise appropriated, or custody of such assets shall be assumed by any governmental authority or court or any other Person purporting to act under the authority of the government of any jurisdiction, or the Issuer or the relevant subsidiaries shall be prevented from exercising normal control over all or substantially all of their assets for a period of 60 consecutive days or longer.

The trustee is not to be charged with knowledge of any default or event of default or knowledge of any cure of any default or event of default unless either (i) an authorized officer or agent of the trustee with direct responsibility for the administration of the Indenture has actual knowledge of such default or event of default or (ii) written notice of such default or event of default has been given to such authorized officer of the trustee by the Issuer or any holder of the notes. The trustee shall not be deemed to have any knowledge of an event of default specified in subsection (h) or (j) above unless it is notified, in writing, by holders of at least 25% in aggregate principal amount of the then outstanding notes.

Remedies Upon Occurrence of an Event of Default

If an event of default occurs, and is continuing, the trustee shall, upon the request of noteholders holding not less than 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer, declare the principal amount of all of the notes and all accrued interest thereon immediately due and payable; provided that if an event of default described in clause (f), (g), or (h) above occurs and is continuing, then and in each and every such case, the principal amount of all of the notes and all accrued interest thereon shall, without any notice to the Issuer or any other act by the trustee or any noteholder, become and be accelerated and immediately due and payable. Upon any such declaration of acceleration, the principal of the notes so accelerated and the interest accrued thereon and all other amounts payable with respect to the notes shall be immediately due and payable. If the event of default or events of default giving rise to any such declaration of acceleration shall be cured following such declaration, such declaration may be rescinded by noteholders holding a majority of the notes.

The noteholders holding at least a majority of the aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines in good faith may involve the trustee in personal liability, or for which the trustee reasonably believes it will not be adequately secured or indemnified against the costs, expenses or liabilities, which might be incurred, or that may be unduly prejudicial to the rights of noteholders not taking part in such direction, and the trustee may take any other action it deems proper that is not inconsistent with any such direction received from noteholders. A noteholder may not pursue any remedy with respect to the Indenture or the notes directly against the Issuer or any other Obligor (without the trustee) unless:

(a)	the noteholder gives the trustee written notice of a continuing event of default;

(b)	noteholders holding not less than 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(c)	such noteholder or noteholders offer the trustee adequate security and/or indemnity satisfactory to the trustee against any costs, liability or expense;

(d)	the trustee does not comply with the request within 60 calendar days after receipt of the request and the offer of indemnity or security; and

(e)	during such 60-calendar-day period, noteholders holding a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any noteholder to receive payment of the principal of, premium, if any, interest on or additional amounts related to such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the noteholder.

Modification of the Indenture

The Issuer, the other Obligors and the trustee may, without the consent of the noteholders, amend, waive or supplement the Indenture for certain specific purposes, including, among other things, curing ambiguities, defects or inconsistencies, to conform the Indenture to this “Description of the Notes” or making any other provisions with respect to matters or questions arising under the Indenture, the notes or making any other change that will not materially and adversely affect the interest of the noteholders.

In addition, with certain exceptions, the Indenture may be modified by the Issuer, the Obligors and the trustee with the consent of the holders of a majority of the aggregate principal amount of the notes then outstanding. However, without the consent of each noteholder affected, no modification may (with respect to any notes held by non-consenting holders):

(a)	change the maturity of payment of principal of or any installment of interest on any note;

(b)	reduce the principal amount or the rate of interest, or change the method of computing the amount of principal or interest payable on any date;

(c)	change any place of payment where the principal of or interest on the notes is payable;

(d)	change the coin or currency in which the principal of or interest on the notes is payable;

(e)	impair the right of the noteholders to institute suit for the enforcement of any payment on or after the date due;

(f)	reduce the percentage in principal amount of the outstanding notes, the consent of whose noteholders is required for any modification or the consent of whose noteholders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences provided for in the Indenture;

(g)	eliminate or modify in any manner an Obligor’s obligations with respect to the notes which adversely affects holders in any material respect, except as contemplated in the Indenture; or

(h)	change or modify the ranking of the notes that would have a material adverse effect on the noteholders.

In the event that consent is obtained from some of the noteholders but not from all of the noteholders with respect to any of these amendments or modifications, new notes with such modifications will be issued to those consenting noteholders. Such new notes shall have separate CUSIP numbers and ISINs from those notes held by the non-consenting noteholders.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option, elect to be discharged from the Issuer’s and the other Obligor’s obligations with respect to the notes (“legal defeasance”). In general, upon a legal defeasance, (a) the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the notes and to have satisfied all of the Issuer’s and the other Obligor’s obligations under the notes and the Indenture except for (i) the rights of the noteholders to receive payments in respect of the principal of and interest and additional amounts, if any, on the notes when the payments are due, (ii) certain provisions of the Indenture relating to ownership, registration and transfer of the notes, (iii) the covenant relating to the maintenance of an office or agency in New York and (iv) certain provisions relating to the rights, powers, trusts, duties, protections, indemnities and immunities of the trustee.

In addition, the Issuer may, at its option, and at any time, elect to be released with respect to the notes and the Indenture, as applicable, from the covenants described above under the heading “—Certain Covenants” (“covenant defeasance”). Following such covenant defeasance, the occurrence of a breach or violation of any such covenant with respect to the notes will not constitute an event of default under the Indenture, and certain other events (not including, among other things, non-payment or bankruptcy and insolvency events) described under “—Events of Default” also will not constitute events of default.

In order to exercise either legal defeasance or covenant defeasance, the Issuer will be required to satisfy, among other conditions, the following:

(a)	The Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the noteholders, cash in U.S. dollars or U.S. government obligations, or a combination thereof, in amounts sufficient (in the opinion of an internationally recognized firm of independent public accountants or an internationally recognized investment bank) to pay and discharge the principal of and each installment of interest on the notes on the stated maturity of such principal or installment of interest in accordance with the terms of the Indenture and the notes;

(b)	in the case of a legal defeasance, the Issuer must deliver to the trustee an opinion of counsel stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the Issue Date there has been a change in the applicable U.S. federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon, the opinion of counsel shall confirm that, the noteholders will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

(c)	in the case of a covenant defeasance, the Issuer must deliver to the trustee an opinion of counsel to the effect that the noteholders will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

(d)	no default or event of default shall have occurred and be continuing and, in the case of a legal defeasance only, certain events of bankruptcy or insolvency, at any time during the period ending on the 121st calendar day after the date of such deposit (it being understood that this condition as it applies with respect to a legal defeasance shall not be deemed satisfied until the expiration of such period);

(e)	such legal defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect to any securities of the Issuer or (ii) result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer is a party or by which it is bound (other than a default under the Indenture arising from the granting of Liens to secure any Indebtedness incurred in connection therewith); and

(f)	the Issuer shall have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent required relating to either of legal defeasance or covenant defeasance, as the case may be, have been satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of notes, which shall survive until all notes have been canceled) as to all outstanding notes will be released when either:

(1)	all the notes that have been authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the trustee for cancellation; or

        (2)   (a)    all notes that have not been delivered to the trustee for cancellation either (i) have become due and payable by reason of the mailing of a notice of redemption as described in “—Redemption” or otherwise or (ii) will become due and payable within one year, and in each of the foregoing cases the Issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the notes cash in U.S. dollars or U.S. government obligations, or a combination thereof, in amounts sufficient (without reinvestment) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the notes not theretofore delivered to the trustee for cancellation to the date of maturity or redemption,

(b)	the Issuer has paid or caused to be paid all other sums payable by the Issuer under the Indenture,

(c)	the Issuer has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the date of redemption, as the case may be, and

(d)	the holders of the notes have a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A noteholder may transfer or exchange notes in accordance with the Indenture. The notes are subject to restrictions on transfer and may only be offered and sold in transactions exempt from or not subject to the registration requirements of the Securities Act. The registrar and the trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents (in addition to those required by the Indenture), and the Issuer may require a noteholder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note for a period of 15 days before the notes are to be redeemed for tax reasons. The registered noteholder will be treated as the owner of it for all purposes.

The Trustee

[TRUSTEE] will be the trustee under the Indenture. The Issuer may have normal banking relationships with [TRUSTEE] or any of its affiliates in the ordinary course of business. The address of the trustee is [ADDRESS].

The Paying Agent

[PAYING AGENT] will be the paying agent under the Indenture. The Issuer may have normal banking relationships with [PAYING AGENT] or any of its affiliates in the ordinary course of business. The address of the paying agent is [ADDRESS].

Notices

For so long as notes in global form are outstanding, notices to be given to holders will be given to the depositary, in accordance with its applicable policies as in effect from time to time. If notes are issued in individual definitive form, notices to be given to holders will be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to holders of the notes at their registered addresses as they appear in the trustee’s records.

Governing Law

The Indenture and the notes will be governed by the laws of the State of New York.

Jurisdiction

The Issuer and each other Obligor will consent to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan in The City of New York, New York, United States, and any appellate court from any thereof. The Issuer and each other Obligor will appoint [National Corporate Research Ltd., 10 E. 40th Street, 10th Floor, New York, New York 10016], as its authorized agent upon which service of process may be served in any action or proceeding brought in any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan in The City of New York in connection with the Indenture or the notes.

Waiver of Immunities

To the extent that the Issuer or the other Obligors may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with and as set out in the Indenture and the notes and to the extent that in any jurisdiction there may be immunity attributed to the Issuer or the Issuer’s assets or the other Obligors or their assets, as the case may be, whether or not claimed, the Issuer or the other Obligors will irrevocably agree for the benefit of the noteholders not to claim, and irrevocably waive, the immunity to the full extent permitted by law except for the immunity provided under Brazilian law to property of the Issuer or of the other Obligors that is considered essential for the rendering of public services under any concession agreement, authorization or license (bens vinculados à concessão ou bens reversíveis), to the extent such immunity cannot be waived or contested. For the avoidance of doubt, any changes on the legal and/or regulatory regime applicable to the public services rendered by the Issuer or by the other Obligors is hereby authorized, notwithstanding the impact that it may produce over the property of the Issuer or of the other Obligors that is considered essential for the rendering of public services under any concession agreement, authorization or license (bens vinculados à concessão ou bens reversíveis).

Currency Rate Indemnity

The Issuer and each other Obligor has agreed that, if a judgment or order made by any court for the payment of any amount, in respect of any notes is expressed in a currency other than U.S. dollars, the Issuer or the other Obligor, as the case may be, will indemnify the relevant noteholder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the Issuer’s and each other Obligor’s other obligations under the Indenture will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the notes.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or the other Obligors will have any liability for any obligations of the Issuer or the other Obligors, as the case may be, under the notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under applicable securities laws.

Certain Definitions

“Brazilian GAAP” means, as elected from time to time by the Issuer, (i) the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by applicable regulators, including the CVM, as well as the technical releases issued by the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), or (ii) International Financial Reporting Standards as issued by the International Accounting Standards Board, in each case, as in effect from time to time.

“Capitalized Lease Obligations” means, with respect to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as a capitalized lease in accordance with Brazilian GAAP and the amount of Indebtedness represented by such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with Brazilian GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including each class of Preferred Stock, limited liability interests or partnership interests, but excluding any debt securities convertible into such equity.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Group” means the Issuer and all its Subsidiaries.

“Hedging Obligations” of any Person means the obligations of such Person under any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against Brazilian inflation, interest rates, currency or commodities price fluctuations.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	whether being principal and/or interest of any present or future indebtedness of such Person:

(A)	in respect of borrowed money;

(B)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(C)	representing the balanced deferred and unpaid of the purchase price of property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) liabilities accrued in the ordinary course of business which purchase price is due more than twelve (12) months after the date of placing the property in service or taking delivery and title thereto; or

(D)	representing net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with Brazilian GAAP or IFRS;

(2)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)	to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with Brazilian GAAP or IFRS.

Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

For the avoidance of doubt, “Indebtedness” shall not include any obligations to any Person with respect to “Programa de Recuperação Fiscal—REFIS,” “Programa Especial de Parcelamento de Impostos—REFIS Estadual” and “Programa de Parcelamento Especial—PAES”, any other tax payment agreement entered into with any Brazilian governmental entity and/or any other payment agreement that is due to any creditor who, prior to the Reorganization Plan Confirmation, was not considered as Indebtedness in the calculation of Indebtedness of the Issuer.

“Issuer” means the party named as such in the introductory paragraph to this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that has preferential rights over any other Capital Stock of such Person with respect to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person.

“Relevant Date” means whichever is the later of (i) the date on which the payment in question first becomes due and (ii) if the full amount payable has not been received by the trustee or a paying agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the noteholders.

“Reorganization Plan” means [that certain judicial reorganization plan of the Issuer confirmed by the 7th Corporate Court of the Judicial District of the State Capital of Rio de Janeiro on [_], as may be amended or modified from time to time pursuant to its terms, establishing the terms and conditions for the restructuring of the debt of the Issuer and certain of its Wholly Owned Subsidiaries (the “RJ Debtors”), and providing for actions to be adopted by the RJ Debtors to overcome the financial distress of the RJ Debtors and ensure their continuity as going concerns, including, without limitation, (1) restructuring and balancing their liabilities; (2) actions during the judicial reorganization designed to obtain new funds; and (3) the potential sale of capital assets.]

“Restricted Subsidiary” means any Subsidiary of the Issuer that is subject to the Reorganization Plan.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for obligations to repay, redeem or repurchase any such Indebtedness upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any other corporation, limited liability company, partnership, association or other entity of which more than fifty percent (50%) of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Wholly Owned Subsidiary” means, with respect to any Person, any Restricted Subsidiary of which all the outstanding Capital Stock (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person then outstanding that is entitled (without regard to the occurrence of any contingency) to vote in the election of members of the board of directors (or equivalent governing body) of such Person, but excluding such classes of Capital Stock that are entitled, as a group in a separate election, to appoint one member of the board of directors of such Person as representative of the minority shareholders.

ANEXO 4.3.3.5(C)

CONDIÇÕES PRECEDENTES

São condições precedentes para o Aumento de Capital Capitalização de Créditos conforme disposto na Cláusula 4.3.3.5(c) do Plano, que deverão ser verificadas ou formal e expressamente dispensadas pelos Credores Quirografários Bondholders Qualificados em Reunião de Credores, conforme previsto no Anexo 8.1 , as seguintes Condições Precedentes:

(i)	o Plano ter sido aprovado pela Assembleia Geral de Credores, na forma do artigo 45 da LFR;

(ii)	ter havido a Homologação Judicial do Plano sem qualquer ressalva, modificação ou restrição que afete, direta ou indiretamente, qualquer direito dos Credores Quirografários Bondholders Qualificados na forma do Plano, individual ou coletivamente considerados, desde que

(ii.a)	não haja recurso interposto contra a decisão de Homologação Judicial do Plano (artigo 58 da LFR) ao qual tenha sido atribuído efeito suspensivo ou, caso tenha sido atribuído efeito suspensivo ao recurso, tenha sido reconsiderada ou revogada a decisão que atribuiu o efeito suspensivo por outra decisão singular ou colegiada; ou

(ii.b)	não haja nenhuma ação judicial ou administrativa em que tenha sido pleiteada e concedida medida liminar, antecipação de tutela e/ou qualquer medida ou segurança semelhante que tenha o efeito de suspender ou inviabilizar a Homologação Judicial do Plano e/ou a implementação, no todo ou em parte, deste Plano ou, caso seja concedida a referida medida liminar, antecipação de tutela e/ou qualquer medida ou segurança semelhante, a concessão seja reconsiderada ou revogada pela autoridade jurisdicional competente

(iii)	não ter havido nenhuma violação a qualquer obrigação assumida pelo Grupo Oi nos termos do ou como consequência deste Plano;

(iv)

(iv.a)	a ANATEL, representada pela Advocacia Geral da União, não tenha apresentado novas contestações ou recursos em juízo ou insistido nas contestações ou recursos em juízo existentes na data de Aprovação do Plano em relação a este Plano ou à reestruturação objeto deste Plano, inclusive a novação e/ou a reestruturação dos Créditos Concursais Agências Reguladoras, na forma da Cláusula 4.3.4; ou

(iv.b)	a ANATEL não tenha proferido em sede de processo administrativo decisão determinando a intervenção ou atos equivalentes afetando as concessões e/ou autorizações operadas pelo Grupo Oi ou que possam resultar em um Efeito Adverso Relevante;

(v)	os Créditos Concursais Agências Reguladoras tenham sido novados e reestruturados nos termos deste Plano;

(vi)	tenham sido obtidas todas as autorizações regulatórias e legais necessárias para implementação do Aumento de Capital – Capitalização de Créditos, incluindo mas não se limitando às autorizações da ANATEL e, se aplicável, do CADE;

(vii)	não existam ações, condenações ou contingências trabalhistas, previdenciárias, tributarias, cíveis e/ou ambientais, administrativas e/ou de qualquer outra natureza, incluindo mas não se limitando a investigações anticorrupção ou ações similares contra o Grupo Oi, que tornem as Recuperandas responsáveis pelo pagamento de qualquer quantia superior a R$ 10 bilhões de reais, individualmente consideradas, e/ou que resultem ou possam resultar em um Efeito Adverso Relevante.

ANEXO 4.5.5.

Notificação de Opção de Pagamento

[Place], [date].

[Local], [data].

To	À

OI S.A. – Em Recuperação Judicial	OI S.A. – Em Recuperação Judicial
TELEMAR NORTE LESTE S.A. – Em Recuperação Judicial	TELEMAR NORTE LESTE S.A. – Em Recuperação Judicial

OI MÓVEL S.A. – Em Recuperação Judicial	OI MÓVEL S.A. – Em Recuperação Judicial

COPART 4 PARTICIPAÇÕES S.A. – Em Recuperação Judicial	COPART 4 PARTICIPAÇÕES S.A. – Em Recuperação Judicial

COPART 5 PARTICIPAÇÕES S.A. – Em Recuperação Judicial	COPART 5 PARTICIPAÇÕES S.A. – Em Recuperação Judicial
l
PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial	PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial

OI BRASIL HOLDINGS COÖPERATIEF U.A. – Em Recuperação Judicial	OI BRASIL HOLDINGS COÖPERATIEF U.A. – Em Recuperação Judicial

(All together, “Oi Group”)	(Conjuntamente, “Grupo Oi”)

Address: Rua do Lavradio nº 71, Centro, Rio de Janeiro—RJ, CEP 20230-070	Endereço: Rua do Lavradio nº 71, Centro, Rio de Janeiro—RJ, CEP 20230-070

City of Rio de Janeiro, State of Rio de Janeiro	Cidade do Rio de Janeiro, Estado do Rio de Janeiro

C/o: Eurico Telles	C/o: Eurico Telles

C/C:

Escritório de Advocacia Arnold Wald

(“JUDICIAL ADMINISTRATOR”)

Av. Pres. Juscelino Kubitschek, 510,

8º andar, 04543-906

São Paulo, SP

C/o: Arnold Wald (or his substitute)

Telephone: [.]

Email: [.]

Ref.: Notice of Election of Payment

Option—Judicial Reorganization Plan

of the Oi Group (Clause 4.3.3.1)

Dear Sirs,

We refer to the Judicial Reorganization Plan of Oi Group, approved at the General Meeting of Creditors from 12.19.2017 (“Plan”). Capitalized terms not defined in this Notice of Election of Payment Option (“Notice”) will have the meaning applied to them in the Plan.

In compliance with Clause 4.3.3.1 of the Plan, the undersigned Creditor (“Creditor”) declares and proves by documents to be (i) a Non-Qualified Bondholder; (ii) natural person; (iii) living in European Union Countries; (iv) holder of an Unsecured Bondholder Credit of an individual or aggregate value (by the sum of all their Bonds) of less than USD750,000.00 (seven hundred and fifty thousand United States Dollars) (or the equivalent in Reais converted by the Exchange Conversion Rate).

In this terms, the Creditor notifies the Oi Group that it has voluntarily elected the Payment Option of Non-Qualified Unsecured Bondholders Creditors (“Payment Option Non-Qualified Unsecured Bondholders Creditors”) for the payment of its Credit in the amount of [INSERT THE CREDIT AMOUNT], as set forth in the Creditors List (“Credit”).

Very truly yours,

[CREDITOR]

Legal Representative:

C/C:

Escritório de Advocacia Arnold Wald

(“ADMINISTRADOR JUDICIAL”)

Av. Pres. Juscelino Kubitschek, 510,

8º andar, 04543-906

São Paulo, SP

A/C: Arnold Wald (ou seu substituto)

Telefone: [.]

Email: [.]

Ref.: Notificação de Opção de Pagamento –

Plano de Recuperação Judicial do Grupo Oi

(Cláusula 4.3.3.1)

Prezados Senhores,

Fazemos referência ao Plano de Recuperação Judicial do Grupo Oi, aprovado em Assembleia Geral de Credores realizada em 19.12.2017 (“Plano”). Os termos iniciados em letra maiúscula não definidos nesta Notificação de Opção de Recebimento (“Notificação”) terão o significado a eles atribuído no Plano.

Em atendimento ao disposto na Cláusula 4.3.3.1 do Plano, o Credor abaixo identificado e assinado (“Credor”) declara e comprova documentalmente ser (i) Bondholder Não-Qualificado; (ii) pessoa física; (iii) residente em países da União Europeia; (iv) titular de Crédito Quirografário dos Bondholders com valor individual ou agregado (pela soma de todos os seus Bonds) inferior a USD750.000,00 (setecentos e cinquenta mil Dólares Norte-Americanos) (ou o equivalente em Reais convertidos pela Taxa de Câmbio Conversão).

Nesses termos, o Credor notifica o Grupo Oi de que elegeu voluntariamente a Opção de Pagamento destinada aos Credores Quirografários Bondholders Não-Qualificados (“Opção de Pagamento Credores Quirografários Bondholders Não-Qualificados”) para recebimento de seu Crédito no valor de [INSERIR VALOR DO CRÉDITO], conforme relacionado na Lista de Credores (“Crédito”).

Cordialmente,

[CREDOR]

Representante Legal:

CPF/CNPJ:

Notificação de Opção de Pagamento

[Place], [date].

To

OI S.A. – Em Recuperação Judicial

TELEMAR NORTE LESTE S.A. –

Em Recuperação Judicial

OI MÓVEL S.A. – Em Recuperação Judicial

COPART 4 PARTICIPAÇÕES S.A. –

Em Recuperação Judicial

COPART 5 PARTICIPAÇÕES S.A. –

Em Recuperação Judicial

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial

(All together, “Oi Group”)

Address: Rua do Lavradio nº 71, Centro,

Rio de Janeiro—RJ, CEP 20230-070

City of Rio de Janeiro, State of Rio de Janeiro

C/o: Eurico Telles

[Local], [data].

À

OI S.A. – Em Recuperação Judicial

TELEMAR NORTE LESTE S.A. –

Em Recuperação Judicial

OI MÓVEL S.A. – Em Recuperação Judicial

COPART 4 PARTICIPAÇÕES S.A. –

Em Recuperação Judicial

COPART 5 PARTICIPAÇÕES S.A. –

Em Recuperação Judicial

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial

(Conjuntamente, “Grupo Oi”)

Endereço: Rua do Lavradio nº 71,

Centro, Rio de Janeiro—RJ, CEP 20230- 070

Cidade do Rio de Janeiro, Estado do Rio de Janeiro

C/o: Eurico Telles

C/C:

Escritório de Advocacia Arnold Wald

(“JUDICIAL ADMINISTRATOR”)

Av. Pres. Juscelino Kubitschek, 510,

8º andar, 04543-906

São Paulo, SP

C/o: Arnold Wald (or his substitute)

Telephone: [•]

Email: [•]

Ref.: Notice of Election of Payment Option—Judicial Reorganization Plan of the Oi Group (Clause 4.3.3.2)

Dear Sirs,

We refer to the Judicial Reorganization Plan of Oi Group, approved at the General Meeting of Creditors from 12.19.2017 (“Plan”). Capitalized terms not defined in this Notice of Election of Payment Option (“Notice”) will have the meaning applied to them in the Plan.

In compliance with Clause 4.3.3.2 of the Plan, the undersigned Creditor (“Creditor”) declares and proves by documents to be a Qualified Bondholder and holder of an Unsecured Bondholder Credit of an individual or aggregate value (by the sum of all their Bonds) of more than USD750,000.00 (seven hundred and fifty thousand United States Dollars) (or the equivalent in Reais converted by the Exchange Conversion Rate).

In this terms, the Creditor notifies the Company that it has voluntarily elected the Payment Option of Qualified Unsecured Bondholders Creditors (“Payment Option Qualified Unsecured Bondholders Creditors”) for the payment of its Credit in the amount of [INSERT THE CREDIT AMOUNT], as set forth in the Creditors List (“Credit”).

Very truly yours,

[CREDITOR]

Legal Representative:

C/C:

Escritório de Advocacia Arnold Wald

(“ADMINISTRADOR JUDICIAL”)

Av. Pres. Juscelino Kubitschek, 510,

8º andar, 04543-906

São Paulo, SP

A/C: Arnold Wald (ou seu substituto)

Telefone: [•]

Email: [•]

Ref.: Notificação de Opção de Pagamento – Plano de Recuperação Judicial do Grupo Oi (Cláusula 4.3.3.2)

Prezados Senhores,

Fazemos referência ao Plano de Recuperação Judicial do Grupo Oi, aprovado em Assembleia Geral de Credores realizada em 19.12.2017 (“Plano”). Os termos iniciados em letra maiúscula não definidos nesta Notificação de Opção de Recebimento (“Notificação”) terão o significado a eles atribuído no Plano.

Em atendimento ao disposto na Cláusula 4.3.3.2 do Plano, o Credor abaixo identificado e assinado (“Credor”) declara e comprova documentalmente ser Bondholder Qualificado e titular de Crédito Quirografário dos Bondholders com valor individual ou agregado (pela soma de todos os seus Bonds) acima de USD750.000,00 (setecentos e cinquenta mil Dólares Norte-Americanos) (ou o equivalente em Reais convertidos pela Taxa de Câmbio Conversão).

Nesses termos, o Credor notifica a Companhia de que elegeu voluntariamente a Opção de Pagamento destinada aos Credores Quirografários Bondholders Qualificados (“Opção de Pagamento Credores Quirografários Bondholders Qualificados”) para recebimento de seu Crédito no valor de [INSERIR VALOR DO CRÉDITO], conforme relacionado na Lista de Credores (“Crédito”).

Cordialmente,

[CREDOR]

Representante Legal:

CPF/CNPJ:

ANEXO 6.1

CONTRATO BACKSTOP

EXECUTION VERSION

SUBSCRIPTION AND COMMITMENT AGREEMENT

December 19, 2017

CONFIDENTIAL

Oi S.A. – In Judicial Reorganization

Rua Humberto de Campos, 425 7th Floor – Leblon

Rio de Janeiro – RJ 22430-190

Brazil

Ladies and Gentlemen:

We write to you in connection with the judicial reorganization of Oi S.A. – In Judicial

Reorganization (“Oi” or the “Company”) and certain of its subsidiaries (together with Oi, the “Debtors”), the cases for each of which are currently pending before the 7th Lower Commercial Court of Rio de Janeiro/RJ (the “Reorganization Court”) (Case Records No. 0203711-65.2016.8.19.0001) (such proceedings, the “Reorganization Proceedings”).

On December 12, 2017, the Debtors filed a plan of reorganization with the Reorganization Court (such plan, including for the avoidance of doubt all annexes, schedules and exhibits attached thereto, as modified by the attached markup which has been agreed to by each of the undersigned Investors, the “Agreed Plan”), and the Agreed Plan is scheduled to be voted on at a general meeting of creditors on December 19, 2017 (such meeting, or any such subsequent general meeting of creditors, a “GMC”). A copy of the Agreed Plan in Portuguese is attached hereto as Exhibit A. A certified English translation of the Agreed Plan will be provided to each Investor within 10 calendar days following the date of this SRC Agreement.

Now, the undersigned investors or fund managers (each, an “Investor”)1 wish to enter into this agreement (this Agreement” or this “SRC Agreement”) with Oi, which sets forth the terms and conditions pursuant to which (1) Oi is obligated (on an unconditional basis once the Agreed Plan has been approved at a GMC, except to the extent not permitted under any applicable securities laws, regulations, and rules) (A) to issue new common shares of Oi (“Common Shares”) under the Rights Offering (as defined below) (the “Offered Shares”) on the terms contemplated herein and in the Agreed Plan and to offer each Investor the right to subscribe for its pro rata portion (based on its share of the Commitments) of the Unsubscribed Shares (as defined herein), and (B) to pay the related fees and expenses of each Investor in accordance with the terms of this SRC Agreement, and (2) each Investor on a several and not joint basis agrees to subscribe and pay for its Commitment Percentage (as defined below)of the Unsubscribed Shares pursuant to the terms set forth in this SRC Agreement (with respect to each Investor, its “Commitment”).

As used in this SRC Agreement, each Investor and each of the Debtors is a “Party” and collectively the “Parties”.

[1]	For the avoidance of doubt, each signatory to this SRC Agreement shall be considered an Investor, including funds and accounts that appear or are referenced in the Investors’ signature pages but for which do not yet have a specified Commitment Percentage.

As used in this SRC Agreement, each Investor and each of the Debtors is a “Party” and collectively the “Parties”.

1.	Rights Offering. As promptly as practicable following the later of (1) the date on which the transactions contemplated under Section 4.3.3 (Bond Restructuring) of the Agreed Plan are completed, and (2) the date on which (if and to the extent required under applicable securities laws) the Rights Registration Statement (as defined below) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”), Oi shall, subject to applicable Law and the terms and conditions of the Agreed Plan:

(a)	Approve a capital increase in the amount of R$4 billion.

(b)	Offer to all holders of Common Shares and preferred shares of Oi (“Preferred Shares”) at the time of approval of the capital increase (the “Record Date”) the right (the “Rights”) to subscribe to Common Shares of Oi at a price per share (the “Rights Offer Price”) equal to R$3 billion divided by the number of Fully Diluted Company Shares immediately prior to such offering (the “Rights Offering”) provided, that if as measured in the 12-months prior to the end of the most recently completed fiscal quarter prior to the commencement date of the Rights Offering (such period, the “Reference Period”), either (a) the combined EBITDA of the Debtors (excluding any extraordinary revenue not included in any projections previously shown to the Investors or filed with the Reorganization Court) or (b) the combined revenues of the Debtors (calculated in the case of each of clause (a) and (b) in the same manner as the Debtors’ business plan), decrease by a percentage of more than 10% (the actual percentage of reduction, the “Reduction Percentage”, and if both (a) and (b) have occurred, the greater of the two shall be the Reduction Percentage) compared to the EBITDA (excluding any extraordinary revenue not included in any projections previously shown to the Investors or filed with the Reorganization Court) or revenues (as applicable) in the 12-month period ending on the first day of the Reference Period, then the Price Per Share shall be reduced by the Reduction Percentage.

(c)	The Rights will be exercisable during a period of at least 30 calendar days following the Record Date (the “Initial Subscription Period”). The number of Common Shares to which the holder of each Common Share and each Preferred Share will be entitled will be determined in accordance with article 171 of Law No. 6,404/76 at the time that the capital increase is authorized and will be calculated in a manner such that each holder of Common Shares and Preferred Shares will be entitled to subscribe to its ratable portion of the Offered Shares during the Initial Subscription Period. Each holder of Common Shares and Preferred Shares that subscribes to purchase Offered Shares during the Initial Subscription Period will be entitled at the time that it manifests its intention to so subscribe to also manifest its intention to subscribe for (1) its ratable portion (determined based on the number of Common Shares and Preferred Shares held by all holders manifesting such intention) of any Offered Shares to which holders of Common Shares and Preferred Shares do not subscribe during the Initial Subscription Period (the “First Round Leftover Shares”), and (2) up to all of any First Round Leftover Shares to which holders of Common Shares and Preferred Shares do not subscribe during the First Round Leftover Subscription Period (the “Second Round Leftover Shares”).

(d)	Within three Business Days following the expiration of the Initial Subscription Period, Oi shall verify all subscriptions to purchase Offered Shares tendered during the Initial Subscription Period and determine the number of First Round Leftover Shares. As soon as practicable thereafter, Oi will offer to each holder of Common Shares and Preferred Shares that manifested its intention to subscribe for its ratable portion of First Round Leftover Shares the right to subscribe to the First Round Leftover Shares at the Rights Offer Price. Such holders may subscribe for up to their ratable portion (determined as described above) of the First Round Leftover Shares during the 10 calendar day period following the commencement of the offering of the First Round Leftover Shares (the “First Round Leftover Subscription Period”).

(e)	Within three Business Days following the expiration of the First Round Leftover Subscription Period (the “Leftover Acceptance Date”), Oi shall verify all subscriptions to purchase Offered Shares tendered during the First Round Leftover Subscription Period and determine the number of Second Round Leftover Shares, if any. As soon as practicable thereafter, Oi will offer to each holder of Common Shares and Preferred Shares that manifested its intention to subscribe for Second Round Leftover Shares the right to subscribe for up to all Second Round Leftover Shares at the Rights Offer Price, during the five calendar day period following the commencement of the offering of the Second Round Leftover Shares (the “Second Round Leftover Subscription Period”). If requests for subscription of Second Round Leftover Shares exceeds the number of Second Round Leftover Shares, each holder of Common Shares and Preferred Shares who manifested their intention to subscribe for Second Round Leftover Shares will receive a pro rata share of such Second Round Leftover Shares (determined based on the number of Common Shares and Preferred Shares held by all holders manifesting such intention), up to the number of Second Round Leftover Shares for which such holder manifested its intention to subscribe. Within three Business Days following the expiration of the Second Round Leftover Subscription Period (the “Final Subscription Date”), Oi shall (1) verify all subscriptions to purchase Offered Shares tendering during the Second Round Leftover Subscription Period, and (2) if the number of Second Round Leftover Shares exceeds the number of Second Round Leftover Shares allocated to the holders of Common Shares and Preferred Shares that manifested its intention to subscribe for Second Round Leftover Shares, determine the number of Second Round Leftover Shares that are not allocated to such holders (the “Unsubscribed Shares”).

(f)	Following the Second Round Leftover Subscription Period the Board of Directors of Oi shall confirm the capital increase.

2.	Rights Registration Statement. As promptly as practicable following the date on which the Company files its annual report on Form 20-F for the fiscal year ended December 31, 2017 (the “2017 Annual Report”) with the SEC (if and to the extent required under applicable securities laws), the Company will file a registration statement on Form F-1 (or any other appropriate form) (the “Rights Registration Statement”) with the SEC pursuant to which it will register the offer and sale of the Offered Shares to be offered to holders of its Common Shares and Preferred Shares under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Company will use its commercially reasonable efforts to (1) promptly respond to all comment letters received from the SEC with respect the Rights Registration Statement, (2) to amend the Rights Registration Statement to be responsive to such comments, and (3) obtain an order from the SEC declaring the Rights Registration Statement effective as promptly as possible. The Company will use its commercially reasonable efforts to cause The Bank of New York Mellon, as Depositary (the “ADR Depositary”), under (1) the Amended and Restated Deposit Agreement (Common Shares) dated as of February 27, 2012 among the Company, the ADR Depositary and all Owners and Holders from time to time of American Depositary Shares (the “Common ADSs”) issued thereunder (the “Common Deposit Agreement”), and (2) the Amended and Restated Deposit Agreement (Preferred Shares) dated as of February 27, 2012 among the Company, the ADR Depositary and all Owners and Holders from time to time of American Depositary Shares (the “Preferred ADSs”) issued thereunder (the “Preferred Deposit Agreement” and, together with the Common Deposit Agreement, the “Deposit Agreements”) (a) to deliver the prospectus contained in the Rights Registration Statement upon its effectiveness to the holders of Common ADSs and Preferred ADSs as of the Record Date, (b) to seek instructions from holders of the holders of the Common ADSs and the Preferred ADSs with respect to the exercise of the Rights held by the custodian for the Depositary, and (c) to exercise the Rights for which the Depositary has received such instructions (together with the payment of the purchase price for the Offered Shares and all fees, expenses, taxes and charges due to the Depositary under the Deposit Agreements). The Company will use its commercially reasonable efforts to cause the Depositary to issue Common ADRs to the holders of the Common ADSs and the Preferred ADSs with respect to the Offered Shares purchased by the custodian for the Depositary pursuant to the instructions received by the Depositary and to deliver such Common ADRs to the accounts specified by such holders.

3.	Commitments. Each Investor, on a several and not joint basis and subject to the terms and conditions set forth herein, hereby makes its Commitment and agrees to take all actions necessary to subscribe and pay for the percentage (the “Commitment Percentage”) of the total number of Unsubscribed Shares set forth in Schedule 1 attached hereto on the terms set forth herein, subject to the number of available Unsubscribed Shares for subscription. Following the acceptance by Oi of all subscriptions to purchase Offered Shares tendered during the First Round Leftover Subscription Period and Second Round Leftover Subscription Period as described above, each Investor shall subscribe to the number of Offered Shares equal to the total number of Unsubscribed Shares multiplied by the Investors’ Commitment Percentage at the Rights Offer Price.

4.	Subscription for Unsubscribed Shares and Settlement.

(a)	On the Final Subscription Date, Oi shall deliver to each Investor a written notice (the “Closing Notice”) setting forth the number of Unsubscribed Shares each Investor is obligated to purchase pursuant to its Commitment, the aggregate purchase price therefor, and the account of the Company to which such aggregate purchase price is to be made on the Closing Date (as defined below). The aggregate purchase price shall be in U.S. Dollars calculated based on the closing rate for sale of U.S. Dollars published by the Brazilian Central bank on its website, on the section Quotations and Bulletins, option “Closing Quotations of All Currencies as of the close of business on the Business Day immediately preceding the date of the Closing Notice. The Closing Notice shall also contain the account and other wire transfer information for an escrow account (the “Escrow Account”) established in the U.S. pursuant to one or more escrow agreements with one or more escrow agents, in each case reasonably acceptable to the Debtors and the Majority Investors.

(b)	In the event that all of the conditions set forth in Section 6 shall have been satisfied or waived in accordance with this SRC Agreement (other than conditions that by their terms are to be satisfied at the closing of the Commitments (the “Closing”), but subject to the satisfaction or waiver of such conditions) on the Final Subscription Date, the Closing shall occur on the third Business Day following the date of the Closing Notice. In the event that any of the conditions set forth in Section 6 shall not have been satisfied or waived in accordance with this SRC Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) on the Final Subscription Date, the Closing shall take place on the date on which all of the conditions set forth in Section 6 shall have been satisfied or waived in accordance with this SRC Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”.

(c)	On the Closing Date, each Investor will pay to the Company, by wire transfer in immediately available funds in U.S. Dollars the aggregate purchase price specified in Section 4(a) hereof to the Escrow Account specified in the Closing Notice. Upon the satisfaction of all Conditions Precedents, the funds shall be released from the Escrow Account to the Company and, upon the Company’s receipt of the aggregate purchase price for the number of Unsubscribed Shares such Investor is obligated to purchase pursuant to its Commitment, the Company shall (1) issue to the account designated in writing to the Company the Unsubscribed Shares and Commitment Fee Shares (as defined below), if any, free and clear of any Lien, to which such Investor is entitled, or (2) in the event that the Company has established a restricted American Depositary Receipt facility into with the Unsubscribed Shares issued to the Investors may be deposited in connection with the Closing (the “Restricted ADR Facility”), at the option of an Investor, issue to the custodian under the Restricted ADR Facility the Unsubscribed Shares and Commitment Fee Shares, if any, to which such Investor is entitled, free and clear of any Lien, and instruct the depositary of the Restricted ADR Facility to issue restricted American Depositary Shares representing such Unsubscribed Shares to the account designated in writing to the Company.

(d)	Notwithstanding anything to the contrary in this Agreement, all Offered Shares, Unsubscribed Shares and Commitment Fee Shares, as applicable, will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company.

5.	Consideration for Commitments. As consideration for the Commitments and the time and resources devoted to, and fees and expenses incurred in connection with, the negotiation of the transactions contemplated by the Agreed Plan and implementation of the Rights Offering, the undertakings by each Investor and the cost of reserving capital for their Commitments, each Investor shall receive:

(a)	a commitment fee of either (1) cash equal to R$320 million multiplied by such Investor’s Commitment Percentage (the “Cash Commitment Fee”) in U.S. Dollars, or (2) a number of Common Shares equal to (a) R$400 million divided by the Rights Offer Price, multiplied by (b) such Investor’s Commitment Percentage (the “Commitment Fee Shares” and, together with the Cash Commitment Fee, the “Commitment Fee”), subject to adjustments as provided in Section 12(e)(iv), which fee shall be earned on the date on which this SRC Agreement becomes effective pursuant to its terms, and shall be payable on the Closing Date. The form of payment of the Commitment Fee (cash or Common Shares) will be at such Investor’s option, unless the volume weighted average price per share of the Common Shares trading in the B3 during the 30 consecutive calendar days ending on the Business Day immediately prior to the Record Date is R$10.0 (the “Reference Price”) or more, in which case the election with respect to the form of payment of the Commitment Fee will be at the option of the Debtors. The Reference Price shall be adjusted in the event of any split, reverse split, stock dividend or other stock combination involving the Common Shares during the beginning on the date of this SRC Agreement and ending on the Record Date, in which case the Reference Price shall be adjusted proportionally to give effect to such split, reverse split, stock dividend or other stock combination involving the Common Shares. The aggregate Cash Commitment Fee in U.S. Dollars shall be calculated based on the closing rate for sale of U.S. Dollars published by the Brazilian Central bank on its website, on the section Quotations and Bulletins, option “Closing Quotations of All Currencies” as of the close of business on the Business Day immediately preceding the Closing Date; and

(b)	the right to subscribe, according to its Commitment Percentage, of any Unsubscribed Shares.

6.	Conditions Precedent. The obligation of each Investor to subscribe and pay for the Offered Shares at the Closing shall be subject to the satisfaction or waiver by the Majority Investors of the following conditions (each, a “Condition Precedent”):

(a)	Plan Conditions

(i)	the Agreed Plan shall have been approved by creditors at a GMC without any material changes, provided, however, that, if such a change to the Agreed Plan is made, each Investor that has not terminated this SRC Agreement with respect to such Investor pursuant to its termination right under Section 12(b) hereof within 30 calendar days of due notice of change having been provided by the Debtors to the Investors, then such Investor shall be deemed to have waived this condition;

(ii)	the Agreed Plan shall have been confirmed by the Reorganization Court without any material changes, provided, however, that, if such a change to the Agreed Plan is made, each Investor that has not terminated this SRC Agreement with respect to such Investor pursuant to its termination right under Section 12(b) hereof within 30 calendar days of due notice of change having been provided by the Debtors to the Investors, then such Investor shall be deemed to have waived this condition; and

(iii)	there shall not have been a material breach of any obligation by any of the Debtors under the Agreed Plan, provided, however, that, if such a breach occurs, each Investor that has not terminated this SRC Agreement with respect to such Investor pursuant to its termination right under Section 12(b) hereof within 30 calendar days of due notice of change having been provided by the Debtors to the Investors, then such Investor shall be deemed to have waived this condition.

(b)	Implementation Conditions

(i)	the negotiation of definitive documents satisfactory to each Investor (1) relating to the Governance and Operational Reforms (as defined below), (2) the debt instruments described in Annexes 4.2.4, 4.3.1.2(a1), 4.3.1.2(a2), 4.3.1.2(b), 4.3.3.1(f) and 4.3.3.3(f) of the Agreed Plan (the “Debt Instrument Plan Annexes”), and (3) the Rights Offering (the “Required Documentation”);

(ii)	the due execution and delivery of, and performance under, the Required Documentation by all parties thereto;

(iii)	there shall have been no material amendments to the Required Documentation subsequent to their execution and delivery without the consent of each Investor;

(iv)	the distribution of Common Shares held on this date by PTIF shall have occurred in accordance with Section 4.3.3.4 of the Agreed Plan;

(v)	the Rights Offering shall have occurred as set forth in this SRC Agreement;

(vi)	the transactions shall not have given rise to any material tax or other contingent liabilities other than as disclosed to the Investors and advisers and/or reflected in the Agreed Plan;

(vii)	satisfactory consummation of the restructuring on the terms set forth in the Agreed Plan, including without limitation the conversion of a portion of the debt securities issued by the Debtors in the international markets (the “Bonds”) into equity (the “Debt-to-Equity Conversion”) and the implementation of governance and operational changes as contemplated in the Agreed Plan (the “Governance and Operational Reforms”);

(viii)	The District Court of Amsterdam (the “Dutch Bankruptcy Court”), in which proceedings are pending for Oi Brasil Holdings Coöperatief U.A. (“Coop”) and Portugal Telecom International Finance (“PTIF”), shall have entered orders confirming composition plans for Coop and PTIF (the “Coop Confirmation Order” and the “PTIF Confirmation Order”, and together, the “Dutch Confirmation Orders”) consistent in all respects with the Agreed Plan and reasonably acceptable in form and in substance to the Investors, and such orders shall not have been modified, amended, reversed, vacated or stayed;

(ix)	the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”), in which Chapter 15 proceedings are pending for Oi, Coop, Telemar Norte Leste S.A. (“Telemar”) and Oi Móvel S.A. (“Móvel”), shall have entered order(s) enforcing the Agreed Plan (the “U.S. Enforcement Orders”) consistent in all respects with the Agreed Plan and reasonably acceptable in form and in substance to the Investors, and such orders shall not have been modified, amended, reversed, vacated or stayed; and

(x)	the High Court of Justice of England and Wales (the “U.K. Bankruptcy Court”), in which recognition proceedings are currently pending with respect to Oi, Telemar and Móvel, shall have entered order(s) enforcing the Agreed Plan (the “U.K. Enforcement Orders”) consistent in all respects with the Agreed Plan and reasonably acceptable in form and in substance to the Investors, and such orders shall not have been modified, amended, reversed, vacated or stayed.

(c)	Legal and Regulatory Conditions

(i)	no Law has been enacted or Order issued that alters, in any material respect, the terms of, or prevents the implementation of, the Agreed Plan or the Rights Offering;

(ii)	no Law has been enacted or Order issued that alters, in any material respect, the rights or interests of the Investors in connection with the transactions contemplated by the Agreed Plan;

(iii)	receipt of any required regulatory approvals notifications, authorization, consents or clearances, including without limitation any required approvals of ANATEL (as defined below) or the Brazilian Competition Authority (Conselho Administrativo de Defesa Econômica – CADE), to the extent applicable, for implementation of the Agreed Plan and the Rights Offering shall have been obtained (the “Required Approvals”);

(iv)	no Action is pending, including with respect to confirmation of the Agreed Plan, that if determined adversely to any of the Debtors would result in or have (A) a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Debtors taken as a whole, (B) a material adverse effect on the ability of the Debtors to consummate the transactions contemplated by, the Agreed Plan or (C) a material adverse effect on the rights or interests of the Investors in connection with either of the foregoing each of (A), (B) or (C) (a “Material Adverse Effect”);

(v)	a General Plan of Universal Access Targets applicable to the switched fixed telephony concessions amending and/or revoking Decree No. 7,512/2011 (“Updated PGMU”) should be published, providing a reduction and/or suppression of universal access targets applicable to switched fixed telephony concessionaires;

(vi)	the treatment of ANATEL’s claims shall be in accordance with the Agreed Plan which shall result in a net present value (using a CDI + 4% discount rate) of the related regulatory claims (Creditors Concursáis Agencias Reguladoras) that is equal to or less than R$4 billion;

(vii)	there shall have been no material variances from the budget prepared by Ernst & Young set forth in Annex 2.6 of the Agreed Plan;

(viii)	Oi shall be in compliance with all financial reporting and regulatory requirements, including with respect to the SEC and the Comissão de Valores Mobiliários (the “CVM”);

(ix)	Oi shall have filed its annual report on Form 20-F for the fiscal year ended December 31, 2016 and the 2017 Annual Report, including opinions of Oi’s auditors with respect to the financial statements included therein;

(x)	following the date of the filing of the 2017 Annual Report, there shall not have been any restatement of the audited financial statements of the Company and its consolidated subsidiaries as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015;

(xi)	with respect to its financial statement for the year ending on December 31, 2017 and solely with respect to revenues, cash flows from operating activities, cash flows from investing activities and cash flows from financing activities, the audited financial statements included in the 2017 Annual Report shall not vary in any material respect from the unaudited financial information filed with the Reorganization Court and provided to the Investors during the Debtors’ reorganization proceedings with respect to the periods covered by such unaudited financial information, other than for customary adjustments or changes that do not have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Debtors taken as a whole;

(xii)	if and to the extent required under applicable securities laws, (A) Oi shall have filed the Rights Registration Statement SEC a with the SEC, (B) the Rights Registration Statement shall have been declared effective by the SEC, and (C) no stop order shall have been issued with respect to the Rights Registration Statement or the prospectus contained therein at the time of such declaration of effectiveness.

(xiii)	the Offered Shares, Unsubscribed Shares and Commitment Fee Shares shall all be listed on the B3 and any other exchanges on which the Common Shares presently are listed and the Company will use its commercially reasonable efforts to list the Common ADSs issued under the Rights Registration Statement on the New York Stock Exchange.

(d)	Other Conditions

(i)	The Majority Investors shall have (i) (A) complied with their obligations to purchase Unsubscribed Shares, and (B) not withdrawn or terminated their Commitments prior to the Record Date, and (ii) not had this SRC Agreement terminate in accordance with its terms with respect to them, unless such Commitments have been assumed by another person in accordance with the terms of this SRC Agreement;

(ii)	the Debtors shall have minimum “routine” EBITDA over the 12-month period prior to the Record Date of no less than R$5.625 billion;

(iii)	For financial accounting purposes, all financial debts of Oi and its subsidiaries presented in their respective balance sheets will be fair valued at their net present value post-emergence from the Reorganization Proceedings, except for the following debts: (A) the BNDES debt which will not be fair valued because the only term being changed on such debt pursuant to the Agreed Plan is the tenor and (B) the R$6.3 billion debt issued as part of Option 2 of Section 4.3.3.3 of the Agreed Plan, which will be valued at a discount rate based upon the Debtors’ weighted average cost of capital (which discount rate is to be determined by Oi and its auditors, with the understanding that Oi is currently discussing with its auditors using a 17.1% discount rate); and

(iv)	all expense payments and reimbursements for expenses contemplated by Section 11 and incurred through the Closing Date shall have been paid by the Debtors.

7.	Covenants.

(a)	Covenants of the Debtors. Unless otherwise provided in the Agreed Plan, each of the Debtors covenants to each other Party that it will from the date of this SRC Agreement to and including the Closing Date:

(i)	operate its businesses in the ordinary course, including, but not limited to, maintaining their accounting policies, using their commercially reasonable efforts to preserve their assets and their business relationships, continuing to operate their billing and collection procedures, and maintaining their business records in accordance with their past practices and in accordance with industry standards;

(ii)	maintain compliance with all reporting and other obligations to the CVM, subject to applicable grace periods provided for under any Law or granted by the CVM;

(iii)	use commercially reasonable efforts to file its 2017 Annual Report by no later than April 30, 2018;

(iv)	following the date on which the Company files the 2017 Annual Report, maintain compliance with all reporting and other obligations to the SEC, subject to applicable grace periods provided for under any Law or granted by the SEC;

(v)	use their commercially reasonable efforts to take all action necessary to ensure that the holders of Common ADSs and Preferred ADSs that purchase Offered Shares in the Rights Offering and deliver the purchase price for such shares and other amounts as set forth in Section 2 shall receive Common ADSs with respect to such purchased Offered Shares;

(vi)	unless otherwise agreed among the Parties, prepare all documents necessary to effectuate the Agreed Plan and the Rights Offering, and distribute the applicable documents concurrently to the Investors and their respective legal and financial advisors, as soon as reasonably practicable, but in no event less than at least five (5) Business Days before the date when the Debtors intend to file or execute such document(s) and afford reasonable opportunity to provide prompt comment and review to the respective legal and financial advisors for the Investors in advance of any filing or execution thereof;

(vii)	not to offer any Commitments to any other person other than the Investors;

(viii)	except pursuant to any customary management incentive plan implemented by the Debtors following approval of the Agreed Plan, not to offer, issue or sell (or agree to offer, issue or sell) to any Person (i) any share of capital stock, partnership interest, limited liability company interest, trust interest or similar interest in or any equity security or profits interest (or other rights linked to the value of any equity security or interest) of any Debtor or any of its Affiliates, and (ii) any option, warrant, subscription, contract, conversion, call, put or other right or obligation to purchase, acquire, sell, dispose of or issue any share of capital stock, partnership interest, limited liability company interest, trust interest or similar interest in or any equity security or profits interest (or other rights linked to the value of any equity security or interest or any rights or interests exercisable therefor) of any Debtor, including any debt or other security convertible into, exchangeable for or exercisable for any such interest in any Debtor or any of its Affiliate; except in any case to the extent (x) contemplated by and in accordance with the Agreed Plan or (y) contemplated by and in accordance with any management incentive equity plan that is approved in accordance with applicable Law;

(ix)	take all commercially reasonably necessary actions in furtherance of the implementation of the Agreed Plan, including without limitation:

A.	taking all commercially reasonably actions to ensure that (1) the Reorganization Court enters an order confirming the Agreed Plan in form and in substance satisfactory to the Investors on the timeframe contemplated herein, (2) the Enforcement Orders are in form and substance satisfactory to the Investors and entered within the timeframe contemplated herein and (3) that such orders in (1) and (2) of this paragraph are not modified, amended, reversed, vacated, or stayed by a court of competent jurisdiction; and

B.	opposing any and all actions by any existing shareholders or any other party for an injunction or stay of the consummation of the transactions set forth in the Agreed Plan this SRC Agreement or any related agreements or documents, in any and all courts in which such actions are brought until such actions are denied or dismissed by an order of the court of first instance and such order is a Final Order; and

C.	to the extent appropriate and necessary to implement the Agreed Plan, requesting that the Judicial Court of the Region of Lisbon (the “Portuguese Court”), in which recognition proceedings are currently pending with respect to Telemar and Móvel, enter order(s) recognizing and enforcing the Agreed Plan (the “Portuguese Enforcement Orders”) and together with the U.S. Enforcement Orders and the U.K. Enforcement Orders, the “Enforcement Orders”).

(x)	adhere to, and comply in all respects with, the Governance and Operational Reforms as set forth in the Agreed Plan, including for the avoidance of doubt with any interim measures that shall take effect prior to the Rights Offering;

(xi)	discuss in good faith with the Investors potential exemptions under applicable securities laws, pursuant to which the filing of the Rights Registration Statement in connection with the Rights Offering would be unnecessary;

(xii)	(A) timely file a formal objection to any decision issued by the Reorganization Court (and any motion filed with the Reorganization Court by a third party seeking such a decision) (1) directing the appointment of any person with expanded powers to operate the Debtors’ businesses or a trustee, (2) converting the Reorganization Proceedings into a falência proceeding or (3) dismissing the Reorganization Proceedings and (B) vigorously prosecute such objections in consultation with the Investors, including in courts of appeal as may be needed;

(xiii)	take no actions, and not encourage any other person to take any actions, inconsistent with this SRC Agreement or the Agreed Plan, or that would, or would reasonably be expected to, directly or indirectly, delay or impede the solicitation, confirmation or consummation of the Agreed Plan and/or the Rights Offering;

(xiv)	take all actions necessary, including but not limited to, timely filing formal objections, to oppose any motion filed with the Reorganization Court or any other court by a third party seeking entry of an order granting any relief inconsistent with this SRC Agreement and the Agreed Plan, until such relief is denied or dismissed by an order of the court of first instance and such order is a Final Order;

(xv)	solely as reasonably requested by the Investors, permit and facilitate all due diligence necessary to consummate the transactions contemplated by the Agreed Plan and in this SRC Agreement, including, but not limited to, (A) cooperating fully with the Investors and their legal and financial advisors, and causing such Debtor’s officers, directors, officers, employees and advisors to cooperate fully, in furnishing Information (as defined below) as and when reasonably requested by any Investor and its legal and financial advisors, including with respect to the Debtors’ financial affairs, business and operations; provided, however, that the Debtors’ obligations hereunder may be conditioned upon such Investors (or their legal or financial advisors, as applicable) becoming or continuing to be party to an executed confidentiality agreement, reasonably acceptable to such Investors, approved by and with the Debtors, (B) authorizing the Investors to meet and/or have discussions with any of its officers, directors, employees and advisors from time to time as reasonably requested by any Investor to discuss any matters regarding the Debtors’ financial affairs, business and operations and (C) directing and authorizing all such persons or entities to fully disclose to any Investor all Information requested by such Investor regarding the foregoing;

(xvi)	not undertake any material transactions with, or enter into any agreements or understandings to undertake any material transactions with, any Affiliate of any of any of the Debtors, except as expressly provided in the Agreed Plan or as reasonably necessary to implement the Agreed Plan, any transactions contemplated therein or the Rights Offering;

(xvii)	taking no actions to (A) sell, abandon or otherwise dispose of any assets of the Debtors except in the ordinary course of business, or (B) sell, abandon or otherwise dispose of any material assets of the Debtors without the prior written consent of the Majority Investors, except as expressly provided in the Agreed Plan or as reasonably necessary to implement the Agreed Plan or any transactions contemplated therein;

(xviii)	if the Debtors know of a breach by any Debtor in any respect of the obligations, representations, warranties or covenants of the Debtors set forth in this SRC Agreement, furnish prompt (and in any within two (2) Business Days of such actual knowledge) written notice in accordance with Section 16 (Notices) to the Investors;

(xix)	take all necessary actions to ensure that the Required Documentation is consistent in all material respects with the Agreed Plan (as it may have been amended, modified, supplemented, or revised with the consent of the Investors);

(xx)	not (i) solicit, initiate, knowingly facilitate, knowingly induce or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes or could reasonably be expected to lead to, a transaction materially inconsistent with the transactions contemplated hereunder (an “Alternative Transaction”), (ii) enter into, continue, maintain or participate in any discussions or negotiations with any person who is not a Party that has made a proposal before or after the date hereof to Oi that would constitute an Alternative Transaction, or (iii) execute or enter into definitive documentation in respect of an Alternative Transaction;

(xxi)	until the earlier of the Closing Date or the date on which this SRC Agreement has been terminated, not enter into with any Investor or other holder of Bonds any side letter, agreement or arrangement (i) relating to the sale or purchase of any securities of a Debtor, the incurrence of debt of a Debtor or any backstop commitment agreement other than this SRC Agreement and the Agreed Plan; or (ii) that could adversely affect any; Investor’s rights under this SRC Agreement or the Agreed Plan.

(xxii)	the Company will use its commercially reasonable efforts to establish prior to the Closing Date the Restricted ADR Facility; and

(xxiii)	the Company will use commercially reasonable efforts to enter into a customary registration rights agreement with respect to the Unsubscribed Shares that the Investors purchase and any Commitment Fee Shares received by the Investors, in each case pursuant to this SRC Agreement as soon as practicable and to have declared effective pursuant thereto a resale shelf registration statement with respect to such Unsubscribed Shares and any Commitment Fee Shares on the Closing Date.

(b)	Covenants of the Investors. Each Investor severally and not jointly and solely with respect to itself, covenants to each other Party that it will (each of which is a continuing covenant):

(i)	upon reasonable request of the Debtors and within ten (10) days of such request, demonstrate to the Debtors’ reasonable satisfaction the financial capacity of such Investor to perform under this SRC Agreement, provided that each Debtor agrees to keep confidential, and not to disclose (or use for any purpose other than the reasons contemplated herein) any such financial capacity information without the prior written consent of such Investor;

(ii)	not file any pleading or take any other action in the Reorganization Court or otherwise that is inconsistent with the terms of this SRC Agreement or the Agreed Plan;

(iii)	not be entitled to any fees, consideration or other value from any Debtor (or any Affiliate thereof) as a result of being an Investor, except as provided in this Agreement;

(iv) take all actions necessary in furtherance of the consummation of the Agreed Plan and the Rights Offering in accordance with this SRC Agreement.

8.	Representations and Warranties.

(a)	Mutual Representations and Warranties. Each of the Parties represents, warrants and covenants, severally and not jointly and solely with respect to itself, to each other Party, as of the date of this SRC Agreement and as of the Closing Date (or, with respect to a New Investor Transferee, as defined in the Third-Party Commitment Assignment and Joinder Form in Exhibit C, the date of execution of such form and as of the Closing Date), as follows:

(i)	it is validly existing and in good standing under the laws of the state or country of its organization, and this SRC Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity);

(ii)	it has all requisite corporate, partnership, limited liability company or similar authority to execute this SRC Agreement and carry out the transactions contemplated herein and in the Agreed Plan and perform its obligations hereunder and in the Agreed Plan, and the execution and delivery of this SRC Agreement and the performance of such Party’s obligations hereunder and in the Agreed Plan have been duly authorized by all necessary corporate, partnership, limited liability company or other similar action on its part;

(iii)	except as expressly provided in the SRC Agreement or the Agreed Plan, no consent or approval is required by any other person or entity to carry out the transactions contemplated by, and perform their respective obligations under, the Agreed Plan and this SRC Agreement, except (1) for approval by the Reorganization Court with respect to the Debtors, (2) potential approvals by ANATEL and CADE, (3) if and to the extent required under applicable securities laws, the declaration that the Rights Registration Statement is effective by the SEC, (4) such additional steps as may be necessary to qualify the Offered Shares for public offering by the Company under the state securities or blue sky laws of any state in the United States in which the Offered Shares are offered, and (5) such additional steps as may be necessary to qualify the Offered Shares for public offering by the Company under the securities laws of any jurisdiction other than Brazil and the United States in which the Offered Shares are offered; and

(iv)	there are no side letters, agreements or arrangements among any Debtors, any Investors or other holder of Bonds (i) relating to the sale or purchase of any securities of a Debtor, the incurrence of debt of a Debtor or any backstop commitment agreement other than this SRC Agreement and the Agreed Plan; or (ii) that could adversely affect any Investor’s rights under this SRC Agreement or the Agreed Plan.

(b)	Representations and Warranties by the Debtors. Each Debtor individually represents, warrants and covenants to each other Party that the following statements are true, correct and complete as of the date of this SRC Agreement and as of the Closing Date:

(i)	the execution, delivery and performance of the transactions contemplated by this SRC Agreement and the Agreed Plan (A) will not (1) conflict with or result in a violation or breach of, (2) constitute (with or without notice or lapse of time or both) a default under, (3) require any Debtor or any of its subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (4) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (5) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (6) result in the creation or imposition of any Lien upon the Debtors or any of their subsidiaries or any of their respective assets and properties under, any material contract or license to which any Debtor or any subsidiary of a Debtor is a party or by which any of their respective assets and properties is bound, in each case other than as has been waived by the applicable party or rendered ineffective by Law, (B) will not result in any violation of the provisions of the organizational documents of any Debtor and (C) will not result in any material violation of any Law or Order applicable to the Debtors or any of their properties;

(ii)	the Chief Executive Officer of Oi, with the approval of the Reorganization Court, has adopted resolutions (satisfactory to the Reorganization Court and to ANATEL) authorizing the actions necessary to implement the Agreed Plan and the Rights Offering;

(iii)	all oral or written information and other materials concerning the Debtors, the Agreed Plan or otherwise related to the restructuring (collectively, the “Information”) which has been, or is hereafter, prepared by, or on behalf of the Debtors and delivered to the Investors and/or their advisors is, or when delivered will be, when considered as a whole, complete and accurate in all material respects and does not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements have been made. To the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests which are believed by the Debtors to be reasonable and (B) information believed by the Debtors to have been accurate based upon the information available to the Debtors at the time such projections were furnished to the Investors and/or their advisors;

(iv)	the consolidated financial statements of the Company and its consolidated subsidiaries as of September 30, 2017 and the three-month and nine-month periods that has been filed with the CVM present fairly, in all material respects, the financial condition, results of operations, changes in financial position and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, and have been prepared in conformity with Brazilian GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(v)	as of the date of this SRC Agreement, based on the facts and circumstances actually known by the Debtors as of such date, the Debtors’ entry into this SRC Agreement is consistent with each of the Debtors’ fiduciary duties;

(vi)	each of the Debtors and each of their subsidiaries is in compliance in all material respects with all Laws and Orders to which it is subject;

(vii)	as of the date of the Rights Offering, the Offered Shares, and, as of the Closing Date, the Commitment Fee Shares, will each be duly and validly authorized and, when issued, and delivered pursuant to the terms provided herein, will be duly and validly issued, fully paid and nonassessable, and free of any restriction upon the transfer or any other Lien thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. The capital stock and ADRs to be issued pursuant to the Agreed Plan, including the Offered Shares and the Commitment Fee Shares, the Commitment Fee Shares and the related ADRs will be free and clear of all Taxes, including any tax on foreign exchange transactions owed as a result of converting the registration of the debt into equity interests, the respective registration of the equity interests with the Brazilian Central Bank and the deposit of such interests in the ADR program or in foreign investor´s Resolution 4,373 Accounts (all such Taxes to be paid by the Company). None of the Company, its Affiliates or any person acting on its or their behalf has, directly or indirectly, made offers or sales of, or solicited offers to buy, any Offered Shares or Commitment Fee Shares in violation of relevant CVM or SEC regulations;

(viii)	As of the date of this SRC Agreement, there were outstanding Common shares (ex treasury): 519,751,661 Preferred shares (ex treasury): 155,915,486 Common shares total: 668,033,661 Preferred shares total: 157,727,241. Other than Contrato de Opção de Compra de Ações e Outras Avenças Oi shares held by PTIF: 134,819,390, there are no securities convertible into or exchangeable for capital stock or other voting securities of Oi or any other outstanding options or rights to acquire capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Oi. All outstanding shares of capital stock of Oi have been, and all shares that may be issued pursuant to any employee stock option or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights, other than those validly exercised or waived; and

(ix)	Anti-Corruption Matters. Since January 1, 2016, none of the Debtors nor any of their respective directors, officers or employees has (a) used any funds of any of the Debtor for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, any equivalent Brazilian anti-corruption law, Anti-Money Laundering Laws, any regulations promulgated thereunder, or any written anti-corruption policy of any Debtor; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any foreign or domestic government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing), or any family member thereof or any Affiliate of any official or family member thereof, to influence official action or political activity of or relating to any governmental entity. None of the Debtors nor any of their respective directors, officers, employees or other Persons acting on their behalf with express authority to so act is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, or any sanction of the Brazilian Central Bank concerning the control of foreign capital or foreign exchange transactions; and

(c)	Representations and Warranties of each Investor. Each Investor represents, warrants and covenants, severally and not jointly and solely with respect to itself, to each other Party that the following statements are true, correct and complete as of the date of this SRC Agreement and as of the Closing Date (or, with respect to such assignee, the time of such assignment and as of the Closing Date):

(i)	it has uncalled capital commitments or otherwise has available funds in excess of the sum of its Commitment hereunder plus the aggregate amount of all other commitments and obligations it currently has standing; and

(ii)	it (A) has knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this SRC Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Debtors that it considers sufficient and reasonable for purposes of entering into this SRC Agreement, and (B) either is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act) or is not a U.S. person (as defined in Regulation S promulgated under the Securities Act).

9.	Transferability of Commitments. The Commitments evidenced by this SRC Agreement shall not be transferrable, in whole or in part, by any Investor without the prior written consent (which consent may be via email) of each Party to this SRC Agreement, except as set forth below:

(a)	Each Investor may transfer its Commitment, in whole or in part, without the prior written consent of any other Party, to any of its Affiliates, provided, that no such transfer to an Affiliate shall relieve the transferring Investor of its obligations under this SRC Agreement, including the obligation to fund the Commitment in the event that any of its transferees fails to do so (unless such Affiliate is also an Investor, in which case the result of such transfer shall be governed by Section 9(d) hereof), except with the consent of the Debtors (such consent not to be unreasonably withheld), but without prejudice to the transferee’s obligation as set forth in Section 7(b)(1) to, upon reasonable request of the Debtors and within ten (10) days of such request, demonstrate to the Debtors’ reasonable satisfaction the financial capacity of such transferee to perform under this SRC Agreement. Prior to the effectiveness of such transfer, (1) an Investor to which a Commitment will be transferred, together with the Transferring Investor, shall complete the transferee form (the “Investor Transfer Form”) as set forth in Exhibit B, and deliver such Investor Transfer Form to the Debtors in accordance with Section 16 (Notices) hereof, and (2) in the event that the transfer occurs on or after the date on which the Company has publicly filed the Rights Registration statement with the SEC, the Transferring Investor shall deliver to the Company an unqualified opinion of counsel of either (A) a firm of international reputation reasonably acceptable to the Company, or (B) an in house counsel of the Transferring Investor licensed to practice law in any of the United States or the District of Columbia that the offer and sale of such Transferring Investor’s Commitment (or portion thereof) to the transferee is exempt from the registration requirements of the Securities Act;

(b)	Solely to the extent an Investor wishes to transfer its Commitment, in whole or in part, to any other person other than an Affiliate (a “Proposed Commitment Transfer”), the process shall be as follows:

(i)	The transferring Investor shall give notice to an agent, to be appointed subsequent to the execution of this SRC Agreement and paid by the Debtors (the “Transfer Agent”);

(ii)	Following receipt by the Transfer Agent of notice from the Investor proposing the transfer of the amount of Commitments available for transfer, the Transfer Agent shall promptly (and in no event later than one (1) Business Day after receipt), give notice in accordance with Section 16 (Notice) to the other Investors that such Commitments are available for transfer, and that bids for such Commitments are due no later than close of business on the Business Day following such notice;

(iii)	The Transfer Agent shall then give notice to the Investor that has offered the Proposed Commitment Transfer of any bids that it has received, and such Investor may, in its sole discretion, accept or reject any bids in whole or in part;

(iv)	Following such acceptance or rejection, such Investor that has offered the Proposed Commitment Transfer may transfer any such Commitments that are the subject of the Proposed Commitment Transfer and remain untransferred, to any Third-Party Transferee; provided, that (1) such sale to a Third-Party Transferee of such untransferred commitments shall be at a price above the highest bid that the transferring Investor did not accept for such Commitments from the other Investors; (2) if the transferring Investor wishes to sell to a third-party at a price lower than the highest bid that the transferring Investor did not accept for such Commitments from the other Investors, then it shall first offer such Commitments at such price to the other Investors through the Transfer Agent, and accept any bids received at such price (reducing pro-rata in the case that such bids sum to more than the offered Commitments); (3) such Third-Party Transferee shall thereafter become bound by all the terms and conditions set forth in this SRC Agreement and the other transaction documents required to effect the Rights Offering, and (4) no such transfer to a Third-Party Transferee shall relieve the transferring Investor of its obligations under this SRC Agreement, including the obligation to fund the Commitment in the event that any of its transferees fails to do so, except with the consent of the Debtors (such consent not to be unreasonably withheld), but without prejudice to the transferee’s obligation as set forth in Section 7(b)(1) to, upon reasonable request of the Debtors and within ten (10) days of such request, demonstrate to the Debtors’ reasonable satisfaction the financial capacity of such transferee to perform under this SRC Agreement. Prior to the effectiveness of such transfer, (1) a third-party to which a Commitment will be transferred (a “Third-Party Transferee”), together with the Transferring Investor, shall complete the transfer form (the “Third Party Commitment Transfer and Joinder Form”) set forth in Exhibit C, and deliver such Third-Party Commitment Transfer and Joinder Form to the Debtors in accordance with Section 16 (Notices) hereof, and (2) in the event that the transfer occurs on or after the date on which the Company has publicly filed the Rights Registration statement with the SEC, the Transferring Investor shall deliver to the Company an unqualified opinion of counsel of either (A) a firm of international reputation reasonably acceptable to the Company, or (B) an in house counsel of the Transferring Investor licensed to practice law in any of the United States or the District of Columbia that the offer and sale of such Transferring Investor’s Commitment (or portion thereof) to the Third-Party Transferee is exempt from the registration requirements of the Securities Act.

(c)	For the avoidance of doubt and notwithstanding any provision in this SRC Agreement, and regardless of any transfer under this Section 9 of the SRC Agreement or otherwise, under no circumstances shall the Debtors be obligated to pay the Commitment Fee associated with any Commitment more than one time or in any amount in excess of that provided in Section 3 of this SRC Agreement.

(d)	For the avoidance of doubt, following a transfer to another Investor, the transferring Investor shall no longer be responsible for its transferred Commitment, and the transferee Investor shall be responsible for such transferred Commitment. Prior to the effectiveness of such transfer to another Investor, an Investor to which a Commitment has been transferred, together with the transferring Investor, shall complete the Investor Transfer Form, and deliver such Investor Transfer Form to the Debtors in accordance with Section 16 (Notices) hereof.

(e)	Following the receipt of any Transfer Form, the Debtor shall promptly, and in any event no more than two (2) business days after such transfer, give notice in accordance with Section 16 (Notices) to each Investor and to the Transfer Agent, informing them that a transfer has occurred and informing such investor if its current Commitment Percentage after giving effect to such Transfer.

10.	Indemnification. Each of the Debtors jointly and severally agrees to indemnify and hold harmless the Investors and their respective affiliates, and each of their respective directors, officers, partners, members, employees, agents, counsel, financial advisors and assignees (including affiliates of such assignees), in the capacities as such (each, an “Indemnified Party”), from and against out of pocket, reasonable and documented legal expenses to which such Indemnified Party may become subject from any third party claims (collectively, the “Losses”), insofar as such Losses arise out of or in any way relate to or result from Actions brought by third-parties seeking to challenge the validity or implementation of the transactions contemplated in this SRC Agreement and in the Agreed Plan, but excluding any Losses that were the result of (i) any acts or omissions of the Investor made with the intent to deceive or with gross negligence or (ii) any act or omission of an Investor in contravention of any explicit obligations of such Investor under this SRC Agreement.

11.	Payment of Fees and Expenses.

(a)	Payment of Past Fees and Expenses. On account of time, resources, fees and expenses incurred by the Investors and/or their advisors in connection with the Debtors’ restructuring to date, the Debtors shall (or shall cause an entity controlled by one or more of the Debtors), indefeasibly pay to the recipients the amounts confidentially disclosed to the Debtors and among the advisors to the Investors (the “Past Payments”) pursuant to the following schedule: (1) fifty percent (50%) of Past Payments no later than fifteen (15) calendar days after the date of execution of this Agreement and (2) the remaining fifty percent (50%) of Past Payments no later than thirty (30) calendar days following the execution of this Agreement; provided that:

(i)	all such Past Payments are reasonable and documented;

(ii)	the Investors shall have delivered, at least two days after the date of execution of this SRC Agreement, invoices evidencing the accrued amount of such Past Payments; and

(iii)	such Past Payments were incurred in connection with (A) the negotiation or implementation of the Agreed Plan or the SRC Agreement, (B) the confirmation of the Agreed Plan, (C) actions taken in connection with the Reorganization Proceedings, including any litigation or other actions by the Investors in support of the Debtors’ management or other plans of reorganization for the Debtors announced by the Debtors or filed with the Reorganization Court, or (D) any litigation prosecuted by the Investors relating to the Reorganization Proceedings and not adverse to the Debtors.

(b)	Payment of Ongoing Fees and Expenses. The Debtors shall (or shall cause an entity controlled by one or more of the Debtors to) indefeasibly pay additional fees and expenses incurred for reasonably documented legal or other professional fees and expenses incurred solely in connection with the implementation of the transactions contemplated hereunder and in the Agreed Plan, beginning on the date hereof and continuing through the consummation of the Rights Offering. As frequently as monthly, the Investors (or their advisors, as applicable) shall provide summary statements setting for the number of hours and the applicable rate of each professional and paraprofessional without detailed time entries and a limited description of the work performed during the relevant period redacted in the sole discretion of the Investors and/or their advisors to protect matters that may be privileged or confidential (each, an “Investor Interim Statement”). The Debtors shall (or shall cause an entity controlled by one or more of the Debtors to) pay all amounts set forth in the Investor Interim Statements, as received from time to time, in cash in full by wire transfer with ten (10) Business Days of receipt (such payments, the “Interim Statement Payments”).

(c)	Payment of Success Fees. The Debtors shall (or shall cause an entity controlled by one or more of the Debtors to) indefeasibly pay the success fees of the financial and other strategic advisors of the Investors pursuant to the terms of their respective engagement letters with all or some of the Investors and subject to the Debtors’ reasonable review and prior approval (such approval not to be unreasonably withheld) of such engagement letters and in the amounts and on the terms and conditions confidentially disclosed to the Debtors and among the advisors to the Investors (such payments, the “Success Fee Payments”, and together with the Past Payments and Interim Statement Payments, the “Payments”). For the avoidance of doubt, any success fees shall not be included in or payable pursuant to the Investor Interim Statements or in the Past Payments.

(d)	All Payments To Be Net of Withholding. All payments to be made by the Debtors (or an entity controlled by one or more of the Debtors) under this SRC Agreement, including, without limitation, any Payments or Commitment Fees, shall be indefeasibly made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, contributions or other charges of whatever nature, imposed by Brazil or by any department, agency or other political subdivision or taxing authority thereof, including (i) all withholding taxes (whether payable directly or by withholding and whether or not requiring the filing of a tax return), (ii) amounts levied upon the remittance of funds abroad, (iii) all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and (iv) any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group (collectively, “Other Taxes”), except as required by applicable law. If any Other Taxes are required by law to be deducted or withheld in connection with such payments, such Other Taxes shall be paid and settled by the Debtors (or an entity controlled by one or more of the Debtors) and the sum payable by the Debtors (or an entity controlled by one or more of the Debtors) under this SRC Agreement shall be increased so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this paragraph), each Investor receives the after-tax amount it would have received had no such deduction or withholding been required to be made. The Debtors will furnish to the relevant Party official acknowledgment of the relevant tax authority evidencing any payment of any Other Taxes in respect of which the Debtors (or an entity controlled by one or more of the Debtors) have paid or deposited any amounts pursuant to this paragraph.

12.	Termination.

(a)	Debtors’ Termination Events. This Agreement may be terminated by the Debtors, in their sole discretion, with respect to any Investor (a “Debtor Termination Event”) (i) by providing written notice of the occurrence of a material breach by such Investor of any obligation, representation, warranty, covenant or Commitment of such Investor set forth in this SRC Agreement that would have a material adverse impact on the consummation of the Agreed Plan and that remains uncured for a period of five Business Days of such Investor receiving written notice in accordance with Section 16 (Notices) hereof of such breach from the Debtors. The Debtors shall offer the Commitments of such terminated Investor to all of the other Investors according to their respective Commitment Percentages in the same manner as provided for any Untransferred Terminating Investor Commitment in the last paragraph of Section 12(b) hereof. The terminated Investor shall have no right to a Commitment Fee upon termination. Upon the assumption of any such Commitment, the assuming Investor shall have the same right to a Commitment Fee in respect of such assumed Commitment.

(b)	Individual Investor Termination Events. Upon two Business Days’ written notice by an Investor to the Debtors delivered in accordance with Section 16 (Notices) hereof, this Agreement shall be terminated solely with respect to such Investor, provided, that any of the following events (each, an “Individual Investor Termination Event”) has occurred and is occurring:

(i)	such Investor’s Investor Commitment Percentage is increased or decreased without such Investor’s consent;

(ii)	if, without such Investor’s consent, (1) there shall have occurred any changes in the terms to the Agreed Plan or (2) the Debtors shall have breached an obligation thereunder, and such change or breach, as determined in such Investor’s sole discretion (A) impacts the economic terms of the restructuring with respect to such Investor, (B) adversely affects the rights or interests of such Investor or (C) would result in a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Debtors taken as a whole;

(iii)	if, without such Investor’s consent, any of the Required Documentation shall have been amended, modified, supplemented or revised in a manner inconsistent with the Agreed Plan;

(iv)	the Debtors shall have filed any motion or pleading in any court order in a manner that (or any court shall have rendered an order that) (A) would have a disproportionate and/or materially adverse effect on the rights or interests of such Investor, or (B) would materially alter in an adverse manner the terms of the restructuring and other transactions contemplated by the Agreed Plan or the Rights Offering with respect to such Investor; or

(v)	if, without such Investor’s consent, the Outside Date is extended pursuant to Section 13(b).

In the event that any Investor exercises an Individual Investor Termination Event as set forth in this Section 12(b) (Individual Investor Termination Events), such Investor shall be required to offer to transfer its Commitment to the other Investors that remain Party to this SRC Agreement (and to the extent applicable, third-parties) in accordance with the provisions set forth in Section 9 (Transferability of Commitments) as if such Commitment was the subject of a Proposed Commitment Transfer; provided, that if such terminating Investor shall be unable to find a transferee for any or all of its Commitment (such Commitment, the “Untransferred Terminating Investor Commitment”), then such Untransferred Terminating Investor Commitment shall be transferred on a pro-rata basis for no consideration to all Investors that give notice in writing to the Transfer Agent in accordance with Section 16 (Notices) hereof and the procedures set forth in Section 9 (b) (Transfers Other than to an Affiliate) of their willingness to increase their existing Commitments in the applicable amounts; provided, further, that the Debtors shall only be obligated to pay any Commitment Fee, due and owing under Section 3 hereof, with respect to any Commitment transferred under this paragraph to the transferee receiving such Commitment and, for the avoidance of doubt, subject to Section 12(g) shall not be obligated to pay any Commitment Fee to such Investor exercising an Individual Investor Termination Event. For the avoidance of doubt, no Investor shall be required to assume any Untransferred Terminating Investor Commitment.

(c)	Investor Group Termination Events. This Agreement may be terminated by Investors holding more than sixty percent (60%) in amount of the Commitments (the “Majority Investors”) (for purposes of this Section 12(c), determined based on Commitments outstanding as of the date on which such Investors seek to exercise such termination rights) upon two Business Days prior written notice delivered to all other Parties in accordance with Section 16 (Notices) hereof upon the occurrence of any of the following events (each, an “Investor Group Termination Event”, and together with each Debtor Termination Event and Individual Investor Termination Event, the “Termination Events”):

(i)	the Agreed Plan has not been approved by creditors at a GMC without any changes by January 8, 2018;

(ii)	documentation for the debt instruments described in the Debt Instrument Plan Annexes are not in form and in substance satisfactory to the Investors by February 28, 2018;

(iii)	the Reorganization Court has not issued an order confirming the Agreed Plan without any changes by April 30, 2018;

(iv)	failure by any of the U.S. Bankruptcy Court, the U.K. Bankruptcy Court or the Portuguese Court to enter any of the Enforcement Orders, in form and substance acceptable to the Investors, by June 30, 2018;

(v)	implementation of the Governance and Operational Reforms shall not have occurred by June 15, 2018;

(vi)	all transactions (other than the Rights Offering) contemplated by the Agreed Plan, including, for the avoidance of doubt, the Debt-to-Equity Conversion, shall not have closed on the terms set forth in the Agreed Plan, by July 31, 2018, unless the Company has elected to extend the Outside Date pursuant to Section 12(d)(iv)(B);

(vii)	the Debtors have not obtained any and all Required Approvals relating to the consummation of the Agreed Plan and the Rights Offering (including ANATEL and CADE, to the extent applicable but excluding the declaration of effectiveness of the Rights Registration Statement by the SEC) by July 31, 2018;

(viii)	there shall have been a material breach by any of the Debtors of any of their obligations under the Agreed Plan;

(ix)	there shall have been a material breach by any of the Debtors of any representation, warranty or covenant under this SRC Agreement;

(x)	there shall exist any Law or Order altering in any material respect, the terms or implementation of the Agreed Plan or the Rights Offering, or the rights or interests of the Investors in connection with the transactions contemplated by the Agreed Plan, and such Law or Order remains in place 90 calendar days after going into effect; or

(xi)	other investors party to this SRC Agreement, holding in aggregate more than one-half of all Commitments, shall have (A) (1) not complied with their obligations to purchase Unsubscribed Shares, or (2) withdrawn or terminated their Commitments prior to the Record Date, or (B) had this SRC Agreement terminate in accordance with its terms with respect to them, unless such Commitments have been assigned or transferred to another person in accordance with the terms of this SRC Agreement;

(xii)	the Debtors shall have failed to make any Payments (as defined elsewhere) on the deadlines set forth in Section 11 (Payment of Fees and Expenses), provided, that no Investor may be counted in the Majority Investors exercising this termination right unless the applicable Payment that was not made by the Debtors was owed to such Investor or one of its advisors.

Notwithstanding anything to the contrary herein, if the Majority Investors determine to terminate this SRC Agreement pursuant to this Section 12(c), the non-terminating Investors shall have the option, at their sole and absolute discretion, to continue to be parties to this SRC Agreement subject to increasing their Commitments to cover 100% of the Commitments (including those of the terminating Majority Investors) with no corresponding increase in their Commitment Fee, by delivering a notice to that effect to the Debtors within five days of an Investor Group Termination Event notice (the “Continuation Notice”). Upon delivery of a Continuation Notice, the SRC Agreement will continue to be in full force and effect with respect to the Investors delivering such notice.

(d)	Mutual Termination. This SRC Agreement may be terminated by the mutual consent of the Debtors and each of the Investors party hereto.

(e)	Automatic Termination Event. This SRC Agreement shall terminate automatically upon the earliest of:

(i)	May 31, 2018, if the Agreed Plan has not been confirmed at a GMC;

(ii)	September 30, 2018, if the Reorganization Court shall not have issued an order, acceptable in form and in substance to the Investors, confirming the Agreed Plan without any changes;

(iii)	A final, non-appealable decision, or an injunction order which is not stayed within 90 days of being issued, by a court of competent jurisdiction prohibiting the consummation of the transactions contemplated by the Agreed Plan;

(iv)	(A) in the event that the Debt-to-Equity Conversion shall have occurred on the terms set forth in the Agreed Plan by July 31, 2018, February 28, 2019, and (B) in the event that the Debt-to-Equity Conversion shall not have occurred on the terms set forth in the Agreed Plan by July 31, 2018, September 30, 2018 (February 28, 2019 or September 30, 2018, as the case may be, being the “Outside Date”); provided that in the event that the Outside Date is September 30, 2018 and the Company shall have provided written notice to the Investors on or before July 31, 2018 of its election to extend the Outside Date, the Outside Date shall be extended until February 28, 2019 (such extended date, the “New Outside Date”); provided, further, that in the event that the Outside Date is extended at the option of the Debtors and:

A.	the Closing Date occurs or this SRC Agreement is terminated:

a.	after September 30, 2018 and on or prior to October 31, 2018, the aggregate Commitment Fee shall be increased by R$80 million and such increased amount shall be earned on October 1, 2018; and

b.	after November 1, 2018 and on or prior to February 28, 2019, the aggregate Commitment Fee shall be increased by 1) the fee in clause (a) plus 2)R$1.00840336 million for each calendar day including November 1, 2018 to and including the Closing Date or the date of such termination; and

B.	If this SRC Agreement is not terminated and the Closing Date does not occur on or prior to February 28, 2019, the aggregate Commitment Fee shall be increased by R$200 million.

provided, that the form of such additional Commitment Fee (i.e., the Cash Commitment Fee or the issuance of Commitment Fee Shares) to each Investor shall be determined at the option of such Investor.

For the avoidance of doubt, if the Debtors do not elect to extend the Outside Date, the Commitment Fee shall not be increased.

(f)	No Termination Based on Failure to Comply. No Party may validly terminate this SRC Agreement based upon its own failure to perform or comply in any material respect with the terms and conditions of this SRC Agreement, with such failure to perform causing, or resulting in, the occurrence of one or more of the Termination Events specified herein. Nothing in this Section 12 (Termination) shall relieve any Party of liability for any breach or non-performance of this SRC Agreement prior to the termination of this SRC Agreement with respect to such Party.

(g)	Effect of Termination. Except as otherwise provided in Section 17 (Survival), upon the termination hereof, this SRC Agreement shall be of no further force and effect and each party hereto shall be released from its commitments, undertakings and agreements hereunder and shall be entitled to take all actions, whether with respect to the Reorganization Proceedings or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided, further, that the exercise of a termination right by the Debtors pursuant to Section 12 (a) (Debtors’ Termination Rights) on account of a breach by an Investor shall only be effective with respect to such Investor and shall have no impact on the rights and obligations of the other Parties to this SRC Agreement except with respect to such Investor; and provided, further, that if, at any time, (x) this SRC Agreement is terminated for any reason (other than as a result of a breach by the Investor) or expires prior to the Rights Offering or (y) this SRC Agreement is terminated in respect of any Investor after February 28, 2018 pursuant to Section 12(b)(v), then the Commitment Fee shall be immediately due and payable to each such Investor in cash or in shares of Oi, at such Investor’s election without prejudice to the right of any Investor to seek specific performance of Oi’s obligations under this SRC Agreement).

13.	Amendments. Except as otherwise provided herein, this SRC Agreement and any exhibits and schedules attached hereto, may only be modified, amended or supplemented (such waiver, modification, amendment or supplementing, referred to collectively, as an “Amendment”), pursuant to the following conditions:

(a)	the Debtors’ written approval (including via email) is required for the effectiveness of any Amendment to this SRC Agreement and any exhibit or schedule attached hereto, which approval shall not be unreasonably withheld, conditioned or delayed with respect to any of the foregoing that do not adversely affect the rights of the Debtors under this SRC Agreement; and

(b)	the written approval (including via email) of each Investor Party to this SRC Agreement at the time of such Amendment is required for the effectiveness of any Amendment to this SRC Agreement and any exhibit or schedule attached hereto. However, (x) any deadline set forth in Section 12 (Termination), may be amended with the written approval (including via email) of the Majority Investors, except with respect to the Outside Date or the New Outside Date, as applicable, and (y) the Outside Date or the New Outside Date can both be extended until March 31, 2019 without the Debtors’ Consent by any group of Investors willing to subscribe for all available Commitments in the Rights Offering.

Any amendment to this SRC Agreement that is not approved in accordance with this Section 13 (Amendments) shall be void and ineffective ab initio.

14.	Specific Performance. Except as otherwise set forth herein, the obligations of the Parties as set forth in this SRC Agreement shall be unconditional and enforceable in accordance with their terms. Each Party shall be entitled to specific performance and injunctive relief, which, with respect to each of the Parties, shall be its sole remedy for any breach. The Parties shall have the right, in addition to specific performance and injunctive relief, to pursue any other remedy available to them.

(a)	Executive Title and Specific Performance. The Debtors acknowledge for all legal purposes that this SRC Agreement was duly executed by all the Parties and two (2) witnesses constitutes under the terms of the law an executive title (Título executivo extrajudicial) representing a valid, binding and enforceable obligation of the Debtors, pursuant to article 784 of the Brazilian Code of Civil Procedure, which may be enforced exclusively by the Investors in the courts of the City of Rio de Janeiro, State of Rio de Janeiro, in its own terms and conditions, including through specific performance enforcement procedures, pursuant to article 497 of the Brazilian Code of Civil Procedure.

(b)	Jurisdiction for Specific Performance. The Parties hereby agree, and the Debtors expressly declare, that the Investors may properly bring suit in the courts of the City of Rio de Janeiro, Rio de Janeiro State, in order to seek specific performance of this SRC Agreement’s obligations in accordance with Section 14 (Specific Performance) above, as well as precautionary measures and injunctive relief. The Parties also hereby agree, and Oi and the Debtors also declare, that the Investors’ right to bring suit in Brazil set forth in Sections 14 (Specific Performance) and 15 (Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury) is not applicable nor extendable to the Debtors, who may only properly bring suit in the Chosen Courts (as defined below) to settle all disputes arising and/or related to this SRC Agreement, its conclusion, interpretation, execution and enforcement, as well as its validity, effectiveness and binding related provisions.

15.	Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. This SRC Agreement and any claim, controversy or dispute arising under or related to this SRC Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the “choice of law” principles of that or any other jurisdiction. All actions and claims arising out of or relating to this SRC Agreement shall be heard and determined in any New York federal or state court sitting in the Borough of Manhattan in the City of New York (such courts, and any of the appropriate appellate courts therefrom the “Chosen Courts”). Consistent with the preceding sentence, the Parties to this SRC Agreement hereby (a) irrevocably submit to the exclusive jurisdiction of the Chosen Courts, provided, that, the Investors shall have the right to bring any claim against Oi in the courts of Brazil that shall have jurisdiction with respect to Oi (as discussed further above in Section 14 (Specific Performance)), (b) waive any objection to laying venue any such action or proceeding in the Chosen Courts, and (c) waive any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party. Each Party to this SRC Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this SRC Agreement or the transactions contemplated hereby. Without limiting the foregoing, each Party agrees that service of process on such Party as provided by the notice provisions in Section 16 hereof shall be deemed effective service of process on such Party.

16.	Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a)	If to the Debtors, to:

Oi S.A. – In Judicial Reorganization

Rua Humberto de Campos, 425, 7th Floor – Leblon

Rio de Janeiro – RJ 22430-190

Brazil

Attention:    Carlos Brandão

                    Eduardo Ajuz

                    Eurico Teles

Email:         carlos.brandao@oi.net.br

                     eduardo.ajuz@oi.net.br

                     eurico.teles@oi.net.br

with copies (which shall not constitute notice) to:

WHITE & CASE LLP

Southeast Financial Center

200 South Biscayne Blvd., Suite 4900

Miami, FL 33131-2352

Attention:    Mark Bagnall

                    Richard Kebrdle

                    Mark Franke

Email:         mbagnall@whitecase.com

                     rkebrdle@whitecase.com

                     mfranke@whitecase.com

-and-

Barbosa Mussnich Aragão Av. Almirante Barroso, 52, 31st Floor

Rio de Janeiro – RJ 20031-000

Brazil

Attention:    Rafael Padilha Calabria

                    Felipe Guimarães Rosa Bon

Email:         calabria@bmalaw.com.br

                     fgb@bmalaw.com.br

(b)	If to an Investor, to the address(es), electronic mail address(es) or facsimile number(s) set forth below such Investor’s signature (or as directed by any transferee thereof), as the case may be, with copies to any counsel designated by such Investor, including as follows:

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza

New York, NY 10006

Attention:    Richard J. Cooper

                    Francisco L. Cestero

                    Denise Filauro

Email:         rcooper@cgsh.com

                     fcestero@cgsh.com

                     dfilauro@cgsh.com

-and-

DECHERT LLP

1095 Avenue of the Americas

New York, NY 10036

Attention:    Allan S. Brilliant

                    Craig P. Druehl

                    Charles I. Weissman

Email:         allan.brilliant@dechert.com

                     craig.druehl@dechert.com

                     charles.weissman@dechert.com

-and-

DAVIS POLK & WARDWELL LLP 450 Lexington Avenue

New York, New York 10017

Attention:    Timothy Graulich

                    Stephen Salmon

Email:         timothy.graulich@davispolk.com

                     stephen.salmon@davispolk.com

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of successful transmission. Any notice given by electronic mail shall be effective upon delivery.

17.	Survival. Notwithstanding the termination of the SRC Agreement, the obligations of the Parties in this Section 17 (Survival), Section 9 (Transferability of Commitments) (to the extent an Investor has exercised a termination right pursuant to Section 12(b), and solely to the extent required to give effect to such Investor’s resulting transfer obligations), Section 10 (Indemnification), Section 11 (Payment of Fees and Expenses), Section 12(b) (solely to the extent required to give effect to a terminating Investor’s resulting transfer obligations) 12(g) (Effect of Termination), Section 14 (Specific Performance); Section 15 (Governing Law; Submission to Jurisdiction, Selection of Forum; Waiver of Trial by Jury) and Section 16 (Notices), Section 19 (Miscellaneous) and the related definitions of any of the foregoing in Section 18 (Definitions) hereof shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

18.	Definitions. The following terms, when used in this SRC Agreement, shall have the meanings indicated:

“Action” means any litigation, claim, proceeding, action, cause of action, suit, governmental inquiry, investigation, examination, hearing, arbitration or filed complaint whatsoever of or by any person (including any governmental authority).

“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Anti-Money Laundering Laws” means the U.S. Currency and Foreign Transactions Reporting Act of 1970, Brazil Law 9,631/98, and the anti-money laundering statutes of all jurisdictions in which the Debtors operates (and the rules and regulations promulgated thereunder) and any related or similar Laws.

“Brazilian GAAP” means generally accepted accounting practices adopted in Brazil, which include the pronouncements issued by the Brazilian Accounting Standards Committee (Comitê de Pronunciamentos Contábeis).

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or Rio de Janeiro, Brazil.

“Company Shares” means all outstanding shares of Oi, including the Common Shares, the Preferred Shares and any other Company equity interests or shares of the Company’s capital stock.

“Dollars” or “$” means the currency of the United States of America, unless otherwise expressly provided in this Agreement.

“Final Order” means an order that (i) is not modified, amended, reversed, vacated, or stayed, and (ii) as to such order (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and with no appeal, petition for certiorari or similar leave to appeal, or motion for new trial, stay, reargument, or rehearing pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order has been affirmed by the highest court to which such orders was appealed, or certiorari or similar leave to appeal have been denied, or a new trial, stay, reargument, or rehearing have been denied or resulted in modification of such orders, and the time to take any further appeal, petition for certiorari or similar leave to appeal, or move for a new trial, stay, reargument, or rehearing has expired.

“Fully Diluted” means all Company Shares, all Company Shares issuable in respect of all outstanding securities convertible into or exchangeable for such Company Shares, and any other and all Company Shares issuable in respect of all outstanding options, warrants and other rights to acquire Company Shares.

“Governmental entity” means a nation or government, a state or other political subdivision of it, an entity exercising executive, legislative, judicial, regulatory or administrative functions of or relating to government (including a government authority, agency, department, board, commission or instrumentality of any government, or a tribunal), any other regulatory body, an arbitrator of competent jurisdiction or a self-regulatory organization (including a stock exchange).

“Governmental Unit” means any U.S., Brazilian or other non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof).

“Law” means any federal, state, local, foreign, international or supranational law (including common law), statute, treaty, ordinance, rule, regulation, order, code, restriction imposed by any governmental authority or other legally binding requirement.

“Lien” means any lease, lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Unit or arbitrator.

“Reais” or “R$” means the currency of Brazil, unless otherwise expressly provided in this Agreement.

“Related Fund” means with respect to any person, an Affiliate of such person or any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by such person, an Affiliate or the same investment manager, advisor or sub-advisor as such person or an affiliate of such investment manager, advisor or sub-advisor.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a governmental entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a governmental entity (whether payable directly or by withholding and whether or not requiring the filing of a return).

19.	Miscellaneous.

(a)	Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

(b)	Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement. The terms “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words.

(c)	Entire Agreement. This SRC Agreement and the Agreed Plan shall constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this SRC Agreement.

(d)	Effectiveness. This SRC Agreement shall (i) become effective upon execution by the Parties and (ii) approval of the Agreed Plan at a GCM on or before December 20, 2017. For the avoidance of doubt, this SRC Agreement shall not take effect and the obligations and rights of the parties hereunder shall be null and void if the Agreed Plan is approved at a GCM on or after December 21, 2017.

(e)	Modifications. If at any time after the execution of this SRC Agreement the Company has reasonable grounds to believe, based on an opinion of its legal counsel, that the execution of the Rights Offering (including issuance of the Unsubscribed Shares and the Commitment Fee Shares to Investors) under the procedures set forth in this SRC Agreement is not in accordance with any applicable securities or other laws, rules or regulations, the Parties agree to negotiate in good-faith modifications to the structure of the Rights Offering necessary to comply with such laws (“Alternative Structure”), provided that the Alternative Structure shall observe and comply with the objectives of this SRC Agreement and the intended benefits to the Parties and shall not relieve any of the Parties of any of their obligations under this SRC Agreement.

(f)	Assignment; No Third Party Beneficiaries.

(i)	Neither this SRC Agreement nor any of the rights, interests or obligations under this SRC Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Debtors and the Investors, other than an assignment by an Investor of its Commitment expressly permitted by Section 9. Any purported assignment in violation of this Section 19 shall be null and void ab initio.

(ii)	Except as provided in Section 10 (Indemnification) hereof with respect to each Indemnified Party, this SRC Agreement (including the documents and instruments referred to in this SRC Agreement) is not intended to and does not confer upon any person other than the Parties any rights or remedies under this SRC Agreement.

(g)	No Relationship. Notwithstanding anything herein to the contrary, the duties and obligations of the Investors arising under this SRC Agreement shall be several and not joint. Nothing in this SRC Agreement or in any related document or agreement shall be taken to imply, infer, deem or otherwise constitute that any Investor is acting in concert with, an associate of, a member of a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, with, or otherwise connected to, any other Investor.

(h)	No Reliance. No Investor or any of its Affiliates or Related Funds shall have any duties or obligations to the other Investors or their Affiliates or Related Funds in respect of this SRC Agreement, the Agreed Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing:

(i)	no Investor or any of its Affiliates or Related Funds shall be subject to any fiduciary or other implied duties to the other Investors or their respective Affiliates or Related Funds;

(ii)	no Investor or any of its Affiliates or Related Funds shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Investor;

(iii)	no Investor may rely, and confirms that it has not relied, on any due diligence investigation that any other Investor or any person acting on behalf of such other Investor may have conducted with respect to the Debtors or any of their Affiliates or any of their respective securities; and

(iv)	each Investor acknowledges that no other Investor is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Shares or Commitments.

(i)	Severability. If any term, provision, covenant or restriction of this SRC Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this SRC Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby and the terms of Section 6 (Conditions Precedent) are not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this SRC Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible; provided, however, that in no event shall Section 6 (Conditions Precedent) (or any other provision related thereto) be modified in any manner pursuant to this Section 19(i).[2]

[Remainder Of Page Intentionally Left Blank]

[2]	“Taxes and Expenses” subsection deleted because duplicative of Section 4(d).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

Very truly yours,
BENEFIT STREET PARTNERS L.L.C. 9 West 57th Street, Suite 4920 New York, New York 10019 As Investment Manager to certain investing funds

/s/ Bryan Martoken
By:	Bryan Martoken
Title:	Chief Financial Officer
Address:	9 West 57th Street, Suite 4920, New York, New York, 10019
Email:	s.kozmin@benefitstreetpartners.com

[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

Very truly yours,
PF Fund Limited Partnership As Investor By: 2518154 Ontario Limited, its General Partner

/s/ A.J. Silber
By:	A.J. Silber
Title:	Vice President
Address:	181 Bay St. Suite 300, Toronto Ontario, M5J 2543
Email:	AJ.Silber@Brookfield.com

[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

Very truly yours,
JH Credit, L.L.C. As Investor By: Centerbridge Credit Advisors, L.L.C., its manager

/s/ Vivek Melwani
By:	Vivek Melwani
Title:	Authorized Signatory
Address:	375 Park Avenue, 11th Floor New York, NY 10152 Attn: The Office of the General Counsel
Email:	legalnotices@centerbridge.com

[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

Very truly yours,
Brookfield Credit Opportunities Master Fund, L.P. As Investor By: Brookfield Asset Management Private Institutional Capital Adviser (Credit), LLC, its Investment Manager

/s/ Anthony Bavaro
By:	Anthony Bavaro
Title:	Vice President
Address:	250 Vesey St. NY, NY 10281
Email:	Anthony.Bavaro@Brookfield.com

[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

Very truly yours,
CHARCOAL CRUX 4, L.L.C. As Investor

/s/ Christopher T. Snyder
By:	Christopher T. Snyder
Title:	President
Address:	65 East 55th Street, 30th Floor, New York, NY 10022
Email:	KSLegal@kingstreet.com

[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

Very truly yours,
REDWOOD CAPITAL MASTER FUND, LTD. As Investor By: Redwood Capital Management, LLC, its Investment Manager

/s/ Ruben Kliksberg
By:	Ruben Kliksberg
Title:	Authorized Signatory
Address:	910 Sylvan Ave Englewood Cliffs, NJ 07632
Email:	rkliksberg@redwoodcap.com

REDWOOD DRAWDOWN MASTER FUND, L.P. As Investor By: Redwood Capital Management, LLC, its Investment Manager

/s/ Ruben Kliksberg
By:	Ruben Kliksberg
Title:	Authorized Signatory
Address:	910 Sylvan Ave Englewood Cliffs, NJ 07632
Email:	rkliksberg@redwoodcap.com

[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

Very truly yours,
GoldenTree Asset Management LP, not on its own but on behalf of some of the funds and accounts for which it serves as Investment Manager, which are listed below (each, as an Investor)

/s/ Peter Alderman
By:	Peter Alderman
Title:	Vice President
Address:	300 Park Avenue, NY 10022
Email:	palderman@goldentree.com

GoldenTree Credit Opportunities Master Fund Ltd.

GoldenTree Distressed Master Fund 2014 Ltd.

GoldenTree Distressed Fund 2014 LP

GoldenTree E Distressed Debt Master Fund II LP

GoldenTree E Distressed Debt Fund II LP

GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I

GoldenTree Master Fund, Ltd.

GN3 SIP Limited

GN3 SIP L.P.

GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.

GoldenTree NJ Distressed Fund 2015 LP

GT NM, L.P.

Louisiana State Employees Retirement System

Gold Coast Capital Subsidiary X Limited

GoldenTree High Yield Value Master Unit Trust

MA Multi-Sector Opportunistic Fund, LP

GoldenTree Multi-Sector Master Fund ICAV - GoldenTree Multi-Sector Master Fund Portfolio A

CenturyLink, Inc. Defined Benefit Master Trust

GoldenTree High Yield Value Fund Offshore (Strategic), Ltd.

Credit Fund Golden Ltd

High Yield And Bank Loan Series Trust

Rock Bluff High Yield Partnership, L.P.

Guadalupe Fund, LP

Kapitalforeningen Unipension Invest, High Yield Obligationer

GoldenTree Multi-Sector Fund Offshore ERISA, Ltd.

Healthcare Employees’ Pension Plan - Manitoba

[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

Very truly yours,
Solus Alternative Asset Management LP, on behalf of funds managed thereby

/s/ C.J. Lanktree
By:	C.J. Lanktree
Title:	Partner/Portfolio Manager
Address:	410 Park Avenue, NY, NY 10024
Email:	notices@soluslp.com

[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

Very truly yours,
TRINITY INVESTMENTS DESIGNATED ACTIVITY COMPANY As Investor By: Attestor Capital LLP

/s/ David Alhadeff
By:	David Alhadeff
Title:	Authorised Attorney
Address:	20 Balderton Street, London W1K 6TL
Email:	david.alhadeff@attestorcapital.com

[Signature Page to Commitment Agreement]

SYZYGY CAPITAL MANAGMENT, LTD.

By:	/s/ Richard Petrilli
Name: Richard Petrilli Title: Authorized Person

CANYON CAPITAL ADVISORS LLC, on behalf of its participating clients

By:	/s/ John P. Plaga
Name: John P. Plaga Title: Authorized Signatory

CITADEL EQUITY FUND LTD BY CITADEL ADVISORS LLC AS ITS PORTFOLIO MANAGER

By:	/s/ DONNA RIX
Name: DONNA RIX Title: Authorized Signatory

YORK CAPITAL MANAGEMENT GLOBAL ADVISORS LLC, ON BEHALF OF FUNDS AND/OR ACCOUNTS MANAGED AND/OR ADVISED BY IT AND/OR ITS AFFILIATES

By:	/s/ Richard P. Swanson
Name: Richard P. Swanson Title: General Counsel

BENNETT RESTRUCTURING FUND, L.P.
By: Restructuring Capital Associates, L.P., its general partner By: Bennett Capital Corporation, its general partner

By:	/s/ Warren Frank
Name: Warren Frank
Title: Vice President & Treasurer

BENNETT OFFSHORE RESTRUCTURING FUND, INC.
By: Bennett Offshore Investment Corporation, its investment manager

By:	/s/ Warren Frank
Name: Warren Frank
Title: Vice President & Treasurer

CVI EMCVF Lux Securities Trading S.a.r.l. By: CarVal Investors, LLC Its Attorney-in-Fact

By:	/s/ Benjamin Ramli
Name: Benjamin Ramli Title: Authorized Signed

EOC Lux Securities S.a.r.l. By: CarVal Investors, LLC Its Attorney-in-Fact

By:	/s/ Benjamin Ramli
Name: Benjamin Ramli Title: Authorized Signed

KNIGHTHEAD MASTER FUND, L.P. BY: KNIGHTHEAD CAPITAL MANAGEMENT, LLC, ITS INVESTMENT MANAGER

By:	/s/ Laura Torrado
Name: Laura Torrado Title: Authorized Signatory

KNIGHTHEAD (NY) FUND, L.P. BY: KNIGHTHEAD CAPITAL MANAGEMENT, LLC, ITS INVESTMENT ADVISOR

By:	/s/ Laura Torrado
Name: Laura Torrado Title: Authorized Signatory

KNIGHTHEAD ANNUITY & LIFE ASSURANCE COMPANY BY: KNIGHTHEAD CAPITAL MANAGEMENT, LLC, ITS INVESTMENT ADVISOR

By:	/s/ Laura Torrado
Name: Laura Torrado Title: Authorized Signatory

Accepted and agreed as of the date first set forth above.

OI S.A. – UNDER JUDICIAL REORGANIZATION

By:	/s/
Name: Title:

TELEMAR NORTE LESTE S.A – UNDER JUDICIAL REORGANIZATION

By:	/s/
Name: Title:

OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION

By:	/s/
Name: Title:

COPART 4 PARTICIPAÇÕES S.A. – UNDER JUDICIAL REORGANIZATION

By:	/s/
Name: Title:

COPART 5 PARTICIPAÇÕES S.A. – UNDER JUDICIAL REORGANIZATION

By:	/s/
Name: Title:

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – UNDER JUDICIAL REORGANIZATION

By:	/s/
Name: Title:

OI BRASIL HOLDINGS COÖPERATIEF U.A – UNDER JUDICIAL REORGANIZATION

By:	/s/
Name: Title:

WITNESSES:

By:	/s/ Marcelo Augusto S. Ferreira
Name: Marcelo Augusto S. Ferreira Title: Diretor de Relações com Investidores

By:	/s/ Selcimar Luiz Rocha Pinto
Name: Selcimar Luiz Rocha Pinto Title: Especialista Financeiro

Exhibit A

Agreed Plan (Portuguese)

Exhibit B

Investor Transfer Form

Reference is made to that certain Subscription and Commitment Agreement (as it may be amended or supplemented from time to time, the “SRC Agreement”)1 , entered into as of December 19, 2017 between (i) Oi – In Judicial Reorganization and certain of its affiliates (collectively, the “Debtors”) and (ii) certain Investors. Both [Transferor Investor] (the “Transferor Investor”) and [Transferee Investor] (the “Transferee Investor”) are Parties to the SRC Agreement. Pursuant to and following the completion of the procedures set forth in Section 9(b) (Transferability of Commitments) of the SRC Agreement, the following has occurred:

•	The Transferor Investor has become obligated to transfer the Commitment amount set forth below at the price set forth below to the Transferee Investor;

•	The Transferee Investor has become obligated to purchase the Commitment amount set forth below at the price set forth below from the Transferor Investor;

•	The Transferee Investor has transferred the Total Purchase Price set forth below to the Transferor Investor;

•	The Transferee Investor has demonstrated to the Debtors’ satisfaction the financial capacity to perform under the SRC Agreement;

•	If the Transferee Investor is transferring the Commitment amount set forth below to a Person, other than a “qualified institutional investor” (as defined in Rule 144A promulgated under the Securities Act), such transfer is being made in compliance with Regulation S under the Securities Act; and

•	The Transferee Investor makes each of the representations and warrantees of an Investor set forth in the SRC Agreement, and agrees to be bound by each of the covenants of an Investor set forth in the SRC Agreement, as if such representation, warranties and covenants were set forth herein mutatis mutandis.

Accordingly, the Transferor Investor hereby effectuates the assignment of the Transferred Commitment set forth below to the Transferee Investor. Except as otherwise provided therein following an assignment of Commitments, the SRC Agreement shall remain in full force and effect with respect to the Transferor Investor and the Transferee Investor.

Transferred Commitment
Percentage (%) of Commitment (as a percentage of all Commitments held by all Investors):
Total Purchase Price:

[Signature Block of Transferor Investor, as Transferor Investor]

Name: Title: Date:

[Signature Block of Transferee Investor, as Transferee Investor]

Name: Title: Date:

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the SRC Agreement.

Exhibit C

Third-Party Commitment Transfer and Joinder Form

Reference is made to that certain Subscription and Commitment Agreement (as it may be amended or supplemented from time to time, the “SRC Agreement”)1 , entered into as of December 19, 2017 between (i) Oi – In Judicial Reorganization and certain of its affiliates (collectively, the “Debtors”) and (ii) certain Investors. [Transferor Investor] (the “Transferor Investor”) is a party to the SRC Agreement and prior to execution this joinder (the “Joinder”), [Transferee Investor] (the “New Investor Transferee”) was not. Pursuant to and following the completion of the procedures set forth in Sections 9(b) and (e) (Transferability of Commitments) of the SRC Agreement, the following has occurred:

•	The Transferor Investor has agreed to transfer, and the New Investor Transferee has agreed to purchase, the Commitment amount set forth below at the price set forth below;

•	The New Investor Transferee has transferred to the Total Purchase Price set forth below to the Transferor Investor;

•	The New Investor Transferee has demonstrated to the Debtors’ satisfaction the financial capacity to perform under the SRC Agreement;

•	If the Transferee Investor is transferring the Commitment amount set forth below to a Person, other than a “qualified institutional investor” (as defined in Rule 144A promulgated under the Securities Act), such transfer is being made in compliance with Regulation S under the Securities Act; and

•	The New Investor Transferee makes each of the representations and warrantees of an Investor set forth in the SRC Agreement, and agrees to be bound by each of the covenants of an Investor set forth in the SRC Agreement, as if such representation, warranties and covenants were set forth herein mutatis mutandis.

Accordingly, the New Investor Transferee hereby effectuates the assignment of the Transferred Commitment set forth below to the New Investor Transferee. In turn, the New Investor Transferee, acknowledging that it has read and understands the SRC Agreement, hereby agrees to be bound by the terms and conditions of the SRC Agreement with respect to its Commitment, and any further Commitment that it may hereafter acquire. From the date of signing of this Joinder until the SRC Agreement terminates with respect to such New Investor Transferee according to its terms, such New Investor Transferee shall be considered an Investor under the SRC Agreement and shall all have all rights and obligations of an Investor under such SRC Agreement.

Except as otherwise provided therein following an assignment of Commitments, the SRC Agreement shall remain in full force and effect with respect to the Transferor Investor.

Transferred Commitment
Percent (%) of Commitment (as a percentage of all Commitments held by all Investors):
Total Purchase Price:

[Signature Block of Transferor Investor, as Transferor Investor]

Name: Title: Date:

[Signature Block of New Investor Transferee, as New Investor Transferee]

Name: Title: Date:

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the SRC Agreement.

Schedule 1—Commitment Schedule

Entity[1]	Commitment Percentage	BRL Commitment
Benefit Street Partners LLC (not on its own but as investment manager to certain investing funds)	3.74%	BRL 149,596,292.17
Brookfield Asset Management (not on its own but on behalf of PF Fund Limited Partnership and Brookfield Credit Opportunities Master Fund L.P.)	9.53%	BRL 381,255,586.66
GoldenTree Asset Management LP (not on its own but on behalf of some of the funds and accounts for which it serves as Investment Manager listed on its signature page)	19.83%	BRL 793,030,129.45
Charcoal Crux Fund, L.L.C.	3.89%	BRL 155,679,650.65
Redwood Capital Management LLC (not on its own but on behalf of the funds listed on its signature page)	1.38%	BRL 55,088,683.02
Syzygy Capital Management, Ltd.	0.83%	BRL 33,333,333.33
Bennett Restructuring Fund L.P. and Bennett Offshore Restructuring Fund, Inc.	1.68%	BRL 67,136,970.00
Canyon Capital Advisors LLC (on behalf of participating clients)	10.71%	BRL 428,472,487.10
CVI EMCVF Lux Securities Trading S.a.r.l.	0.65%	BRL 25,860,000.00
EOC Lux Securities S.a.r.l.	0.57%	BRL 22,940,000.00
Citadel Equity Fund Limited	5.42%	BRL 216,666,666.67
Knighthead Capital Management, LLC (solely on behalf of certain funds and accounts it manages and/or advises)	3.75%	BRL 150,000,000.00
York Capital Management Global Advisors LLC (on behalf of funds and/or accounts managed and/or advised by it and/or its affiliates)	18.83%	BRL 753,215,971.38
Trinity Investments Designated Activity Company	2.91%	BRL 116,516,885.79
JH Credit, L.L.C.	2.53%	BRL 101,084,740.38
Solus Alternative Asset Management LP (on behalf of funds managed thereby)	13.75%	BRL 550,122,603.40
Total	100.00%	BRL 4,000,000,000.00

[1]	Where applicable, allocations among the funds or accounts referenced or listed herein or on the applicable signature pages shall be determined at a later date.

ANEXO 7.1

REORGANIZAÇÕES SOCIETÁRIAS

•	Incorporação da Oi Internet S.A. na Oi ou Telemar ou Oi Móvel;

•	Incorporação da Oi Móvel na Telemar ou na Oi;

•	Incorporação da Telemar na Oi;

•	Incorporação da Paggo Administradora Ltda. na Oi Móvel;

•	Incorporação da Brasil Telecom Comunicação Multimídia Ltda. na Telemar ou na Oi;

•	Incorporação da Copart 4 na Telemar;

•	Incorporação da Copart 5 na OI;

•	Incorporação ou versão de ativos da SEREDE—Serviços de Rede S.A. em uma ou mais Recuperandas;

•	Incorporação ou versão de ativos da Rede Conecta Serviços de Rede S.A. em uma ou mais Recuperandas;

•	Qualquer reorganização que não cause Efeito Adverso Relevante nas sociedades integrantes do GRUPO OI e que não modifique substancialmente a natureza dos negócios das sociedades integrantes do GRUPO OI.

ANEXO 8.1.

REUNIÃO DE CREDORES

1.1.	Representação dos Credores. Em até 15 (quinze) dias contados da Homologação do Plano, os Credores Quirografários Bondholders Qualificados deverão enviar comunicado ao GRUPO OI, nos termos da Cláusula 13.6 do Plano para indicar o(s) procurador(es) habilitados a representá-los nas Reuniões de Credores que vierem a ser convocadas nos termos do Plano, com os seguintes dados: (i) qualificação completa; (ii) telefone; (iii) endereço eletrônico (email); e (iv) endereço.

1.2.	O GRUPO OI ficará desobrigado de convocar para as Reuniões de Credores os Credores Quirografários Bondholders Qualificados que não observarem o prazo acima estipulado, sendo que a ausência de convocação de tais Credores não configurará descumprimento, pelo GRUPO OI, das obrigações assumidas nesta Cláusula.

1.2.1.	Qualquer alteração nos dados enviados pelos Credores Quirografários Bondholders Qualificados ao GRUPO OI deverá ser imediatamente comunicada ao GRUPO OI, mediante nova comunicação nos termos da Cláusula 13.6 do Plano. A impossibilidade de convocação do Credor Quirografário Bondholder Qualificado, em razão da ausência de tal comunicação, não será interpretada como descumprimento, pelo GRUPO OI, de sua obrigação de convocar os Credores Quirografários Bondholders Qualificados para a Reunião de Credores.

1.3.	Regras de Convocação, Instalação e Deliberação. As regras de convocação, instalação e deliberação da Reunião de Credores são as seguintes:

(i)	a convocação será feita com, no mínimo, 8 (oito) dias de antecedência para a primeira convocação e 5 (cinco) dias para a segunda convocação;

(ii)	a Reunião de Credores instalar-se-á, em primeira convocação, com a presença de Credores Quirografários Bondholders Qualificados titulares de mais de 50% (cinquenta por cento) dos Créditos Quirografários Bondholders Qualificados ou, em segunda convocação, com qualquer quórum;

(iii)	o voto de cada Credor Quirografário Bondholder Qualificado será proporcional ao valor de seu respectivo Crédito. Os Créditos em moeda estrangeira deverão ser convertidos pela Taxa de Câmbio Conversão;

(iv)	salvo se de outra forma previsto neste Plano, as deliberações serão tomadas pelos Credores Quirografários Bondholders Qualificados que representem mais da metade (50% + R$ 1,00) do valor total dos Créditos Quirografários Bondholders Qualificados presentes à Reunião de Credores;

(v)	as Reuniões de Credores deverão ocorrer sempre na Cidade do Rio de Janeiro, Estado do Rio de Janeiro, na República Federativa do Brasil, em local a ser definido oportunamente pelo GRUPO OI;

(vi)	a convocação dos Credores Quirografários Bondholders Qualificados será feita pelo GRUPO OI, por iniciativa própria ou a pedido de Credores Quirografários Bondholders Qualificados representando ao menos 20% (vinte por cento) dos Créditos Quirografários Bondholders Qualificados, através de comunicação enviada por e-mail a qualquer dos procuradores indicados pelo Credor Quirografário Bondholder Qualificado para este fim, nos termos da Cláusula 13.6 do Plano. Caso o GRUPO OI, solicitado por Credores Quirografários Bondholders Qualificados representando ao menos 20% (vinte por cento) dos Créditos Quirografários Bondholders Qualificados, deixe de convocar a Reunião de Credores em até 5 (cinco) Dias Úteis contados da respectiva solicitação, tais Credores Quirografários Bondholders Qualificados poderão convocar a Reunião de Credores em nome próprio, devendo ser reembolsados, pelo GRUPO OI, pelos custos incorridos; e

(vii)	naquilo que não estiver expressamente disposto neste Anexo, serão aplicadas por analogia as regras previstas na LFR para instalação e deliberação em Assembleia Geral de Credores.

ANEXO 9.2.

MEMBROS DO CONSELHO DE ADMINISTRAÇÃO TRANSITÓRIO

1.	José Mauro Mettrau Carneiro da Cunha, CPF nº 299.637.297 -20 – Presidente

2.	Ricardo Reisen de Pinho, CPF nº 855.027.907 -20 – Vice-Presidente

3.	Marcos Duarte Santos, CPF nº 014.066.837 -36

4.	Luis Maria Viana Palha da Silva, CPF nº 073.725.141 -77

5.	Pedro Zañartu Gubert Morais Leitão, passaporte português nº M655076

6.	Helio Calixto da Costa, CPF nº 047.629.916 -00

7.	Marcos Rocha, CPF 801.239.967 -91

8.	Eleazar de Carvalho Filho, CPF: 382.478.107 -78

9.	Marcos Grodetzky, CPF 425.552.057 -72

Nas ausências ou impedimentos temporários do Presidente do Conselho de Administração Transitório, este será substituído em suas funções e prerrogativas pelo Vice-Presidente do Conselho de Administração Transitório.